Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Nos. 333-182087, 333-182087 -01 and 333-182087 -2 Dryrock Issuance Trust Investor Presentation October 9, 2012 The issuer has filed a registration statement as amended (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for complete information about the issuer and this offering . You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1(800) 326-1643 (Ext. 58700) . Company confidential

Disclaimer By attending the meeting where this presentation is made, and/or reading this presentation, you agree to be bound by the following limitations: The information contained in this programme update (the “presentation”) has not been independently verified and no representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or opinions contained herein. The information set out herein may be subject to updating, revision, verification and amendment and such information may change materially . Barclays Bank PLC and its affiliates (collectively, “Barclays”) are under no obligation to update or keep current the information contained in this presentation or in the presentation to which it relates and any opinions expressed in them is subject to change without notice. Neither Barclays nor its advisers or representatives shall have any liability whatsoever (in negligence or otherwise) for any loss whatsoever arising from any use of this presentation or its contents, or otherwise arising in connection with this presentation . This presentation is strictly confidential, shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities described herein, is solely for informational purposes and may not be reproduced or passed on to a third party. This presentation shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities or other financial instruments described herein, which shall be subject to Barclays' internal approvals . No transaction or services related thereto is contemplated without Barclays‘subsequent formal agreement . Barclays is not acting as a fiduciary . Accordingly you must independently determine, with your own advisors, the appropriateness for you of the securities, financial instrument or transaction before investing or transacting . Barclays accepts no liability whatsoever for any consequential losses arising from the use of this presentation or reliance on the information contained herein. The communication of this presentation as a financial promotion is only being made to those persons falling within Article 12, Article 19(5) or Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or to other persons to whom this presentation may otherwise be distributed without contravention of section 21 of the Financial Services and Markets Act 2000, or any person to whom it may otherwise lawfully be made (all such persons being referred to as “relevant persons”) . This presentation is only directed at relevant persons and any investment or investment activity to which the presentation relates is only available to relevant persons or will be engaged in only with relevant persons. Solicitations resulting from this presentation will only be responded to if the person concerned is a relevant person. Other persons should not rely or act upon this presentation or any of its contents . this presentation is not intended for distribution to and must not be passed on to any retail client. NO ACTION HAS BEEN MADE OR WILL BE TAKEN THAT WOULD PERMIT A PUBLIC OFFERING OF ANY SECURITIES IN ANY JURISDICTION IN WHICH ACTION FOR THAT PURPOSE IS REQUIRED . NO OFFERS, SALES, RESALES OR DELIVERY OF ANY SECURITIES OR DISTRIBUTION OF ANY OFFERING MATERIAL RELATING TO ANY SECURITIES MAY BE MADE IN OR FROM ANY JURISDICTION EXCEPT IN CIRCUMSTANCES WHICH WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS . This presentation and its contents are confidential and proprietary to Barclays and no part of it or its subject matter may be reproduced , redistributed , passed on, or the contents otherwise divulged , directly or indirectly , to any other person (excluding the relevant person’s professional advisers) or published in whole or in part for any purpose without the prior consent of Barclays . If this presentation has been received in error then it must be returned immediately . The recipients of this presentation should not base any behaviour in relation to qualifying investments or relevant products (as defined in the FSMA and the Code of Market Conduct made pursuant to FSMA) which would amount t o market abuse for the purposes of FSMA on the information in this presentation until after the information has been made generally available . Nor should the recipient use the information in this presentation in any way which would constitute “market abuse”. This presentation includes statements that are, or may be deemed to be, “forward -looking statements” . These forward -looking statements can be identified by the use of forward -looking terminology, including the terms “anticipates”, “believes”, “estimates”, “expects”, “aims”, “continues”, “intends”, “may”, “plans”, “considers”, “projects”, “should” or “will”, or, in each case, their negative or other variations or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions . These forward -looking statements include all matters that are not historical facts. They appear in a number of places and include, but are not limited to, statements regarding Barclays’intentions, beliefs or current expectations concerning, amongst other things, results of operations, financial positions, prospects, growth, strategies and expectations of the banking industry . By their nature, forward -looking statements involve risk and uncertainty, because they relate to future events and circumstances . Forward -looking statements are not guarantees of future performance, and the actual results, performance, achievements or industry results of Barclays’ and its group’s operations, results of operations, financial position and the development of the markets and the industry in which they operate or are likely to operate and their respective operations may differ materially from those described in, or suggested by, the forward -looking statements contained in this presentation . In addition, even if the operations, results of operations, financial position and the development of the markets and the industry in which Barclays and its group operates are consistent with the forward -looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. A number of factors could cause results and developments to differ materially from those expressed or implied by the forward -looking statements including, without limitation, general economic and business conditions, industry trends, competition, changes in regulation, currency fluctuations or advancements in research and development . Forward -looking statements may, and often do, differ materially from actual results. Any forward -looking statements in this presentation reflect Barclays ’ and its group’s current view with respect to future events and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to Barclays’financial position, prospectus, operations, results of operations, growth, strategy and expectations . Any forward -looking statement speaks only as of the date on which it is made. New factors (including, without limitation, economic, legal, tax and/or regulatory change) will emerge in the future, and it is not possible for Barclays to predict which factors they will be. In addition, Barclays cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those described in any forward -looking stat ements . 2 | Dryrock Presentation | October 2012 Company confidential

Table of Contents

1.	Executive Summary	4
2.	Barclays Overview	6
3.	Barclaycard US Overview	11
4.	Barclaycard US Credit Risk Overview	16
5.	Barclaycard US Operations Overview	25
6.	Dryrock Issuance Trust Overview	31

3 | Dryrock Presentation | October 2012

Company confidential

Table of Contents 1 Executive Summary 2 Barclays Overview 3 Barclaycard US Overview 4 Barclaycard US Credit Risk Overview 5 Barclaycard US Operations Overview 6 Dryrock Issuance Trust Overview

3 | Dryrock Presentation | October 2012 Company confidential

Executive Summary

4 | Dryrock Presentation | October 2012
Company confidential

Executive Summary

4 | Dryrock Presentation | October 2012 Company confidential

Executive Summary y  Barclaycard is the brand name attributed to Barclays Bank PLC’s (“Barclays”) premium credit card business–  Barclaycard has developed a strong presence in the global card services industry with 23.5 million customers around the world–  The principal Barclaycard business franchises are based in the UK and North Americay  Barclaycard UK - #1 UK consumer credit card by receivables - £14.7bn in credit card receivablesy  Barclaycard US - #10 US consumer credit card by receivables - $12.7bn portfolio with 5.0mm active accounts and over 35+ co-brand partnershipsy  Aligned with the growing importance of its US card business, Barclays is pleased to announce the establishment of a new SEC registered secured funding platform backed by US-domiciled credit card receivables (“Dryrock”)y  Dryrock will complement Barclays’ existing 144A UK card securitization program (“Gracechurch Cards”) as a core secured public funding platform; program highlights:-–  AAA rated and SEC registered/Reg AB compliant shelf - backed solely by US domiciled credit card receivables originated by Barclays Bank Delaware–  Strong performance history and credit characteristics in line with top tier US card issuers–  Barclaycard US portfolio is managed under Barclaycard’s global credit risk framework - with its world class analytics capability and strong focus on governance–  Barclaycard US is one of the fastest growing card franchises in the US with a focus on co-brand cards (including Apple, LL Bean, US Airways) and is a key strategic focus for Barclaycard–  Plan for programmatic Dryrock issuance to support the self funding goal of Barclaycard US5 | Dryrock Presentation | October 2012 Company confidential

Barclays Overview

6 | Dryrock Presentation | October 2012
Company confidential

Barclays Overview

6 | Dryrock Presentation | October 2012 Company confidential

Barclays OverviewIncorporated in the United Kingdom and listed in both London and New York stock exchanges, Barclays PLC is a major global financial services provider As a global universal bank, Barclays PLC operates in Retail Banking, including credit cards, Corporate & Investment Banking, and Wealth Management, across the UK, Europe, the US, Africa and Asia Wealth & Investment Management Corporate & Investment Bank UK RBB Europe RBB Africa RBB Barclaycard Key facts:Barclays Bank PLC ratings (S&P/Moody’s/Fitch): long-term (A+ / A2 / A); short-term (A-1/ P-1 / F1) Core tier 1 capital ratio of 10.9% (under Basel 2.5) and total assets of £1.6tr as at 30 June 2012 Adjusted profit before tax of £4,227m as at 30 June 2012 For further information on Barclays, see the annual report on the Barclays website: http://group.barclays.com/Investor-Relations Source: Barclays 7 | Dryrock Presentation | October 2012 Company confidential

Barclaycard Overview y  Barclaycard is the brand name used for Barclays credit card operationsy  Established in 1966, it was the first issuer of credit cards in the UK, and at YE 2011 had 23.5mm customers globally. Its principal markets are in the UK and US–  Barclaycard UK – traditionally the largest issuer of credit cards in the UK, with a strong emphasis on the premium end of the market–  Barclaycard US – formerly operating under the brand name Juniper Bank, in 2004 Barclaycard US was purchased by Barclays from CIBC. With a strong focus on co-branded credit cards, it is one of the fastest growing credit card franchises in the US •  Barclaycard H2 2012 interim adjusted profit before tax of £753m (18% of overall Barclays PLC reported) and adjusted return on equity of 22.0% (compared with Barclays PLC’s adjusted return on equity of 9.9%) Bar cl aycard B al ance Sheet as at 31 D ec 2011 y  Barclaycard differentiates itself from its peers by:–  Being part of the Barclays group, one of the world’s largest financial institutions with over 300 years of experience–  Superior credit risk management driven by the use of high degree of analytics, decision science and overall risk minimization y  As evidenced by strong financial performance (remained profitable) throughout the financial crisis–  Technological innovation –  Customer and client relationship Source: Barclays 8 | Dryrock Presentation | October 2012 Company confidential

Barclays Secured Funding Platforms

Barclays Public Secured Funding Issuance (2005-2012)

(£mn)
12,000
10,000
8,000
6,000
4,000
2,000
0
RMBS
Covered bond
UK Cards
2005
2006
2007
2008
2009
2010
2011
2012

Barclays Public Secured Funding Platforms

UK Mortgages
UK Covered Bond
144a/Reg S
€/£/$
Gracechurch RMBS
144a/Reg S
€/£/$
UK/US Cards
Gracechurch Cards (UK Cards)
144a/Reg S
€/£/$
Dryrock (US Cards)
SEC
$

9 | Dryrock Presentation | October 2012
Company confidential

Barclays Secured Funding Platforms y  Barclays has a longstanding commitment to secured funding and has issued c£8bn in public markets over 2011-2012 from its secured funding platformsy  The existing secured funding platforms are backed by prime assets from Barclays’ core retail and consumer businesses in the UK with a focus on AAA rated issuancey  A key focus is to maximise diversification across currency/ geography, investors, and product types to meet the funding needs of Barclays’ global businessesy  Dryrock Issuance Trust will be Barclays’ fourth active public secured funding platform and the first SEC registered program backed by US domiciled credit card receivablesBarclays Public Secured Funding Issuance (2005-2012) 9 | Dryrock Presentation | October 2012 Company confidential

Dryrock Funding Strategy y  Dryrock Issuance Trust will be Barclays’ first SEC registered secured funding platform backed by US-domiciled credit card receivablesy  The Barclaycard US portfolio has a strong performance history and credit characteristics in line with top tier US card issuers y  The credit card receivables are originated and serviced by Barclays Bank of Delaware (‘BBD’) , which is regulated by the FDIC, State of Delaware and the CFPB and 100% owned by Barclays Bank PLC (‘BBPLC’) The program has been specifically established to support local BBD self-funding requirements: - Access to local funding sources is important for BBD given intragroup lending restriction limits imposed on BBPLC by regulators - The FDIC has encouraged the use of securitization as a source of funding diversification for BBD – and access to >1yr maturity liabilities assists with liquidity stress scenarios The program will be a key tool to support any future growth of Barclaycard US credit card business y  Issuance from Dryrock in the US will be managed on a programmatic basis with 1-2 issuances per yeary  While the recent announcement of Bank of England’s Funding for Lending Scheme may temporarily reduce BBPLC’s need to fund from its UK secured funding platforms over the next 12 months, Barclaycard US funding requirement will support regular Dryrock issuance going forward 10 | Dryrock Presentation | October 2012 Company confidential

Barclaycard US Overview 11 | Dryrock Presentation | October 2012 Company confidential

Credit Card Business Overview y  Barclays has been originating credit cards in the US since its 2004 acquisition of Juniper Bank, which had been originating credit cards since 2000y  With a strong focus on the co-branded credit card market, Barclays is the 10th largest credit card issuer in the US as of Q2, 2012 (Source: Nilson Report –includes American Express and Discover Card)y  As of June 2012, Barclaycard US portfolio was approximately $12.7bn with 5.0mm active accounts and over 35+ co-brand partnershipsy  Barclays uses a high degree of analytics, decision science and overall risk minimization to drive strategies and implementation along the credit card value chain including marketing, acquisitions, originations, account management, collections and recoveriesy  Barclays uses TSYS, the leading credit card back-end platform for processing its credit card transactions in the USy  Barclaycard US was honored as the winner of the 2012 Forrester Voice of the Customer Awardy  Seasoned management at Barclaycard US brings 200+ years of combined financial services and 50+ years of credit card experience–  Amer Sajed, CEO (25+ years)–  Jerry Pavelich, CFO (25+ years)Barclaycard US Card Receivables Growth–  Ron Robine, CRO (25+ years)–  Surinder Singh, Head, Co-branded Portfolio (29+ years), , -–  Paul Wilmore Head Non Co Branded Portfolio (20+ Years) – Jim Kittridge, CIO (20+ years) Source: Barclays 12 | Dryrock Presentation | October 2012 Company confidential

Barclaycard US: Brief History

BARCAYCARD US at 6/2012
- Loans: $12.7bn
- Active Accounts: 5.0mm
- Partners: 35+

2000
Juniper Financial founded and issued first credit card
2001
Juniper acquired its bank charter
Signed 1st partner, "The Education Center"
2002
2003
Signed 12 new partners
Acquired $100mm Midwest airline portfolio from US Bank
2004
Juniper acquired by Barclays for $293mm
BARCLAYS
2005
Launched open market business
Juniper re-branded as Barclaycard US
2006
Launched US Airways
UBS co-brand product won AmEx award for outstanding new product launch
2007
2008
Launched contactless card for BJ's
Launched L.L.Bean with 850k accounts booked in July '08
2009
Completed $1.8bn US Air portfolio acquisition
2010
Launched NFL the most popular sports brand in the US
2011
Launched partnership with premier specialty retailer
2012
Signed with Sallie Mae/ Upromise the preeminent student lender
Barclaycard US (BCUS) 8th largest US Visa/ MasterCard issuer

Highlights
- Today's Barclaycard US was founded as Juniper Bank in 2000 and acquired by Barclays in 2004
- Now the 8th largest Visa/MC issuer in the US – with $12.7bn in assets and 35+ co-brand partnerships
- Go-forward growth strategy focused on product expansion beyond traditional co-brand credit cards

13 | Dryrock Presentation | October 2012
Company confidential

Barclaycard US: Brief History largest US Visa/ MasterCard issuer 13 | Dryrock Presentation | October 2012 Company confidential

US BankCard Market

Top 10 US Issuer Receivables ($MM)

Issuer	Q2 2012
CHASE	$123.6
Bank of America	$100.8
citi	$86.0
Capital One	$62.7
American Express	$52.5
DISCOVER CARD	$46.6
WELLS FARGO	$31.3
usbank	$23.2
USAA	$13.1
barclaycard	$12.6

- Includes commercial and consumer accounts; retail and oil excluded
- Outstandings as of 6/30/12
- BAC and USAA includes AmEx business
- Direct business only for AmEx and Discover

14 | Dryrock Presentation | October 2012
Company confidential

US BankCard Market Source: Nilson report, American Express and Discover Card SEC disclosures 14 | Dryrock Presentation | October 2012 Company confidential

Partnerships with Best-in-Class Companies*

Travel & Entertainment

US Airways
Top national air carrier with 4,000 flights per day, serving more than 225 cities

VISA

Choice Hotels
One of the largest and most successful lodging companies in the world with more than 6,000 hotels in 35 countries

Carnival
World's #1 cruise operator, with 12 cruise lines and more than 75 ships carrying 6.3mm passengers

Travelocity
Second largest on-line travel provider, and the fifth largest travel agency in the US

Retail

VISA

Apple
A recognized leader of innovation with its award–winning product line distributed through its online store and over 150 retail locations nationwide

L.L.Bean
VISA

L.L. Bean
Venerable outdoor apparel and gear retailer distributing over 200mm catalogs per year

Barnes & Noble
Member

Barnes & Noble
The world's largest bookseller operating over 800 superstores throughout 49 states

WILLIAMS-SONOMA
VISA

Williams-Sonoma
The premier specialty retailer of home furnishings and gourmet cookware in the United States with more than 250 stores nationwide

Financial Institutions/Affinity

Sallie Mae/Upromise
#1 Financial services company specializing in education

VISA

Ameriprise
America's largest financial planning company with a network of more than 10,000 branded financial advisors

Farm Bureau Bank
Servicing partnership for direct bank serving Farm Bureau's 4mm national members

15 | Dryrock Presentation | October 2012
Company confidential

Partnerships with Best-in-Class Companies* L.L. Bean      and over * For breakdown of co branded portfolios in Dryrock Issuance Trust , please see slide 34 15 | Dryrock Presentation | October 2012 Company confidential NFL The premier sports brand in the United States with over 180mm fans

Barclaycard US Credit Risk Overview 16 | Dryrock Presentation | October 2012 Company confidential

Credit Risk Office Organization

Chief Risk Officer

Focused primarily in the US to benefit from local market synergies

- Acquisition Strategy
- Strategic Support
- Existing Customer Strategy
- Governance and Operations
- Policy and Business Analytics

Aligned to the global organization to benefit from scale

- Decision Sciences/Modeling
- Fraud Management
- Impairment Forecasting
- Collections Strategy
- High Risk Account Management

- The credit risk management team has an average 17+ years of industry experience
  - Hiring practices target risk management professionals with 4-6 years industry experience at a minimum
- The breadth of experience in the team enables Barclaycard US to tap into a broad range of knowledge when developing risk management strategies
- The Credit Risk Office is a quasi independent organization within the overall business and reports into Barclays Group Credit Risk Office

17 | Dryrock Presentation | October 2012
Company confidential

17 | Dryrock Presentation | October 2012 Company confidential

Risk Management Approach

Employ powerful custom models to generate more effective risk segmentation schemes
Credit Bureau
200+ bureau variables are available in addition to a dynamic ability to create custom-derived variables
Custom Models
Risk Decision
Applicant Supplied
Develop strategies with multiple segmentation schemes for differentiation by product types and partner affinity
Existing Accounts
Partner Relationship
Customer data can be combined with partner-supplied data to target highly engaged, lower risk, profitable customers

18 | Dryrock Presentation | October 2012
Company confidential

Risk Management Approach The Credit Risk Office seeks to achieve a portfolio risk profile that allows Barclaycard US to generate strong financial results by evaluating all risk decisions in the context of the corporate financial goals y  Focus on P&L optimization, risk mitigation, and operating in a controlled, compliant environment, delivering customer satisfying experiencesy  Robust internal and external analytical risk tools supported by a continuous information feedback loop–  Analytically driven risk management with a bias towards strong, quantitative assessment–  Internally derived, proprietary risk-based scores rank-ordering likelihood of charge-off, bankruptcy, activation, and balance build–  Focus on customer demographic changes and account behaviour–  Incorporates macroeconomic trends into detailed loss forecasting–  Establishes credit line competitiveness through controlled line testing and management y  A dynamic, nimble underwriting framework and change process allows for policies to be implemented within a week’s time while maintaining a high level of control Employ powerful200+ bureau variablescustom models toCreditare available in additiongenerate more effectiveCredit Bureauto a dynamic ability toBureaurisk segmentationcreate custom-derivedschemesvariablesCustom CustomApplicantModels ModelsSuppliedRisk DecisionDevelop strategies withCustomer data can bemultiple segmentationcombined with partner-schemes forsupplied data to targetExistinghighly engaged, lowerdifferentiation byExistingPartnerproduct types andAccountrisk, profitableAccountsRelationshippartner affinityscustomers 18 | Dryrock Presentation | October 2012 Company confidential

Decision Science Capabilities y  Decision science has supported Barclaycard worldwide with modelling and analysis since its creation in 2003, and has been present in the US business since 2006y  Modellers are part of the Barclaycard organization, therefore they understand the business and its risk management objectives better than a third party modelling companyy  Widely seen as providing a source of competitive advantage, decision science delivers high quality analytics through:–  Client focus: Sub-groups within the department support key client areas–  Business focus: Broadly experienced staff delivers solutions to meet specific business needs–  Delivery focus: Full strategy and implementation support–  Ownership focus: As an internal team, accountable for what they deliver–  Control focus: All models are developed and monitored according to Barclays Group wide policy/standards •  Supports the development of numerous risk models across the full life-cycle of account 19 | Dryrock Presentation | October 2012 Company confidential

Acquisition Underwriting

Approval Rate = $\frac{\text{Approved Accounts}}{\text{Total Decisions}}$ = $\frac{1 \quad 2 \quad 3}{4}$

1	Underwriting Criteria and Cut-off	Do we optimally manage our criteria and cut-off to align them with product, process and macro economy changes?	• Global underwriting • Policy/segment exclusions • Marginal analysis (risk & P&L)
2	Investment and P&L Process	Does our P&L process allow for enough transparency, dialogue and interaction?	• Vintage loss forecast • P&L process and output • Forecast vs actual tracking
3	Risk tools & New Data Sources	Are our tools optimal and are we utilising them properly?	• Risk score and segmentation • New data • Judgemental underwriting • Testing inventory
4	Responder Quality	Do we understand the impact of responder quality on approval rates and can we create strategies to manage response quality?	• Channel mix and placement • Value proposition • Pricing • Market conditions/credit demand • Competition

20 | Dryrock Presentation | October 2012
Company confidential

Existing Customer Management ("ECM") Program

Step I

Step II

Step III

Step IV

- All credit risk policies at Barclaycard US follow a detailed risk/reward framework that ensures decision outcomes that are both risk and revenue positive
- The ECM strategies designed to grant credit limit increases or qualify customers for balance build offers incorporate criteria designed to optimize the full P&L outcome

21 | Dryrock Presentation | October 2012
Company confidential

Existing Customer Management (“ECM”) Program yEliminate Extreme Risks Eliminate charged -off, bankrupt, delinquent, FICO < 600, etc. where risks are extremely high y Business Rules Exclusions –  Apply business rule exclusions to avoid conflicts between programs such as excluding recently credit line decreases actioned accounts from credit line increases, eliminate do not solicit and other factor yCredit Qualification – Marginal P&L –  Develop risk segments/deciles to identify the highest marginal risk to meet internal hurdle rate yMaximize Profitability while Managing Risks –  Build balance and revenue estimations along with forward-looking credit loss curves –  Develop internal return hurdles –  Eliminate accounts that do not meet these return hurdles 21 | Dryrock Presentation | October 2012 Company confidential

Credit Line Assignment and Growth

Decision Science

Models to enhance customer segmentations

Level of Risk

- What is the customer's probability of default?

Level of Engagement

Line Matrix

- Provide the appropriate exposure for the customer by utilizing the customer's level of risk and level of engagement with the product.

Level of Expected Customer Engagment
Low
Medium
High
Level of Risk
Low
Medium
High
higher credit lines
low credit lines

Credit Line Policies

22 | Dryrock Presentation | October 2012
Company confidential

Credit Line Assignment and Growth Decision Science Credit Line Policies ƒ The approach to assigning and growing customer line assignments is similar in Acquisitions and Credit Line Increases ƒ Regulatory rules are applied: ƒ Ability to pay, fee to credit line ratio ƒ Policy limitations prevent over-extension: ƒ Maximum and minimum credit lines ƒ Judgmental lending supplements systemic criteria: ƒ Lenders can work with customers to ensure that line assignments are appropriate for both the customer and the bank ƒ What is the customer’s probability of default? ƒ How much is the customer likely to utilize?ƒ How much does the customer really need? 22 | Dryrock Presentation | October 2012 Company confidential

High Risk Account Management (HRAM) •  Manage account and transaction risk through authorization, payment hold, line decrease (systematic and judgmental), closure, bust-out prevention, proactive charge-back programs, etc. •  Focus on risk detection & mitigation with program P&L optimization; ensure high level of efficiency and effectiveness•  Advanced analytical and strategy deployment platforms with robust performance and process monitoring–  Utilize risk scores at portfolio and program levels–  Leverage a variety of transaction and account level attributes covering internal / external behavioral characteristics and trends–  Batch and real-time decision capaci 23 | Dryrock Presentation | October 2012 Company confidential

Barclaycard US Operations Overview 24 | Dryrock Presentation | October 2012 Company confidential

Customer Service Network

Total headcount of 858
Preferred partner routing and resolution servicing in our domestic sites
Providing high value customer interactions while maintaining expenses

Barclaycard US Newark, DE Functions: Resolution, Bank Operations, and Settlement 110 FTE	**Barclaycard US** Wilton, ME Functions: Preferred Partner, Email, and Bean Escalation 63 FTE	**Firstsource** Colorado Springs, CO Functions: Preferred Partner, Bilingual, and Retention 146 FTE	**FirstSource** Alabang, Philippines Functions: S&S, Retention and Settlement 158 FTE	**Teleperformance** Streator, IL Functions: IBTM/OBTM 57 FTE	**Teleperformance** Manila, Philippines Functions: S&S Back Office, Email and IBTM S&S: 168 FTE IBTM: 60 FTE	**Teleperformance** Bacolod, Philippines Functions: S&S 96 FTE

25 | Dryrock Presentation | October 2012
Company confidential

Customer Service Network 25 | Dryrock Presentation | October 2012 Company confidential

Collections Overview y  Barclaycard US has a seasoned collections leadership team averaging 15 years experience in the credit card industry including, on average, six years with Barclaycardy  The global collections network centrally managed by Barclaycard US is flexible and leverages off-shore operations for initial delinquency buckets (1 & 2) and tenured in-house and on-shore operations for the rest of the delinquency buckets–  Highly skilled collectors work appropriate inventory segments–  Investments in next generation technology have been made to support operations and allow for rapid scalability capable of meeting portfolio stress–  Optimize performance with a focus on best cost through global sourcing in appropriate segments–  Use of advanced analytics to perform customer segmentation with detailed dashboards and scorecards to drive collector performance as well as continuous benchmarking to understand industry trends y  Overall approach to collection Champion/challenge r processes built throughout the collections network with two supplier agencies offshore and an in-house operation; specialized agencies for skip tracing, deceased and cease & desist accounts –  Network is centrally managed from Delaware through the dialer operations team as all agents work shared inventory using the same desktop–  In-house operation infrastructure in place comprising nearly 30% of the agents with site manager and team managers in place; quality & training housed centrally but work with entire network both internal and external agents–  Highly coordinated customer contact strategy utilizes industry leading risk based segmentation/modeling across multiple channels to minimize losses and optimize operating expenses–  Offer management includes numerous self serve options – outbound VRU, IVR, email, direct mail, SMS text messages, and a dedicated collections website y  A solid control environment throughout its collections operations via automation, appropriate governance and controls, process maps and full compliance with all applicable rules and regulations 26 | Dryrock Presentation | October 2012 Company confidential

Collections Network

Approximately 400 FTE, split between domestic and offshore sites
Effective utilization of internal and agency resources to drive performance, while managing expense
Specialized agencies used in the network to increase collection efforts on hard to locate customers

Barclaycard US
Newark, DE

Functions: Preferred Partner and Buckets 3+

110 FTE

Firstsource
Colorado Springs, CO

Functions: Preferred Partner and Buckets 3+

75 FTE

West
Manila, Philippines

Functions:
Inbound/
Outbound 1 & 2
TCPA

95 FTE

Convergys
Manila, Philippines

Functions:
Inbound/
Outbound 1 & 2,
Contact Verification Unit, TCPA and Phone Verification Unit

95 FTE

Capital Mgt Services
Buffalo, NY

Functions: Backline Skip

10 FTE (contingency based)

TSYS Managed Svc
Atlanta, GA

Functions: Business Card

5 FTE (dedicated)

20 Recovery Agencies (~500FTE)
Domestic US

Functions:
Specialized (e.g. Deceased)
Post Charge Off
Collections
(contingency based)

27 | Dayrock Presentation | October 2012
Company confidential

Collections Network 27 | Dryrock Presentation | October 2012 Company confidential

Charge-off Policy and Fraud Management

Charge-Off Type	Policy Definition
Contractual	2nd to last business day of the month in which the account is 180 days past due
Bankruptcy	The 60th day after confirmation of bankruptcy, or the month in which the account is 180 days past due, whichever is sooner
Deceased	The 30th day after notification of death, or the month in which the account is 180 days past due, whichever is sooner
Settlement	The next billing cycle following the completion of a settlement agreement, where customer pays a reduced amount to be considered paid-in-full

Fraud Management

Success Drivers

- Detailed segmentation of fraud strategies provides the ability to tailor criteria to specific partners and programs
- In-house fraud application model reduces referral rates and speeds application process
- Supplemental tools from third parties enhance the customer experience without increased risk

Strategy Management

- Balance protection against fraudulent transactions with impacts to customers at the point-of-sale
- Mix of system-driven transaction blocks for high-risk populations with detailed judgmental post-transaction review of lower risk accounts
- Strategies are monitored and re-evaluated constantly to ensure optimal performance

Customer Tools

- Possession and Activity Verification (PAV) tool allows for more efficient review and clearance of potential fraud transactions
- Automated system contacts customer over the phone and through e-mail when suspicious transactions are identified
- Customers can self-service through the web or the IVR, or they can choose to speak directly to a rep to clear the fraud hold

28 | Dryrock Presentation | October 2012
Company confidential

Charge-off Policy and Fraud Management 28 | Dryrock Presentation | October 2012 Company confidential

Recoveries Overview y  Barclaycard US recovery operations manages more than 20 recovery agencies spread across the US as well as executing on selective debt sale strategiesy  Agency placements are comprised of five “markets” based on months since charge offs designed to maximize liquidation within an 18 month time-frame–  Suppliers service charged-off debt throughout the recovery market duration based on their skill-sets with recall strategies/progression to the next market if payment arrangements are not secured–  A competitive environment is achieved through a champion/challenger multiple agency model where performance dictates future placement volumesy  Legal placements are done for eligible accounts (based on state and balance criteria) that are in the legal process stream–  Begins with pre-legal talk and then placed with national legal network to determine suit eligibility–  Eligible accounts are forwarded to local counsel to file suit–  Once judgement is granted, remedies are sought such as wage garnishments and liensy  Specialized placements utilize agencies that focus on deceased, cease & desist and skip collectionsy  Debt sales include selling all bankrupt accounts through forward flow contract negotiated annually along with other debt sales where it makes more sense to sell based on NPV modelling y  Supplier management – internal supplier managers are responsible for day to day agency management to ensure key performance indicators are met (liquidation, unique payer rates, allowable settlement aggregate and account to collector rations) as well as full compliance with internal and industry regulatory requirement 29 | Dryrock Presentation | October 2012 Company confidential

Dryrock Issuance Trust Overview 30 | Dryrock Presentation | October 2012 Company confidential

Dryrock Issuance Platform y  Barclays Bank of Delaware is a Delaware state chartered bank regulated by the FDIC, the State of Delaware and the CFPB and owned by Barclays Delaware Holdings LLC, a bank holding company incorporated under the laws of Delaware, subject to supervision by the Board of Governors of the Federal Reserve and a wholly owned subsidiary of Barclays Bank PLC y  BBD originates and services credit card receivables, either directly to cardholders or to cardholders in connection with agreements with partners that endorse its products y  Dryrock Funding LLC is a bankruptcy remote vehicle that has been established in the State of Delaware for the purpose of purchasing credit card receivables from BBD and transferring security interest in these receivables to Dryrock Issuance Trust y  Dryrock Issuance Trust is a Delaware statutory trust that has been established as the issuing entity for notes issued to the investorsy  Cash flows generated from the receivables of the trust are used to pay interest and principal to noteholdersy  The Dryrock funding platform is an SEC registered platform compliant with Regulation AB and the FDIC Safe Harbor Rule 31 | Dryrock Presentation | October 2012 Company confidential

Transaction Structure

AAA Rated Notes:
[82.00-79.00]%
Issued Notes
Subordination:
[18.00-21.00]%
Unrated/Retained
Subordinate Note

Issuer	Amount of AAA Credit Enhancement Through Subordination
Bank of America	31.75%
Discover	24.50%
GE	23.75%
Barclaycard US – Dryrock	[18.00-21.00%]
Citibank Issuance Trust	18.50%
American Express	17.50%
Capital One	17.00%
Chase	14.00%

32 | Dryrock Presentation | October 2012
Company confidential

Transaction Structure y Each series is structured to have two classes of notes –  AAA class is expected to be rated by Moody’s and S&P (Aaa and AAA, respectively)–  Unrated class subordinated to the AAA class, which is retained y Both classes benefit from excess spread generated by the trust y 6% minimum transferor interest y A 12-month controlled accumulation period that could be shortened y Amortization triggers consistent with industry standards (additional triggers on slide 33) y Event of default consistent with industry standards (additional events on slide 33) Issued Notes Unrated/Retained Subordinate Note 32 | Dryrock Presentation | October 2012 Company confidential

Transaction Triggers and Parties y The quarterly excess spread percentage is less than the required excess spread percentage (0%) for such monthly period y The transferor does not transfer additional receivables to the trust when required to do so y Any servicer default that occurs would have a material adverse effect on the Series noteholders y The failure to pay the Series notes in full on the expected final payment date y The occurrence of an event of default and acceleration of the Series notes under the indenture y The failure to make any payment or deposit that is due by the transferor y Any representation or warranty made by the Transferor proves to be incorrect in any material respect y The issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940 y The occurrence of a bankruptcy or insolvency event with respect to the transferor y The occurrence of a bankruptcy or insolvency event with respect to BBD y The occurrence of a transfer restriction event under the Receivables Purchase Agreement      that interest becomes due and payable y The issuing entity’s failure to pay the stated principal amount of the Series notes on the legal maturity date y The issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture for a certain period of time y The occurrence of certain events of bankruptcy or insolvency of the issuing entity RolePartySponsor, Originator, ServicerBarclays Bank Delawareand AdministratorIssuing EntityDryrock Issuance TrustDepositor and TransferorDryrock Funding LLCIndenture TrusteeUS Bank National AssociationWilmington Trust NationalOwner TrusteeAssociationIssuer’s CounselOrrick, Herrington & SutcliffeUnderwriter’s CounselMayer Brown LLPRating AgenciesS&P, Moody’sLead UnderwriterBarclays Capital Inc.33 | Dryrock Presentation | October 2012 Company confidential

Approved Portfolio

Approved Portfolio	Type of Partnership	% in the Approved Portfolio as of August 31, 2012	% in the Trust Portfolio as of August 31, 2012
LL Bean	Retail	14.56%	15.20%
US Airways	Airlines	27.99%	15.07%
Carnival Cruise Lines	Travel	5.93%	11.01%
Republic Airways/Frontier Airlines	Airlines	6.01%	10.94%
Apple	Retail	10.36%	10.80%
Non Co-branded	N.A.	23.50%	7.98%
BJ's Wholesale Club	Retail	2.20%	5.05%
BlackCard	Affinity	1.90%	5.04%
Barnes & Noble	Retail	1.41%	4.03%
Virgin America	Airlines	1.17%	3.10%
Priceline.com	Travel	1.10%	3.01%
Affinity Group, Inc.	RV Equipment	1.15%	2.91%
BlueGreen	Timeshare	1.16%	2.89%
Princess Cruise Line	Travel	0.86%	1.96%
Miles & More/Lufthansa	Airlines	0.71%	1.00%

34 | Dryrock Presentation | October 2012
Company confidential

Approved Portfolio y  A set of co-branded and non co-branded portfolios have been identified for the purposes of securitization as agreed with the rating agencies (“Approved Portfolio”)y  These portfolios were selected based on their size, historical performance and strength of the partner relationshipsy  Accounts will be selected from the Approved Portfolios to make up the Trust Portfolioy  Following is a list of the Approved Portfolios by the rating agencies % in the Approved Portfolio as% in the Trust Portfolio as of      Approved PortfolioType of Partnershipof August 31, 2012August 31, 2012                        LL BeanRetail14.56%15.20%                  US AirwaysAirlines27.99%15.07%   Carnival Cruise LinesTravel5.93%11.01%         Non Co-brandedN.A.23.50%7.98%      BJ’s Wholesale ClubRetail2.20%5.05%                     BlackCardAffinity1.90%5.04%         Barnes & NobleRetail1.41%4.03%            Virgin AmericaAirlines1.17%3.10%               Priceline.comTravel1.10%3.01%      Affinity Group, Inc.RV Equipment1.15%2.91%                     BlueGreenTimeshare1.16%2.89%      Princess Cruise LineTravel0.86%1.96%Miles & More/LufthansaAirlines0.71%1.00% 34 | Dryrock Presentation | October 2012 Company confidential

Trust Portfolio Mix and Asset Additions y  On a periodic basis, asset additions will be performed whereby accounts will be selected from the Approved Portfolio and assigned to the Trust Portfolioy  The mix of different portfolios in the Trust Portfolio during asset additions will be managed in such a manner that the resulting Trust performance is not materially altered post addition–  Non co-branded portfolio is limited to 10% of each asset addition by the rating agencies in the Trust documentsy  Additionally, in order to manage the buy-back risk of certain co-branded portfolios at the time of termination of co-branded agreements, each Approved Portfolio’s concentration will be actively managed during the asset addition process such that a loss of one or more such portfolios can be replaced by remaining available portfolios without materially altering the performance of the trusty  While Barclays has performed scenario analysis to support the above, the asset addition process is also overseen by the rating agencies by virtue of the limits that exist in the Trust documents with respect to asset additions:–  Limit of non co-branded portfolio identified above–  Maximum addition limit of lesser of 7.5% of the principal receivables at the beginning of any 3 month period or 15% of the principal receivables at the beginning of the calendar year unless the rating agency condition is satisfied–  Maximum addition limit of lesser of 7.5% of the total number of accounts at the beginning of any 3 month period or 15% of the total number of accounts at the beginning of the calendar year unless the rating agency condition is satisfied More co-branded portfolios could be added to the Approved Portfolio in the future but only upon satisfaction of the rating agency condition 35 | Dryrock Presentation | October 2012 Company confidential

Approved Portfolio Performance[1]

Payment Rate[2]

40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-07 Aug-07 Apr-08 Nov-08 Jul-09 Feb-10 Sep-10 May-11 Dec-11 Aug-12
DROCK
Competitor Average

Gross Yield[3]

All Trusts except COMET increased yield during this period by using discounting or other structural features
35%
30%
25%
20%
15%
10%
5%
0%
Jan-07 Aug-07 Apr-08 Nov-08 Jul-09 Feb-10 Sep-10 May-11 Dec-11 Aug-12
DROCK
Competitor Average

Charge Off Rate[3,5]

20%
15%
10%
5%
0%
Jan-07 Aug-07 Apr-08 Nov-08 Jul-09 Feb-10 Sep-10 May-11 Dec-11 Aug-12
DROCK Gross Charge-off
Competitor Average
DROCK Net Charge-off

30+ DQ Rate[4]

10%
8%
6%
4%
2%
0%
Jan-07 Aug-07 Apr-08 Nov-08 Jul-09 Feb-10 Sep-10 May-11 Dec-11 Aug-12
DROCK
Competitor Average

36 | Dryrock Presentation | October 2012

Company confidential

Approved Portfolio Performance 1 1  DROCK performance is based on Approved Portfolio performance and not the actual Trust performance and has not been audited by an independent 3rd party auditor2  Payment rate for CHAIT and COMET represents principal payment rate whereas it represents total payment rate for other issuers including DROCK3  Yield and gross charge-offs are calculated as a percentage of average total receivables for DROCK; as a percentage of principal receivables for CHAIT, CCCIT, COMET and DCENT and as a percentage of total receivables for AMXCA and BACCT; yield for DROCK is composed of billed finance charges and fees minus current month charge-off reversals and interchange collected4  CCCIT doesn’t report 30+ days delinquency, but instead, reports 35+ days delinquency 5 CHAIT, COMET, CCCIT and DCENT charge-off rate is net charge-off rate and not gross charge-off rate Source for securitization trusts: SEC filings, Bloomberg and Moody’s, Competitors include AMXCA, CHAIT, COMET, DCENT, BACCT, CCCIT 36 | Dryrock Presentation | October 2012 Company confidential

Competitor Comparison[1]

Payment Rate[2]

40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-07
Aug-07
Apr-08
Nov-08
Jul-09
Feb-10
Sep-10
May-11
Dec-11
Aug-12
DROCK
AMXCA
CHAIT
CCCIT
DCENT
COMET
BACCT
Competitor Average

Gross Yield[3]

35%
30%
25%
20%
15%
10%
5%
0%
Jan-07
Aug-07
Apr-08
Nov-08
Jul-09
Feb-10
Sep-10
May-11
Dec-11
Aug-12
DROCK
AMXCA
CHAIT
CCCIT
DCENT
COMET
BACCT
Competitor Average

Gross Charge Off Rate[3,5]

20%
15%
10%
5%
0%
Jan-07
Aug-07
Apr-08
Nov-08
Jul-09
Feb-10
Sep-10
May-11
Dec-11
Aug-12
DROCK
AMXCA
CHAIT
CCCIT
DCENT
COMET
BACCT
Competitor Average

30+ DQ Rate[4]

10%
8%
6%
4%
2%
0%
Jan-07
Aug-07
Apr-08
Nov-08
Jul-09
Feb-10
Sep-10
May-11
Dec-11
Aug-12
DROCK
AMXCA
CHAIT
CCCIT
DCENT
COMET
BACCT
Competitor Average

37 | Dryrock Presentation | October 2012

Company confidential

Competitor Comparison1 1  DROCK performance is based on Approved Portfolio performance and not the actual Trust performance and has not been audited by an independent 3rd party auditor2  Payment rate for CHAIT and COMET represents principal payment rate whereas it represents total payment rate for other issuers including DROCK3  Yield and gross charge-offs are calculated as a percentage of average total receivables for DROCK; as a percentage of principal receivables for CHAIT, CCCIT, COMET and DCENT and as a percentage of total receivables for AMXCA and BACCT4  CCCIT doesn’t report 30+ days delinquency, but instead, reports 35+ days delinquency5  CHAIT, COMET, CCCIT and DCENT charge-off rate is net charge-off rate and not gross charge-off rate Source for securitization trusts: SEC filings, Bloomberg and Moody’s 37 | Dryrock Presentation | October 2012 Company confidential

Credit Enhancement and Metrics Comparison

Comparison of Credit Enhancement for AAA Bonds Across Issuers

50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
32.08%
41.29%
34.85%
28.32%
25.27%
31.40%
37.84%
AMXCA
BACCT
DROCK
CCCIT
CHAIT
COMET
DCENT
Hard Card Enhancement
Excess Spread

Issuer	AMXCA	BACCT	DROCK [2]	CCCIT	CHAIT	COMET	DCENT
Sponsor Name	American Express Bank, FSB	FIA Card Services, National Association	Barclays Bank Delaware	Citibank (South Dakota), National Association	Chase Bank USA	Capital One Bank (USA), National Association	Discover Bank
Sponsor Ratings (M/S/F/D)	A2/A-/A+/AH	A3/A/A/AH	A2/A+/A /AA[3]	Baa2/A-/A/A	Aa3/A+/A+/-	A3/BBB+/A-/AL	Baa3/BBB/BBB/-
August 2012 Yield	20.43%	17.74%	18.97%	16.01%	17.83%	20.49%	18.53%
August 2012 Net Charge-off	3.02%	5.69%	2.62%	3.78%	3.61%	2.68%	2.19%
August 2012 30+ DQ	1.32%	3.11%	1.84%	2.33%	1.92%	2.99%	1.79%
August 2012 Payment Rate	30.37%	16.01%	28.65%	21.65%	26.23%	24.48%	23.15%
August 2012 Excess Spread	14.58%	9.53%	13.85%	9.82%	11.27%	14.14%	13.34%
Hard Credit Enhancement	17.50%	31.75%	18.00-21.00%	18.50%	14.00%	17.00%	24.50%
Total Credit Enhancement including Excess Spread (August 2012)	32.08%	41.29%	34.85%	28.32%	25.27%	31.40%	37.84%
FICO>660	88.8%	83.87%	83.98%	84.42%	86.29%	NA	82.40%

38 | Dryrock Presentation | October 2012
Company confidential

Credit Enhancement and Metrics Comparison Comparison of Credit Enhancement for AAA Bonds Across Issuers                                  IssuerAMXCABACCTDROCK (2)CCCITCHAITCOMETDCENTCitibank (SouthCapital One BankAmerican ExpressFIA Card Services,Barclays Bank                     Sponsor NameDakota), NationalChase Bank USA(USA), NationalDiscover BankBank, FSBNational AssociationDelawareAssociationAssociation                  Sponsor Ratings                              (M/S/F/D)A2/A-/A+/AHA3/A/A/AHA2/A+/A /AA3Baa2/A-/A/AAa3/A+/A+/-A3/BBB+/A-/ALBaa3/BBB/BBB/-               August 2012 Yield20.43%17.74%18.97%16.01%17.83%20.49%18.53%August 2012 Net Charge-off3.02%5.69%2.62%3.78%3.61%2.68%2.19%            August 2012 30+ DQ1.32%3.11%1.84%2.33%1.92%2.99%1.79%   August 2012 Payment Rate30.37%16.01%28.65%21.65%26.23%24.48%23.15%   August 2012 Excess Spread14.58%9.53%13.85%9.82%11.27%14.14%13.34%      Hard Credit Enhancement17.50%31.75%18.00-21 00%18 50%14 00%17 00%24 50%      Total Credit Enhancement         including Excess Spread32.08%41.29%34.85%28.32%25.27%31.40%37.84%                        (August 2012)                           FICO>66088.8%83.87%83.98%84.42%86.29%NA82.40% 38 | Dryrock Presentation | October 2012 Company confidential 1 Source: Bloomberg, Barclays Research 2 Source: Excess Spread calculated as [yield – loss – 2% servicing fee – coupon (1mL (20bps)+30 bps)] 3 Ratings are for Barclays Bank PLC, parent of Barclays Bank Delaware

Stress Period Metrics Comparison

Issuer	AMXCA	BACCT	DROCK[1]	CCCIT	CHAIT	COMET	DCENT
2009-2010 Average Charge-off	8.14%	12.42%	8.99%	10.11%	8.07%	10.47%	9.04%
2009-2010 Maximum Charge-off	11.10%	14.89%	10.65%	12.14%	10.91%	12.66%	10.03%
Yield boost as a result of Discounting or other structural features as of December 2010[2]	101bps	928bps	NA	214bps	117bps	0.00%	506bps

39 | Dryrock Presentation | October 2012
Company confidential

Stress Period Metrics Comparison Issuer 2009-2010 Average Charge -off 2009-2010 Maximum Charge -off Yield boost as a result of Discounting or other structural features as of December 2010 2 AMXCABACCTDROCK1CCCITCHAITCOMETDCENT8.14%12.42%8.99%10.11%8.07%10.47%9.04%11.10%14.89%10.65%12.14%10.91%12.66%10.03%101bps928bpsNA214bps117bps0.00%506bps 1  Based on Approved Portfolio performance net charge-off rate2  Moody’s estimates Source for securitization trusts: SEC filings, Bloomberg and Moody’s 39 | Dryrock Presentation | October 2012 Company confidential

Dryrock Issuance Trust Characteristics Composition by Account BalanceComposition by Account Balance% of TotalAccount Balance RangeNumber of AccountsCredit Balance8,574Zero Balance60,366More than $0 and less than or equal to $1,500.00412,734$1,500.01 - $5,000.00231,837$5,000.01 - $10,000.0076,516$10,000.01 -$15,000.0022,686$15,000.01 -$20,000.008,765Over $20,000.005,920Total8 27,39810Composition by Credit LimitComposition by Credit Limit% of TotalCredit Limit RangeNumber of AccountsLess than or equal to $1,500.00120,201$1,500.01 - $5,000.00247,337$5,000.01 - $10,000.00189,687$10,000.01 -$15,000.00116,645$15,000.01 -$20,000.0072,030Over $20,000.0081,498Total8 27,39810Composition by Account AgeComposition by Account Age All numbers are as of August 31, 2012 40 | Dryrock Presentation | October 2012 Company confidential

Dryrock Issuance Trust Characteristics (cont’d) CA80,7879.76%200,108,5649.93%NY82,94810.03%179,759,9878.92%FL54,3366.57%133,378,5826.62%PA48,3155.84%118,911,4955.90%CO34,9344.22%115,100,8415.71%MA44,8215.42%100,804,6615.00%NJ41,1404.97%94,065,7144.67%TX38,2374.62%90,901,7284.51%NC27,9193.37%80,878,5574.02%VA25,9443.14%65,248,5033.24%Other348,01742.06%835,141,90341.46% FICO scores are latest scores available as of August 31, 2012 41 | Dryrock Presentation | October 2012 Company confidential

Dryrock Issuance Trust Characteristics (cont’d) Composition by PortfolioComposition by Portfolio% of Total Number of% of TotalPortfolioNumber of AccountsAccountsTotal ReceivablesReceivablesLL Bean157,77519.0 7%306,182,0 3715.20 %US Airways84,57410 .22%303,60 7,50 015.07%Carnival Cruise Lines73,8308 .92%221,8 44,13211.0 1%Republic Airways/Frontier Airlines65,4777.91%220 ,336,40 210 .94%Apple160 ,16519.36%217,507,90 610 .8 0%BJ's Wholesale Club53,20 36.43%101,771,3385.0 5%BlackCard17,1212.0 7%10 1,464,3635.0 4%Barnes & Noble45,7985.54%81,211,5304.0 3%Virgin America21,6282.61%62,478 ,0303.10%Priceline.com31,0413.75%60 ,715,1683.0 1%Affinity Group, Inc.16,5462.0 0%58 ,659,9142.91%BlueGreen16,8142.0 3%58 ,242,2572.8 9%Princess Cruise Line10 ,9571.32%39,562,3241.96%Miles & More/Lufthansa5,1300 .62%19,927,1330 .99%Non Co-Branded67,3398 .14%160 ,790,50 27.98 % All numbers are as of August 31, 2012 42 | Dryrock Presentation | October 2012 Company confidential

Transaction Performance Reporting

- Detailed investor reporting will be available on a monthly basis on: http://group.barclays.com/about-barclays/investor-relations#debt-investors

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43 | Dryrock Presentation | October 2012

Company confidential

Transaction Performance Reporting

Back to Contents

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [•] [•], 20[•]

Prospectus Supplement dated [•] [•], 20[•] to Prospectus dated [•] [•], 20[•]
Series [•]
$[•] Class A [Fixed][Floating] Rate Asset Backed Notes
Dryrock Issuance Trust
Issuing Entity
Dryrock Funding LLC
Depositor and Transferor
Barclays Bank Delaware
Sponsor, Originator and Servicer

Class A Notes
Stated principal amount	$[•]
Note interest rate	[One-month LIBOR plus]
[•]% per year
Interest payment dates	[15th] day of each calendar
month, beginning in
[•] 20[•]
Expected final payment date	[•] [•], 20[•]
Legal maturity date	[•] [•], 20[•]
Price to public	$[•] (or [•]%)
Underwriting discount	$[•] (or [•]%)
Proceeds to the issuing entity	$[•] (or [•]%)

In addition to the Class A notes, and as part of Series [•], the issuing entity will issue the Class B notes in the initial stated principal amount of $[•]. The Class B notes will be subordinate to the Class A notes and will be acquired and held by an affiliate of the issuing entity. The Class B notes are not being offered by this prospectus supplement.

The Class A notes benefit from credit enhancement in the form of the subordination of the Class B notes.

[The Series [•] notes will have the benefit of [a currency rate][an interest rate] swap provided by [NAME] as derivative counterparty.]

The primary assets of the issuing entity are receivables arising in designated credit card accounts owned by Barclays Bank Delaware.

You should consider the discussion under “Risk Factors” beginning on [page [S-12] in this prospectus supplement and on] page [12] of the accompanying prospectus before you purchase any notes.

The Series [•] notes are obligations of the issuing entity only and are not obligations of or interests in Barclays Bank Delaware, Dryrock Funding LLC, any of their affiliates or any other person.

The Series [•] notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters
[Underwriter No. 1]	[Underwriter No. 2]	[Underwriter No. 3]

Back to Contents

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about your series of notes in two separate documents that progressively provide more detail: (i) this prospectus supplement, which will describe the specific terms of your series of notes and (ii) the accompanying prospectus, which provides general information about each series of notes which may be issued by the issuing entity, some of which may not apply to your series of notes.

This prospectus supplement may be used to offer and sell the Series [•] notes only if accompanied by the prospectus.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information.

It is important for you to read and consider all information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.

We are not offering the Series [•] notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-[30] of this prospectus supplement and page [89] of the accompanying prospectus.

Forward-Looking Statements

In this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein and therein by reference, we may make statements relating to the future performance of, or the effect of various circumstances on, BBD and its affiliates, the transferor, the issuing entity or the notes that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not historical facts and represent only our beliefs and expectations regarding future events, any of which, by their name, are inherently uncertain and beyond our control. The actual outcomes may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intent,” “estimate” and similar expressions. These statements may relate to, among other things, effects of the economic environment, effects of insolvency, arbitration or litigation proceedings and of legislation or regulatory actions. Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, market conditions, interest rate fluctuations, competitive product and pricing pressures, consumer bankruptcies and inflation, technological change, the impact of current, pending or future legislation and regulation (including the Dodd-Frank Act and regulatory changes specifically intended to address financial markets, capital requirements and liquidity reserves, securitizations, sales of financial assets, and credit origination, billing and collection practices), changes in fiscal, monetary, regulatory, accounting and tax policies, monetary fluctuations, and success in gaining regulatory approvals when required, as well as other risks and uncertainties, including, but not limited to, those described in “Risk Factors” in the accompanying prospectus. The economic uncertainties and downturns, financial market fluctuations and other conditions beyond our control increase uncertainty regarding future economic conditions and may increase the risk that actual results may differ from those expected. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update or

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revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Notice to United Kingdom Investors

This prospectus supplement and the accompanying prospectus are intended to be distributed only to those persons who may lawfully receive this prospectus supplement and the prospectus without their consent being communicated by or approved by an authorized person, under Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”).

This prospectus supplement and the prospectus are directed only at persons who:

•	are outside the United Kingdom; or

•	have professional experience in matters relating to investments within the meaning of Article 19 (“investment professionals”) of the Financial Services Markets Act 2000 (Financial Promotion) Order 2005 (the “2005 Order”); or

•	are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the 2005 Order; or

•	have professional experience of participating in unregulated collective investment schemes within Article 14 (“investment professionals”) of the Financial Services and Market Act 2000 (Promotion of Collective Investment Schemes (Exemptions)) Order 2001 (the “2001 Order”); or

•	are persons falling within Article 22(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the 2001 Order.

Such persons together, “Relevant Persons.”

This prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons and will be engaged in only with Relevant Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Persons and will be engaged in only with Relevant Persons.

Compliance with Article 122a of the Capital Requirements Directive

None of BBD, the transferor, the issuing entity, indenture trustee or the owner trustee or any affiliate makes any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC (the “CRD”). Noteholders are responsible for analyzing their own regulatory position and are advised to consult their own advisors regarding the suitability of the notes for investment and compliance with the CRD.

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Transaction Summary

Issuing Entity:	Dryrock Issuance Trust
Depositor and Transferor:	Dryrock Funding LLC
Sponsor, Servicer and Administrator:	Barclays Bank Delaware
Originator of the Receivables:	Barclays Bank Delaware
Owner Trustee:	Wilmington Trust, National Association
Indenture Trustee:	U.S. Bank National Association
Expected Issuance Date:	[•] [•], 20[•]
Servicing Fee Rate:	[2.0]%
Clearance and Settlement:	DTC[/Clearstream/Euroclear]
Groups:	Shared Excess Available Finance Charge Collections Group [•] Shared Excess Available Principal Collections Group [•]

Class A Notes
Stated Principal Amount:	$[•]
Anticipated Ratings:	We expect that the Class A notes will receive credit ratings from [two] nationally recognized statistical rating organizations hired by the transferor to rate the notes
Credit Enhancement:	Subordination of Class B notes
Note Interest Rate:	[One-month LIBOR plus]
[•]% per year
Interest Accrual Method:	[30][Actual]/360
Interest Payment Dates:	Monthly ([15th])
First Interest Payment Date:	[•] [•], 20[•]
LIBOR Determination Date:	[Two London business days before commencement of each interest period]
End of Revolving Period and commencement of Controlled Accumulation Period (subject to adjustment):	[•] [•], 20[•]
Denominations	The Class A notes will be issued in minimum denominations of $[200,000] and in integral multiples of $[1,000]
Expected Final Payment Date:	[•] [•], 20[•]
Series Legal Maturity Date:	[•] [•], 20[•]
ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described in “Benefit Plan Investors” in the accompanying prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described in “Federal Income Tax Consequences” in the accompanying prospectus

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Prospectus Supplement Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.

Risk Factors

Investment in the Series [•] notes involves risks. You should consider carefully the risk factors beginning on [page [S-12] in this prospectus supplement and on] page [12] of the accompanying prospectus.

Securities Offered

$[•] of Class A notes.

Credit enhancement for the Class A notes is provided by the issuance of $[•] of Class B notes which are subordinate to the Class A notes. See “The Notes – Subordination” in this prospectus supplement.

The Class B notes are not offered by this prospectus supplement and the accompanying prospectus.

The Issuing Entity

Dryrock Issuance Trust is the issuing entity. The Series [•] notes are issued by, and obligations of, the issuing entity. The issuing entity expects to issue other series of notes which may have different stated principal amounts, interest rates, interest payment dates, expected final payment dates, legal maturity dates and other characteristics. See “The Notes – Issuances of New Series and Classes of Notes” in the accompanying prospectus.

Only the Class A notes of the Series [•] notes are being offered through this prospectus supplement and the accompanying prospectus. The Class B notes are not being offered by this prospectus supplement and the accompanying prospectus. Other series and classes of notes [have been issued by the issuing entity and] may be issued by the issuing entity in the future without the consent of, or notice to, any noteholders.

[See “Annex II: Outstanding Series and Classes of Notes” in this prospectus supplement for information on the other outstanding notes.] See [also] “Risk Factors – Issuance of additional notes may affect your voting rights and the timing and amount of payments to you” in the accompanying prospectus.

The Issuing Entity’s Assets

As of the date of this prospectus supplement, the issuing entity’s primary assets are receivables arising in designated credit card accounts owned by BBD and funds on deposit in the issuing entity accounts. The receivables consist of principal receivables and finance charge receivables.

The following information concerning the assets of the issuing entity is as of [•] [•], 20[•]:

•	Total receivables in the issuing entity: $[•]

•	Principal receivables in the issuing entity: $[•]

•	Finance charge receivables in the issuing entity: $[•]

•	Number of accounts designated to the issuing entity: [•]

•	Account billing addresses: generally all 50 states, the District of Columbia and all territories of the United States.

See Annex I: The Trust Portfolio in this prospectus supplement for a further description of the assets included in the issuing entity.

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KEY PARTIES AND OPERATING DOCUMENTS

Interest

The Class A notes will accrue interest at an annual rate equal to [one-month LIBOR as determined on the related LIBOR determination date, plus] [•]%.

Interest on the Series [•] notes will begin to accrue on the issuance date, expected to be [•] [•], 20[•]. Interest on the Class A notes will be calculated on the basis of a 360-day year and [the actual number of days in the related interest period][a 30 day interest period]. Each interest period will begin on and include a payment date and end on but exclude the next payment date. The first interest period, however, will begin on the issuance date and will end on but exclude [•] [•], 20[•] which is the first payment date for the Series [•] notes.

[LIBOR for each interest period will be determined on the [second] business day before the beginning of that interest period. LIBOR for the initial interest period, however, will be determined on the [second] business day before the issuance date of the Series [•] notes. For purposes of calculating LIBOR, a business day is any day on which dealings in U.S. dollars are transacted in the London interbank market, other than public holidays in the United States.]

[LIBOR will be the rate appearing on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) as of 11:00 a.m., London time, on that date for deposits in U.S. dollars for a [one-month] period. If that rate does not appear on that page, the servicer will request [four] prime banks (selected by the servicer) in the London interbank market to provide quotations of their rates for U.S. dollar deposits

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for a [one-month] period, at approximately 11:00 a.m., London time, on that day. LIBOR will then be the average of those rates. However, if less than two rates are provided, LIBOR will be the average of the rates for loans in U.S. dollars to leading European banks for a [one-month] period offered by four major banks (selected by the servicer) in New York City, at approximately 11:00 a.m., New York City time, on that day.]

Interest on the Class A notes for any interest payment date will equal the product of:

•	the interest rate for the Class A notes for the related interest period; times

•	[the actual number of days in that interest period][30] divided by 360; times

•	the outstanding dollar principal amount of the Class A notes as of the related record date.

[However, for the first interest payment date, interest on the Series [•] notes will be $[•].] The issuing entity will make interest payments on the Series [•] notes on the [15th] day of each month, beginning in [month] 20[•]. If the [15th] day of any month is not a business day, then interest payments for such month will be made on the following business day.

Principal

The issuing entity expects to pay the stated principal amount of the Series [•] notes in one payment on the [month] 20[•] payment date, which is the expected final payment date, and is obligated to do so if sufficient funds are available for that purpose. However, no principal will be paid on the Class B notes until the Class A notes are paid in full. See “The Notes – Subordination” in this prospectus supplement.

If the stated principal amount of the Series [•] notes is not paid in full on the expected final payment date due to insufficient funds, noteholders generally will not have any remedies against the issuing entity until the [month] 20[•] payment date, which is the series legal maturity date.

If the stated principal amount of the Series [•] notes is not paid in full on the expected final payment date, then an early amortization event will occur with respect to the Series [•] notes. As a result, the issuing entity will use series available principal collections, series available finance charge collections and other specified amounts to make monthly principal and interest payments on the Series [•] notes until the earliest of (i) the date on which the Series [•] notes are paid in full, (ii) the date on which assets in the issuing entity are sold following an event of default and acceleration of the Series [•] notes, and (iii) the series legal maturity date.

Principal of the Series [•] notes may be paid earlier than the expected final payment date if any other early amortization event, an early redemption event or an event of default and acceleration occurs with respect to the Series [•] notes. See “The Indenture – Early Amortization Events” and “- Events of Default” in the accompanying prospectus, “The Notes – Redemption and Early Amortization of Notes” in this prospectus supplement.

Allocation Amount

The initial series allocation amount is $[•], which is also the initial dollar principal amount of the Series [•] notes.

The series allocation amount is a U.S. dollar amount based on the initial dollar principal amount after deducting:

•	charge-offs resulting from any uncovered series default amount;

•	reallocated principal collections used to pay shortfalls in interest on the Class A notes or shortfalls in the series servicing fee and past due amounts thereon;

•	the amount on deposit in the principal funding account; and

•	principal payments made on the Series [•] notes;

and adding back series available finance charge collections and shared excess available finance charge collections allocated from other series of notes, if any, which are used to reimburse reductions in the allocation amount described in the first two bullet points.

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If the series allocation amount is reduced, the amount of principal collections and finance charge collections allocated to Series [•] will be reduced, which may result in a reduction in the amounts allocated to pay principal of and interest on the Series [•] notes. If the series allocation amount is less than the outstanding dollar principal amount of the Series [•] notes, the principal of and interest on the Series [•] notes may not be paid in full.

For a more detailed discussion of allocation amount, see “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount” in this prospectus supplement and in the accompanying prospectus.

Subordination; Credit Enhancement

The subordination of the Class B notes provides credit enhancement for the Class A notes. Interest payments will be made on the Class A notes before they are made on the Class B notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. If the series allocation amount is reduced due to charge-offs resulting from any uncovered series default amount or due to reallocated principal collections used to pay shortfalls in interest on the Class A notes or shortfalls in the series servicing fee and past due amounts thereon, the principal of and interest on the Class B notes may not be paid in full. If there is a sale of assets in the issuing entity following (i) an event of default and acceleration of the Series [•] notes or (ii) the series legal maturity date as described in “Deposit and Application of Funds – Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes – Sale of Assets” in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Series [•] notes will be paid first to the Class A notes before any remaining net proceeds will be available for payments due to the Class B notes.

Credit enhancement for the Series [•] notes is for the benefit of Series [•] only and you are not entitled to the benefits of any credit enhancement available to any other series of notes, unless specified otherwise in the indenture supplement related to such series.

Redemption and Early Amortization of Notes

The Series [•] notes or a class of the Series [•] notes will be subject to optional redemption, whereby the issuing entity or the transferor may redeem the Series [•] notes or a class of the Series [•] notes before the expected final payment date in whole, but not in part, on any day on or after the day on which the outstanding dollar principal amount of the Series [•] notes or a class of the Series [•] notes is reduced to less than [10]% of its highest outstanding dollar principal amount, but in no event shall such optional redemption occur if 25% or more of the initial dollar principal amount of the Series [•] notes is outstanding. See “The Notes – Redemption and Early Amortization of Notes” in the accompanying prospectus.

The Series [•] notes will also be subject to a mandatory redemption if principal receivables having an aggregate principal balance in an amount equal to or greater than [30]% of the pool balance are designated for reassignment to the transferor, and the servicer determines that the transferor amount would be less than the required transferor amount after giving effect to such reassignment, and giving effect to any scheduled payments on the Series [•] notes and any account additions that are scheduled to occur on or prior to the removal date. See “The Notes – Redemption and Early Amortization of Notes” in the accompanying prospectus.

If an early amortization event with respect to Series [•] occurs, the issuing entity will use series available principal collections, series available finance charge collections and other specified amounts allocated to Series [•] to make monthly principal and interest payments on the Series [•] notes until the earliest of (i) the date on which the Series [•] notes are paid in full, (ii) the date on which assets in the issuing entity are sold following an event of default and acceleration of the Series [•] notes, and (iii) the series legal maturity date.

In addition to the early amortization events applicable to all notes, including the Series [•] notes, described in the accompanying prospectus, an early amortization event for the Series [•] notes will occur if any of the following events occur:

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•	the quarterly excess spread percentage is less than the required excess spread percentage for such monthly period;

•	when required to do so, the transferor does not transfer additional receivables to the trust;

•	any servicer default, as described in the accompanying prospectus, occurs that would have a material adverse effect on the Series [•] noteholders;

•	the failure to pay the Series [•] notes in full on the expected final payment date;

•	the occurrence of an event of default and acceleration of the Series [•] notes under the indenture;

•	the (i) failure on the part of the transferor to make any payment or deposit required to be made by it by the terms of the transfer agreement on or before the date occurring five business days after the date such payment or deposit is required to be made therein or (ii) failure of the transferor duly to observe or perform in any material respect any of their respective covenants or agreements set forth in the transfer agreement, which failure has a material adverse effect on the Series [•] noteholders and which continues unremedied for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the transferor by the indenture trustee, or to the transferor and the indenture trustee by any noteholder of the Series [•] notes; or

•	any representation or warranty made by the transferor in the transfer agreement or any information contained in an account schedule required to be delivered by it pursuant to the transfer agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the transferor by the indenture trustee, or to the transferor and the indenture trustee by any noteholder of the Series [•] notes and as a result of which the interests of the Series [•] noteholders are materially and adversely affected for such period; provided, however, that an early amortization event shall not be deemed to have occurred if the transferor has accepted reassignment of the related receivables, or all of such receivables, if applicable, during such period in accordance with the provisions of the transfer agreement.

See “The Notes – Redemption and Early Amortization of the Notes” in this prospectus supplement and “The Indenture – Early Amortization Events” in the accompanying prospectus.

Events of Default

The Series [•] notes are subject to certain events of default described in “The Indenture – Events of Default” in the accompanying prospectus.

Events of default include the following:

•	the issuing entity’s failure, for a period of 35 days, to pay interest on the Series [•] notes when that interest becomes due and payable;

•	the issuing entity’s failure to pay the stated principal amount of the Series [•] notes on the legal maturity date;

•	the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 90 days after either the indenture trustee or the holders of at least 25% of the outstanding dollar principal amount of the Series [•] notes has provided written notice requesting the remedy of that breach if, as a result of that default, the interests of the Series [•] notes are materially and adversely affected and continue to be materially and adversely affected during that 90-day period; and

•	the occurrence of certain events of bankruptcy or insolvency of the issuing entity.

Some events of default result in an automatic acceleration of the Series [•] notes, and other events of default result in the right of the Series [•] noteholders to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the Series [•] notes. For a description of the remedies upon an event of default, see “Deposit and

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Application of Funds – Sale of Assets” in this prospectus supplement and “The Indenture – Events of Default Remedies” and “Sources of Funds to Pay the Notes – Sale of Assets” in the accompanying prospectus.

Under the indenture, notes held or beneficially owned by the issuing entity, the transferor or any affiliate of the issuing entity or the transferor are disregarded and not deemed to be outstanding for purposes of determining whether the holders of a requisite principal amount of the notes have consented or taken any other action-such as demanding acceleration of the notes after an event of default.

Allocations of Collections

BBD, as servicer, will receive collections on the receivables included in the issuing entity and will deposit (or cause to be deposited) within two business days of receipt those collections into the collection account for the issuing entity. It will keep track of those collections that are principal collections, those that are finance charge collections and those that are written off as uncollectible and referred to as the default amount.

Each day on which collections are deposited into the collection account, the indenture trustee will at the direction of the servicer allocate collections received between the transferor’s interest and the noteholders’ interests and with respect to that allocated to the noteholders’ interest, will allocate such amount to the various series including Series [•]. See “Deposit and Application of Funds” in this prospectus supplement.

Series [•] noteholders are entitled to receive payments of principal and interest only from their allocable share of collections of receivables and other assets included in the issuing entity. If the series allocation amount is reduced, the amount of principal collections and finance charge collections allocated to Series [•] will be reduced. If the series allocation amount is less than the outstanding dollar principal amount of the Series [•] notes, the principal of and interest on the Series [•] notes may not be paid in full. See “Deposit and Application of Funds – Reductions in the Series Allocation Amount Due to Charge-Offs and Reallocated Principal Collections” in this prospectus supplement and “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount” in this prospectus supplement and the accompanying prospectus.

Revolving Period

Until principal collections are needed to be accumulated for Series [•], principal collections allocable to Series [•] will either be applied to other series which are accumulating principal or paid to the holder of the transferor interest. This period is referred to as the revolving period. The revolving period begins on the issuance date and, unless an early amortization event, early redemption event or event of default and acceleration of the Series [•] notes occurs, ends at the commencement of the controlled accumulation period. The controlled accumulation period is scheduled to begin on the first business day of the [Month] 20[•] monthly period, but may begin at a later date. See “The Notes – Principal Payments – Revolving Period,” “– Controlled Accumulation Period” and “– Postponement of Controlled Accumulation Period” in this prospectus supplement.

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Application of Collections

Payments of Interest, Fees and Other Items

Each month, series available finance charge collections, which are Series [•]’s share of total finance charge collections plus certain other amounts, will generally be applied in the following priority:

Series Available Finance Charge Collections

First: → interest due on the Class A notes

Second: → series servicing fee

Third: → interest due on the Class B notes

Fourth: → series default amount

Fifth: → reimbursement of reductions in the Series [•] allocation amount

Sixth: → accumulation reserve amount, if applicable

Seventh: → series available principal collections, if applicable

Eighth: → other series in shared excess available finance charge collection group, if applicable

Ninth: → any other payment obligations of the issuing entity under any of the transaction documents, if applicable

or

→ holder of the transferor interest

See “Deposit and Application of Funds – Payments of Interest, Fees and Other Items” in this prospectus supplement for a detailed description of the application of series available finance charge collections.

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Payments of Principal

Series [•] available principal collections will generally be applied as follows:

•	During any of the revolving period, the controlled accumulation period or the early amortization period, principal collections allocated to the Series [•] notes may be reallocated, if necessary, and used to pay shortfalls in interest on the Class A notes or shortfalls in the series servicing fee and past due amounts thereon in each case to the extent those payments have not been made from series available finance charge collections and shared excess available finance charge collections, if any, allocated from other series of notes. For any payment date, however, these reallocated principal collections cannot exceed the Class B stated principal amount, minus any reductions of such amount due to charge-offs resulting from any uncovered series default amount and due to reallocated principal collections previously used to pay such shortfalls and which have not been reimbursed.

•	Any remaining principal collections first will be made available to other series in shared excess available principal collections group [•] and then will be paid to the holder of the transferor interest or, if necessary, deposited into the excess funding account.

See “Deposit and Application of Funds – Payments of Principal,” “– Shared Excess Available Principal Collections,” “The Notes – Principal Payments” and “– Sources of Funds to Pay the Notes – The Issuing Entity Trust Accounts” in this prospectus supplement for a detailed description of the application of series available principal collections.

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Fees and Expenses Payable from Collections

•	Fees and expenses payable from collections of finance charge receivables:

o	servicing fee: paid to the servicer (as described below) each month in an amount equal to one-twelfth of the servicing fee percentage of the principal receivables.

•	Fees and expenses payable from collections of principal receivables:

o	servicing fee shortfall: any accrued but unpaid servicing fees paid to the servicer.

Servicer Compensation

The servicer is entitled to receive a monthly servicing fee as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the servicing fee will equal one-twelfth of the servicing fee percentage per year and the aggregate amount of principal receivables as of the close of business on the last day of the prior monthly period. The portion of the servicing fee allocated to Series [•] will be paid from series available finance charge collections and shared excess available finance charge collections, if any, allocated from other series of notes. See “Deposit and Application of Funds – Servicer Compensation” in this prospectus supplement.

Shared Excess Available Finance Charge Collections

Series [•] is included in shared excess available finance charge collections group [•]. As of the issuance date, the Series [•] notes will be the [first] series of notes included in shared excess available finance charge collections group [•].

To the extent that series available finance charge collections are available after all required deposits and payments described in “Deposit and Application of Funds – Payments of Interest, Fees and Other Items” in this prospectus supplement, those excess finance charge collections will be applied to cover any shortfalls in amounts payable from finance charge collections allocated to other series of notes in shared excess available finance charge collections group [•]. In addition, the Series [•] notes may receive the benefits of shared excess available finance charge collections from other series of notes in shared excess available finance charge collections group [•] to the extent the finance charge collections allocated to such other series remain after making all required deposits and payments for those series.

Shared excess available finance charge collections from series in shared excess available finance charge collections group [•] will not be available for application by other series of notes that are not in shared excess available finance charge collections group [•].

While any series of notes may be included in shared excess finance charge collections group [•], there can be no assurance that additional series will be included in shared excess finance charge collections group [•] or that there will be any excess finance charge collections to be shared.

See “Deposit and Application of Funds – Shared Excess Available Finance Charge Collections” in this prospectus supplement and “Sources of Funds to Pay the Notes – General” and “– Deposit and Allocation of Funds in the Issuing Entity” in the accompanying prospectus.

Shared Excess Available Principal Collections

Series [•] is included in shared excess available principal collections group [•]. As of the issuance date, the Series [•] notes will be the [first] series of notes included in shared excess available principal collections group [•].

To the extent that series available principal collections are available after all required deposits and payments described in “Deposit and Application of Funds – Payments of Principal” in this prospectus supplement, those excess principal collections will be applied to cover any shortfalls in required principal deposits or payments payable from principal collections allocated to other series of notes in shared excess available principal collections group [•]. In addition, the Series [•] notes may receive the benefits of shared excess available principal collections from other series of notes in shared excess available principal collections group [•] to the extent the principal collections allocated to such other series remain after making all required deposits and payments for those series.

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Shared excess available principal collections from series in shared excess available principal collections group [•] will not be available for application by other series of notes that are not in shared excess available principal collections group [•].

While any series of notes may be included in shared excess principal collections group [•], there can be no assurance that additional series will be included in shared excess principal collections group [•] or that there will be any excess principal collections to be shared.

See “Deposit and Application of Funds – Shared Excess Available Principal Collections” in this prospectus supplement and “Sources of Funds to Pay the Notes – General” and “– Deposit and Allocation of Funds in the Issuing Entity” in the accompanying prospectus.

Issuing Entity Accounts

For a description of the issuing entity accounts established for the benefit of all series of outstanding notes, including the collection account and the excess funding account, see “Sources of Funds to Pay the Notes” in the accompanying prospectus.

In connection with the Series [•] notes, the issuing entity will establish a principal funding account and an accumulation reserve account. The principal funding account and the accumulation reserve account are solely for the benefit of the Series [•] noteholders.

Collections on the receivables and any other assets included in the issuing entity will be allocated among each series of notes, including Series [•], and the holder of the transferor interest on a daily basis. The amounts allocated to Series [•], plus any other amounts to be treated as finance charge collections and principal collections for Series [•], will then be applied if and when required to:

•	make deposits to the principal funding account;

•	make deposits to the accumulation reserve account; and

•	to make other required deposits or payments as described in this prospectus supplement.

See “The Notes – Principal Payments,” “– Sources of Funds to Pay the Notes – The Issuing Entity Trust Accounts,” and “Deposit and Application of Funds – Deposits to the Accumulation Reserve Account” in this prospectus supplement.

Ratings

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected final payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early amortization event, an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning nationally recognized statistical rating organization. A rating is based on each nationally recognized statistical rating organization’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one nationally recognized statistical rating organization will not necessarily correspond to a rating, or a change or withdrawal of a rating, from any other nationally recognized statistical rating organization.

Other nationally recognized statistical rating organizations not hired by the transferor may rate the notes at any time. A rating on the notes by a non-hired nationally recognized statistical rating organization could be different than the rating assigned to the notes by a hired nationally recognized statistical rating organization.

See “Risk Factors – The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn or if there is an unsolicited issuance of a lower rating” in the accompanying prospectus.

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Federal Income Tax Consequences

Subject to important considerations described in “Federal Income Tax Consequences” in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuing entity, is of the opinion that under existing law the Class A notes will be characterized as debt for federal income tax purposes, and that the issuing entity will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Series [•] note, you will agree to treat your Series [•] note as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described in “Benefit Plan Investors” in the accompanying prospectus, the Series [•] notes are eligible for purchase by Benefit Plans and governmental, non-U.S. and church plans subject to Similar Law. By purchasing the notes, each investor will be deemed to represent, warrant and covenant that either (a) it is not a Benefit Plan or a governmental, non-U.S. or church plan that is subject to Similar Law, or (b)(i) the Series [•] notes are rated at least “investment grade” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer, and (ii) the purchase and subsequent holding of the notes by the investor will not give rise to a nonexempt, prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a violation of any Similar Law. For further information regarding the application of ERISA, see “Benefit Plan Investors” in the accompanying prospectus.

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[Risk Factors]

[A payment default under the [interest rate][currency] swap or a termination of the [interest rate][currency] swap may result in early or reduced payment on the notes.

The issuing entity will enter into [an interest rate][a currency] swap with the swap counterparty for the exclusive benefit of the Series [•] notes. Under the terms of the swap, the issuing entity will be obligated to pay an amount periodically to the swap counterparty and the swap counterparty will be obligated to pay an amount periodically to the issuing entity. In the event that the swap counterparty, or its agent fails to pay the amount due to the issuing entity on or prior to any payment date (or within the applicable cure period thereafter), after the issuing entity has previously made a payment to the swap counterparty in connection with the same payment date, the Series [•] noteholders may suffer a loss to the extent of such failure. Also, the swap may terminate early following certain customary events of default and termination events with respect to a party, including the failure of a party to make a required payment within the applicable cure period following a payment date, the bankruptcy of either party, a rating decline of the swap counterparty, the imposition of withholding taxes on the payments of either party and the swap becoming illegal or invalid. At the time of an early termination, the swap may have value to either the issuing entity or the swap counterparty. The termination payment calculated in connection with an early termination will correspond to the estimated cost to the issuing entity or the swap counterparty, as the case may be, of entering into a replacement swap. Among other factors, this cost depends on the comparative value of the remaining payments to be made by the parties under the swap. The value of swap may be highly volatile, and it is not possible to estimate the maximum amount of the termination payment.

In addition, if the long-term rating of the swap counterparty is withdrawn or reduced below “[__]” by Standard & Poor’s, or “[__]” by Moody’s, or the short-term rating of the swap counterparty is withdrawn or reduced below “[__]” by Standard & Poor’s or “[__]” by Moody’s, and a replacement swap or alternative arrangement is not established, a reduction or withdrawal of the then-current ratings on the Series [•] notes may occur.]

[Payments on the Class B notes are subordinate to payments on the Class A notes.

If you buy Class B notes, your interest payments will be subordinate to interest payments on the Class A notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

—	You will not receive any interest payments on your Class B notes on any payment date until the full amount of interest then payable on the Class A notes has been paid.

—	In addition, you will not receive any principal payments on your Class B notes on any payment date until the entire principal amount of the Class A notes has been paid.

As a result of these features, any reduction in the allocation amount for your series due to charge-offs or reallocation of principal will reduce payments on the Class B notes before reducing payments on the Class A notes. If receivables are sold after an event of default and acceleration, the net proceeds of that sale would be paid first to the Class A noteholders until the outstanding principal amount of the Class A notes and all accrued and unpaid interest payable to the Class A noteholders have been paid in full before any payments would be made to the Class B noteholders.]

[Termination of certain credit card agreements may affect the performance of the issuing entity’s receivables, and consequently, the timing and amount of payments on your notes.

BBD enters into a co-branded agreement with any new partner with whom it establishes a co-branded relationship. The co-branded agreements outline the terms and conditions of the program including the contractual maturity of the program and renewal conditions, amongst other items. Each of the co-branded programs has a different contractual maturity, currently ranging from 5 to 10 years. Some of these agreements have automatic renewal terms while others can be renewed subject to certain terms and conditions agreed upon by both BBD and the respective partner. Additionally, some of these agreements may allow the partner upon termination of the agreement or its designated third party to purchase the credit card receivables generated under the related co-branded program, including the receivables that are the property of the issuing entity. Approximately [__]% of the

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accounts would be subject to removal from the issuing entity and approximately [__]% of the total receivables in the issuing entity as of [__][__], 2012 would be subject to purchase prior to the expected principal payment date for your series if the related agreements were not extended.

If the partner upon termination of the agreement or its designated third party were to exercise its right to purchase the credit card receivables generated under the related co-branded program, including a significant portion of the receivables that are the property of the issuing entity, and BBD fails to sell receivables arising under previously non-designated additional accounts to replace those purchased by the partner, then in certain circumstances an early redemption event may be triggered, and in other circumstances an early amortization period could begin after the applicable grace period. If an early amortization period commences or an early redemption event occurs as a result of a termination of one or more agreements, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.]

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Glossary

This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-[30] in this prospectus supplement and beginning on page [89] in the accompanying prospectus.

Use of Proceeds

The net proceeds from the sale of the Series [•] notes offered by this prospectus supplement and the accompanying prospectus, before deduction of certain expenses, will be paid to the transferor by the issuing entity and used by the transferor for the general corporate purposes of the transferor, including, but not limited to, the repayment of amounts owed to BBD.

Introduction

The following provisions of this prospectus supplement contain more detailed information concerning the Series [•] notes offered hereby. The Series [•] notes will be issued pursuant to the indenture and an indenture supplement, referred to as the Series [•] indenture supplement. Each of the indenture and the Series [•] indenture supplement is by and between the issuing entity and U.S. Bank National Association, as indenture trustee.

On or about [•] [•], 20[•], the issuing entity will issue $[•] of Class A Series [•] [Fixed][Floating] Rate Asset Backed Notes and $[•] of Class B Series [•] [Fixed][Floating] Rate Asset Backed Notes. Only the Class A notes are offered by this prospectus supplement and the accompanying prospectus. The Class B notes will be acquired and held by an affiliate of the issuing entity and are not offered by this prospectus supplement and the accompanying prospectus.

The Notes

The following discussion and the discussion under “The Notes,” “Sources of Funds to Pay the Notes” and “The Indenture” in the accompanying prospectus summarize the material terms of the Series [•] notes, the indenture, the transfer agreement, the servicing agreement and the Series [•] indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Series [•] notes, the indenture, the transfer agreement, the servicing agreement and the Series [•] indenture supplement. The Series [•] notes will be issued in classes. References to the Class A notes and the Class B notes in this prospectus supplement are to the Class A notes and the Class B notes of Series [•].

A portion of the Finance Charge Collections and Principal Collections will be allocated to the Series [•] notes on each day when collections are deposited into the Collection Account. See “Deposit and Application of Funds – Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee” in this prospectus supplement. Finance Charge Collections allocated to Series [•], along with certain other amounts, will be treated as Series Available Finance Charge Collections and applied in accordance with “Deposit and Application of Funds – Payments of Interest, Fees and Other Items” in this prospectus supplement. Principal Collections allocated to Series [•], after giving effect to any reallocations of such Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon, along with certain other amounts, will be treated as Series Available Principal Collections and applied in accordance with “Deposit and Application of Funds – Payments of Principal” in this prospectus supplement. If the Default Amount allocated to Series [•] exceeds the amount of Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated to Series [•], then the Series Allocation Amount will be reduced by the excess as described in “Deposit and Application of Funds – Reductions in the Series Allocation Amount Due to Charge-Offs and Reallocated Principal Collections” in this prospectus supplement.

The issuing entity will pay principal of and interest on the notes solely from the portion of Series Available Principal Collections and Series Available Finance Charge Collections and from other amounts which are available to the Series [•] notes under the indenture, the transfer agreement, the servicing agreement and the Series [•] indenture supplement after giving effect to all allocations and reallocations. If these sources are not sufficient to pay principal of and interest on the notes,

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noteholders will have no recourse to any other assets of the issuing entity or any other person or entity.

The indenture allows the issuing entity to “reopen” or later increase the amount of Series [•] notes without notice by selling additional Series [•] notes subject to the same terms. Any additional Series [•] notes will be treated, for all purposes, like the Series [•] notes that we are offering by this prospectus supplement.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount

Series [•] has a Stated Principal Amount, an Outstanding Dollar Principal Amount, an Adjusted Outstanding Dollar Principal Amount and an Allocation Amount. Each class of Series [•] notes has a Stated Principal Amount and an Outstanding Dollar Principal Amount. Any additional Series [•] notes will increase these amounts.

Stated Principal Amount

The Stated Principal Amount of Series [•] is $[•]. The Stated Principal Amount of the Class A notes is $[•] and the Stated Principal Amount of the Class B notes is $[•].

Outstanding Dollar Principal Amount

For Series [•] and any class of Series [•] notes, the Outstanding Dollar Principal Amount is the Initial Dollar Principal Amount of the series or class, less any principal payments made to the noteholders of the series or class.

Adjusted Outstanding Dollar Principal Amount

The Adjusted Outstanding Dollar Principal Amount of the Series [•] notes is the Outstanding Dollar Principal Amount of the Series [•] notes, less any amounts on deposit in the Principal Funding Account.

Allocation Amount

The Series Allocation Amount is a U.S. dollar amount based on the Stated Principal Amount of the Series [•] notes, but with some reductions and increases described below.

The Series Allocation Amount may be reduced as follows:

•	If Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, are insufficient to cover the Series Default Amount, the Series Allocation Amount will be reduced as described in “Deposit and Application of Funds – Reductions in the Series Allocation Amount Due to Charge-Offs and Reallocated Principal Collections” in this prospectus supplement.

•	Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon will reduce the Series Allocation Amount by the amount of such Reallocated Principal Collections as described in “Deposit and Application of Funds – Reductions in the Series Allocation Amount Due to Charge-Offs and Reallocated Principal Collections” in this prospectus supplement.

•	The Series Allocation Amount will be reduced by the amount deposited into the Principal Funding Account.

•	The Series Allocation Amount will be reduced by the amount of all payments of principal of the Series [•] notes.

The Series Allocation Amount may be increased as follows:

•	If Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes are available and applied to reimburse earlier reductions in the Series Allocation Amount due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon, as such reimbursements are described in “Deposit and

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•	Application of Funds – Payments of Interest, Fees and Other Items” in this prospectus supplement. Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, that are used to cover the Series Default Amount or used to reimburse earlier reductions in the Series Allocation Amount will be treated as Series Available Principal Collections.

In most circumstances, the Series Allocation Amount, together with any accumulated Series Available Principal Collections held in the Principal Funding Account, will be equal to the Outstanding Dollar Principal Amount of the Series [•] notes. However, if reductions in the Series Allocation Amount due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon are not reimbursed through the subsequent application of Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, the Stated Principal Amount of the Series [•] notes may not be paid in full. This will occur because the amount of dollars allocated to pay the Series [•] notes is less than the Stated Principal Amount of the Series [•] notes.

If there is a sale of assets in the issuing entity following (i) an event of default and acceleration of the Series [•] notes or (ii) the Series Legal Maturity Date, the Series Allocation Amount will be reduced to zero. See “Deposit and Application of Funds – Sale of Assets” in this prospectus supplement.

The Series Allocation Amount may not be reduced below zero, and may not be increased above the Adjusted Outstanding Dollar Principal Amount.

The amount of reductions in the Series Allocation Amount due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon will be limited as described in “Deposit and Application of Funds – Reductions in the Series Allocation Amount Due to Charge-Offs and Reallocated Principal Collections” in this prospectus supplement.

Interest Payments

The Class A notes will accrue interest from and including the issuance date through but excluding [Month] [Day], [Year] and for each following Interest Period, at a rate of [•]% per year [above LIBOR, as determined by the indenture trustee on the related LIBOR Determination Date with respect to each Interest Period].

The Class A note interest rate may be obtained by telephoning the indenture trustee at its corporate trust office at 1-800-934-6802.

Interest on the Class A notes will be calculated on the basis of [the actual number of days in the related Interest Period][a 30 day Interest Period] and a 360-day year.

Interest will be paid on each Payment Date, which will be [Month] [•], [Year] and the [15th] day of each following month or, if the [15th] day is not a Business Day, the immediate following Business Day.

Interest payments on each class of notes on any Payment Date will be calculated on the Outstanding Dollar Principal Amount of such class of notes as of the Record Date, except that interest for the first Payment Date will accrue at the applicable note interest rate on the Initial Dollar Principal Amount of such class of notes from the issuance date.

Interest due on the Class A notes but not paid on any Payment Date will be payable on the following Payment Date, together with additional interest on the overdue amount of regular monthly interest at [2]% plus the interest rate payable on the notes for the applicable class of Series [•] notes. Additional interest on any class of the Series [•] notes will accrue on the same basis as interest on such class of notes, and will accrue from the Payment Date on which the overdue interest became due, to but excluding the Payment Date on which the additional interest is paid.

Interest payments on the Class A notes on any Payment Date will be paid from Series Available Finance Charge Collections, Shared Excess Available Finance Charge Collections, to the extent

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available, and Reallocated Principal Collections, to the extent necessary and available, for the related Monthly Period.

Principal Payments

The issuing entity expects to pay the Stated Principal Amount of the Series [•] notes in one payment on the [Month] [Year] Payment Date, which is the expected final payment date. However, you may receive principal payments earlier if the Early Amortization Period begins or there is an early redemption event or later if the payment rate deteriorates or insufficient Series Available Principal Collections are accumulated in the Principal Funding Account prior to such date.

Revolving Period

Until Principal Collections are needed to be accumulated to pay the Series [•] notes, Principal Collections allocable to the Series [•] notes will either be applied to other series of notes in the Shared Excess Available Principal Collections Group [•] which are accumulating principal or paid to Dryrock Funding LLC, as the holder of the Transferor Interest. This period is commonly referred to as the revolving period. The revolving period begins on the issuance date and, unless an early amortization event or event of default and acceleration of the Series [•] notes occurs, ends at the commencement of the Controlled Accumulation Period. See “– Controlled Accumulation Period” in this prospectus supplement.

Controlled Accumulation Period

During the Controlled Accumulation Period, principal will be deposited into the Principal Funding Account. The Controlled Accumulation Period is scheduled to begin on the first Business Day of the [Month] [Year] Monthly Period, but may be delayed as described in “– Postponement of Controlled Accumulation Period” in this prospectus supplement and ends on the earlier to occur of:

•	the commencement of the Early Amortization Period; and

•	the payment in full of the Stated Principal Amount of, and any monthly interest due on the Series [•] notes.

If an early amortization event occurs with respect to Series [•] before the Controlled Accumulation Period begins, there will be no Controlled Accumulation Period and the Early Amortization Period will begin.

On each Payment Date during the Controlled Accumulation Period, the indenture trustee will deposit in the Principal Funding Account an amount equal to the least of:

•	Series Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes with respect to that Payment Date;

•	the applicable Controlled Deposit Amount; and

•	the Series Allocation Amount (after taking into account any adjustments on that date), divided by the remaining number of months in the Controlled Accumulation Period.

Amounts on deposit in the Principal Funding Account will be paid on the expected final payment date first, to Class A noteholders (in an amount not to exceed the Stated Principal Amount of the Class A notes), and second, to the Class B noteholders.

During the Controlled Accumulation Period, the portion of Series Available Principal Collections not deposited into the Principal Funding Account for payment of principal of the Series [•] notes on a Payment Date will be treated as Shared Excess Available Principal Collections and made available for other series in Shared Excess Available Principal Collections Group [•] which are accumulating principal or paid to Dryrock Funding LLC, as the holder of the Transferor Interest.

If there are insufficient funds on deposit in the Principal Funding Account on the expected final payment date, an early amortization event will occur and the Early Amortization Period will begin.

Postponement of Controlled Accumulation Period

The Controlled Accumulation Period currently is scheduled to begin on [Month] [Day], [Year] which is the first Business Day of the month that is 12 calendar months before the expected final

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payment date. However, the date on which the Controlled Accumulation Period actually begins will be delayed if the servicer reasonably expects that the Series Available Principal Collections together with the Shared Excess Available Principal Collections will be sufficient so that such delay will not affect the payment in full of the Series [•] notes by the expected final payment date. In no case will the Controlled Accumulation Period be reduced to less than one month.

Early Amortization Period

The Early Amortization Period for the Series [•] notes will begin at the close of business on the Business Day immediately preceding the date on which an early amortization event with respect to Series [•] is deemed to have occurred, and ending on the earliest to occur of:

•	the payment in full of the Stated Principal Amount of, and any accrued, past due and additional interest on, all classes of the Series [•] notes;

•	the date on which a sale of assets in the issuing entity has taken place following an event of default and acceleration of the Series [•] notes; and

•	the Series Legal Maturity Date,

in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on such date.

Series Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes, will be paid to the Class A noteholders on each Payment Date until the earliest of:

•	the payment in full of the Stated Principal Amount of, and any accrued, past due and additional interest on, the Class A notes;

•	the date on which a sale of assets in the issuing entity has taken place following an event of default and acceleration of the Series [•] notes; and

•	the Series Legal Maturity Date.

If an early amortization event occurs during the Controlled Accumulation Period, on the next Payment Date, any amount on deposit in the Principal Funding Account will be paid to the Class A noteholders up to the Stated Principal Amount of the Class A notes.

For a discussion of events that might lead to the commencement of the Early Amortization Period, see “– Redemption and Early Amortization of the Notes” below and “The Notes – Redemption and Early Amortization of Notes” and “The Indenture – Early Amortization Events” in the accompanying prospectus.

Redemption and Early Amortization of the Notes

The issuing entity or the transferor may, at its option, redeem the Series [•] notes or a class of the Series [•] notes before its expected final payment date in whole but not in part at any time when the Outstanding Dollar Principal Amount of the Series [•] notes or a class of the Series [•] notes is less than [10]% of the highest Outstanding Dollar Principal Amount at any time for the Series [•] notes or a class of the Series [•] notes, but in no event shall such optional redemption occur if 25% or more of the initial dollar principal amount of the Series [•] notes is still outstanding. This redemption option is referred to as a clean-up call.

If the issuing entity redeems the Series [•] notes or a class of the Series [•] notes, it will notify the registered holders of the Series [•] notes or class of the Series [•] notes at least 30 days prior to the redemption date. The redemption price will equal 100% of the Outstanding Dollar Principal Amount, plus accrued, past due and additional interest up to but excluding the date of redemption.

If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments will thereafter be made until the earlier to occur: either (i) the principal of and accrued interest on those notes are paid in full or (ii) the legal maturity date occurs, whichever is earlier. Any funds in any supplemental issuer account allocable to the Series [•] notes or a class of the Series [•] notes and funds in the Principal Funding Account, will be applied to make the principal and interest payments on the Series [•] notes or a class of the Series [•] notes on the redemption date.

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Also, if principal receivables having an aggregate principal balance in an amount equal to or greater than [30]% of the Pool Balance are designated for reassignment to the transferor, and the servicer determines that the Transferor Amount would be less than the Required Transferor Amount after giving effect to such reassignment, and giving effect to any scheduled payments on the notes and any account additions that are scheduled to occur on or prior to the removal date, then a mandatory “early redemption event” will be deemed to have occurred with respect to the Series [•] notes on the related removal date. If an early redemption event occurs, the issuing entity will apply all funds received from the transferor in connection with such reassignment on the first payment date following the Monthly Period in which such early redemption event occurred to redeem the Series [•] notes on a pro rata basis between each class of notes, based on the respective Stated Principal Amounts of each class of notes.

In addition to the early amortization events applicable to all notes, including the Series [•] notes, described in the accompanying prospectus, each of the following events will be an early amortization event for the Series [•] notes:

•	if the Quarterly Excess Spread Percentage is less than the Required Excess Spread Percentage;

•	if, when required to do so, the transferor does not transfer additional receivables to the trust;

•	any servicer default, as described in “Sources of Funds to Pay the Notes – Servicer Default” in the accompanying prospectus, occurs that would have a material adverse effect on the Series [•] noteholders;

•	the failure to pay the Series [•] notes in full on the expected final payment date;

•	the occurrence of an event of default and acceleration of the Series [•] notes;

•	the (i) failure on the part of the transferor to make any payment or deposit required to be made by it by the terms of the transfer agreement on or before the date occurring five business days after the date such payment or deposit is required to be made therein or (ii) failure of the transferor duly to observe or perform in any material respect any of their respective covenants or agreements set forth in the transfer agreement, which failure has a material adverse effect on the Series [•] Noteholders and which continues unremedied for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the transferor by the indenture trustee, or to the transferor and the indenture trustee by any noteholder of the Series [•] notes; or

•	any representation or warranty made by the transferor in the transfer agreement or any information contained in an account schedule required to be delivered by it pursuant to the transfer agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the transferor by the indenture trustee, or to the transferor and the indenture trustee by any noteholder of the Series [•] notes and as a result of which the interests of the Series [•] Noteholders are materially and adversely affected for such period; provided, however, that an early amortization event shall not be deemed to have occurred if the transferor has accepted reassignment of the related receivables, or all of such receivables, if applicable, during such period in accordance with the provisions of the transfer agreement.

See “The Notes – Redemption and Early Amortization of Notes” and “The Indenture – Early Amortization Events” in the accompanying prospectus.

Subordination

The Class B notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes before they are made on the Class B notes. Except in the case of an early redemption event as described under “-Redemption and Early Amortization of The Notes” above, principal payments on the Class B notes will not begin until the Class A notes have been paid in full. If the

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Series Allocation Amount is reduced due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon, the principal of and interest on the Class B notes may not be paid in full. If there is a sale of assets in the issuing entity following (i) an event of default and acceleration of the Series [•] notes or (ii) the Series Legal Maturity Date, as described in “Deposit and Application of Funds – Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes – Sale of Assets” in the accompanying prospectus, the net proceeds of that sale which are available to pay principal of and interest on the Series [•] notes will be paid first to the Class A notes before any remaining net proceeds will be available for payments due to the Class B notes.

Sources of Funds to Pay the Notes

The Assets of the Issuing Entity

As of the date of this prospectus supplement, the issuing entity’s primary assets are receivables arising in designated credit card accounts owned by BBD and funds on deposit in the issuing entity accounts.

The sole source of payment for the principal of and interest on the Series [•] notes is provided by:

•	the portion of Principal Collections and Finance Charge Collections allocated to Series [•] (see “Deposit and Application of Funds – Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee” in this prospectus supplement);

•	Series [•]’s allocable share of funds on deposit in the Collection Account and the excess funding account; and

•	funds on deposit in the Principal Funding Account and the accumulation reserve account established for Series [•].

The Series [•] noteholders will have no recourse to any other assets of the issuing entity (other than Shared Excess Available Finance Charge Collections, if any, from other series in Shared Excess Available Finance Charge Collections Group [•] and Shared Excess Available Principal Collections, if any, from other series in Shared Excess Available Principal Collections Group [•]), or recourse to any other person or entity for payment of principal of and interest on the Series [•] notes. In addition to the Series [•] notes, the issuing entity may issue other series of notes.

The Issuing Entity Trust Accounts

For a description of the issuing entity accounts established for the benefit of all series of notes, including the Collection Account and the excess funding account, see “Sources of Funds to Pay the Notes” in the accompanying prospectus.

In connection with Series [•], the issuing entity will establish a Principal Funding Account and an accumulation reserve account for the benefit of the Series [•] noteholders.

Principal Funding Account

The issuing entity will establish a Principal Funding Account into which Series Available Principal Collections and Shared Excess Available Principal Collections, if any, allocated from other series of notes, will be deposited during the Controlled Accumulation Period. Those Principal Collections will be used to make payments of principal of the Series [•] notes on the expected final payment date, or, if earlier, the first Payment Date in the Early Amortization Period. For a discussion of the timing and amount of principal to be deposited into the Principal Funding Account, see “– Principal Payments” in this prospectus supplement.

Accumulation Reserve Account

The issuing entity will establish an accumulation reserve account to cover shortfalls in investment earnings on amounts on deposit in the Principal Funding Account.

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If more than one deposit is required to be deposited into the Principal Funding Account to pay the principal of the Series [•] notes on the expected final payment date, the amount required to be deposited into the accumulation reserve account for the Series [•] notes will be [0.50]% of the Outstanding Dollar Principal Amount of the Series [•] notes, or such other amount designated by the issuing entity. Otherwise, the required amount to be deposited into the accumulation reserve account for the Series [•] notes is zero. See “Deposit and Application of Funds – Targeted Deposits to the Accumulation Reserve Account” in this prospectus supplement.

[Derivative Agreement]

[The issuing entity will enter into a derivative agreement to serve as an additional source of funds to pay [principal of or interest] on the Series [•] notes.]

[Derivative Counterparty]

[The derivative counterparty under the derivative agreement is [•]. The derivative counterparty is a [state/country of incorporation] corporation. The derivative counterparty provides a wide range of business and banking services, including [description of services and general character and whether the significance percentage is less than 10%, at least 10% but less than 20%, or 20% or more].

[If the aggregate significance percentage of any derivative counterparty is greater than 10%, but less than 20%, financial data required by Item 1115(b)(1) of Regulation AB will be provided.]

[If the aggregate significance percentage of any derivative counterparty is greater than 20%, financial statements meeting the requirements of Item 1115(b)(2) of Regulation AB will be provided.]

[Describe the operation and material terms of any derivative agreement, including limits on amount and timing of payments. Describe material provisions regarding the substitution of the derivative counterparty.]

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Deposit and Application of Funds

The Series [•] indenture supplement specifies how Series Available Finance Charge Collections, Series Available Principal Collections and other amounts allocated to the Series [•] notes will be deposited into the issuing entity accounts established for the Series [•] notes to provide for the payment of interest on and principal of Series [•] notes as payments become due. The following sections summarize those provisions.

Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee

Pursuant to the indenture, the indenture trustee at the direction of the servicer, will on each day on which collections are deposited into the Collection Account, allocate the Finance Charge Collections and Principal Collections between the interests of the holders of the various series of notes and the Transferor’s Interest as described in “Sources of Funds to Pay the Notes – Deposit and Allocation of Funds in the Issuing Entity” in the accompanying prospectus. In addition, on or prior to each Note Transfer Date, the indenture trustee at the direction of the Servicer will (i) allocate the monthly servicing fee among the interests of the holders of the various series of notes and the Transferor’s Interest and (ii) allocate the Default Amount among the interests of the holders of the various series of notes and the Transferor’s Interest.

The servicer’s compliance with its obligations under the servicing agreement will be independently verified as described under “Sources of Funds to Pay the Notes – Evidence as to Compliance” in the accompanying prospectus.

With respect to each date collections are deposited into the Collection Account, the indenture trustee will, at the direction of the servicer (without independent verification of its authority), allocate the Finance Charge Collections to the Series [•] notes in an amount equal to the product of:

•	the Series Floating Allocation Percentage; and

•	the amount of Finance Charge Collections deposited into the Collection Account.

The Finance Charge Collections allocated to Series [•] as described above are referred to in this prospectus supplement as “Series Finance Charge Collections.” This may include any Reallocated Principal Collections.

In addition, with respect to each date collections are deposited into the Collection Account, the indenture trustee will, at the direction of the servicer (without independent verification of its authority), allocate the Principal Collections to the Series [•] notes in an amount equal to the product of:

•	the Series Principal Allocation Percentage; and

•	the amount of Principal Collections deposited into the Collection Account.

On or prior to each Note Transfer Date, the indenture trustee will, at the direction of the servicer (without independent verification of its authority), allocate to Series [•] a portion of the Servicing Fee in an amount equal to the product of:

•	the Series Floating Allocation Percentage; and

•	the Servicing Fee for the related Monthly Period.

On or prior to each Note Transfer Date, the indenture trustee will, at the direction of the servicer (without independent verification of its authority), allocate to Series [•] a portion of the Default Amount in an amount equal to the product of:

•	the Series Floating Allocation Percentage; and

•	the Default Amount for the related Monthly Period.

The Principal Collections, Default Amount and Servicing Fee allocated to Series [•] described above are referred to in this prospectus supplement as “Series Principal Collections,” the “Series Default Amount” and the “Series Servicing Fee,” respectively.

For a detailed description of the percentage used in allocating Finance Charge Collections, the Default Amount and the Servicing Fee to the Series [•] notes, see the definition of “Series Floating

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Allocation Percentage” in the “Glossary of Defined Terms” in this prospectus supplement. For a detailed description of the percentage used in allocating Principal Collections to the Series [•] notes, see the definition of “Series Principal Allocation Percentage” in the “Glossary of Defined Terms” in this prospectus supplement.

Payments of Interest, Fees and Other Items

On each Payment Date the Series Finance Charge Collections along with certain other amounts described in the definition of “Series Available Finance Charge Collections” in the “Glossary of Defined Terms” will be applied by the indenture trustee in the following order and priority:

•	first, an amount equal to the Class A Monthly Interest plus Class A Additional Interest due for the related Payment Date and past due for any prior Payment Dates, will be paid to the Class A noteholders on that Payment Date;

•	second, an amount equal to the Series Servicing Fee due for such Payment Date and past due for any prior Payment Date, will be paid to the servicer;

•	third, an amount equal to the Class B Monthly Interest plus Class B Additional Interest due for the related Payment Date and past due for any prior Payment Dates, will be paid to the Class B noteholders on that Payment Date;

•	fourth, an amount equal to the Series Default Amount for such Payment Date will be treated as Series Available Principal Collections;

•	fifth, an amount equal to the unreimbursed reductions in the Series Allocation Amount due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past amounts due thereon will be treated as Series Available Principal Collections;

•	sixth, to make deposits, if any are required, to the accumulation reserve account;

•	seventh, following an event of default and acceleration of the Series [•] notes, the balance, if any, up to the Outstanding Dollar Principal Amount of the Series [•] notes less the amount of Series Available Principal Collections allocated to Series [•] on that Payment Date will be treated as Series Available Principal Collections;

•	eighth, the balance will be treated as Shared Excess Available Finance Charge Collections and will be available to cover any shortfalls in Finance Charge Collections allocated to other series in Shared Excess Available Finance Charge Collections Group [•], if applicable;

•	ninth, to make payments of other obligations of the issuing entity under any of the transaction documents, if applicable; and the remaining amount will be paid to the holder of the Transferor Interest.

If Series Available Finance Charge Collections are not sufficient to make all required payments and applications as described above, Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, will be available to make such required payments. Shared Excess Available Finance Charge Collections allocated to the Series [•] notes will be applied in the same manner and priority as Series Available Finance Charge Collections described above. While any series of notes may be included in Shared Excess Available Finance Charge Collections Group [•], there can be no assurance that additional series will be included in Shared Excess Available Finance Charge Collections Group [•] or that there will be any Shared Excess Available Finance Charge Collections. See “– Shared Excess Available Finance Charge Collections” in this prospectus supplement and “The Notes – Groups – Shared Excess Available Finance Charge Collections Group” in the accompanying prospectus.

Reductions in the Series Allocation Amount Due to Charge-Offs and Reallocated Principal Collections

The Series Default Amount represents Series [•]’s share of losses from the Trust Portfolio. Prior to each Payment Date, the servicer will calculate the Series Default Amount, if any, for the prior Monthly Period. If the Series Default Amount exceeds the amount of Series Available Finance

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Charge Collections and Shared Excess Available Finance Charge Collections, if any, then the Series Allocation Amount will be reduced by the excess. This excess is referred to as a “charge-off.”

On each Payment Date, if the sum of Class A Monthly Interest, the Series Servicing Fee and past due amounts thereon cannot be paid from Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, then Reallocated Principal Collections will be used to pay these amounts and the Series Allocation Amount will be reduced accordingly. However, with respect to Class A Monthly Interest, the Series Servicing Fee and past due amounts thereon, the amount of these Reallocated Principal Collections cannot exceed the Class B stated principal amount, minus any reductions due to charge-offs resulting from any uncovered series default amount and due to Reallocated Principal Collections previously used to pay such shortfalls and which have not been reimbursed.

In no event will the Series Allocation Amount be reduced below zero. Reductions in the Series Allocation Amount due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections may be reimbursed from subsequent Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, available to fund this amount. A reduction in the Series Allocation Amount will reduce the allocation of Finance Charge Collections and Principal Collections to Series [•]. If the Series Allocation Amount is reduced to zero, Series [•] will not receive any further allocations of Finance Charge Collections and Principal Collections.

Payments of Principal

On each Payment Date the indenture trustee will apply Series Available Principal Collections in the following order and priority:

•	first, on each Payment Date with respect to the revolving period, all Series Available Principal Collections will be treated as Shared Excess Available Principal Collections and applied as described in “– Shared Excess Available Principal Collections” in this prospectus supplement.

•	second, with respect to the Controlled Accumulation Period or the Early Amortization Period, collections deposited in the Collection Account for the related Monthly Period shall be distributed or deposited on each Payment Date in the following amounts and order of priority:

•	during the Controlled Accumulation Period, an amount equal to the Series Monthly Principal, plus any Shared Excess Available Principal Collections allocable to Series [•], will be deposited in the Principal Funding Account;

•	during the Early Amortization Period, an amount equal to the Series Monthly Principal, plus any Shared Excess Available Principal Collections allocable to Series [•], will be paid first to the Class A noteholders until the Class A notes have been paid in full and, second, to the Class B noteholders until the Class B notes have been paid in full; and

•	on each Payment Date during the Controlled Accumulation Period and the Early Amortization Period, the balance of Series Available Principal Collections not applied as described above will be treated as Shared Excess Available Principal Collections and applied as described in “– Shared Excess Available Principal Collections” in this prospectus supplement.

On the earlier to occur of (i) the first Payment Date with respect to the Early Amortization Period and (ii) the expected final payment date, the indenture trustee will withdraw from the Principal Funding Account and apply Series Available Principal Collections first, to the Class A noteholders until the Class A notes have been paid in full and, second, to the Class B noteholders until the Class B notes have been paid in full.

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Limit on Allocations of Series Available Principal Collections and Series Available Finance Charge Collections

The Series [•] notes will be allocated Series Principal Collections and Series Finance Charge Collections solely to the extent of the Series Allocation Amount. Therefore, if the Series Allocation Amount has been reduced due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon, the Series [•] notes will not be allocated Principal Collections or Finance Charge Collections to the extent of such reductions. However, any funds in the Principal Funding Account and any funds in the accumulation reserve account will still be available to pay principal of and interest on the Series [•] notes. Moreover, it is possible for the Series Allocation Amount to be increased by subsequent allocations of Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes. However, there are no assurances that there will be any Series Available Finance Charge Collections or Shared Excess Available Finance Charge Collections available to increase the Series Allocation Amount.

Sale of Assets

Assets in the issuing entity may be sold following (i) an event of default and acceleration of the Series [•] notes and (ii) the Series Legal Maturity Date. See “The Indenture – Events of Default” in the accompanying prospectus.

If an event of default occurs and the Series [•] notes are accelerated before the Series Legal Maturity Date, the issuing entity may sell assets if the conditions described in “The Indenture – Events of Default” and “– Events of Default Remedies” in the accompanying prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 662 3 % of the aggregate Outstanding Dollar Principal Amount of the Series [•] notes. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the Outstanding Dollar Principal Amount of the Series [•] notes consent;

•	the net proceeds of such sale, plus amounts on deposit in the issuing entity accounts would be sufficient to pay all amounts due on the Series [•] notes; or

•	the indenture trustee determines that the funds to be allocated to the Series [•] notes, including (i) Series Available Finance Charge Collections and Series Available Principal Collections and (ii) amounts on deposit in the issuing entity accounts may not be sufficient on an ongoing basis to make all payments on the Series [•] notes as such payments would have become due if such obligations had not been declared due and payable, and holders of more than 662 3 % of the aggregate Outstanding Dollar Principal Amount of the Series [•] notes consent to the sale.

If the Series Allocation Amount is greater than zero on the Series Legal Maturity Date, after giving effect to any allocations, deposits and payments to be made on such date, the sale of assets in the issuing entity will take place.

The principal amount of assets designated for sale will be an amount not to exceed the Series Allocation Amount as of the close of business on the day preceding such sale, plus any related Finance Charge Receivables. Proceeds from such a sale will be paid in the following priority: first, to (i) pay all compensation owed to the indenture trustee for services rendered in connection with the indenture (and any supplement thereto) and (ii) pay all indemnification amounts owed to the owner trustee in connection with the trust agreement, provided, that with respect to this clause (ii) such amounts shall not exceed $100,000, second, as specified in the Series [•] indenture supplement for application and payment in accordance with the Series [•] indenture supplement, the amounts due and payable on the Series [•] notes for principal and interest, respectively, and other fees and expenses payable in connection therewith under the Series [•] indenture supplement, and third, to pay any remaining amounts to the issuing entity.

The Series Allocation Amount will be reduced to zero upon such sale even if the proceeds of that sale and amounts on deposit in the issuing entity accounts for the Series [•] notes are not

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enough to pay all remaining amounts due on the Series [•] notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to Series [•]. Noteholders will receive the proceeds of the sale, but no more than the Outstanding Dollar Principal Amount of the Series [•] notes, plus all accrued, unpaid and additional interest. The Series [•] notes will no longer be outstanding under the indenture or any supplement thereto once the noteholders have directed the sale of assets.

After giving effect to a sale of assets for the Series [•] notes, the amount of proceeds on deposit in the Principal Funding Account may be less than the Outstanding Dollar Principal Amount of the Series [•] notes. This deficiency can arise because of unreimbursed reductions in the Series Allocation Amount or if the sale price for the assets was less than the Outstanding Dollar Principal Amount of the Series [•] notes. These types of deficiencies will not be reimbursed. See “Risk Factors – Allocations of default amounts on principal receivables could result in a reduction in payment on your notes – If an event of default occurs, your remedy options are limited and you may not receive full payment of principal and accrued interest” in the accompanying prospectus.

Deposits to the Accumulation Reserve Account

If the Controlled Accumulation Period is more than one month, deposits will be required to be made into the accumulation reserve account commencing at least three months prior to the beginning of the Controlled Accumulation Period. The deposits to the accumulation reserve account may, however, be required to commence as much as 12 months prior to the beginning of the Controlled Accumulation Period based upon the Quarterly Excess Spread Percentage in effect. If the Quarterly Excess Spread Percentage is greater than or equal to [4]%, then deposits will be required commencing 3 months before the Controlled Accumulation Period begins, if the Quarterly Excess Spread Percentage is less than [4]% but greater than or equal to [3]%, then deposits will be required commencing 4 months before the Controlled Accumulation Period begins, if the Quarterly Excess Spread Percentage is less than [3]% but greater than or equal to [2]%, then deposits will be required commencing 6 months before the Controlled Accumulation Period begins and if the Quarterly Excess Spread Percentage is less than [2]%, then deposits will be required commencing 12 months before the Controlled Accumulation Period begins. The required accumulation reserve account amount for any payment date means an amount equal to [0.50]% of the Outstanding Dollar Principal Amount of the Series [•] notes as of the Record Date for that Payment Date. The accumulation reserve account will be funded from Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any as described above in “– Payments of Interest, Fees and Other Items.”

Withdrawals From the Accumulation Reserve Account

Withdrawals will be made from the accumulation reserve account, but in no event more than the amount on deposit in the accumulation reserve account, in the following order:

•	Interest. Prior to each Payment Date of the related Monthly Period with respect to the Controlled Accumulation Period, the servicer shall calculate the Accumulation Reserve Draw Amount and such amount will be withdrawn from the accumulation reserve account and deposited into the Collection Account and applied as Series Available Finance Charge Collections for such Payment Date. The Accumulation Reserve Draw Amount means the excess, if any, of the Covered Amount for such Payment Date over the investment proceeds on the Principal Funding Account for such Payment Date. The term “Covered Amount” generally means the amount of interest which would accrue on the amounts in the Principal Funding Account if such amount, not to exceed the Outstanding Dollar Principal Amount of the Class A notes, accrued interest at the Class A interest rate and the balance accrued interest at the Class B interest rate.

•	Withdrawals of Excess Amounts. If on any Payment Date, the amount on deposit in the accumulation reserve account after giving effect to all deposits and withdrawals from the accumulation reserve account exceeds the amount required to be on deposit, the amount of such excess will be withdrawn from the accumulation reserve account and paid to the owner trustee for distribution pursuant to the trust agreement. Upon the earliest to occur of (i) the day on which the Series Allocation Amount is reduced to zero, (ii) an event of

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default and acceleration of the Series [•] notes, (iii) the first Payment Date with respect to an Early Amortization Period, (iv) the expected final payment date, and (v) the termination of the issuing entity pursuant to the trust agreement, the indenture trustee (acting in accordance with the instructions of the servicer) after the prior payment of all amounts owing to the Series [•] noteholders which are payable from the accumulation reserve account as provided in this “– Withdrawals from the Accumulation Reserve Account” in this prospectus supplement, shall withdraw from the accumulation reserve account and pay to the holders of the Transferor Interest all amounts available in the accumulation reserve account.

Final Payment of the Notes

Series [•] noteholders are entitled to payment of principal in an amount equal to the Stated Principal Amount of their notes. However, Series Available Principal Collections will be allocated to pay principal on the Series [•] notes only up to the Series Allocation Amount, which will be reduced due to charge-offs resulting from any uncovered Series Default Amount or due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon. In addition, if there is a sale of assets following (i) an event of default and acceleration of the Series [•] notes or (ii) the Series Legal Maturity Date, as described in “– Sale of Assets” in this prospectus supplement, the amount of assets sold will not exceed the Series Allocation Amount as of the close of business on the day preceding such sale, plus any related Finance Charge Receivables. If the Series Allocation Amount has been reduced, Series [•] noteholders will receive full payment of principal and interest only to the extent proceeds from the sale of assets and amounts which have been previously deposited into the issuing entity accounts for the Series [•] notes are sufficient to pay the Outstanding Dollar Principal Amount of the Series [•] notes, and accrued interest thereon.

Any class of Series [•] notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of payment in full of the Stated Principal Amount of, and all accrued, past due and additional interest on, that class of notes;

•	the date on which a sale of assets in the issuing entity has taken place with respect to Series [•], as described in “– Sale of Assets” in this prospectus supplement; and

•	the Series Legal Maturity Date,

in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on such date.

Shared Excess Available Finance Charge Collections

Series [•] is included in a group of series designated as Shared Excess Available Finance Charge Collections Group [•]. Series Available Finance Charge Collections in excess of the amount required to make all required deposits and payments for Series [•] will be made available to other series included in Shared Excess Available Finance Charge Collections Group [•] whose allocation of Finance Charge Collections is not sufficient to make its required deposits and payments. If Series Available Finance Charge Collections are insufficient to make all required deposits and payments, Series [•] will have access to Shared Excess Available Finance Charge Collections, if any, from other series of notes in Shared Excess Available Finance Charge Collections Group [•]. Shared Excess Available Finance Charge Collections allocated to Series [•] will be allocated in the same manner and priority as Series Available Finance Charge Collections as described in “– Payments of Interest, Fees and Other Items” in this prospectus supplement.

Shared Excess Available Finance Charge Collections will be allocated to cover shortfalls in Finance Charge Collections allocated to other series of notes in Shared Excess Available Finance Charge Collections Group [•], if any. If these shortfalls exceed Shared Excess Available Finance Charge Collections for any Monthly Period, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series of notes in Shared Excess Available Finance Charge

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Collections Group [•] based on the relative amounts of those shortfalls. Shared Excess Available Finance Charge Collections not needed to cover shortfalls and not required to be deposited in the excess funding account will be paid to the holder of the Transferor Interest. See “The Notes – Groups – Shared Excess Available Principal Collections Group” in the accompanying prospectus.

Shared Excess Available Finance Charge Collections will not be available for application by other series of notes that are not included in Shared Excess Available Finance Charge Collections Group [•].

While any series of notes may be included in Shared Excess Available Finance Charge Collections Group [•], there can be no assurance that additional series will be included in Shared Excess Available Finance Charge Collections Group [•] or that there will be any Shared Excess Available Finance Charge Collections for any Monthly Period.

Shared Excess Available Principal Collections

Series [•] is included in a group of series designated as Shared Excess Available Principal Collections Group [•]. Series Available Principal Collections for any Monthly Period will first be used to cover, during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account, and during the Early Amortization Period, payments to the Series [•] noteholders. Any remaining Series Available Principal Collections for such Monthly Period will be made available to other series included in Shared Excess Available Principal Collections Group [•] whose allocation of Principal Collections is not sufficient to make its required principal deposits and principal payments. If Series Available Principal Collections are not sufficient to make all required principal deposits and principal payments, Series [•] will have access to Shared Excess Available Principal Collections, if any, allocated from other series of notes. Shared Excess Available Principal Collections allocated to Series [•] will be allocated in the same manner and priority as Series Available Principal Collections as described in “– Payments of Principal” in this prospectus supplement.

Shared Excess Available Principal Collections will be allocated to cover shortfalls in Principal Collections allocated to other series of notes in Shared Excess Available Principal Collections Group [•], if any. If these shortfalls exceed Shared Excess Available Principal Collections for any Monthly Period, Shared Excess Available Principal Collections will be allocated pro rata among the applicable series of notes in Shared Excess Available Principal Collections Group [•] based on the relative amounts of those shortfalls. Shared Excess Available Principal Collections not needed to cover shortfalls will be paid to the holder of the Transferor Interest.

Shared Excess Available Principal Collections will not be available for application by other series of notes that are not included in Shared Excess Available Principal Collections Group [•].

While any series of notes may be included in Shared Excess Available Principal Collections Group [•], there can be no assurance that additional series will be included in Shared Excess Available Principal Collections Group [•] or that there will be any Shared Excess Available Principal Collections for any monthly period.

Servicer Compensation

The servicer is entitled to receive a monthly servicing fee, referred to as the Servicing Fee, as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the Servicing Fee will equal one-twelfth of the product of (a) the Servicing Fee Percentage and (b) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period. The portion of the Servicing Fee allocated to the Series [•] noteholders, referred to as the Series Servicing Fee, will be paid from Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections, if any, allocated from other series of notes, as described in “– Payments of Interest, Fees and Other Items” in this prospectus supplement.

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Underwriting

Subject to the terms and conditions of the underwriting agreement for the Series [•] notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A notes set forth opposite its name:

Underwriters of the Class A Notes	Stated Principal Amount

[Underwriter No. 1]	$[•]
[Underwriter No. 2].	[•]
[Underwriter No. 3]	[•]
$[•]

The Class B notes will be acquired and held by an affiliate of the issuing entity and are not offered by this prospectus supplement and the accompanying prospectus. The Class B notes will be placed directly by the issuing entity with the entity acquiring such notes and will not be sold to the underwriters.

The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Class A notes is subject to the approval of certain legal matters by their counsel and to certain other conditions.

The underwriters have advised the issuing entity that the several underwriters propose initially to offer the Class A notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [•]% of the principal amount of the Class A notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [•]% of the principal amount of the Class A notes.

After the public offering, the public offering price and other selling terms may be changed by the underwriters. Each underwriter has agreed that:

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series [•] notes in, from or otherwise involving the United Kingdom; and

•	it has only and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Series [•] notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity.

In connection with the sale of the Class A notes, the underwriters may, but have no obligation to, engage in:

•	over-allotments, in which members of the syndicate selling the Class A notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the Class A notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase the Class A notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the Class A notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuing entity, the transferor and BBD will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The issuing entity will receive proceeds of approximately $[•] from the sale of the Class A notes. This amount represents [•]% of the principal amount of the Class A notes. The issuing entity will receive this amount net of the underwriting discount of $[•]. The underwriting discount represents [•]% of the principal amount of the Class A notes. Additional offering expenses are estimated to be $[•]. The issuing entity will pay those proceeds to the transferor, who will use the proceeds as described in “Use of Proceeds” in this prospectus supplement.

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Glossary of Defined Terms

“Accumulation Reserve Draw Amount” means the excess, if any, of the Covered Amount for such Payment Date over the investment proceeds on the Principal Funding Account for such Payment Date.

“Adjusted Outstanding Dollar Principal Amount” means, for any date of determination, the Outstanding Dollar Principal Amount of the Series [•] notes as of that date, less any amounts on deposit in the Principal Funding Account.

“Approved Portfolio” means the portfolio of credit card accounts owned by BBD or any of its affiliates from which the accounts designated to be included in the Trust Portfolio are selected.

“BBD” means, Barclays Bank Delaware, a Delaware banking corporation.

“Base Rate” means, for any Payment Date, the sum of (i) the annualized percentage equivalent of a fraction, (A) the numerator of which is equal to the sum of the Class A Monthly Interest and the Class B Monthly Interest for such Payment Date and (B) the denominator of which is the Outstanding Dollar Principal Amount of the Series [•] notes as of Record Date for such Payment Date and (ii) the Servicing Fee Percentage for the Payment Date.

“Class A Additional Interest” means, for any Payment Date, the product of:

•	a fraction, the numerator of which is [the actual number of days in the related Interest Period][30] and the denominator of which is 360, times the Class A Note Interest Rate in effect for the related Interest Period, plus [2]% per annum; and

•	the Class A Interest Shortfall.

“Class A Interest Shortfall” means, for any Payment Date, the excess of:

•	the Class A Monthly Interest for such Payment Date, over

•	the aggregate amount of funds retained in the Collection Account and allocated and available to pay the Class A Monthly Interest on such Payment Date.

“Class A Monthly Interest” means, for any Payment Date, the product of:

•	a fraction, the numerator of which is [the actual number of days in the Interest Period][30] and the denominator of which is 360, times the Class A Note Interest Rate in effect for the related Interest Period; and

•	the Outstanding Dollar Principal Amount of the Class A notes as of the close of business on the related Record Date;

provided, however, that for the first Payment Date, Class A Monthly Interest shall be equal to [the interest accrued on the Initial Dollar Principal Amount of the Class A notes at the Class A note interest rate for the period from and including the issuance date to but excluding the first Payment Date][$__].

“Class A Note Interest Rate” means, for any Interest Period with respect to the Class A Notes, a per annum rate equal to [LIBOR] plus [•]%.

“Class B Additional Interest” means, for any Payment Date, the product of:

•	a fraction, the numerator of which is [the actual number of days in the related Interest Period][30] and the denominator of which is 360, times the Class B Note Interest Rate in effect for the related Interest Period, plus [2]% per annum; and

•	the Class B Interest Shortfall.

“Class B Interest Shortfall” means, for any Payment Date, the excess of:

•	the Class B Monthly Interest for such Payment Date, over

•	the aggregate amount of funds retained in the Collection Account and allocated and available to pay the Class B Monthly Interest on such Payment Date.

“Class B Monthly Interest” means, for any Payment Date, the product of:

•	the Class B note interest rate in effect for the Interest Period related to the current Payment Date;

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•	[the actual number of days in that Interest Period][30] divided by 360; and

•	the Outstanding Dollar Principal Amount of the Class B notes as of the related Record Date;

provided, however, that for the first Payment Date, Class B Monthly Interest shall be equal to [the interest accrued on the Initial Dollar Principal Amount of the Class B notes at the Class B note interest rate for the period from and including the issuance date to but excluding the first Payment Date][$__].

“Class B Note Interest Rate” means, for any Interest Period with respect to the Class A Notes, a per annum rate equal to [LIBOR plus] [•]%.

“Controlled Accumulation Amount” means, for any Payment Date relating to the Controlled Accumulation Period, $[•]; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described in “The Notes – Principal Payments – Postponement of Controlled Accumulation Period” in this prospectus supplement it will be an amount equal to the Outstanding Dollar Principal Amount of the Series as of the first day of the Controlled Accumulation Period divided by the controlled accumulation period length.

“Controlled Accumulation Period” means, unless an early amortization event shall have occurred prior thereto, the period beginning on the first Business Day of the [•][•] Monthly Period or such later date as is determined in accordance with the Series [•] indenture supplement and ending on the earlier to occur of (a) the commencement of the Early Amortization Period and (b) the payment in full of the Stated Principal Amount of, and any monthly interest due on, the Series [•] notes.

“Controlled Deposit Amount” means, for any Payment Date relating to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Deficit Controlled Accumulation Amount for the immediately preceding Payment Date.

“Covered Amount” has the meaning specified in “Withdrawals From the Accumulation Reserve Account” in this prospectus supplement.

“CRD” has the meaning specified in “Compliance with Article 122a of the Capital Requirements Directive” in this prospectus supplement.

“Deficit Controlled Accumulation Amount” means:

•	on the first Payment Date for the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Payment Date over the amount deposited in the Principal Funding Account on such Payment Date, and

•	on each subsequent Payment Date for the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Payment Date over the amount deposited in the Principal Funding Account on such subsequent Payment Date.

“Early Amortization Period” has the meaning set forth in “Principal Payments – Early Amortization Period” in this prospectus supplement.

“Excess Spread Percentage” means, with respect to each Payment Date, as determined on the second preceding Business Day, an amount equal to the Series Portfolio Yield for the related Monthly Period minus the Base Rate related to such Payment Date.

“FSMA” has the meaning specified in “Notice to United Kingdom Investors” in this prospectus supplement.

“Interest Period” means the period beginning on and including any Payment Date and ending on but excluding the next Payment Date; provided that the first Interest Period will begin on and include the issuance date and end on but exclude the [Month] [Year] Payment Date.

[“LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a [one-month] period (commencing on the first day of the relevant Interest Period) which appears on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) as of 11:00 a.m., London time, on

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such date. If such rate does not appear on that page, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks in the London interbank market for a [one-month] period (commencing on the first day of the relevant Interest Period). The servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a [one-month] period (commencing on the first day of the relevant Interest Period). If the banks selected by the servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Period will be LIBOR for the immediately preceding Interest Period.]

[“LIBOR Determination Date” means (i) for the initial Interest Period, the second London Business Day prior to the issuance date and (ii) for each Interest Period following the initial Interest Period, the second London Business Day prior to the first day of such Interest Period.]

“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of such calendar month.

“Monthly Subordination Amount” means, for any Payment Date, an amount (which shall never be less than zero) equal to the lesser of:

(a)	the excess of the amounts needed to pay current and past due Class A Monthly Interest and Class A Additional Interest as described in the first bullet point of “Deposit and Application of Funds – Payments of Interest, Fees and Other Items” in this prospectus supplement and the Series Servicing Fee and past amounts due thereon as described in the second bullet point of “Deposit and Application of Funds – Payments of Interest, Fees and Other Items” in this prospectus supplement over the Series Available Finance Charge Collections and Shared Excess Available Finance Charge Collections available to make distributions pursuant to the first and second bullet points of “Deposit and Application of Funds – Payments of Interest, Fees and Other Items” in this prospectus supplement; and

(b)	the Class B Stated Principal Amount minus the amount of unreimbursed charge-offs resulting from any uncovered Series Default Amount and unreimbursed Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past amounts due thereon.

“Payment Date” means (i) with respect to Series [•], [Month] [•], [Year] and the [15]th day of each calendar month thereafter, or if such [15]th day is not a Business Day, the next succeeding Business Day and (ii) with respect to any other series of notes, the meaning specified in the applicable indenture supplement for such series of notes.

“Principal Funding Account” means the Eligible Deposit Account designated as such and established pursuant to the Series [•] indenture supplement.

“Quarterly Excess Spread Percentage” means (a) with respect to the [Month] [Year] Payment Date, the Excess Spread Percentage with respect to the immediately preceding Monthly Period, (b) with respect to the [Month] [Year] Payment Date, the percentage equivalent of a fraction, (A) the numerator of which is the sum of the Excess Spread Percentages for the immediately preceding two Monthly Periods and (B) the denominator of which is two and (c) with respect to the [Month] [Year] Payment Date and each Payment Date thereafter, the percentage equivalent of a fraction, (A) the numerator of which is the sum of the Excess Spread Percentages for the immediately preceding three Monthly Periods and (B) the denominator of which is three.

“Reallocated Principal Collections” means, for any Monthly Period, Series Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon, in an amount equal to the lesser of:

•	the Monthly Subordination Amount for such Monthly Period; and

•	Series Principal Collections for such Monthly Period.

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“Record Date” means the last day of the Monthly Period immediately preceding the related Payment Date.

“Relevant Persons” has the meaning specified in “Notice to United Kingdom Investors” in this prospectus supplement.

“Required Excess Spread Percentage” means [0]% (subject to change upon the satisfaction of certain conditions).

“Series Allocation Amount” means, as of the issuance date of the Series [•] notes, the initial dollar principal amount of the Series [•] notes and on any date of determination thereafter, the sum of, without duplication,

•	the Series Allocation Amount determined on the immediately prior date of determination, plus

•	all reimbursements of reductions in the Series Allocation Amount due to charge-offs resulting from any uncovered Series Default Amount and due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon since the prior date of determination, minus

•	any reductions in the Series Allocation Amount from an allocation of charge-offs resulting from any uncovered Series Default Amount since the prior date of determination, minus

•	any reductions in the Series Allocation Amount due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon since the prior date of determination, minus

•	the amount deposited in the Principal Funding Account or paid to the Series [•] noteholders (in each case, after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day);

provided, however, that (i) the Series Allocation Amount may never be less than zero, (ii) the Series Allocation Amount may never be greater than the Adjusted Outstanding Dollar Principal Amount; and provided further that, if there is a sale of assets in the issuing entity following (a) an event of default and acceleration of the Series [•] notes or (b) the Series Legal Maturity Date as described in “Deposit and Application of Funds – Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes – Sale of Assets” in the accompanying prospectus, the Series Allocation Amount will be reduced to zero upon such sale.

“Series Available Finance Charge Collections” means, with respect to Series [•], for any Monthly Period, an amount equal to the sum of:

•	the Series Finance Charge Collections with respect to such Monthly Period;

•	all interest and other investment income (net of losses and investment expenses), if any, on amounts on deposit in the Principal Funding Account, but only on each Payment Date with respect to the Controlled Accumulation Period; and

•	amounts, if any, to be withdrawn from the accumulation reserve account that must be included in Series Available Finance Charge Collections pursuant to the Series [•] indenture supplement with respect to the related Payment Date.

“Series Available Principal Collections” means, with respect to Series [•], for any Monthly Period, an amount equal to (a) Series Principal Collections, minus (b) Reallocated Principal Collections, plus (c) any Series Available Finance Charge Collections available to cover the Series Default Amount or to reimburse reductions in the Series Allocation Amount due to charge-offs resulting from any uncovered Series Default Amount and due to Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or shortfalls in the Series Servicing Fee and past due amounts thereon, plus, (d) following an event of default and acceleration of the Series [•] notes, Series Available Finance Charge Collections, if any, available in the eighth bullet point in

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“Deposit and Application of Funds – Payments of Interest, Fees and Other Items” in this prospectus supplement.

“Series Default Amount” means, with respect to Series [•], for any Monthly Period, an amount equal to the Series Floating Allocation Percentage times the Default Amount for such Monthly Period.

“Series Finance Charge Collections” with respect to Series [•], has the meaning specified in “Deposit and Application of Funds – Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee” in this prospectus supplement.

“Series Floating Allocation Percentage” means, with respect to any Monthly Period and any date of determination in such Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is the Series Allocation Amount as of the beginning of the first day of the Monthly Period related to such date of determination (or, with respect to the first Monthly Period, the initial dollar principal amount of the Series [•] notes); and

•	the denominator of which is the greater of:

(i)	the Pool Balance as of the beginning of the first day of the Monthly Period related to such date of determination, and with respect to any Monthly Period in which an addition or a removal occurs adjusted to give effect to all increases and decreases in the Pool Balance occurring in such Monthly Period related to such date of determination from the first day of such Monthly Period related to such date of determination to and including such addition date or removal date, or

(ii)	the sum of the numerators used to calculate the Floating Allocation Percentages for all series of notes as of the beginning of the first day of the Monthly Period related to such date of determination, adjusted to give effect to all increases in the sum of the allocation amounts resulting from a new issuance of notes or an additional issuance of notes of an outstanding series of notes occurring in such Monthly Period related to such date of determination from the immediately preceding date of determination in such Monthly Period to and including the date of issuance of such new series of notes or the additional issuance of notes of an outstanding series of notes.

“Series Legal Maturity Date” means, with respect to Series [•], the [Month] [Year] Payment Date.

“Series Monthly Principal” shall be equal to zero during the Revolving Period, and beginning with the Payment Date in the month following the month in which the Controlled Accumulation Period or, if early, the Early Amortization Period begins, shall be equal to the least of:

•	the Series Available Principal Collections on deposit in the Collection Account with respect to that Payment Date;

•	for each Payment Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for that Payment Date; and

•	(A) with respect to an Early Amortization Period, the Series Allocation Amount (as adjusted for any charge-offs resulting from any uncovered Series Default Amount and Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon on that Payment Date) and (B) with respect to the Controlled Accumulation Period, the Series Allocation Amount for such Payment Date (as adjusted for any charge-offs resulting from any uncovered Series Default Amount and Reallocated Principal Collections used to pay shortfalls in interest on the Class A notes or the Class B notes or shortfalls in the Series Servicing Fee and past due amounts thereon on that Payment Date) divided by the remaining number of months in the controlled accumulation period.

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“Series Portfolio Yield” means, with respect to Series [•], for any Monthly Period, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to the sum of:

(i)	Series Available Finance Charge Collections for such Monthly Period, minus

(ii)	the Series Default Amount for such Monthly Period; and

•	the denominator of which is the Series Allocation Amount as of the last day of the preceding Monthly Period.

“Series Principal Allocation Percentage” means, with respect to any Monthly Period and any date of determination in such Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is (i) during the revolving period, the Series Allocation Amount as of the beginning of the first day of such Monthly Period related to such date of determination (or, with respect to the first Monthly Period, the initial dollar principal amount of the Series [•] notes), and (ii) during the Controlled Accumulation Period or the Early Amortization Period, the Series Allocation Amount as of the close of business on the last day of the revolving period; and

•	the denominator of which is the greater of:

(i)	the Pool Balance as of the beginning of the first day of the Monthly Period related to such date of determination, and with respect to any Monthly Period in which an addition or a removal occurs adjusted to give effect to all increases and decreases in the Pool Balance occurring in such Monthly Period related to such date of determination from the first day of such Monthly Period related to such date of determination to and including such addition date or removal date, or

(ii)	the sum of the numerators used to calculate the Series Principal Allocation Percentage for all series of notes, adjusted to give effect to all increases in the sum of the allocation amounts resulting from a new issuance of notes or an additional issuance of notes of an outstanding series of notes occurring in such Monthly Period related to such date of determination from the immediately preceding date of determination in such Monthly Period to and including the date of issuance of such new series of notes or the additional issuance of notes of an outstanding series of notes.

“Series Principal Collections,” with respect to Series [•], has the meaning specified in “Deposit and Application of Funds – Allocations of Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee” in this prospectus supplement.

“Series Servicing Fee” means, with respect to Series [•], for any Monthly Period, the Servicing Fee for such Monthly Period times the Series Floating Allocation Percentage for such Monthly Period.

“Servicing Fee” means, for any Monthly Period, one-twelfth of the product of (i) the Servicing Fee Percentage and (ii) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period.

“Servicing Fee Percentage” means [2.00]%.

“Shared Excess Available Finance Charge Collections” means, for any Monthly Period, as of the related date of determination, with respect to any series of notes in Shared Excess Available Finance Charge Collections Group [•], the sum of (i) with respect to Series [•], the amount of Series Available Finance Charge Collections with respect to such Monthly Period, available in the eighth clause in “Deposit and Application of Funds – Payments of Interest, Fees and Other Items” in this prospectus supplement and (ii) the Finance Charge Collections remaining after all required deposits and payments from all other series identified as belonging to Shared Excess Available Finance Charge Collections Group [•] which the applicable indenture supplements for those series specify are to be treated as “Shared Excess Available Finance Charge Collections.”

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“Shared Excess Available Finance Charge Collections Group [•]” means the various series – including the Series [•] notes – that have been designated as a single group for the purpose of sharing Shared Excess Available Finance Charge Collections.

“Shared Excess Available Principal Collections” means, for any Monthly Period, the sum of (i) with respect to the Series [•] notes, the amount of Series Available Principal Collections remaining after all deposits and payments described in “Deposit and Application of Funds – Payments of Principal” in this prospectus supplement and (ii) with respect to any other series of notes in Shared Excess Available Principal Collections Group [•], the Principal Collections allocated to that series of notes remaining after all required deposits and payments that are specified to be treated as Shared Excess Available Principal Collections in the applicable indenture supplement.

“Shared Excess Available Principal Collections Group [•]” means the various series of notes – including the Series [•] notes – that have been designated as a single group for the purpose of sharing Shared Excess Available Principal Collections.

“Stated Principal Amount” with respect to Series [•], has the meaning specified in “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount” in this prospectus supplement.

“Trust Portfolio” means the initial accounts and any Additional Accounts selected from the Approved Portfolio to have their receivables included in the issuing entity based on the eligibility criteria specified in the receivables purchase agreement and the transfer agreement.

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ANNEX I

The Approved Portfolio and the Trust Portfolio

The information provided in this Annex I is an integral part of the prospectus supplement.

The BBD Credit Card Portfolio

The BBD credit card portfolio is primarily comprised of VISA, MasterCard and American Express accounts originated by BBD. BBD has selected a subset of the BBD credit card portfolio for securitization eligibility purposes (referred to in this prospectus supplement as the “Approved Portfolio”). The Approved Portfolio consists of credit card assets arising in both co-branded and non co-branded credit card accounts. The Trust Portfolio is comprised of receivables arising in accounts that have been selected from the Approved Portfolio. Additional portfolios may be designated to the Approved Portfolio from time to time upon satisfaction of the note rating agency condition.

The tables below contain performance information for the receivables in both the Approved Portfolio and the Trust Portfolio. The composition of accounts and the concentration of certain accounts comprising each of the Approved Portfolio and the Trust Portfolio is different and the performance metrics of the receivables related to the Approved Portfolio are not necessarily indicative of how the receivables in the Trust Portfolio will perform, and vice-versa.

At August 31, 2012 and as of the years ended December 31, 2011, December 31, 2010 and December 31, 2009, the Approved Portfolio consisted of receivables totaling approximately $9.621 billion, $9.389 billion, $9.054 billion and $9.549 billion, respectively.

The Originator

For a more detailed description of BBD, see “Transaction Parties – BBD” in the accompanying prospectus.

The Trust Portfolio

General

The receivables conveyed to the Trust Portfolio arise in accounts selected from the Approved Portfolio based on the eligibility criteria specified in the transfer agreement as well as other criteria that the transferor may choose from time to time as applied on the initial selection date and subsequent selection dates. See the definition of “Eligible Account” in the “Glossary of Defined Terms” in the accompanying prospectus and “Sources of Funds to Pay the Notes – Representations and Warranties” in the accompanying prospectus. Subject to those eligibility requirements and applicable regulatory guidelines, the decision regarding the method of selection of accounts to be designated for addition to the Trust Portfolio resides at the discretion of the transferor.

The following tables set forth performance information for the receivables in the Approved Portfolio and the Trust Portfolio for each of the periods shown below. The composition of the Trust Portfolio is expected to change over time as credit card accounts arising in co-branded and non co-branded programs that are not already part of the Trust Portfolio may be added to the Trust Portfolio or credit card accounts arising in co-branded and non co-branded programs that are already part of the Trust Portfolio may be removed from the Trust Portfolio in the future. The composition of the Approved Portfolio may change over time as additional portfolios, upon satisfaction of the note rating agency condition, may become part of the Approved Portfolio and portfolios that are already part of the Approved Portfolio may be removed from the Approved Portfolio in the future.

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Delinquency and Loss Experience

Because it’s typical for new accounts to initially exhibit lower delinquency rates and credit losses, to the extent that the growth of the Trust Portfolio is attributable to new accounts, the Trust Portfolio may have significantly lower charge-off and delinquency rates. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, the charge-off rates and delinquencies are expected to increase over time.

The delinquency and gross loss rates at any time reflect, among other factors, the quality of the credit card receivables, the average seasoning of the accounts, the success of the servicer’s collection efforts, the mix of different co-branded and non co-branded programs in the Approved Portfolio and the Trust Portfolio and general economic conditions.

Gross principal losses represent the arithmetic sum of all principal receivables in the respective portfolio that were charged-off during the periods indicated in the tables below. See “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount” in the accompanying prospectus. Recoveries are collections received in respect of defaulted accounts during the periods indicated in the tables below. Recoveries are treated as Finance Charge Collections. Net losses are an amount equal to gross principal losses minus recoveries, each for the applicable period.

The following tables set forth the delinquency and loss experience for the Approved Portfolio and the Trust Portfolio for each of the periods shown. There can be no assurance that the delinquency and loss experience for the receivables in the future will be similar to the historical experience set forth below.

Prior to August, 2012, the amount of principal receivables outstanding could not be determined without unreasonable effort or expense. For the Approved Portfolio, the loss experience tables are based on total receivables outstanding for all the periods as well as on principal receivables outstanding for periods starting August 2012. For the Trust Portfolio, the loss experience tables are based on principal receivables outstanding for periods starting August, 2012.

Delinquencies by Receivables as a Percentage of the Approved Portfolio (1)(2)

			At Year End

	At August 31, 2012		2011		2010		2009

	Receivables	Percentage of Total Receivables Outstanding	Receivables	Percentage of Total Receivables Outstanding	Receivables	Percentage of Total Receivables Outstanding	Receivables	Percentage of Total Receivables Outstanding

Total Receivables Outstanding	$ 9,620,651,090	100.00%	$ 9,388,941,418	100.00%	$ 9,053,962,114	100.00%	$ 9,548,938,051	100.00%
Receivables Delinquent:
31-60 days	$ 75,493,936	0.78%	$ 79,523,162	0.85%	$ 102,858,951	1.14%	$ 140,371,140	1.47%
61-90 days	$ 55,185,940	0.57%	$ 66,305,020	0.71%	$ 87,685,516	0.97%	$ 122,017,364	1.28%
91-120 days	$ 43,208,913	0.45%	$ 54,771,586	0.58%	$ 82,267,644	0.91%	$ 114,626,688	1.20%
121-150 days	$ 34,925,921	0.36%	$ 46,218,753	0.49%	$ 72,561,214	0.80%	$ 105,365,858	1.10%
151-180+ days	$ 30,406,194	0.32%	$ 42,431,615	0.45%	$ 67,762,366	0.75%	$ 101,148,257	1.06%

TOTAL	$ 239,220,904	2.49%	$ 289,250,137	3.08%	$ 413,135,690	4.56%	$ 583,529,307	6.11%

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	At Year End

	2008		2007

	Receivables	Percentage of Total Receivables Outstanding	Receivables	Percentage of Total Receivables Outstanding

Total Receivables Outstanding	$ 7,745,813,624	100.00%	$ 5,206,405,254	100.00%
Receivables Delinquent:
31-60 days	$ 128,359,258	1.66%	$ 59,391,621	1.14%
61-90 days	$ 88,680,328	1.14%	$ 48,860,355	0.94%
91-120 days	$ 71,641,893	0.92%	$ 39,812,875	0.76%
121-150 days	$ 57,717,510	0.75%	$ 34,503,483	0.66%
151-180+ days	$ 53,417,593	0.69%	$ 30,862,950	0.59%

TOTAL	$ 399,816,582	5.16%	$ 213,431,285	4.10%

(1)	The percentages are calculated by dividing the amount of delinquent receivables by the end of the period total receivables outstanding for the applicable period.
(2)	End of the period is as of the last business day of the applicable period.

Delinquencies by Receivables as a Percentage of the Trust Portfolio (1)(2)

	At August 31, 2012

	Receivables	Percentage of Total Receivables Outstanding

Total Receivables Outstanding	2,014,300,535	100.00%
Receivables Delinquent:
31-60 days	11,746,183	0.58%
61-90 days	8,190,264	0.41%
91-120 days	6,510,085	0.32%
121-150 days	5,339,008	0.27%
151-180+ days	5,299,004	0.26%

TOTAL	37,084,544	1.84%

(1)	The percentages are calculated by dividing the amount of delinquent receivables by the end of the period total receivables outstanding for the applicable period.
(2)	End of the period is as of the last business day of the applicable period.

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Delinquencies by Accounts as a Percentage of the Approved Portfolio (1)(2)

			At Year End

	At August 31, 2012		2011		2010		2009

	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts

Accounts Outstanding	6,056,671	100.00%	5,705,136	100.00%	5,408,526	100.00%	5,534,339	100.00%
Accounts Delinquent:
31-60 days	26,447	0.44%	27,835	0.49%	33,674	0.62%	46,095	0.83%
61-90 days	18,027	0.30%	20,976	0.37%	26,891	0.50%	38,434	0.69%
91-120 days	13,575	0.22%	16,691	0.29%	24,677	0.46%	34,638	0.63%
121-150 days	10,718	0.18%	14,008	0.25%	20,273	0.37%	30,547	0.55%
151-180+ days	8,957	0.15%	12,584	0.22%	18,160	0.34%	27,639	0.50%

TOTAL	77,724	1.28%	92,094	1.61%	123,675	2.29%	177,353	3.20%

	At Year End

	2008		2007

	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts

Accounts Outstanding	5,368,298	100.00%	3,784,751	100.00%
Accounts Delinquent:
31-60 days	49,721	0.93%	27,796	0.73%
61-90 days	31,897	0.59%	21,375	0.56%
91-120 days	25,263	0.47%	17,289	0.46%
121-150 days	20,294	0.38%	14,894	0.39%
151-180+ days	18,379	0.34%	12,346	0.33%

TOTAL	145,554	2.71%	93,700	2.48%

(1)	The percentages are calculated by dividing the number of delinquent accounts by the end of the period total accounts outstanding for the applicable period.
(2)	End of the period is as of the last business day of the applicable period.

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Delinquencies by Accounts as a Percentage of the Trust Portfolio (1)(2)

	At August 31, 2012

	Accounts	Percentage of Total Accounts

Accounts Outstanding	827,398	100.00%
Accounts Delinquent:
31-60 days	3,973	0.48%
61-90 days	2,566	0.31%
91-120 days	1,871	0.23%
121-150 days	1,488	0.18%
151-180+ days	1,310	0.16%

TOTAL	11,208	1.35%

(1)	The percentages are calculated by dividing the number of delinquent accounts by the end of the period total accounts outstanding for the applicable period.
(2)	End of the period is as of the last business day of the applicable period.

Loss Experience of the Approved Portfolio

		Year Ended
	Eight Month Period Ended
	August, 2012(1)	2011	2010	2009	2008	2007

Average Total Receivables Outstanding (2)	$ 9,209,132,616	$ 8,661,818,278	$ 8,830,887,092	$ 8,524,504,154	$ 5,851,286,960	$ 3,923,178,908
Average Accounts Outstanding (3)	5,881,130	5,438,187	5,437,125	5,563,124	4,573,395	3,023,315
Gross Principal Losses	$ 280,759,290	$ 536,371,285	$ 850,238,925	$ 807,929,416	$ 373,954,959	$ 168,883,152
Gross Principal Losses as an Annualized Percentage of Average Total Receivables Outstanding	4.57%	6.19%	9.63%	9.48%	6.39%	4.30%
Less: Recoveries (4)	$ (44,010,411)	$ (72,770,311)	$ (62,583,197)	$ (29,354,748)	$ (8,611,362)	$ (3,658,109)
Net Losses	$ 236,748,879	$ 463,600,975	$ 787,655,728	$ 778,574,669	$ 365,343,597	$ 165,225,044
Net Losses as an Annualized Percentage of Average Total Receivables Outstanding	3.86%	5.35%	8.92%	9.13%	6.24%	4.21%
Accounts Experiencing Gross Principal Losses (5)	99,924	189,989	302,768	310,445	179,813	90,829
Accounts Experiencing Gross Principal Losses as an Annualized Percentage of Average Accounts Outstanding	2.55%	3.49%	5.57%	5.58%	3.93%	3.00%
Average Net Loss of Accounts with a Loss	$ 2,369	$ 2,440	$ 2,602	$ 2,508	$ 2,032	$ 1,819

(1)	The percentages for the period ended in August, 2012 are annualized. Annualized figures are not necessarily indicative of actual results for the entire year.
(2)	Average total receivables outstanding are an average of monthly average total receivables outstanding in the applicable period; monthly average total receivables outstanding are an average of beginning of the month and end of the month total receivables outstanding.
(3)	Average accounts outstanding are an average of monthly average accounts outstanding in the applicable period; monthly average accounts outstanding are an average of the beginning of the month and end of the month accounts outstanding.
(4)	Recoveries include proceeds from the sale of charged-off debt starting in July 2008. Data prior to July 2008 could not be obtained without unreasonable effort and expense.
(5)	Number of accounts that defaulted during the applicable period.

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Loss Experience of the Approved Portfolio

One Month Period Ended August, 2012(1)

Average Principal Receivables Outstanding (2)	$ 9,362,758,809
Average Accounts Outstanding (3)	6,036,815
Gross Principal Losses	$ 31,817,171
Gross Principal Losses as an Annualized Percentage of Average Principal Receivables Outstanding	4.08%
Less: Recoveries	$ (4,821,581)
Net Losses	$ 26,995,591
Net Losses as an Annualized Percentage of Average Principal Receivables Outstanding	3.46%
Accounts Experiencing Gross Principal Losses (4)	10,787
Accounts Experiencing Gross Principal Losses as an Annualized Percentage of Average Accounts Outstanding	2.14%
Average Net Loss of Accounts with a Loss	$ 2,503

(1)	The percentages for the period ended in August, 2012 are annualized. Annualized figures are not necessarily indicative of actual results for the entire year.
(2)	Average principal receivables outstanding are an average of monthly average principal receivables outstanding in the applicable period; monthly average principal receivables outstanding are an average of beginning of the month and end of the month principal receivables outstanding.
(3)	Average accounts outstanding are an average of monthly average accounts outstanding in the applicable period; monthly average accounts outstanding are an average of the beginning of the month and end of the month accounts outstanding.
(4)	Number of accounts that defaulted during the applicable period.

Loss Experience of the Trust Portfolio

One Month Period Ended August, 2012(1)

Average Principal Receivables Outstanding (2)	1,998,398,774
Average Accounts Outstanding (3)	827,398
Gross Principal Losses	4,420,239
Gross Principal Losses as an Annualized Percentage of Average Principal Receivables Outstanding	2.65%
Less: Recoveries	(50,435)
Net Losses	$ 4,369,804
Net Losses as an Annualized Percentage of Average Principal Receivables Outstanding	2.62%
Accounts Experiencing Gross Principal Losses (4)	1,150
Accounts Experiencing Gross Principal Losses as an Annualized Percentage of Average Accounts Outstanding	1.67%
Average Net Loss of Accounts with a Loss	$ 3,800

(1)	The percentages for the period ended in August, 2012 are annualized. Annualized figured are not necessarily indicative of actual results for the entire year.
(2)	Average principal receivables outstanding are an average of monthly average principal receivables outstanding in the applicable period; monthly average principal receivables outstanding are an average of beginning of the month and end of the month principal receivables outstanding.
(3)	Average accounts outstanding for the end of August 2012 are the accounts outstanding as of the end of the month.
(4)	Number of accounts that defaulted during the applicable period.

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Revenue Experience

The following tables set forth the revenue experience for the Approved Portfolio and the Trust Portfolio. Prior to August, 2012, the amount of principal receivables outstanding and collected finance charges and fees could not be determined without unreasonable effort or expense. For the Approved Portfolio, the following tables include revenue experience based on billed finance charges and fees and total receivables outstanding for all the periods as well as revenue experience based on collected finance charges and fees and principal receivables outstanding for periods starting August, 2012. For the Trust Portfolio, the following tables include revenue experience based on collected finance charges and fees and principal receivables outstanding for periods starting August, 2012.

Revenue Experience for the Approved Portfolio

		Year Ended
	Eight Month Period Ended
	August, 2012(1)	2011	2010	2009	2008	2007

Average Total Receivables Outstanding (2)	$ 9,209,132,616	$ 8,661,818,278	$ 8,830,887,092	$ 8,524,504,154	$ 5,851,286,960	$ 3,923,178,908
Billed Finance Charges and Fees (3)	$ 829,025,999	$ 1,188,338,181	$ 1,227,383,963	$ 1,304,877,457	$ 1,012,360,078	$ 692,499,714
Yield from Billed Finance Charges and Fees (4)	13.50%	13.72%	13.90%	15.31%	17.30%	17.65%
Interchange	$ 363,504,214	$ 514,310,760	$ 488,485,524	$ 406,301,896	$ 293,395,297	$ 233,405,125
Yield from Interchange (4)	5.92%	5.94%	5.53%	4.77%	5.01%	5.95%
Total Yield	19.42%	19.66%	19.43%	20.07%	22.32%	23.60%

(1)	The percentages for the period ended in August, 2012 are annualized. Annualized figured are not necessarily indicative of actual results for the entire year.
(2)	Average total receivables outstanding are an average of monthly average total receivables outstanding in the applicable period; monthly average total receivables outstanding are an average of beginning of the month and end of the month total receivables outstanding.
(3)	Billed finance charges and fees are net of current month manual and default related reversals; billed finance charges and fees include billed monthly periodic rate finance charges, unamortized annual membership fees, late fees, overlimit fees, cash advance fees and other miscellaneous fees.
(4)	Yield is a percentage of the respective yield component divided by the average total receivables outstanding for the applicable period.

Revenue Experience for the Approved Portfolio

One Month Period Ended August, 2012(1)

Average Principal Receivables Outstanding (2)	$ 9,362,758,809
Collected Finance Charges and Fees (3)	$ 107,744,301
Yield from Collected Finance Charges and Fees (4)	13.81%
Interchange	$ 49,162,343
Yield from Interchange (4)	6.30%
Total Yield	20.11%

(1)	The percentages for the period ended in August, 2012 are annualized. Annualized figured are not necessarily indicative of actual results for the entire year.
(2)	Average principal receivables outstanding are an average of monthly average principal receivables outstanding in the applicable period; monthly average principal receivables outstanding are an average of beginning of the month and end of the month principal receivables outstanding.
(3)	Collected finance charges and fees are actual collections of finance charges and fees; finance charges and fees include monthly periodic rate finance charges, unamortized annual membership fees, late fees, overlimit fees, cash advance fees and other miscellaneous fees.
(4)	Yield is a percentage of the respective yield component divided by the average principal receivables outstanding for the applicable period.

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Revenue Experience for the Trust Portfolio

One Month Period Ended August, 2012(1)

Average Principal Receivables Outstanding (2)	$ 1,998,398,774
Collected Finance Charges and Fees (3)	$ 21,037,291
Yield from Collected Finance Charges and Fees (4)	12.63%
Interchange	$ 10,562,234
Yield from Interchange (4)	6.34%
Total Yield	18.97%

(1)	The percentages for the period ended in August, 2012 are annualized. Annualized figured are not necessarily indicative of actual results for the entire year.
(2)	Average principal receivables outstanding are an average of monthly average principal receivables outstanding in the applicable period; monthly average principal receivables outstanding are average of beginning of the month and end of the month principal receivables outstanding.
(3)	Collected finance charges and fees are actual collections of finance charges and fees; finance charges and fees include monthly periodic rate finance charges, unamortized annual membership fees, late fees, overlimit fees, cash advance fees and other miscellaneous fees.
(4)	Yield is a percentage of the respective yield component divided by the average principal receivables outstanding for the applicable period.

There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by BBD or the servicer in those fees and charges or by other factors. See “Risk Factors” in the accompanying prospectus.

The revenue from finance charges and fees for the Approved Portfolio and the Trust Portfolio shown in the above tables are comprised of two primary components: periodic rate finance charges, and fees consisting of unamortized annual membership fees, cash advance fees, late fees, overlimit fees and other miscellaneous fees. See “BBD’s Credit Card Business” in the accompanying prospectus for a discussion of the assessment of periodic rate finance charges. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases.

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Payment Rates

The following tables set forth the highest and lowest accountholder monthly payment rates for the Approved Portfolio and the Trust Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown.

Prior to August, 2012, the amount of principal receivables outstanding and payments with respect to principal receivables outstanding could not be determined without unreasonable effort or expense. For the Approved Portfolio, the following tables include payment rate experience based on total payments and total receivables outstanding for all the periods as well as payment rate experience based on payments with respect to principal receivables outstanding and principal receivables outstanding periods starting August, 2012. For the Trust Portfolio, the following tables include payment rate experience based on payments with respect to principal receivables outstanding and principal receivables outstanding for the periods starting August, 2012.

Accountholder Monthly Total Payment Rates for the Approved Portfolio (1)

	Eight Month	Year Ended
	Period Ended
	August, 2012	2011	2010	2009	2008	2007

Lowest Month	25.67%	24.55%	21.59%	19.32%	20.17%	22.76%
Highest Month	27.34%	27.93%	27.17%	24.42%	24.89%	31.92%
Average Total Payment Rate for the Period (2)	26.66%	26.29%	24.73%	22.08%	23.49%	27.28%

(1)	Monthly total payment rates are total payments received with respect to total receivables during a month divided by the total receivables outstanding at the beginning of such month.
(2)	For each period presented, the average payment rate for the period is calculated as the average of the monthly payment rates during such period.

Accountholder Monthly Principal Payment Rates for the Approved Portfolio (1)

One Month Period Ended August, 2012

Lowest Month	26.32%
Highest Month	26.32%
Average Principal Payment Rate for the Period (2)	26.32%

(1)	Monthly principal payment rates are principal payments received with respect to principal receivables during a month divided by the principal receivables outstanding at the beginning of such month.
(2)	For each period presented, the average principal payment rate for the period is calculated as the average of the monthly principal payment rates during such period.

Accountholder Monthly Principal Payment Rates for the Trust Portfolio (1)

One Month Period Ended August, 2012

Lowest Month	28.65%
Highest Month	28.65%
Average Principal Payment Rate for the Period (2)	28.65%

(1)	Monthly principal payment rates are principal payments received with respect to principal receivables during a month divided by the principal receivables outstanding at the beginning of such month.
(2)	For each period presented, the average principal payment rate for the period is calculated as the average of the monthly principal payment rates during such period.

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The Receivables: Trust Portfolio

As of August 31, 2012:

•	the accounts included $1,993,209,052.55 of principal receivables and $21,091,482.37 of finance charge receivables;

•	the accounts had an average principal receivable balance of $2,409.01 and an average credit limit of $9,033.52;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 26.95%;

•	the average age of the accounts was approximately 43.6 months; and

•	approximately 43.14% of the accounts were assessed a variable rate periodic finance charge and approximately 2.39% were assessed a fixed rate periodic finance charge.(1)

During the month ended August 31, 2012:

•	93.66% of the accounts made at least the minimum payments as of their respective latest statement date, in each case based on the prior month statement minimum payment; and

•	38.58% of the accounts made full payments as of their respective latest statement date, in each case based on the prior month statement outstanding balance.

(1)	Certain accounts have balances on both fixed and floating rate periodic finance charge.

The following tables set forth the Trust Portfolio by various criteria as of August 31, 2012. References to “Total Receivables Outstanding” in the following tables include principal receivables and finance charge receivables. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any specific time in the future.

Composition by Account Balance

Account Balance Range	Number of Accounts	% of Total Number of Accounts	Total Receivables Outstanding	% of Total Receivables Outstanding

Credit Balance	8,574	1.04%	$ (1,591,319)	(0.08%)
Zero Balance	60,366	7.30%	$ 0	0.00%
More than $0 and less than or equal to $1,500.00	412,734	49.88%	$ 249,516,725	12.39%
$1,500.01 – $5,000.00	231,837	28.02%	$ 651,242,376	32.33%
$5,000.01 – $10,000.00	76,516	9.25%	$ 536,292,237	26.62%
$10,000.01 – $15,000.00	22,686	2.74%	$ 274,313,419	13.62%
$15,000.01 – $20,000.00	8,765	1.06%	$ 150,534,505	7.47%
Over $20,000.00	5,920	0.72%	$ 153,992,592	7.64%

TOTAL	827,398	100.00%	$2,014,300,535	100.00%

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Composition by Credit Limit

Credit Limit Range	Number of Accounts	% of Total Number of Accounts	Total Receivables Outstanding	% of Total Receivables Outstanding

More than $0 and less than or equal to $1,500.00	120,201	14.53%	$ 81,940,355	4.07%
$1,500.01 – $5,000.00	247,337	29.89%	$ 374,137,598	18.57%
$5,000.01 – $10,000.00	189,687	22.93%	$ 455,700,819	22.62%
$10,000.01 – $15,000.00	116,645	14.10%	$ 378,388,664	18.79%
$15,000.01 – $20,000.00	72,030	8.71%	$ 281,423,994	13.97%
Over $20,000.00	81,498	9.85%	$ 442,709,105	21.98%

TOTAL	827,398	100.00%	$2,014,300,535	100.00%

Composition by Account Age

Account Age	Number of Accounts	% of Total Number of Accounts	Total Receivables Outstanding	% of Total Receivables Outstanding

Not More than 6 Months	84,363	10.20%	$ 135,272,197	6.72%
Over 6 Months to 12 Months	107,232	12.96%	$ 179,105,289	8.89%
Over 12 Months to 24 Months	104,811	12.67%	$ 230,931,583	11.46%
Over 24 Months to 36 Months	75,805	9.16%	$ 204,158,471	10.14%
Over 36 Months to 48 Months	101,825	12.31%	$ 291,069,850	14.45%
Over 48 Months to 60 Months	172,892	20.90%	$ 386,672,494	19.20%
Over 60 Months	180,470	21.81%	$ 587,090,652	29.15%

TOTAL	827,398	100.00%	$2,014,300,535	100.00%

Composition by Accountholder Current Billing Address

State or Territory	Number of Accounts	% of Total Number of Accounts	Total Receivables Outstanding	% of Total Receivables Outstanding

CA	80,787	9.76%	$ 200,108,564	9.93%
NY	82,948	10.03%	$ 179,759,987	8.92%
FL	54,336	6.57%	$ 133,378,582	6.62%
PA	48,315	5.84%	$ 118,911,495	5.90%
CO	34,934	4.22%	$ 115,100,841	5.71%
MA	44,821	5.42%	$ 100,804,661	5.00%
NJ	41,140	4.97%	$ 94,065,714	4.67%
TX	38,237	4.62%	$ 90,901,728	4.51%
NC	27,919	3.37%	$ 80,878,557	4.02%
VA	25,944	3.14%	$ 65,248,503	3.24%
Other States	348,017	42.06%	$ 835,141,903	41.46%

TOTAL	827,398	100.00%	$2,014,300,535	100.00%

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Composition by Delinquency Status

Delinquency Status	Number of Accounts	% of Total Number of Accounts	Total Receivables Outstanding	% of Total Receivables Outstanding

Current	804,965	97.29%	$ 1,950,413,560	96.83%
1-30 days	11,225	1.36%	$ 26,802,431	1.33%
31-60 days	3,973	0.48%	$ 11,746,183	0.58%
61-90 days	2,566	0.31%	$ 8,190,264	0.41%
91-120 days	1,871	0.23%	$ 6,510,085	0.32%
121-150 days	1,488	0.18%	$ 5,339,008	0.27%
151-180+ days	1,310	0.16%	$ 5,299,004	0.26%

TOTAL	827,398	100.00%	$2,014,300,535	100.00%

Composition by Program

Program	Number of Accounts	% of Total Number of Accounts	Total Receivables Outstanding	% of Total Receivables Outstanding

LL Bean	157,775	19.07%	$ 306,182,037	15.20%
US Airways	84,574	10.22%	$ 303,607,500	15.07%
Carnival Cruise Lines	73,830	8.92%	$ 221,844,132	11.01%
Republic Airways/Frontier Airlines	65,477	7.91%	$ 220,336,402	10.94%
Apple	160,165	19.36%	$ 217,507,906	10.80%
BJ’s Wholesale Club	53,203	6.43%	$ 101,771,338	5.05%
BlackCard	17,121	2.07%	$ 101,464,363	5.04%
Barnes & Noble	45,798	5.54%	$ 81,211,530	4.03%
Virgin America	21,628	2.61%	$ 62,478,030	3.10%
Priceline.com	31,041	3.75%	$ 60,715,168	3.01%
Affinity Group, Inc.	16,546	2.00%	$ 58,659,914	2.91%
BlueGreen	16,814	2.03%	$ 58,242,257	2.89%
Princess Cruise Line	10,957	1.32%	$ 39,562,324	1.96%
Miles & More/Lufthansa	5,130	0.62%	$ 19,927,133	0.99%
Non Co-Branded	67,339	8.14%	$ 160,790,502	7.98%

TOTAL	827,398	100.00%	$2,014,300,535	100.00%

Since the largest number of accountholders (based on current billing addresses) whose accounts were included in the trust as of August 31, 2012 were in CA, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Trust Portfolio. See “Risk Factors” in the accompanying prospectus.

The following table sets forth the Trust Portfolio by FICO®*     FICO® is a federally registered servicemark of Fair, Isaac & Company. score. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. BBD obtains, to the extent available, FICO® scores at the origination of each account and periodically thereafter. In the following table, Total Receivables Outstanding are determined as of August 31, 2012, and FICO® scores are determined during the month of August 2012. References to “Total Receivables Outstanding” in the following table include both finance charge receivables and principal receivables. Because the future composition of the Trust Portfolio may change over time, the table is not necessarily indicative of the composition of the Trust Portfolio at any specific time in the future. FICO® scores may change over time, depending on the conduct of the accountholder and changes in credit score technology.

*	FICO® is a federally registered servicemark of Fair, Issac & Company.

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Composition by FICO Score

FICO Range	Number of Accounts	% of Total Number of Accounts	Total Receivables Outstanding	% of Total Receivables Outstanding

No Score	2,566	0.31%	$ 5,842,823	0.29%
Less than 600	45,988	5.56%	$ 106,960,684	5.31%
600-659	92,141	11.14%	$ 209,889,774	10.42%
660-719	202,106	24.43%	$ 597,275,996	29.65%
720-749	115,881	14.01%	$ 423,834,773	21.04%
750 and above	368,716	44.56%	$ 670,496,485	33.29%

TOTAL	827,398	100.00%	$2,014,300,535	100.00%

Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by BBD in its credit scoring system to assess the credit risk associated with each applicant. See “BBD’s Credit Card Business – Underwriting and Account Management Procedures” in the accompanying prospectus. Additionally, FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables in the Trust Portfolio.

Review of Pool Assets

As required by Rule 193 of the Securities Act of 1933, as amended, BBD and its affiliates have performed a review of the receivables and the disclosure regarding those receivables required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB and disclose below the nature of such review as well as the findings and conclusions of such review. The review was designed and effected to provide reasonable assurance that the disclosure regarding the receivables in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

The management team of BBD, and other BBD internal teams perform various functions, including, but not limited to (1) reviews of the internal controls and processes related to the data flow, (2) reviews of the statistical information relating to the historical performance and the current composition of the receivables included in this prospectus supplement and the accompanying prospectus, (3) reviews of the qualitative disclosure relating to receivables included in this prospectus supplement and the accompanying prospectus and (4) reviews of the underwriting process of the receivables included in this prospectus supplement and the accompanying prospectus.

Reviews of the Internal Controls and Processes Related to the Data Flow

BBD has a data collection, processing and reporting system to manage its credit card business and the securitization program. Data related to credit cardholder daily activity including but not limited to new spend activity and payment is processed and stored in BBD’s cardholder servicing system provided by Total Systems Services Inc. (“TSYS”). BBD has established controls over the cardholder servicing system to provide reasonable assurance regarding the completeness and accuracy of the data received and sent by this servicing system. Data generated from the cardholder servicing system is sent to BBD’s data warehouse on a daily basis. The data in the data warehouse is then processed and consolidated to be transferred into the servicer’s securitization data system. The securitization data system also receives information regarding recoveries from the internal risk management system. The statistical information relating to the historical performance and the current composition of the receivables included in this prospectus supplement and the accompanying prospectus are derived from the data warehouse or from the securitization data system. The servicer has established adequate controls over the data warehouse and the securitization data system to provide reasonable assurance regarding the completeness and the accuracy of this data in all material respects.

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BBD’s review of the receivables includes periodic evaluation and testing of the controls around the cardholder servicing system, the data warehouse and securitization data system by officers and employees of BBD. These controls cover validation of data, calculation of data, reconciliation and reporting. The controls are designed to provide reasonable assurance that the data derived from these systems to create statistical information regarding the receivables included in this prospectus supplement and the accompanying prospectus is complete, accurate and timely in all material respects. BBD’s Internal Audit team, in conjunction with the management of BBD performs an annual evaluation to identify the risk areas related to the financial reporting covered by the systems identified above. This annual evaluation creates the basis of the formulation of the internal audit plan, including the appropriate frequency and the amount of testing required. Areas prone to high risk are tested more frequently and extensively. The findings and conclusions of such testing are then presented to BBD’s management on a periodic basis where they are recorded, investigated and resolved.

The testing process described above provides reasonable assurance that the receivables are accurately recorded in BBD’s systems in all material respects.

Reviews of the Statistical Information of the Receivables

BBD prepared and reviewed the statistical information related to historical performance and the current composition tables of the receivables included in this prospectus supplement. The historical performance and current composition tables were recalculated and were compared against BBD’s records in its data warehouse and the securitization data system. BBD engaged a third party for the purposes of assisting it in conducting the review of the statistical information of the receivables included in this prospectus supplement. All information included in such tables was confirmed to conform with BBD’s data warehouse and the securitization data system. BBD assumes responsibility for and attributes all findings and conclusions of the review to itself. BBD’s review provides reasonable assurance that the historical performance and the current composition tables of the receivables included in this prospectus supplement and the accompanying prospectus are accurate in all material respects.

Reviews of the Qualitative Disclosure

The management of BBD, which consists of members from legal, finance, treasury, credit risk and other related areas reviewed and approved the qualitative disclosure regarding the receivables. These individuals have the required knowledge in their respective fields to be able to critically analyze the qualitative disclosure regarding the receivables and to opine on the accuracy and the sufficiency of the qualitative disclosure. Based on their review and approval of such qualitative disclosure, BBD has reasonable assurance that the qualitative disclosure regarding the receivables in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Reviews of the Underwriting Process

In order to confirm that the receivables described in this prospectus supplement and the accompanying prospectus comply with BBD’s risk management standards, BBD relies primarily on the functioning of its Risk Management Committee. This Committee exists to review, challenge and approve all requests for new strategies or policies and amendments to existing strategies or policies which may impact the credit quality of the receivables. The Committee’s voting membership consists of BBD’s Chief Risk Officer, as the chairman, the Chief Executive Officer, Chief Marketing Officer and Head of U.S. Cards as key active participants. The Committee meets monthly, at minimum, to review, analyze and approve changes to the risk management strategies and policies.

In addition to the work of the Risk Management Committee, BBD also relies on ongoing audits from a number of internal working teams outside of the Credit Risk Office, particularly the Barclays Internal Audit team. Each such BBD team is responsible for undertaking regular reviews of BBD’s risk management policies and evaluating the effectiveness of the controls currently in place with respect to those policies.

These internal controls provide reasonable assurance in all material respects that the receivables described in this prospectus supplement and the accompanying prospectus are being originated,

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managed and governed in a manner consistent with the disclosure regarding the receivables in this prospectus supplement and the accompanying prospectus.

Repurchase of Receivables

The transaction documents contain covenants requiring the repurchase of a receivable for the breach of a related representation or warranty. We, as securitizer, disclose all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G. We will file our Form ABS-15G with the Securities and Exchange Commission no later than February 15, 2013. Our CIK number is 0001551964. For more information on obtaining a copy of the Form ABS-15G, see “Where You Can Find More Information” in the accompanying prospectus.

Static Pool Information

The following tables set forth the static pool information regarding the performance of the receivables in the Approved Portfolio and the Trust portfolio. The tables include static pool information for loss experience, delinquency experience, revenue experience and payment rate experience. The composition of the Trust Portfolio is expected to change over time as credit card accounts arising in co-branded and non co-branded programs that are not already part of the Trust Portfolio may be added to the Trust Portfolio or credit card accounts arising in co-branded and non co-branded programs that are already part of the Trust Portfolio may be removed from the Trust Portfolio in the future. The composition of the Approved Portfolio may change over time as additional portfolios, upon satisfaction of the note rating agency condition, may become part of the Approved Portfolio and portfolios that are already part of the Approved Portfolio may be removed from the Approved Portfolio in the future.

The performance data is grouped by year of origination of the accounts. Performance data for origination years prior to 2007 has been combined under the performance data for origination year 2007 as performance data for origination years prior to 2007 could not be obtained separately without unreasonable effort or expense. There can be no assurance that the performance of receivables in the future will be similar to the historical performance set forth below. The date of origination of an account is generally the date on which the account is opened and when an account number is assigned to the account.

The following tables set forth the delinquency experience of the Approved Portfolio and the Trust Portfolio for each of the periods shown below by origination years. The delinquency rate is a percentage of the total amount of receivables which were more than 30 days delinquent divided by the total receivables outstanding as of the end of the period. For each account included in the Trust Portfolio, performance data is based on the account’s performance on and after the date on which such account was added to the Trust Portfolio.

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30+ Delinquency Rate for the Approved Portfolio

	At	At Year End

	August 31, 2012	2011	2010	2009	2008	2007

2012 Originations	0.65%	0.00%	0.00%	0.00%	0.00%	0.00%
2011 Originations	1.84%	0.74%	0.00%	0.00%	0.00%	0.00%
2010 Originations	1.63%	1.44%	0.54%	0.00%	0.00%	0.00%
2009 Originations	1.91%	2.05%	2.23%	1.16%	0.00%	0.00%
2008 Originations	2.46%	3.00%	4.27%	4.66%	1.47%	0.00%
2007 and Older Originations	3.35%	4.21%	5.81%	7.89%	7.35%	4.10%

30+ Delinquency Rate for the Trust Portfolio

At

August 31, 2012

2012 Originations	0.76%
2011 Originations	1.99%
2010 Originations	1.61%
2009 Originations	1.59%
2008 Originations	1.55%
2007 and Older Originations	2.44%

The following tables set forth the loss experience of the Approved Portfolio and the Trust Portfolio for each of the periods shown below by origination years. The net loss rate is a percentage of the total amount of charged-off principal receivables net of any recoveries divided by either the average total receivables outstanding or the average principal receivables outstanding, as applicable, in that period. Certain figures are annualized and are not indicative of actual results for the entire year. Recoveries include proceeds from the sale of charged-off debt starting in July 2008. Static Pool data for recoveries prior to July 2008 could not be obtained without unreasonable effort and expense.

Prior to August, 2012, principal receivables outstanding could not be obtained without unreasonable effort or expense. For the Approved Portfolio, the following tables include loss experience based on average total receivables outstanding for all the periods as well as the loss experience based on average principal receivables outstanding for periods starting August, 2012. For the Trust Portfolio, the following tables include loss experience based on average principal receivables outstanding for periods starting August, 2012.

For each account comprising the Trust Portfolio, performance data is based on the account’s performance on and after the date on which such account was added to the Trust Portfolio.

Net Loss Rate for the Approved Portfolio (1)

	Eight Month	Year Ended
	Period Ended
	August, 2012	2011	2010	2009	2008	2007

2012 Originations	0.08%	0.00%	0.00%	0.00%	0.00%	0.00%
2011 Originations	1.63%	0.29%	0.00%	0.00%	0.00%	0.00%
2010 Originations	2.59%	1.57%	0.30%	0.00%	0.00%	0.00%
2009 Originations	3.39%	3.64%	2.99%	0.68%	0.00%	0.00%
2008 Originations	4.06%	5.55%	7.97%	4.98%	0.55%	0.00%
2007 and Older Originations	4.97%	6.68%	11.17%	12.37%	7.49%	4.21%

(1)	Denominator is Average Total Receivables Outstanding

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Net Loss Rate for the Approved Portfolio (1)

One Month Period Ended August, 2012

2012 Originations	0.19%
2011 Originations	2.45%
2010 Originations	2.52%
2009 Originations	3.18%
2008 Originations	3.58%
2007 and Older Originations	4.49%

(1)	Denominator is Average Principal Receivables Outstanding

Net Loss Rate for the Trust Portfolio (1)

One Month Period Ended August, 2012

2012 Originations	0.10%
2011 Originations	2.55%
2010 Originations	2.88%
2009 Originations	2.79%
2008 Originations	2.50%
2007 and Older Originations	3.33%

(1)	Denominator is Average Principal Receivables Outstanding

The following tables set forth the revenue experience of the Approved Portfolio and the Trust Portfolio for each of the periods shown below by origination years. The billed yield is a percentage of the billed finance charges and fees net of current month manual and default related reversals divided by the average total receivables outstanding in that period. The cash yield is a percentage of the collected finance charges and fees divided by the average principal receivables outstanding in that period. Certain figures are annualized and are not indicative of actual results for the entire year.

Prior to August, 2012, principal receivables outstanding and collected finance charges and fees could not be obtained without unreasonable effort or expense. For the Approved Portfolio, the following tables include revenue experience based on billed finance charges and fees and average total receivables outstanding for all the periods as well as the revenue experience based on collected finance charges and fees and average principal receivables outstanding for periods starting August, 2012. For the Trust Portfolio, the following tables include revenue experience based on collected finance charges and fees and average principal receivables outstanding for periods starting August, 2012.

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For each account comprising the Trust Portfolio, performance data is based on the account’s performance on and after the date on which such account was added to the Trust Portfolio.

Billed Yield for the Approved Portfolio(1)

	Eight Month	Year Ended
	Period Ended
	August 2012	2011	2010	2009	2008	2007

2012 Originations	26.13%	0.00%	0.00%	0.00%	0.00%	0.00%
2011 Originations	19.71%	22.82%	0.00%	0.00%	0.00%	0.00%
2010 Originations	18.20%	18.60%	19.92%	0.00%	0.00%	0.00%
2009 Originations	17.45%	18.73%	19.62%	21.79%	0.00%	0.00%
2008 Originations	17.77%	18.27%	18.53%	18.89%	22.57%	0.00%
2007 and Older Originations	20.41%	20.53%	19.87%	20.59%	22.26%	23.60%

(1)	Denominator is Average Total Receivables Outstanding

Cash Yield for the Approved Portfolio(1)

One Month Period Ended August, 2012

2012 Originations	19.52%
2011 Originations	21.55%
2010 Originations	18.25%
2009 Originations	17.79%
2008 Originations	18.46%
2007 and Older Originations	21.76%

(1)	Denominator is Average Principal Receivables Outstanding

Cash Yield for the Trust Portfolio(1)

One Month Period Ended August, 2012

2012 Originations	14.20%
2011 Originations	20.47%
2010 Originations	17.23%
2009 Originations	18.59%
2008 Originations	18.10%
2007 and Older Originations	20.92%

(1)	Denominator is Average Principal Receivables Outstanding

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The following tables set forth the payment rate experience for the Approved Portfolio and the Trust Portfolio for each of the periods shown below by origination years. The total payment rate is an average of the monthly total payment rates in the applicable period. The monthly total payment rate is a percentage of total payments received during a month divided by the beginning of the month total receivables outstanding. The principal payment rate is an average of the monthly principal payment rates in the applicable period. The monthly principal payment rate is a percentage of principal payments received during a month with respect to the principal receivables divided by the beginning of the month principal receivables outstanding.

Prior to August, 2012, principal receivables outstanding and payments with respect to principal receivables outstanding could not be obtained without unreasonable effort or expense. For the Approved Portfolio, the following tables include payment rate experience based on total payments and total receivables outstanding for all the periods as well as the payment rate experience based on payments with respect to principal receivables outstanding and principal receivables outstanding for periods starting August, 2012. For the Trust Portfolio, the following tables include payment rate experience based on payments with respect to principal receivables outstanding and principal receivables outstanding for periods starting August, 2012.

For each account comprising the Trust Portfolio, performance data is based on the account’s performance on and after the date on which such account was added to the Trust Portfolio.

Monthly Total Payment Rate for the Approved Portfolio

	Eight Month	Year Ended
	Period Ended
	August, 2012	2011	2010	2009	2008	2007

2012 Originations	29.76%	0.00%	0.00%	0.00%	0.00%	0.00%
2011 Originations	30.99%	31.24%	0.00%	0.00%	0.00%	0.00%
2010 Originations	27.31%	31.33%	32.28%	0.00%	0.00%	0.00%
2009 Originations	24.30%	26.10%	29.60%	25.14%	0.00%	0.00%
2008 Originations	26.17%	25.96%	24.91%	24.55%	25.73%	0.00%
2007 and Older Originations	25.72%	25.13%	23.14%	20.06%	22.21%	27.28%

Monthly Principal Payment Rate for the Approved Portfolio

One Month Period Ended August, 2012

2012 Originations	32.90%
2011 Originations	29.26%
2010 Originations	26.68%
2009 Originations	23.65%
2008 Originations	25.87%
2007 and Older Originations	25.23%

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Monthly Principal Payment Rate for the Trust Portfolio

One Month Period Ended August, 2012

2012 Originations	28.86%
2011 Originations	27.79%
2010 Originations	25.69%
2009 Originations	26.40%
2008 Originations	31.76%
2007 and Older Originations	28.66%

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ANNEX II

[Outstanding Series and Classes of Notes]

[The information provided in this Annex II is an integral part of the prospectus supplement.]

Group [•]

#	Series/Class	Issuance Date	Stated Principal Amount	Note Interest Rate	Expected Final Payment Date	Legal Maturity Date

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Prospectus dated August 13, 2012

Dryrock Issuance Trust
Issuing Entity

Dryrock Funding LLC
Depositor and Transferor

Barclays Bank Delaware
Sponsor, Originator and Servicer

The issuing entity –

•	may periodically issue notes in one or more series or classes;

•	owns receivables that arise in designated credit card accounts from approved portfolios owned by Barclays Bank Delaware;

•	owns payments due on those receivables; and

•	may own other property described in this prospectus and in the related prospectus supplement.

The notes offered by this prospectus and the related prospectus supplement –

•	will be paid only from the issuing entity’s assets;

•	may have one or more forms of supplemental credit enhancement; and

•	will be issued as part of a designated series and class.

You should consider the discussion under “Risk Factors” beginning on page 12 of this prospectus before you purchase any notes.

The notes are obligations of the issuing entity only and are not obligations of or interests in Barclays Bank Delaware, Dryrock Funding LLC, any of their affiliates or any other person.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

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Important Notice About Information Presented in This
Prospectus and the Related Prospectus Supplement

We provide information to you about the notes in two separate documents that progressively provide more detail: (i) this prospectus, which provides general information, some of which may not apply to a particular series or class of notes, including your notes, and (ii) the related prospectus supplement, which will describe the specific terms of your notes, including:

•	financial and other information about the issuing entity’s assets;

•	the timing of interest and principal payments;

•	information about the enhancement for your notes; and

•	the method for selling the notes.

This prospectus may be used to offer and sell any series or class of notes only if accompanied by the prospectus supplement for that series or class.

You should rely only on the information provided in this prospectus and the related prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the related prospectus supplement as of any date other than the dates stated on their respective covers.

Information regarding certain entities that are not affiliates of Barclays Bank Delaware has been provided in this prospectus. See in particular “Transaction Parties – The Indenture Trustee” and “- The Owner Trustee.” The information contained in those sections of this prospectus was prepared by the party described in that section without any input from Barclays Bank Delaware or any of its affiliates.

We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the related prospectus supplement provides the pages on which these captions are located.

Parts of this prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 89 of this prospectus.

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i

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ii

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Prospectus Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus and the related prospectus supplement before you purchase any notes. The disclosure in this prospectus is supplemented by the related prospectus supplement.

Risk Factors

Investment in the notes involves risks. You should consider carefully the risk factors beginning on page 12 in this prospectus.

Issuing Entity

Dryrock Issuance Trust, a Delaware statutory trust, is the issuing entity of the notes. Its address is c/o Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890 and its telephone number is (302) 651-1000.

We refer to the Dryrock Issuance Trust as the “issuing entity.”

Sponsor

Barclays Bank Delaware, a Delaware banking corporation, owns credit card accounts from which receivables are sold to Dryrock Funding, which receivables Dryrock Funding then, subject to certain conditions, transfers to the issuing entity. See “Sources of Funds to Pay the Notes – Addition of Assets” and “Description of the Receivables Purchase Agreement” in this prospectus.

BBD is the sponsor and, as such, organizes and initiates the asset-backed securities transactions of the issuing entity, and is also the servicer of the assets included in the issuing entity.

We refer to Barclays Bank Delaware as “BBD” or the “sponsor.”

See “Transaction Parties – BBD” in this prospectus for a further description of its activities and history.

Depositor and Transferor

Dryrock Funding LLC is the depositor and transferor to the issuing entity. It is a limited liability company formed under the laws of the State of Delaware on June 7, 2012, and it is a wholly-owned subsidiary of Barclays Bank Delaware. Its address is 100 S. West Street, Office 120, Wilmington, Delaware 19801 and its telephone number is (302) 255-7073.

Pursuant to a receivables purchase agreement with BBD, Dryrock Funding LLC purchases receivables owned in designated credit card accounts from approved portfolios owned by BBD. See “Description of the Receivables Purchase Agreement” in this prospectus. It may then, subject to certain conditions, transfer those receivables to the issuing entity. See “Sources of Funds to Pay the Notes – Addition of Assets” in this prospectus.

As the transferor to the issuing entity, Dryrock Funding LLC holds the transferor interest in the issuing entity, which represents the interest in the issuing entity not represented by notes issued and outstanding under the issuing entity or the rights, if any, of any credit enhancement providers to receive payments from the issuing entity. See “Sources of Funds to Pay the Notes – Required Transferor Amount” in this prospectus.

We refer to Dryrock Funding LLC as “Dryrock Funding” or the “transferor.”

See “Transaction Parties – Dryrock Funding LLC” in this prospectus for a further description of its activities and history.

Servicer and Administrator

BBD is the servicer of the issuing entity. As servicer, BBD is responsible for servicing, managing and making collections on the receivables in the issuing entity. See “Transaction Parties – BBD” and “Sources of Funds to Pay the Notes – Collection and Other Servicing Procedures” in this prospectus. The servicer has outsourced certain functions to affiliated and unaffiliated third parties, including

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Barclays Bank PLC. BBD, however, remains responsible for the overall servicing process and BBD is responsible for paying the fees of any affiliated or unaffiliated third party to which it has outsourced certain functions. For information about certain affiliated and unaffiliated third party vendors that provide these services, see “Transaction Parties – BBD” and “Sources of Funds to Pay the Notes – Outsourcing of Servicing” in this prospectus.

In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. See “Sources of Funds to Pay the Notes – Servicer Default” in this prospectus.

The servicer receives a servicing fee, and each series is obligated to pay a portion of that fee. See the related prospectus supplement for a description of the monthly servicing fee allocated to each series of notes.

As administrator of the trust, BBD also performs certain administrative functions on behalf of the issuing entity. See “The Issuing Entity” in this prospectus.

We refer to BBD, as the context may require, as the “servicer” or the “administrator.”

Indenture Trustee

U.S. Bank National Association, a national banking association, is the indenture trustee under the indenture for each series and class of notes issued by the issuing entity. Its address is 60 Livingston Avenue EP-MN-WS3D St. Paul, MN 55107-2292, Attention: Structured Finance/Dryrock. Its telephone number is (651) 466-5048.

Under the terms of the indenture, the role of the indenture trustee is limited. See “The Indenture – Indenture Trustee” and “Transaction Parties – The Indenture Trustee” in this prospectus.

Owner Trustee

Wilmington Trust, National Association, a national banking association, is the owner trustee under the trust agreement. Its address is Rodney Square North, 1100 North Market Street, Wilmington, DE 19890. Its telephone number is (302) 651-1000.

Under the terms of the trust agreement, the role of the owner trustee is limited. See “Transaction Parties – The Owner Trustee” in this prospectus.

Assets of the Issuing Entity

As of the date of this prospectus, the issuing entity’s primary assets consist of receivables arising in designated credit card accounts from approved portfolios owned by BBD. These receivables include receivables which are in existence at the initial closing date and receivables which are created from time to time thereafter.

The issuing entity has acquired and will acquire the receivables from the transferor pursuant to the transfer agreement. The transferor has and will have acquired receivables from BBD pursuant to a receivables purchase agreement between BBD and the transferor. See “Description of the Receivables Purchase Agreement” in this prospectus.

Payment of principal of and interest on each series or class of notes is secured by the issuing entity’s assets.

See “Sources of Funds to Pay the Notes” in this prospectus.

Additional assets may be transferred to the issuing entity as described under “Sources of Funds to Pay the Notes – Addition of Assets” in this prospectus. The transferor may designate additional accounts, and consequently all eligible receivables arising in such accounts, to the issuing entity at any time, subject to certain addition limits, so long as:

•	the accounts are eligible accounts;

•	notice is delivered to each hired nationally recognized statistical rating organization, the owner trustee, the indenture trustee and the servicer;

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•	file-stamped copies of all financing statements covering the receivables in such additional accounts and perfecting the interest of the trust therein are delivered to the owner trustee and the indenture trustee;

•	no insolvency event has occurred and such designation of additional accounts is not made in contemplation thereof;

•	a written account assignment and account schedule with respect to such additional accounts is delivered to the owner trustee, the indenture trustee and the servicer;

•	the addition to the trust of the receivables arising in the additional accounts does not result in an adverse effect;

•	an officers certificate and opinion of counsel (as specified in the transfer agreement) are delivered to the owner trustee and the indenture trustee; and

•	under certain circumstances, if the designation will cause the number of principal receivables of additional accounts to exceed the maximum addition limit, then the note rating agency condition is satisfied.

Under certain limited circumstances, the transferor may be required to add additional receivables to the issuing entity if required to maintain the required transferor amount, the required pool balance or to ensure that the aggregate principal balance of receivables from accounts relating to any non co-branded portfolio is not in excess of 10% of the aggregate principal balance of receivables in the issuing entity.

The transferor may also remove receivables that it transferred to the issuing entity as described under “Sources of Funds to Pay the Notes – Removal of Assets” in this prospectus, so long as:

•	notice is delivered to each hired nationally recognized statistical rating organization, the owner trustee, the indenture trustee and the servicer;

•	a computer file containing a true and complete list of the removed accounts is delivered to the issuing entity and the indenture trustee, and the transferor represents and warrants that such list is true and complete in all material respects;

•	the note rating agency condition is satisfied; and

•	an officer’s certificate is delivered to the owner trustee and the indenture trustee to the effect that such removal does not result in an adverse effect and no selection procedures believed to be materially adverse to the noteholders is used.

The transferor may designate removed accounts without being subject to the last two bullet points set forth above if the removed accounts are accounts originated or acquired under a specified private label agreement, merchant agreement, co-branded agreement or other program which is co-owned, operated or promoted; provided, that such agreement has terminated in accordance with its terms, or the accounts are being removed due to other circumstances caused by requirements of agreements in which the right to such removed accounts is determined by a party or parties to such agreements; and provided further, that in certain circumstances as a result of such removals, the transferor may need to accept from the issuing entity a reassignment of receivables from accounts relating to any non co-branded portfolio.

In addition, if the transferor breaches certain representations and warranties relating to the eligibility of receivables included in the issuing entity the transferor may be required to remove those receivables from the issuing entity.

Finally, on the date when any receivable in an account is charged off as uncollectible, the trust automatically transfers those receivables to the transferor, which then subsequently automatically transfers those receivables to the servicer for collection purposes.

The composition of the assets in the issuing entity will change over time due to changes in the composition and amount of the receivables in the issuing entity as new receivables are created, existing receivables are paid off or charged off, additional accounts are designated to the issuing entity and accounts are removed from the issuing entity.

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Noteholders will not be notified of any such changes to the composition of the assets in the issuing entity due to additions or removals of receivables or due to the designation or removal of portfolios as approved portfolios. However, monthly reports containing certain information relating to the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” in this prospectus for information as to how these reports may be accessed.

See “Sources of Funds to Pay the Notes – Addition of Assets,” and “– Removal of Assets” in this prospectus.

Series and Classes of Notes

The issuing entity is offering notes, which are issued pursuant to the indenture and an indenture supplement for each series. The indenture and each indenture supplement for each series is between the issuing entity and the indenture trustee.

The prospectus supplement for a particular issuance of notes will specify the series. Each series of notes is entitled to its allocable share of the issuing entity’s assets.

It is expected that each series of notes will consist of more than one class of notes. A class designation determines the relative seniority for receipt of cash flows and exposure to reductions in the allocation amount of the related series of notes. For example, subordinated notes of a series provide credit enhancement for senior notes of that same series. See “The Notes – Subordination of Interest and Principal” in this prospectus.

Within a series, each class will be issued on the same date. The expected final payment dates and legal maturity dates of the subordinated notes of that series will either be the same as or later than those of the senior notes of that series.

Each series or class of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and an allocation amount. See “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount” in this prospectus.

The allocation amount of a series or class of notes corresponds to the portion of the assets in the issuing entity that has been pledged to secure the obligation of that series or class. The remaining portion of the assets in the issuing entity that is not securing note obligations is referred to as the transferor amount.

The terms of any future series or class of notes will not be subject to your prior review or consent. We cannot assure you that the terms of any future series or class might not have an impact on the timing or amount of payments received by a noteholder.

Required Transferor Amount

The transferor amount at any time equals the pool balance minus the aggregate allocation amount of all notes.

Increases or decreases in the pool balance without a corresponding increase or decrease in the allocation amount of any notes will result in an increase or decrease in the transferor amount. The transferor amount fluctuates to reflect changes in the amount of principal receivables included in the issuing entity. The transferor amount generally decreases as a result of the issuance of new notes. The transferor amount generally increases if there are reductions in the allocation amount of any notes, for example, due to payments of principal of those notes or a deposit into the principal funding account with respect to those notes.

The issuing entity has a minimum transferor amount requirement, referred to as the required transferor amount. For any date of determination, the required transferor amount equals a designated percentage, referred to as the required transferor amount percentage, of the amount of principal receivables included in the issuing entity as of that date. The required transferor amount percentage currently is 6%, although the transferor may change that percentage at any time, subject to the conditions described in “Sources of Funds to Pay the Notes – Required Transferor Amount” in this prospectus.

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If, at the end of any date of processing, the transferor amount for such date of processing is less than the required transferor amount for such date of processing, the transferor is required to transfer additional receivables to the issuing entity as described in “Sources of Funds to Pay the Notes – Addition of Assets” in this prospectus.

If the transferor fails to transfer additional receivables to the issuing entity when required to do so, then in certain circumstances an early redemption event may be triggered, and in other circumstances an early amortization event will occur with respect to the notes after the applicable grace period. See “Sources of Funds to Pay the Notes – Required Transferor Amount,” “The Notes – Redemption and Early Amortization of Notes” and “The Indenture – Early Amortization Events” in this prospectus.

The interest in the transferor amount initially is held by the transferor. The transferor’s interest in the transferor amount, referred to in this prospectus and the related prospectus supplement as the transferor interest, may be held either in certificated form represented by a transferor certificate or in uncertificated form. A holder of an interest in the transferor amount may sell all or a portion of that interest. The transferor amount does not provide credit enhancement to any notes.

Required Pool Balance

For any date, the pool balance equals the sum of (i) the amount of principal receivables plus (ii) any amount on deposit in the excess funding account.

The issuing entity has a minimum pool balance requirement, referred to as the required pool balance. For any date, the required pool balance is an amount equal to the sum of (i) for all notes in their revolving period, the sum of the allocation amounts of those notes as of such date, and (ii) for all other notes, the sum of the allocation amounts of those notes at the end of the most recent revolving period for each of those notes, excluding any notes which will be paid in full on the next applicable payment date and any notes that will have an allocation amount of zero on the applicable payment date. See “Sources of Funds to Pay the Notes – Required Pool Balance” in this prospectus.

If, for any date of processing, the pool balance for such date of processing is less than the required pool balance, the transferor is required to transfer additional receivables to the issuing entity as described in “Sources of Funds to Pay the Notes – Addition of Assets” in this prospectus.

If the transferor fails to transfer additional receivables to the issuing entity when required to do so, then in certain circumstances an early redemption event may be triggered, and in other circumstances an early amortization event will occur with respect to the notes after the applicable grace period. See “Sources of Funds to Pay the Notes – Required Pool Balance,” “The Notes – Redemption and Early Amortization of Notes” and “The Indenture – Early Amortization Events” in this prospectus.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount

Each series or class of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and an allocation amount.

•	Stated Principal Amount. The stated principal amount of a series or class of notes is the amount that is stated on the face of the notes of that series or class to be payable to the holders of that series or class. It can be denominated in U.S. dollars or in a foreign currency.

•	Outstanding Dollar Principal Amount. For a series or class of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount, as described in the related prospectus supplement, of that series or class of notes, less principal payments made to noteholders of that series or class, plus increases due to issuances of additional notes of that series or class. The outstanding dollar principal amount for foreign currency notes or discount notes is determined as described in “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount” in this prospectus.

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•	Adjusted Outstanding Dollar Principal Amount. The adjusted outstanding dollar principal amount of any series or class of notes is equal to the outstanding dollar principal amount of that series or class of notes, less any funds on deposit in the principal funding account for that series or class.

•	Allocation Amount. The allocation amount of a series or class of notes is a U.S. dollar amount based on the initial dollar principal amount of that series or class, but after deducting:

•	that series’ or class’ share of charge-offs resulting from any uncovered default amount allocated to that series or class;

•	that series’ or class’ share of reallocations of principal collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee and past due amounts thereon, and any other amounts specified in the related prospectus supplement, referred to as reallocated principal collections;

•	amounts on deposit in the principal funding account for that series or class; and

•	the amount of all payments of principal of that series or class of notes;

and adding back all reimbursements from finance charge collections allocated to the related series of notes to cover reductions in that series’ or class’ allocation amount described in the first two bullet points.

In addition, for a series or class of discount notes, the allocation amount of that series or class will increase over time as principal accretes.

The allocation amount of a series or class of notes will also be increased if additional notes of that series or class are issued after the initial issuance of notes of that series or class or if amounts on deposit in the principal funding account for that series or class are deposited into the principal funding account for another series or class of notes or paid to the holder of the transferor interest.

Upon a sale of assets in the issuing entity following (i) an event of default and acceleration of a series or class of notes or (ii) the legal maturity date of a series or class of notes, as described in “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus, the allocation amount of that series or class of notes will be reduced to zero.

For a detailed discussion of the stated principal amount, the outstanding dollar principal amount, the adjusted outstanding dollar principal amount and the allocation amount, see “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount” in this prospectus.

Interest Payments

Each series or class of notes will bear interest from its issuance date at the rate described and as calculated or determined in the related prospectus supplement. Interest on each series or class of notes will be paid on the interest payment dates specified in the related prospectus supplement.

Each class of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes.

See “The Notes – Interest” in this prospectus.

Principal Payments

Unless otherwise specified in the related prospectus supplement, the issuing entity expects to pay the stated principal amount of each series or class of notes in one payment on the expected final payment date of that series or class of notes. The legal maturity date is the date on which a series or class of notes is legally required to be fully paid in accordance with its terms. The expected final payment date and legal maturity date of a series or class of notes will be specified in the related prospectus supplement.

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A series or class of notes may be paid before its expected final payment date if an early amortization event occurs with respect to that series or class of notes or upon an optional or mandatory redemption with respect to that series or class of notes.

The issuing entity is obligated to pay the stated principal amount or a portion thereof, as applicable, of a series or class of notes on its expected final payment date or upon the occurrence of an early amortization event or an optional or mandatory redemption with respect to that series or class of notes, only to the extent that funds are available for that purpose.

The remedies a noteholder may exercise following an event of default and acceleration of a series or class or on the legal maturity date for a series or class are limited and are described in “The Indenture – Events of Default Remedies” and “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus.

Subordination

Payment of principal of and interest on subordinated notes will be subordinated to the payment of principal of and interest on senior notes of that series except to the extent provided in this prospectus and the related prospectus supplement.

Finance charge collections allocated to a series of notes will be used to pay interest due on senior notes of that series before being available to pay interest due on subordinated notes of that series.

Within each series, subordinated notes bear the risk before senior notes of a reduction in the allocation amount of that series due to charge-offs resulting from any uncovered default amount allocated to that series or due to reallocated principal collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee and past due amounts thereon, and any other amounts specified in the related prospectus supplement.

Limit on Repayment of All Notes

You may not receive the stated principal amount of your notes if:

•	the allocation amount of your notes has been reduced due to charge-offs resulting from any uncovered default amount allocated to your series or due to reallocated principal collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee and past due amounts thereon, and any other amounts specified in the related prospectus supplement and those amounts have not been reimbursed from finance charge collections allocated to your series of notes; or

•	assets in the issuing entity are sold following (i) an event of default and acceleration of your notes or (ii) the legal maturity date of your notes, and the proceeds from the sale of those assets, plus any funds on deposit in the applicable issuing entity accounts allocated to your notes, and any other amounts available to your notes, are insufficient to provide the full repayment of your notes. See “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus.

Optional Redemption of Notes

Under certain circumstances specified in this prospectus or the related prospectus supplement, the issuing entity or the transferor, if the transferor is the servicer or an affiliate of the servicer, may redeem the notes of any series or class before the applicable expected final payment date in whole but not in part on any day on or after the day on which the outstanding dollar principal amount of that series or class of notes is reduced to less than 10% of its highest outstanding dollar principal amount, but in no event shall such optional redemption occur if 25% or more of the initial dollar principal amount of the series notes is still outstanding. This redemption option is referred to as a clean-up call.

If the issuing entity is directed to redeem any series or class of notes, it will notify the registered holders at least 30 days prior to the redemption date. The redemption price of any series or class of notes will equal 100% of the outstanding dollar principal amount, plus accrued, past due and additional interest on those notes to but excluding the date of redemption.

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If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on that series or class of notes will thereafter be made until the earlier to occur of (i) the date on which those notes are paid in full and (ii) the applicable legal maturity date. Any funds on deposit in the applicable issuing entity trust accounts allocable to those notes will be applied to make principal and interest payments on those notes on the redemption date.

Mandatory Redemption of Notes

If so indicated in the related prospectus supplement for certain such affected series or class of notes, if principal receivables having an aggregate principal balance in an amount equal to or greater than 30% of the pool balance are designated for reassignment to the transferor, and the servicer determines that the transferor amount would be less than the required transferor amount after giving effect to such reassignment, and giving effect to any scheduled payments on the notes and any account additions that are scheduled to occur on or prior to the removal date, then a mandatory “early redemption event” will be deemed to have occurred with respect to such series on the related removal date. If an early redemption event occurs, the issuing entity will apply all funds received from the transferor in connection with such reassignment on the first payment date following the monthly period in which such early redemption event occurred to redeem such notes on a pro rata basis among each such series and within each such series on a pro rata basis between each class of notes of such series, based on the respective stated principal amounts of each such series and each such class of notes subject to early redemption.

Early Amortization of Notes

The issuing entity is required to repay any note upon the occurrence of an early amortization event for that note, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations.

Early amortization events include the following:

•	the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the bankruptcy, insolvency, conservatorship or receivership of the transferor;

•	the bankruptcy, insolvency, conservatorship or receivership of BBD;

•	BBD is unable for any reason to transfer receivables to the transferor; or

•	for any series or class of notes, the related prospectus supplement may include additional early amortization events or indicate that certain of the events listed above are not early amortization events for that series or class of notes.

An early amortization event for one series or class of notes will not necessarily be an early amortization event for any other series or class of notes.

For a more complete description of early amortization events, see “The Notes – Redemption and Early Amortization of Notes” and “The Indenture – Early Amortization Events” in this prospectus.

Upon the occurrence of an early amortization event for any series or class of notes, those notes will be entitled to receive payments of interest and principal each month, subject to the conditions outlined in “The Notes – Redemption and Early Amortization of Notes” and “The Indenture – Early Amortization Events” in this prospectus.

Events of Default

The events of default are described in “The Indenture – Events of Default” in this prospectus. Some events of default result in an automatic acceleration of the notes of the affected series or class, and others result in the right of the indenture trustee or the holders of the affected series or class of notes to demand acceleration after an affirmative vote by holders of more than 662 3% of the aggregate outstanding dollar principal amount of the notes of the affected series or class.

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Events of default include the following:

•	the issuing entity’s failure, for a period of 35 days, to pay interest on any series or class of notes when that interest becomes due and payable;

•	the issuing entity’s failure to pay the stated principal amount of any series or class of notes on the applicable legal maturity date of that series or class;

•	the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 90 days after either the indenture trustee or the holders of at least 25% of the outstanding dollar principal amount of the notes of the affected series or class has provided written notice requesting the remedy of that breach if, as a result of that default, the interests of those noteholders are materially and adversely affected and continue to be materially and adversely affected during that 90-day period;

•	the occurrence of certain events of bankruptcy or insolvency of the issuing entity; and

•	for any series or class of notes, any additional events of default specified in the related prospectus supplement.

An event of default for one series or class of notes will not necessarily be an event of default for any other series or class of notes.

It is not an event of default if the issuing entity fails to repay a series or class of notes prior to the legal maturity date of those notes because it does not have sufficient funds available.

Events of Default Remedies

Following an event of default and acceleration of a series or class of notes, funds on deposit in the applicable issuing entity accounts for the affected notes will be applied to pay principal of and interest on those notes to the extent permitted by law. Then, in each following monthly period, principal collections and finance charge collections allocated to that series or class of notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full and the legal maturity date of those notes.

Following an event of default and acceleration of a series or class of notes, the indenture trustee may, and at the direction of the holders of more than 662 3 % of the outstanding dollar principal amount of the accelerated series or class of notes will, cause the issuing entity to sell assets. However, this sale of assets may occur only if:

•	the conditions specified in the related prospectus supplement are satisfied; or

•	the legal maturity date of the accelerated series or class of notes has occurred.

The holders of the accelerated series or class of notes will be paid their allocable share of the proceeds of a sale of those assets and amounts previously deposited in issuing entity accounts for that series or class of accelerated notes. Upon the sale of those assets and payment of the proceeds from the sale and any other amounts available to such noteholders, the allocation amount of the accelerated series or class of notes will be reduced to zero. See “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus.

Credit Enhancement

Some notes may have the benefit of one or more derivative agreements. Any such derivative agreement will either be an interest rate swap, cap, floor or collar, or a currency swap. BBD or any of its affiliates may be counterparties to a derivative agreement. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the related prospectus supplement.

Some notes may have the benefit of one or more additional forms of supplemental credit enhancement, referred to in this prospectus and the related prospectus supplement as supplemental credit enhancement agreements, such as a letter of credit or surety bond. In addition, some notes may have the benefit of one or more forms of supplemental liquidity arrangements, such as a liquidity facility. The specific terms of any supplemental credit enhancement agreement or any supplemental liquidity agreement applicable to a series or class of notes and a description of the related provider

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will be included in the related prospectus supplement. BBD or any of its affiliates may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement.

See “Sources of Funds to Pay the Notes – Derivative Agreements” and “– Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements” in this prospectus.

Collections and Allocations

The indenture trustee, at the direction of the servicer, will receive collections on the receivables in the issuing entity. It will deposit those collections into the collection account and keep track of those collections that are principal collections and those that are finance charge collections.

The indenture trustee, at the direction of the servicer, will then allocate those collections among each series of notes outstanding and the holder of the transferor interest. The servicer will allocate principal collections and finance charge collections, and recoveries on accounts written off as uncollectible, to each series based on varying percentages. The related prospectus supplement will describe the allocation percentages applicable to your series.

Noteholders are only entitled to amounts allocated to their series or class equal to the interest and principal payments on their notes.

See “Sources of Funds to Pay the Notes – Deposit and Allocation of Funds in the Issuing Entity” in this prospectus.

Groups

A series of notes may be included in one or more groups of series that share principal collections or finance charge collections. The related prospectus supplement will identify whether your series has been included in one or more of the following groups:

•	Shared Excess Available Finance Charge Collections Group. A series of notes may be included in a group of series, called a shared excess available finance charge collections group, that shares excess finance charge collections for each series in that group. To the extent that finance charge collections allocated to a series remain after making all required deposits and payments for that series, those excess finance charge collections will be applied to cover any shortfalls in amounts payable from finance charge collections allocated to other series of notes in the same shared excess finance charge collections group. See “The Notes – Groups – Shared Excess Available Finance Charge Collections Group” in this prospectus.

•	Shared Excess Available Principal Collections Group. A series of notes may be included in a group of series, called a shared excess available principal collections group, that shares excess principal collections for each series in that group. To the extent that principal collections allocated to a series remain after making all required deposits and payments for that series, those excess principal collections will be applied to cover any shortfalls in principal deposits or payments payable from principal collections allocated to other series of notes in the same shared excess available principal collections group. See “The Notes – Groups – Shared Excess Available Principal Collections Group” in this prospectus.

Registration, Clearance and Settlement

The notes offered by this prospectus and the related prospectus supplement will be registered in the name of The Depository Trust Company or its nominee, and purchasers of beneficial interests in those notes will not be entitled to receive physical delivery of their interests in the notes in definitive paper form except under limited circumstances. Owners of beneficial interests in the notes may elect to hold their interests through The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear system in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “The Notes – Book-Entry Notes” in this prospectus.

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ERISA Eligibility

Subject to important considerations described herein, “employee benefit plans” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plus subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and entities deemed to hold “plan assets” of the foregoing (“Benefit Plans”) may acquire notes of every series or class offered pursuant to this prospectus and the related prospectus supplement, subject to specified conditions. ERISA and Section 4975 of the Internal Revenue Code place certain restrictions on Benefit Plans and the acquisition and holding of the notes could be treated as an indirect prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code. Additionally, the notes may be acquired by governmental, non-U.S. or church plans that are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code but may be subject to similar restrictions under applicable state, local or other law (“Similar Law”). Accordingly, by purchasing the notes, each investor will be deemed to represent, warrant and covenant that either (a) it is not a benefit plan or a governmental, non-U.S. or church plan that is subject to Similar Law, or (b)(i) the notes are rated at least “investment grade” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer, and (ii) the purchase and subsequent holding of the notes by the investor will not give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a violation of any Similar Law. For further information regarding the application of ERISA, see “Benefit Plan Investors” in this prospectus.

Tax Status

Subject to important considerations described under “Federal Income Tax Consequences” in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuing entity, is of the opinion that, in connection with each issuance of a series or class of notes offered by this prospectus and a related prospectus supplement, for United States federal income tax purposes (i) the notes of that series or class will be treated as indebtedness and (ii) the issuing entity will not be an association or a publicly traded partnership taxable as a corporation.

In addition, holders of interests in the notes will agree, by acquiring notes of any series or class, to treat those notes as debt for federal, state and local income and franchise tax purposes.

Note Ratings

The ratings of the notes of any series or class address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes. The hired nationally recognized statistical rating organizations have not rated the ability to pay principal of any series or class of notes on the related expected final payment date or any other date prior to the legal maturity date of that series or class of notes.

Each rating should be evaluated independently of any other rating. See “Risk Factors – The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn or if there is an unsolicited issuance of a lower rating” in this prospectus.

Denominations

Unless otherwise indicated in the prospectus supplement, the notes offered by this prospectus will be issued in denominations of $200,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the monthly period immediately preceding the related payment date.

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Risk Factors

The risk factors disclosed in this section describe the principal risk factors of an investment in the notes. You should consider the following risk factors before you decide whether or not to purchase the notes.

Some interests could have priority over the indenture trustee’s interest in the receivables, which could cause delayed or reduced payments to you.

Representations and warranties are made that the indenture trustee has a perfected interest in the receivables. If any of these representations and warranties were found not to be true, however, payments to you could be delayed or reduced.

In addition, the transaction documents permit certain tax liens to have priority over the indenture trustee’s perfected interest in the receivables. If any of these tax liens were to arise, or if other interests in the receivables were found to have priority over those of the indenture trustee, you could suffer a loss on your investment.

Furthermore, if a conservator or receiver for BBD or a bankruptcy trustee for Dryrock Funding were to argue that any of its administrative expenses relate to the receivables or the transaction documents, those expenses could be paid from collections on the receivables before the indenture trustee receives any payments, which could result in losses on your investment.

The indenture trustee may not have a perfected interest in collections commingled by the servicer with its own funds, which could cause delayed or reduced payments to you.

The servicer is obligated to deposit collections into the collection account no later than the second business day after receipt by the servicer of those collections. See “Sources of Funds to Pay the Notes – Deposits in Collection Account” in this prospectus.

Prior to depositing collections into the collection account, all collections that the servicer holds are commingled with its other funds and used for its own benefit. The indenture trustee may not have a perfected interest in these amounts, and thus payments to you could be delayed or reduced if the servicer were to enter conservatorship or receivership, were to become insolvent or were to fail to perform its obligations under the transaction documents.

The conservatorship, receivership, bankruptcy, or insolvency of BBD or Dryrock Funding could result in accelerated, delayed, or reduced payments to you.

BBD is a Delaware state-chartered bank, and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). If certain events were to occur involving BBD’s financial condition or the propriety of its actions, the FDIC could be appointed as conservator or receiver for BBD and, in that capacity, could exercise broad powers over BBD and its assets, obligations, and operations.

BBD transfers receivables to Dryrock Funding, and Dryrock Funding transfers the receivables to the issuing entity. Each transfer of receivables by BBD to Dryrock Funding is intended by BBD and Dryrock Funding to be a sale. The FDIC or other interested parties, however, could take the position that any of these transfers constitutes only the grant of a security interest under applicable law, that BBD continues to own the receivables, and that the FDIC as conservator or receiver for BBD should control the receivables.

Under the current version of the FDIC’s regulation on securitization transactions (the “FDIC Rule”), the FDIC has stated that if certain conditions are satisfied, then:

•	If the FDIC as conservator or receiver provides a written notice of repudiation of the securitization agreement pursuant to which the securitized assets were transferred, and the FDIC does not pay damages within ten business days following the effective date of the notice, the parties can exercise any of their contractual rights in accordance with the transaction documents, including, but not limited to, taking possession of the securitized assets and exercising self-help remedies as a secured creditor under the transaction documents, provided no involvement of the FDIC is required other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of these contractual rights. The damages to be paid by the FDIC are the par value of the obligations issued in the

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securitization on the date of appointment of the FDIC as conservator or receiver, less any payments of principal received by the holders of the obligations through the date of repudiation, plus unpaid accrued interest through the date of repudiation in accordance with the transaction documents to the extent available from collections on the securitized assets received through the date of repudiation. Upon payment of these damages, all liens or claims on the securitized assets under the transaction documents are released.

•	If at any time after appointment of the FDIC as conservator or receiver, the FDIC is in a monetary default due to its failure to pay or apply collections from the securitized assets in accordance with the transaction documents, whether as servicer or otherwise, and remains in monetary default for ten business days after written notice, then the parties can exercise any of their contractual rights in accordance with the transaction documents, including, but not limited to, taking possession of the securitized assets and exercising self-help remedies as a secured creditor under the transaction documents, provided no involvement of the FDIC is required other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights. The insolvent bank will have no further obligations under the transaction documents.

Each transfer of receivables by BBD has been intended to satisfy all of the conditions of the FDIC Rule. The conditions of the FDIC Rule are numerous and complex, however. The FDIC Rule is an untested regulation, and its interpretation remains uncertain. There is no guarantee that the FDIC will not determine that a condition of the FDIC Rule has not been satisfied. The FDIC may attempt to assert that there can be no judicial review of its determination. Even if the FDIC determines that all of the conditions of the FDIC Rule have been satisfied and the FDIC fully performs under the FDIC Rule, there may be delays in payments on the notes, the notes may not be paid in full, and the holders of the notes may suffer losses.

While the FDIC Rule provides that payments on the obligations issued in the securitization will continue to be made (to the extent that there are sufficient collections on the securitized assets) prior to repudiation or default, the indenture trustee and the holders of the notes will likely be prevented from exercising any of their other rights or remedies pending the expiration of the time periods specified in the FDIC Rule.

If the FDIC repudiates the receivables purchase agreement, it is not clear under the FDIC Rule whether the indenture trustee will be permitted by the FDIC to apply collections on the receivables that are received prior to repudiation to the payment of interest on the notes that accrues during the ten business day period referred to in the FDIC Rule. It is unlikely that the indenture trustee will be permitted by the FDIC to receive payments collected on the receivables after the repudiation. Under such circumstances, there will be losses on the notes.

As described above, under certain circumstances the FDIC Rule authorizes the indenture trustee to exercise its contractual rights under the transaction documents. The FDIC Rule requires, however, that this exercise of contractual rights not require the involvement of the FDIC (other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business). Because the Receivables are intangible property that cannot be physically possessed, it is not entirely clear which contractual rights the indenture trustee can exercise that would not require the involvement of the FDIC. It is possible that the rights that the indenture trustee can exercise without the involvement of the FDIC may not be sufficient to realize for the holders of the notes the full value of the Receivables. Under such circumstances, you could suffer a loss on your investment.

If any of the conditions of the FDIC Rule were found not to have been met, the FDIC may attempt to assert that the holders of the notes are secured creditors of BBD (that are not entitled to the benefits of the FDIC Rule). There could be delays in payments on the notes, and the noteholders and the indenture trustee may be prevented from exercising any of their rights and remedies, while these issues are being contested. If the FDIC prevails, there may be delays or reductions in payments on the notes.

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Regardless of whether the conditions of the FDIC Rule were satisfied and the FDIC performed its obligations under the FDIC Rule, distributions to you could be adversely affected if BBD entered conservatorship or receivership.

The FDIC may be able to obtain a judicial stay of any action to collect payments under or otherwise enforce the transaction documents or the notes. Further, the FDIC may require that its claims process be followed before payments on the receivables are released. The delay caused by any of these actions could result in losses to you.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

•	authorize BBD to assign or to stop performing its obligations under the transaction documents, including its obligations to service the receivables, to repurchase receivables, or to provide administrative services for Dryrock Funding or the issuing entity;

•	prevent the appointment of a successor servicer or the appointment of a successor provider of administrative services for Dryrock Funding or the issuing entity;

•	alter the terms on which BBD continues to service the receivables, to provide administrative services for Dryrock Funding or the issuing entity, or to perform its other obligations under the transaction documents, including the amount or the priority of the fees paid to BBD;

•	prevent or limit the commencement of an early redemption of the notes, or instead do the opposite and require the early redemption to commence;

•	prevent or limit the early liquidation of the receivables or the termination of the issuing entity, or instead do the opposite and require those to occur; or

•	prevent or limit continued transfers of receivables, or instead do the opposite and require those to continue.

If any of these events were to occur, payments to you could be accelerated, delayed, or reduced. In addition, these events could result in other parties to the transaction documents being excused from performing their obligations, which could cause further losses on your investment. Distributions to you also could be adversely affected if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

Dryrock Funding is a subsidiary of BBD. Certain banking laws and regulations may apply not only to BBD but to its subsidiaries as well. If Dryrock Funding were found to have violated any of these laws or regulations, you could suffer a loss on your investment.

In the receivership of an unrelated national bank, the FDIC successfully argued to the United States Court of Appeals for the District of Columbia Circuit that certain of its rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables. If BBD were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to Dryrock Funding or the issuing entity. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the indenture trustee or the noteholders under any transaction document, losses to you could result.

The FDIC as receiver or conservator could seek to apply the doctrine of substantive consolidation to consolidate the assets and liabilities of Dryrock Funding or the issuing entity with the assets and liabilities of BBD, and thereby exercise control over the receivables. If the FDIC were successful, there could be delays or reductions in payments on the notes.

Dryrock Funding and the issuing entity have been established so as to minimize the risk that any of them would become insolvent or enter bankruptcy. Still, each of them may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If Dryrock Funding or the issuing entity were to become insolvent or were to enter bankruptcy, you could suffer a loss on your investment. Risks also exist that, if Dryrock Funding or the issuing entity were to enter bankruptcy, the other and its assets (including the receivables) would be treated as part of the bankruptcy estate.

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You could also suffer a loss on your investment if an orderly liquidation of Dryrock Funding or the issuing entity were commenced under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the FDIC were appointed as receiver.

Regardless of any decision made by the FDIC or any ruling made by a court, moreover, the mere fact that BBD, Dryrock Funding, or the issuing entity has become insolvent or has become the subject of a conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the receivables and on the liquidity and the value of the notes.

There also may be other possible effects of a conservatorship, receivership, bankruptcy, or insolvency of BBD, Dryrock Funding, or the issuing entity that could result in losses on your investment.

The conservatorship, receivership, bankruptcy, or insolvency of other parties to the transactions could result in accelerated, delayed, or reduced payments to you.

Other parties to the transactions, such as subservicers, third party vendors or co-branded partners, may have material roles. In addition, funds to make payments on the notes may be supplied by derivative counterparties or by enhancement or liquidity providers. If any of these parties were to become the subject of a conservatorship, receivership, or bankruptcy or were to become insolvent, there could be losses on your investment.

Regulatory action could result in losses or delays in payment.

BBD is regulated, examined and supervised by the Delaware State Bank Commissioner and the FDIC. Beginning in July 2011, BBD and other banks became subject to regulation, examination and oversight by a new federal agency, the Consumer Financial Protection Bureau (“CFPB”). See “– Financial regulatory reforms could adversely impact the issuing entity or your notes, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections” in this prospectus. These regulatory authorities, as well as others, have broad powers of enforcement over BBD and its affiliates.

If any of these regulatory authorities were to conclude that an obligation under the transaction documents constituted an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to BBD or Dryrock Funding, that regulatory authority may have the power to order BBD or Dryrock Funding to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action considered appropriate by that authority. In addition, BBD and Dryrock Funding probably would not be liable to you for contractual damages for complying with such an order, and you likely would have no recourse against the regulatory authority. Therefore, if such an order were issued, payments to you could be accelerated, delayed, or reduced.

In one case, the Office of the Comptroller of the Currency issued a cease and desist order against a national banking association that was found to have been servicing credit card receivables on terms that were inconsistent with safe and sound banking practices. That order required the financial institution to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (despite the priority of payments in the securitization documents and the perfected security interest of the related trust in those funds), and to increase its servicing fee percentage above that specified in the securitization documents. BBD has no reason to believe that its servicing arrangements are contrary to safe and sound banking practices or otherwise violate any law, regulation, written condition, or agreement applicable to BBD. If a regulatory authority were to conclude otherwise, however, you could suffer a loss on your investment.

Changes to consumer protection laws may impede origination or collection efforts, change account holder use patterns, or reduce collections, any of which may result in acceleration of or reduction in payment on your notes.

Credit card receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those credit card receivables.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables. For instance, the federal Truth in Lending Act was amended

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by the Credit Card Accountability, Responsibility and Disclosure Act of 2009 (“Credit CARD Act”) to require additional disclosure and impose certain substantive account administration and pricing requirements, including:

•	preventing any increases in interest rates and fees during the first year after a credit card account is opened, and increases at any time on interest rates on existing credit card balances, unless (i) minimum payment on the related account is 60 or more days delinquent, (ii) the rate increase is due to the expiration of a promotional rate (and any promotional rate must be effective for at least six months), (iii) the account holder successfully completes or fails to comply with a negotiated workout plan, or (iv) the increase is due to an increase in the index rate for a variable rate credit card;

•	requiring 45 days prior written notice for any change of an interest rate, fees, or any other significant changes to a credit card account;

•	prohibiting “double-cycle” billing;

•	preventing credit card companies from charging “over-the-limit” fees unless an account holder opts into or expressly consents to an extension of credit that exceeds the credit limit, limits the number of such over-the-limit fees that can be charged for the same transaction, and limits such fees with respect to credit holds;

•	limiting the amount of any penalty fees or charges, including late fees, returned payment fees, and returned check fees, for credit card accounts to amounts that are “reasonable and proportional to the related omission or violation”;

•	requiring credit card companies to mail billing statements at least 21 days before the due date for account holder payments;

•	requiring that account holder payments in excess of the minimum be applied to balances with the highest interest rates first in most circumstances;

•	requiring same-day crediting of payments received in the mail by 5:00 p.m.;

•	allowing credit card companies to charge account holders for payments made by telephone or electronic means only if the account holder requests an expedited payment through a customer service representative of the credit card company in connection with that payment;

•	preventing the issuance of a credit card to anyone under the age of 21 without (i) a cosigner who is 21 or older with demonstrated independent means of repaying the obligations on the credit card account or (ii) submission of financial information indicating that the under 21 account holder has independent means of repaying the obligations on the credit card account; and

•	for account holders under the age of 21 that rely on a parent, guardian or other cosigner who is jointly liable on the account, requiring that any increase in the related credit line must be approved by the cosigner.

As a result of this legislation and other consumer protection laws and regulations, it may be more difficult for BBD or its affiliates to originate additional accounts or for the servicer to collect payments on the receivables, and the finance charges and other fees that BBD or its affiliates can charge on credit card account balances may be reduced. Furthermore, account holders may choose to use credit cards less as a result of economic conditions or the publicity surrounding the consumer protection laws. Each of these results, independently or collectively, may reduce the effective yield of revolving credit card accounts and could result in an early amortization event or reduced payment on your notes. See “The Notes – Redemption and Early Amortization of Notes” and “Consumer Protection Laws” in this prospectus.

While BBD and its affiliates have made certain changes to their product terms and practices that are designed to mitigate the impact of the changes required by the Credit CARD Act, there is no assurance that they will be successful. The long-term impact of the Credit CARD Act on BBD and its affiliates will depend upon a number of factors, including their ability to successfully implement their business strategies, consumer behavior and the actions of BBD’s competitors, which

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are difficult to predict at this time. In the event the actions undertaken by BBD or its affiliates to date to offset the impact of the legislation and regulations are not ultimately effective, they could have an adverse effect on the issuing entity, Dryrock Funding, or your notes.

Congress, the states and regulatory agencies could also further regulate the credit card and consumer credit industry in ways that make it more difficult for BBD or its affiliates to originate additional accounts or for the servicer to collect payments on the receivables, that reduce the finance charges and other fees that BBD or its affiliates can charge on credit card account balances, or that cause account holders to decrease their use of credit cards. See “– Financial regulatory reforms could adversely impact the issuing entity or your notes, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections” in this prospectus.

Each of BBD and Dryrock Funding makes representations and warranties about its compliance with legal requirements. The transferor also makes certain representations and warranties in the transfer agreement about the validity and enforceability of the accounts and the receivables. However, the indenture trustee will not make any examination of the receivables or the records about the receivables for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. If any such representation or warranty is breached, the only remedy is that the transferor or the servicer, as the case may be, must accept reassignment of receivables affected by the breach.

Financial regulatory reforms could adversely impact the issuing entity or your notes, including by impeding origination or collection efforts, changing account holder use patterns, or reducing collections.

In response to the financial crisis in 2008-2009, Congress passed the Dodd-Frank Act. The Dodd-Frank Act provides for the creation of new federal regulatory agencies, and grants additional authorities and responsibilities to existing regulatory agencies, to identify and address emerging systemic risks posed by the activities of financial services firms. The Dodd-Frank Act also provides for, among other things, enhanced regulation of derivatives and asset-backed securities, restrictions on executive compensation and enhanced oversight of nationally recognized statistical rating organizations. Additionally, the Dodd-Frank Act established the CFPB within the Federal Reserve System, the new consumer protection regulator tasked with regulating consumer financial services and products. The CFPB has broad rulemaking and enforcement authority over providers of credit, savings and payment services and products and authority to prevent “unfair, deceptive or abusive” practices.

The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. Many of the rules implementing the Dodd-Frank Act have not been finalized. Therefore, it is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the asset-backed securities market and credit card lending generally and the issuing entity, BBD, Dryrock Funding and their affiliates and their respective businesses and assets specifically. No assurance can be given that the new standards will not have an adverse impact on the issuing entity, BBD, Dryrock Funding or their affiliates, including on the level of receivables held in the issuing entity, the servicing of those receivables, or the amount of notes issued in the future.

Changes to federal or state bankruptcy or debtor laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration or reduction in payment of your notes.

If an account holder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the account holder’s obligations to repay amounts due on its revolving credit card account. As a result, the related credit card receivables arising in that credit card account would be written off as uncollectible. You could suffer a loss if no funds were available from credit enhancement or other sources and collections of finance charge receivables allocated to the notes to cover the applicable defaulted amount. See “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount” and “Consumer Protection Laws” in this prospectus.

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Competition in the credit card industry may result in a decline in BBD’s ability to generate new receivables. This may result in reduced payment of principal or receipt of principal earlier or later than expected.

The credit card industry is highly competitive. The credit card programs operated by BBD and its affiliates encounter substantial and intense competition. As a card issuer, BBD competes in the United States with financial institutions (such as Citibank, Bank of America, JPMorgan Chase, GE Capital, US Bank and Capital One Financial) that are members of the VISA® and/or MasterCard®* systems and that issue general purpose cards, primarily under credit plans, on one or more of these systems, Discover Financial Services, that issues the Discover Card on the Discover Business Services network, and American Express that issues credit and charge account plans on its American Express-branded proprietary system. Limited competition also exists from businesses that issue their own cards or otherwise extend credit or charging privileges to their customers, such as retailers, although these cards are not generally substitutes for general purpose cards because of their limited acceptance.

As a result of continuing consolidations among banking and financial services companies and credit card portfolio acquisitions by major card issuers, there are now a smaller number of significant issuers, and the largest issuers have continued to grow using their greater resources, economies of scale and brand recognition to compete.

Most financial institutions that offer demand deposit accounts also issue debit cards to permit depositors to access their funds. Use of debit cards for point-of-sale purchases has grown as most financial institutions have replaced ATM cards with general purpose debit cards bearing either the VISA or MasterCard logo. Some bank debit cards also offer reward programs and other benefits. As a result, the purchase volume and number of transactions made with debit cards in the United States has continued to increase significantly and, in the United States, has grown more rapidly than credit and charge card transactions. Debit cards were marketed as replacements for cash and checks, and transactions made with debit cards have typically been for smaller dollar amounts. There is no credit extended when a debit card is used and the consumer must have sufficient funds in his or her demand deposit account to pay for the purchase at the time of the transaction as opposed to charge cards where payment is due at the end of the billing period or credit cards where payment can be extended over a period of time. However, debit cards are also perceived as an alternative to credit or charge cards and used in that manner.

The payments industry includes, in addition to charge, credit and debit card networks and issuers, cash and ACH, as well as evolving alternative payment mechanisms, systems and products, such as aggregators, wireless payment technologies, prepaid systems and systems linked to payment cards, and bank transfer models. As the payments industry continues to evolve, increasing competition comes from non-traditional players, such as online networks, telecom providers, or software-as-a-service providers that leverage new technologies and customers’ existing charge and credit card accounts and bank relationships to create payment or other fee-based solutions.

The principal competitive factors that affect the card business of BBD and its affiliates are -

•	the features and the quality of the services and products, including rewards programs, provided to accountholders;

•	the number, spending characteristics and credit performance of accountholders;

•	the quantity and quality of the establishments that accept a card;

•	the cost of cards to accountholders;

•	the pricing, payment and other card account terms and conditions;

•	the number and quality of other payment instruments available to accountholders;

•	the nature and quality of expense management data capture and reporting capability;

•	the success of targeted marketing and promotion campaigns;

•	reputation and brand recognition;

*    VISA® and MasterCard® are federally registered trademarks of VISA U.S.A., Inc. and MasterCard International Incorporated, respectively.

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•	the ability of issuers to implement operational and cost efficiencies; and

•	the quality of customer service.

The competitive nature of the credit card industry may result in a reduced amount of receivables collected and available to pay principal of and interest on your notes. The ability of BBD to compete in this environment may affect its ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which BBD generates new receivables declines significantly, for any reason, including termination of a significant co-branded program, BBD may become unable to transfer additional receivables or designate additional accounts to the transferor, who may in turn become unable to transfer such assets to the issuing entity, and an early redemption event or an early amortization event with respect to your notes could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which BBD generates new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned or in reduced amounts.

Changes in co-branded agreements may affect the performance of the issuing entity’s receivables and cardholder usage, and, consequently, the timing and amount of payments on your notes.

BBD may enter into co-branded agreements with certain unaffiliated retail and services companies. Under these arrangements, participating cardholders earn “points” or other benefits, such as frequent flyer miles, hotel loyalty points, retail gift certificates and cash back, that may be redeemed with the co-branded partner. These arrangements are entered into for a fixed period, generally ranging from five to ten years, and terminate in accordance with their terms unless extended or renewed at the option of the parties. Currently, BBD’s largest co-branded programs are with US Airways, L.L. Bean, Frontier Airlines and Apple.

If one or more of BBD’s significant co-branded programs were to experience reduced volume or termination for any reason, including a general decline in the business of any of its co-branded partners, it could affect the performance of the issuing entity’s receivables, including repayment patterns, and cardholder usage of the co-branded accounts. If termination were to occur with respect to any co-branded agreements which generates a significant portion of the issuing entities receivables, and BBD and the transferor were unable to provide receivables arising under newly designated additional accounts to replace those purchased by an affinity counterparty, an early redemption event or early amortization event may occur. BBD cannot predict what effect, if any, a termination or changes in a significant co-branded agreements (including, but not limited to, the merger, acquisition or insolvency of any co-branded partner) would have on the performance of the issuing entity’s receivables, the ability of BBD to generate additional receivables, cardholder usage and, consequently, the timing and amount of payments on your notes. Any reductions in the amount or timing of interest or principal payments on these receivables will reduce the amount available for payment on your notes.

Payment patterns of account holders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected.

The receivables may be paid at any time. We cannot assure you that the creation of additional receivables in the accounts will occur or that any particular pattern of account holder payments will occur. The timing of the payment of principal on your notes may be different than expected if the principal payment pattern of the receivables is different than expected or if certain adverse events happen to BBD, Dryrock Funding or the issuing entity. A significant decline in the amount of receivables generated could result in the occurrence of an early amortization event for one or more series. If an early amortization event occurs for your series, you could receive payment of principal sooner than expected. BBD’s ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables.

In addition to the other factors discussed elsewhere in this “Risk Factors” section, changes in finance charges can alter the monthly payment rates of accountholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization or accumulation period.

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One development which affects the level of finance charge collections is the increased convenience use of credit cards. Convenience use means that the customers pay their account balances in full on or prior to the due date. The customer, therefore, avoids all finance charges on his account. This decreases the effective yield on the accounts and could cause an early payment of your notes.

Social, economic and geographic factors can affect credit card payments and may cause a delay in or default on payments.

Changes in credit card usage, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels and attitudes towards incurring debt, the public’s perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy. Economic factors include the rates of inflation, the unemployment rates and the relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where cardholders are located, terrorist acts against the United States or other nations, or the commencement of hostilities between the United States and a foreign nation or nations, or natural disasters could have a direct impact on the timing and amount of payments on your notes.

If obligors on the accounts are concentrated in a specific geographic region, then economic conditions and other factors affecting such regions in particular could adversely impact the delinquency or credit loss experience of the assets in the issuing entity and could result in delays in payments or losses on the notes. Similarly, if the assets in the issuing entity are overly concentrated by and attributable to certain co-branded credit card programs, then economic conditions and other factors affecting such programs in particular could adversely impact the delinquency or credit loss experience of the assets in the issuing entity and could result in delays in payments or losses on the notes.

Ongoing concerns over the availability and cost of credit, the U.S. mortgage and real estate markets, sovereign debt crises, fear of a “double-dip” recession and geopolitical issues have contributed to uncertain expectations for the economy and the markets going forward. These factors, combined with still relatively low levels of consumer confidence and relatively high levels of unemployment, continue to impact global economies. Factors such as consumer spending, business investment, government spending, interest rates, surcharges merchants may apply for the use of a credit card, the volatility and strength of the capital markets and inflation all affect the business and economic environment and could result in declines in credit card usage and result in adverse changes in payment patterns, causing increases in delinquencies and default rates.

We cannot predict what further effect the factors and circumstances described above will have on repayment patterns or card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for distribution on the notes.

Allocations of default amounts on principal receivables could result in a reduction in payment on your notes.

BBD, as servicer, or any other servicer of assets or receivables related to or included in the issuing entity, will write off the receivables arising in accounts in the issuing entity’s portfolio if those receivables become uncollectible. Your notes will be allocated a portion of these default amounts on receivables included in the issuing entity. You may not receive full repayment of your notes and full payment of interest due if the allocation amount of your notes has been reduced due to charge-offs resulting from any uncovered default amount allocated to your notes, and those amounts have not been reimbursed from subsequently received finance charge collections and shared excess available finance charge collections, if any, allocated from other series of notes. For a discussion of the calculation of the allocation amount for a series of notes, see “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount” in this prospectus.

Yield and payments on the receivables could decrease, resulting in receipt of principal payments earlier than the expected final payment date.

There is no assurance that the stated principal amount of your notes will be paid on the expected final payment date.

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A significant decrease for any reason in the amount of receivables included in the issuing entity could result in an early amortization event and in early payment of your notes, as well as decreased protection to you against defaults on the assets in the issuing entity. In addition, the effective yield on the receivables included in the issuing entity could decrease due to, among other things, an increase in the level of delinquencies. This could reduce the amount of available finance charge collections allocated to your series.

Issuance of additional notes may affect your voting rights and the timing and amount of payments to you.

The issuing entity expects to issue notes from time to time. The issuing entity may also “reopen” or later issue additional notes in any series or class of notes. New notes may be issued without notice to existing noteholders, and without your or their consent, and may have different terms from outstanding notes, including different early amortization events or events of default. In addition, the early amortization events and events of default for other series of notes may be subject to grace periods or rights to cure that are different than the grace periods or rights to cure applicable to the same or similar early amortization events or events of default for your series. As a result, other series of notes may enter into early amortization periods prior to the payment of principal on your series of notes. This could reduce the amount of principal collections available to your series at the time principal collections begin to be accumulated or paid for the benefit of your series and could cause a possible delay or reduction in payments on your notes. For a description of the conditions that must be satisfied before the issuing entity can issue new notes, see “The Notes – Issuances of New Series and Classes of Notes” in this prospectus.

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if additional notes in the same group as your series for purposes of sharing finance charge collections are issued after your notes and those notes have a higher interest rate than your notes, this could result in a reduction in the amount of excess funds from other series available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted. See “– You may have limited or no ability to control actions under the indenture, the transfer agreement or the servicing agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected final payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal” in this prospectus.

Subordinated notes bear losses before senior notes. If you own subordinated notes, the priority of allocations among classes of notes may result in payment on your notes being reduced or delayed.

Notes may be subordinated in right of payment of principal of and interest on senior notes.

Available finance charge collections allocated to a series and shared excess available finance charge collections, if any, allocated from other series of notes are first used to pay interest due on senior notes and then to pay interest due on subordinated notes. If the available finance charge collections and shared excess available finance charge collections are not sufficient to pay such amounts for all classes of notes of a series, the notes of a series may not receive full payment of interest if, in the case of the senior notes, reallocated principal collections are insufficient to cover the shortfall.

The allocation amount of a series will be reduced due to charge-offs resulting from any uncovered default amount allocated to that series. In addition, principal collections allocated to a series may be reallocated to pay shortfalls in interest on the senior notes of that series or shortfalls in the servicing fee allocated to that series and past due amounts thereon to the extent that available finance charge collections allocated to that series and shared excess available finance charge collections, if any, allocated from other series of notes are not sufficient to make such payments. Such reallocated principal collections also will reduce the allocation amount of a series. If these reductions in the allocation amount of a series are not reimbursed from subsequent available finance charge collections allocated to such series and shared excess available finance charge collections, if any, allocated from other series of notes, the stated principal amount of the subordinated notes may not be paid in full. See “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount,

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Adjusted Outstanding Dollar Principal Amount and Allocation Amount – Allocation Amount” in this prospectus.

If there is a sale of assets in the issuing entity following (i) an event of default and acceleration of a series or class of notes or (ii) the legal maturity date of a series or class of notes, as described in “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus, the net proceeds of the sale allocable to a series or class of notes will be used first to pay all amounts due to the senior noteholders and then to pay all amounts due to the subordinated noteholders. This could cause a loss to noteholders if the amount available is not enough to pay the notes in full.

The composition of the issuing entity’s assets may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets in the issuing entity will change every day. BBD may choose, or may be required, to sell additional assets to the transferor so that the transferor may then transfer those additional assets to the issuing entity.

As of the date of this prospectus, the issuing entity’s primary assets are receivables arising in designated credit card accounts from approved portfolios owned by BBD, and funds on deposit in the issuing entity accounts. All newly generated receivables in such accounts will be transferred to the issuing entity. The composition and the amount of receivables included in the issuing entity will change over time as changes to the approved portfolios occur (including the designation or removal of portfolios as approved portfolios), new receivables are created, existing receivables are paid off or charged off, additional accounts are designated to have their receivables included in the issuing entity, and removed accounts are designated to have their receivables removed from the issuing entity. We cannot guarantee the credit quality of any receivables in the issuing entity and we cannot guarantee that new receivables will be of the same credit quality as the receivables arising in the initial accounts.

New assets included in the issuing entity may have characteristics, terms and conditions that are different from those of the receivables initially included in the issuing entity and may be of different credit quality due to differences in underwriting criteria and payment terms. If the credit quality of the assets included in the issuing entity were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “Sources of Funds to Pay the Notes – Addition of Assets” in this prospectus.

BBD may not be able to generate new receivables when required, or Dryrock Funding may not be able to designate new accounts to the issuing entity when required by the transfer agreement. This could result in an acceleration of or reduction in payments on your notes.

The issuing entity’s ability to make payments on the notes will be impaired if sufficient new receivables are not generated by BBD. We do not guarantee that new receivables will be created, that any receivables will be added to the issuing entity or that receivables will be repaid at a particular time or with a particular pattern.

If the transferor amount falls below the required transferor amount or the pool balance falls below its required pool balance, the transferor is required to transfer additional receivables to the issuing entity. There is no guarantee that BBD, Dryrock Funding or any of their affiliates would be able to add enough receivables to the issuing entity to satisfy these requirements. This could result in an early amortization event with respect to the notes and an acceleration of or reduction in payments on the notes. See “Sources of Funds to Pay the Notes – Required Transferor Amount,” “– Required Pool Balance,” and “– Addition of Assets” in this prospectus.

Change of certain credit card programs could lead to a reduction of receivables in the issuing entity.

BBD operates its co-branded programs with various partners under agreements, some of which, if not extended, are scheduled to expire while your notes are outstanding. Each of the co-branded relationships has a different contractual maturity, currently ranging from 5 to 10 years. Some of these agreements have automatic renewal terms while others can be renewed subject to certain terms and conditions agreed upon by both BBD and the respective partner, in which case there is no guarantee that any of these agreements will be renewed upon maturity. Some of those program agreements

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provide that, upon expiration or termination, the partner may purchase or designate a third party to purchase the receivables generated with respect to its program, including the receivables in the issuing entity.

In addition, the program agreements generally permit the partners to terminate the program agreements prior to the respective termination dates for the programs if the other party materially breaches its obligations under the related program agreements, subject to any cure rights under the related program agreements. Certain program agreements are also subject to early termination in the event the related partner becomes insolvent, becomes subject to a bankruptcy proceeding or has a material change in financial condition, upon the occurrence of a significant change in law or upon the occurrence of other specified portfolio-related performance triggers or other events of default. The program agreements generally may be terminated prior to scheduled expiration upon unremedied beach of representations and warranties by either party or upon mutual agreement of both parties.

If a program agreement were terminated as described above and the related partner were to exercise its right to purchase the related accounts and receivables and BBD fails to provide receivables arising under newly designated additional accounts to replace those purchased by the partners, then in certain circumstances an early redemption event may be triggered, and in other circumstances an early amortization period could begin after the applicable grace period. See “The Notes – Redemption and Early Amortization of Notes” in this prospectus. If an early redemption event or an early amortization period commences as a result of a termination of one or more program agreements, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

BBD may change the terms of the credit card accounts in a way that reduces or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

As account owner, consistent with the Truth in Lending Act, as modified by the Credit CARD Act, and with applicable Delaware law, BBD retains the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payments). Changes in the terms of credit card accounts may reduce (i) the amount of receivables arising under those accounts, or (ii) the amount of collections on those receivables. If payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.

Unless required to do so by applicable law, BBD may not change the terms of the accounts designated to have their receivables included in the issuing entity or its policies relating to the operation of its credit card businesses, including the calculation of the amount or the timing of fees and charge-offs, unless BBD reasonably believes such a change would not cause an adverse effect, and BBD takes the same action on its other substantially similar credit card accounts, to the extent permitted by those accounts.

BBD has no restrictions on its ability to change the terms of the credit card accounts except as provided in applicable laws and regulations, described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause BBD to change credit card account terms.

Credit card rates may decline without a corresponding change in the amounts needed to pay the notes, which could result in a delay or reduction in payments of your notes.

Some accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series or class of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the account declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from collections of finance charge receivables. This could result in delayed or reduced principal and interest payments to you.

If representations and warranties relating to the receivables are breached, payments on your notes may be reduced.

The transferor makes representations and warranties relating to the validity and enforceability of the receivables arising under the designated accounts in the issuing entity’s portfolio, and as to the

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perfection and priority of the issuing entity’s interests in those receivables. In the receivables purchase agreement, BBD makes similar representations and warranties regarding the receivables that are transferred by BBD to Dryrock Funding. However, the indenture trustee does not examine the receivables or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.

If a representation or warranty relating to the receivables in the issuing entity is violated, the related obligors may have defenses to payment or offset rights, or creditors of the transferor may claim rights to the issuing entity’s assets. If a representation or warranty is violated, the transferor may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described under “Sources of Funds to Pay the Notes – Representations, Warranties and Reassignment of Assets” in this prospectus, the transferor must accept reassignment of each receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment amount. See “Sources of Funds to Pay the Notes – Representations, Warranties and Reassignment of Assets” in this prospectus. Any such reassignment may result in the transferor amount falling below the required transferor amount or the pool balance falling below the required pool balance. In either case, the transferor would be required to add additional receivables to the issuing entity. There is no guarantee that BBD, the transferor or any of their affiliates would be able to add enough receivables to the issuing entity. This could result in an early amortization event with respect to the notes and an acceleration of or reduction in payments on those notes.

There is no public market for the notes. As a result, you may be unable to sell your notes or the price of the notes may suffer.

The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for the notes or your ability to sell the notes.

You should not purchase notes unless you understand and know you can bear the investment risks and you should consider that general market conditions may adversely affect the liquidity, marketability and overall market value of your notes.

You may not be able to reinvest any proceeds from an early amortization of your notes in a comparable security.

If your notes are repaid at a time when prevailing interest rates are relatively low, you may not be able to reinvest the proceeds of that repayment in a comparable security with an effective interest rate equivalent to that of your notes.

The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn or if there is an unsolicited issuance of a lower rating.

The initial rating of a series or class of notes addresses the likelihood of the payment of interest on that series or class when due and the ultimate payment of principal of that series or class by its legal maturity date. The ratings do not address the likelihood of payment of principal of that series or class on its expected final payment date. In addition, the ratings do not address the following:

•	the likelihood that principal will be paid on any particular date before the legal maturity date of your notes;

•	the likelihood that principal or interest on your notes will be prepaid;

•	the possibility that your notes will be paid early;

•	the possibility of the imposition of United States withholding tax for non-U.S. noteholders (see “The Indenture – Early Amortization Events” and “– Events of Default” in this prospectus);

•	the marketability of the notes or any market price; or

•	that an investment in the notes is a suitable investment for you.

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The ratings of a series or class of notes are not a recommendation to buy, hold or sell that series or class of notes. Any rating may be lowered or withdrawn entirely at any time by the applicable hired nationally recognized statistical rating organization without notice from BBD or Dryrock Funding to the noteholders of such change in rating. In addition, a non-hired nationally recognized statistical rating organization could choose to provide an unsolicited rating on a series or class of notes, without notice to or from BBD, Dryrock Funding or the issuing entity, and such unsolicited rating could be lower than the rating provided by a hired nationally recognized statistical rating organization. If a series or class of notes has had its ratings lowered or withdrawn, or if a series or class of notes has received an unsolicited rating from a non-hired nationally recognized statistical rating organization that is lower than the other ratings of such series or class of notes, the market value of that series or class of notes could decrease.

You may have limited or no ability to control actions under the indenture, the transfer agreement or the servicing agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected final payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.

Under the indenture, the transfer agreement, the servicing agreement and any related supplement, some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series or class or all of the notes of that series or class. Under certain circumstances, these actions include directing the termination of a servicer following a servicer default, amending the indenture, the transfer agreement, the servicing agreement, or any related supplement. In the case of votes by series, the outstanding dollar principal amount of the most senior notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated notes. Consequently, the noteholders of the most senior notes will generally have the ability to determine whether and what actions should be taken. The holders of subordinated notes generally will need the concurrence of the holders of senior notes to cause actions to be taken. In addition, the noteholders of any series may need the consent or approval of a specified percentage of the outstanding dollar principal amount of other series to take or direct certain actions, including to require the termination of a servicer after a servicer default and to direct a repurchase of all outstanding series after certain breaches of the transferor’s representations and warranties. The interests of the noteholders of various series may not be aligned, making it more difficult for any particular noteholder to achieve the desired results from such vote.

If an event of default occurs, your remedy options are limited and you may not receive full payment of principal and accrued interest.

Your remedies will be limited if an event of default affecting your series or class of notes occurs. Following an event of default affecting your series or class of notes and an acceleration of your notes, your notes will become immediately due and payable and the issuing entity will immediately be obligated to pay off the notes.

Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of the assets in the issuing entity only under the limited circumstances as described in “The Indenture – Events of Default” and “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus.

A series or class of notes will be considered to be paid in full, the holders of that series or class of notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal of and interest on those notes, on the earliest to occur of (i) the date of the payment in full of the stated principal amount of, and any accrued, past due and additional interest on, that series or class of notes, as applicable, (ii) the date on which a sale of assets in the issuing entity has taken place with respect to that series or class of notes, as described in “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus and (iii) the legal maturity date of that series or class of notes, in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date.

Even if a sale of assets in the issuing entity is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

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Recharacterization of principal receivables as finance charge receivables may require the addition of new receivables.

As described under “Sources of Funds to Pay the Notes – Discount Option” in this prospectus, we may designate a portion of some or all principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early amortization event occurring as a result of reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that we will be required to add receivables to the issuing entity. If we were unable to add receivables, one or more series of notes, including your series, could go into early amortization.

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Glossary

This prospectus uses defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 89 of this prospectus. Some of the defined terms may be modified as described in the related prospectus supplement.

Use of Proceeds

The net proceeds from the sale of each series and class of notes offered hereby will be paid to the transferor by the issuing entity and used by the transferor for the general corporate purposes of the transferor, including, but not limited to, the purchase of Receivables and the repayment of amounts owed to BBD.

The Issuing Entity

Dryrock Issuance Trust, also referred to as the issuing entity, is a statutory trust created under the laws of the State of Delaware on June 8, 2012. The issuing entity’s principal offices are in Delaware, in care of Wilmington Trust, National Association, as owner trustee, at the following address: Wilmington Trust, National Association, 1100 N. Market Street, Wilmington, Delaware 19890. Its phone number is (302) 651-1000.

Dryrock Funding is the depositor and transferor to the issuing entity. Pursuant to a receivables purchase agreement, BBD sells to the transferor its right, title and interest in the Receivables in the accounts designated to be included in the issuing entity’s Portfolio. See “Description of the Receivables Purchase Agreement” in this prospectus. Those Receivables are then transferred, subject to certain conditions, by the transferor to the issuing entity. See “Sources of Funds to Pay the Notes – Addition of Assets” in this prospectus.

Uniform Commercial Code financing statements have been and will be filed and amended, to the extent appropriate, to perfect the ownership or security interests of the issuing entity and the indenture trustee described herein. See “Risk Factors” in this prospectus for a discussion of risks associated with the issuing entity and the issuing entity’s assets and see “Description of the Receivables Purchase Agreement,” “Sources of Funds to Pay the Notes – Representations, Warranties and Reassignment of Assets” and “The Indenture – Issuing Entity Covenants” in this prospectus for a discussion of certain covenants regarding the perfection of security interests.

The issuing entity operates under a trust agreement, dated as of June 8, 2012, as further amended from time to time, between Dryrock Funding, as transferor, and Wilmington Trust, National Association. The issuing entity does not have any officers or directors. Currently, its sole beneficiary is Dryrock Funding, although affiliates of Dryrock Funding may be beneficiaries in the future. The powers and duties of the owner trustee are ministerial only. Accordingly, as beneficiary, Dryrock Funding will direct the owner trustee in the management of the issuing entity and its assets.

The beneficiary and the owner trustee may amend the trust agreement without the consent of the noteholders, the transferor or the indenture trustee upon (i) delivery to the owner trustee and the indenture trustee of an Issuer Tax Opinion, (ii) satisfaction of the Note Rating Agency Condition, and (iii) an officer’s certificate of the beneficiary addressed and delivered to the owner trustee and the indenture trustee, to the effect that the beneficiary reasonable believes that such amendment will not have an adverse effect at the time of adoption or at any time in the future; provided, however, that such amendment shall not significantly change the activities of the issuing entity.

The beneficiary and the owner trustee may further amend the trust agreement to modify, eliminate or add to the provisions of the trust agreement to (i) facilitate compliance with the FDIC Rule or to modify, eliminate or add to the provisions of the trust agreement as a result of changes in laws or regulations applicable to the beneficiary, the owner trustee or the transactions described in the trust agreement or (ii) cause the provisions in the trust agreement to conform to or be consistent with or in furtherance of the statements made with respect to the trust agreement herein, in each case upon delivery by the beneficiary to the indenture trustee and the owner trustee of (x) an officer’s certificate of the beneficiary to the effect that (A) the beneficiary reasonably believes that such amendment will not have an adverse effect or (B) such amendment is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to the

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beneficiary, the owner trustee, the indenture trustee or the transactions governed by the transaction documents, or such amendment is required to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the trust agreement herein and (y) an Issuer Tax Opinion.

The trust agreement may also be amended from time to time by an instrument signed by the beneficiary and the owner trustee to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the trust agreement, upon delivery by the beneficiary to the indenture trustee and the owner trustee of an officer’s certificate of the beneficiary, dated the date of any such amendment, to the effect that the beneficiary reasonably believes that such amendment will not have an adverse effect.

In addition, the transferor and the owner trustee may amend the trust agreement if holders of not less than (i) in the case of a significant change in the permitted activities of the issuing entity which the issuing entity does not reasonably expect to have a material adverse effect on the noteholders, a majority of the aggregate Outstanding Dollar Principal Amount of the notes affected by an amendment consent, and (ii) in all other cases, 662 3 % of the aggregate Outstanding Dollar Principal Amount of the notes affected by an amendment consent; however, unless all of the holders of the aggregate Outstanding Dollar Principal Amount of the notes consent, the trust agreement may not be amended for the purpose of (a) increasing or reducing the amount of, or accelerating or delaying the timing of, Collections of payments in respect of the assets of the issuing entity or distributions that are required to be made for the benefit of the noteholders or (b) reducing the percentage of holders of the Outstanding Dollar Principal Amount of the notes the holders of which are required to consent to any amendment.

The issuing entity’s activities will include, but not be limited to:

•	acquiring and holding the Receivables and other assets of the issuing entity and the proceeds from these assets;

•	issuing notes;

•	making payments on the notes; and

•	engaging in other activities that are necessary or incidental to accomplish these limited purposes.

As of the date of this prospectus, the issuing entity’s primary assets are:

•	Receivables arising in designated credit card accounts from approved portfolios owned by BBD; and

•	funds on deposit in the issuing entity accounts.

In the future, the issuing entity may include Receivables in additional designated credit card accounts from approved portfolios owned by BBD. It is not expected that the issuing entity will have any other significant assets or means of capitalization.

The fiscal year for the issuing entity will end on December 31 of each year.

The issuing entity has established a Collection Account for the purpose of receiving Collections on Receivables and any other assets included in the issuing entity. In addition, the issuing entity has established an excess funding account for the purpose of holding Principal Collections that would otherwise be paid to the holder of the Transferor Interest at a time when (i) the Transferor Amount is, or as a result of a payment or otherwise would become, less than the Required Transferor Amount or (ii) the Pool Balance is, or as a result of a payment or otherwise would become, less than the Required Pool Balance.

As described in the related prospectus supplement, Receivables originated under the designated credit card accounts included in the issuing entity’s Portfolio consist of amounts charged by accountholders for merchandise and services and cash advances. Receivables in the designated credit card accounts also include Finance Charge Receivables such as interest charges, cash advance fees, annual membership fees, late fees, overlimit fees and other miscellaneous fees. See “BBD’s Credit Card Business” in this prospectus.

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Transaction Parties

BBD

BBD is the sponsor and, as such, organizes and initiates the asset-backed securities transactions of the issuing entity. BBD also is the owner of the credit card accounts and the Receivables of which are sold and transferred to the issuing entity. See “BBD’s Credit Card Business” in this prospectus. In addition, BBD is the servicer and administrator of the issuing entity. See “Sources of Funds to Pay the Notes – Collection and Other Servicing Procedures” in this prospectus for a description of certain matters relating to the servicer.

BBD is a Delaware banking corporation, with its headquarters at 125 S. West Street, Wilmington, Delaware 19801. Its phone number is (302) 558-8100. BBD was incorporated under the laws of the State of Delaware on March 21, 2001 as Juniper Bank. On December 1, 2004, Juniper Bank was acquired by Barclays PLC and subsequently changed its name to Barclays Bank Delaware. BBD, directly or through its subsidiaries, provides a variety of products and services including credit cards for consumers, small businesses and corporations, consumer merchant acquiring and transaction processing.

BBD is regulated and supervised by the Delaware State Bank Commissioner, the FDIC and the CFPB. It is 100% owned by Barclays Delaware Holdings which is subject to supervision by the Board of Governors of the Federal Reserve, which is in turn a wholly owned subsidiary of BBPLC.

Barclays Bank PLC (“BBPLC”) is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered and head office at 1 Churchill Place, London, E14 5HP, United Kingdom (phone number +44(0)20 7116 1000). BBPLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of BBPLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group.

Dryrock Funding LLC

Dryrock Funding LLC is a limited liability company formed under the laws of the State of Delaware on June 7, 2012. Its sole member is BBD. Dryrock Funding is the depositor and transferor of the issuing entity. The address for Dryrock Funding is 100 S. West Street, Office 120, Wilmington, Delaware 19801 and its telephone number is (302) 255-7073. Dryrock Funding was formed for the limited purpose of purchasing, holding, owning and transferring Receivables and related activities. Since its formation, Dryrock Funding has been engaged in these activities solely as (i) the purchaser of Receivables from BBD pursuant to the receivables purchase agreement, (ii) the transferor of Receivables to the issuing entity pursuant to the transfer agreement, (iii) the beneficiary and transferor that formed and capitalized the issuing entity pursuant to the trust agreement, (iv) the holder of the Transferor Interest in the issuing entity, and (v) the beneficiary and transferor that executes underwriting, subscription and purchase agreements, as applicable, in connection with each issuance of notes.

A description of Dryrock Funding’s obligations as transferor of the Receivables to the issuing entity can be found in “Sources of Funds to Pay the Notes – Required Transferor Amount,” “– Required Pool Balance,” “– Addition of Assets,” “– Removal of Assets” and “– Representations and Warranties” in this prospectus.

The initial capitalization of Dryrock Funding is by a cash contribution from BBD. Pursuant to a revolving credit agreement, Dryrock Funding may borrow funds from BBD for the sole purpose of purchasing Receivables from BBD under the receivables purchase agreement. Under the revolving credit agreement, payments from Dryrock Funding are due only to the extent that those funds are not required for any other purpose and so long as the payment will not cause Dryrock Funding to default under the transfer agreement.

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The Indenture Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as indenture trustee. U.S. Bancorp, with total assets exceeding $341 billion as of March 31, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of March 31, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, business, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 Domestic and 3 International cities. The Indenture will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2012, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.4 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

In December of 2010, U.S. Bank acquired a portfolio of securitization trust administration business primarily consisting of residential and commercial mortgage backed securitization trusts (the “Acquired Platform”). In connection with this acquisition, a review of the related payment models was conducted which identified certain calculation and reporting errors. Following the identification of any errors, appropriate corrective actions were implemented with respect to the calculations to mitigate these errors prospectively. In addition, in connection with the conversion and integration process for the Acquired Platform, U.S. Bank implemented new controls, comparable to those for the legacy U.S. Bank platform, to further remediate future calculation and reporting issues.

U.S. Bank’s Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 for the U.S. Bank Corporate Trust Asset Backed Securities Acquired Platform for the period ending December 31, 2011 (the “2011 Assessment”) describes the following material instances of noncompliance: “1122(d)(3)(i)(B) – Certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements. 1122(d)(3)(ii) – Amounts due to investors were not allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.” (For a complete description, see the 2011 Assessment.) While it is unclear whether these errors constitute a default, U.S. Bank has elected to disclose the errors and has taken action to fully remediate such errors. For those trusts in the Acquired Platform that require on-going 1123 reporting, U.S. Bank disclosed transaction specific material instances of non-compliance, as applicable.

As of March 31, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee/indenture trustee, registrar and paying agent on 54 issuances of credit card backed securities with an outstanding aggregate principal balance of approximately $30,363,300,000.

The Owner Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) – also referred to herein as the “owner trustee” – is a national banking association with trust power incorporated in 1995. The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Tust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of WTNA, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation, a New York corporation.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

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WTNA has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

BBD’s Credit Card Business

General

BBD offers co-branded MasterCard, VISA and American Express general purpose credit cards as well as non co-branded MasterCard and VISA cards, that may be used to purchase goods and services wherever MasterCard, VISA and American Express cards are accepted. The co-branded credit card account business consists of revolving consumer credit card account programs established with partners in multiple industry segments such as financial institutions, airlines, retail, sports teams, travel, entertainment and other such affinities. Some of the largest co-branded relationships include US Airways, L.L. Bean, Frontier Airlines and Apple. Each co-branded relationship is governed by a co-branded agreement. See “– Co-Branded Agreements” below.

Co-branded Agreements

BBD enters into a co-branded agreement with any new partner with whom it establishes a co-branded relationship. The co-branded agreements outline the terms and conditions of the program including the contractual maturity of the program, renewal conditions, rewards product structure and economic arrangement between the two parties amongst other items. These co-branded agreements may be different for different partners and may be amended from time to time as agreed by both parties. The co-branded agreements allow BBD, during the term of the co-branded agreement to originate and own credit card accounts and all Receivables generated thereunder unless otherwise sold post origination.

Each of the co-branded programs has a different contractual maturity, currently ranging from 5 to 10 years. Some of these agreements have automatic renewal terms while others can be renewed subject to certain terms and conditions agreed upon by both BBD and the respective partner. The agreements may be terminated prior to the contractual maturity date either upon unremedied breach of representations and warranties by either party or upon mutual agreement of both parties. There is no guarantee that any of these agreements will be renewed upon maturity. See “Risk Factors – Change of certain credit card programs could lead to a reduction of receivables in the issuing entity” in this prospectus.

Additionally, some of these agreements may allow the partner upon termination of the agreement or its designated third party to purchase the credit card receivables generated under the related co-branded program including the Receivables that are the property of the issuing entity. If this were to happen for a significant portion of the Receivables that were property of the issuing entity and BBD fails to sell Receivables arising under previously non-designated Additional Accounts to replace those purchased by the partner, then in certain circumstances an early redemption event may be triggered, and in other circumstances an early amortization period could begin after the applicable grace period. See “Risk Factors – Change of certain credit card programs could lead to a reduction of receivables in the issuing entity” and “The Notes – Redemption and Early Amortization of Notes” in this prospectus.

Underwriting and Account Management Procedures

BBD receives applications through a diverse channel mix such as internet webpages, instant prescreen/instant credit, point-of-sale, direct mail, events, and email.

The applications require details of applicants such as name, address, phone number, date of birth and social security number among other things. This information is then combined with credit bureau (TransUnion, Experian or Equifax) information such as FICO®, debt to income ratio, payment to income ratio, frequency and recency of delinquency and subsequently analyzed using an internal acquisition risk scoring model. The risk model then determines the correlation between this information and the likelihood of the applicant’s card usage, delinquency, bankruptcy and charge-off etc.

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For applications that are approved by the automated system, credit limits are determined based on the applicant’s credit bureau history and model scores.

In addition to automatic lending decisions determined by the model described above, BBD also routes certain applications through the judgmental process. Judgmental lending is used in situations when the applicant may not have been decisioned optimally by the automated system or when an applicant is marginally declined for any credit. During this process, BBD takes into account the complete profile of the applicant: credit bureau attributes described above, application provided information also described above and partner-provided information provided by the co-branded partner such as the recency, frequency and the magnitude of relationship with the partner.

From time to time, BBD purchases credit card portfolios. These portfolios may be added to the issuing entity from time to time subject to the conditions provided in the transaction documents. See “Sources of Funds to Pay the Notes – Addition of Assets” in this prospectus. During a portfolio purchase, BBD performs due diligence to ensure that the portfolio to be acquired meets all of its internal performance expectations. During the course of the due diligence, BBD examines the performance of the credit card portfolio to be acquired to determine if the characteristics of the portfolio are consistent with its own risk practices and policies. BBD obtains as much information as possible, including, but not limited to, historical performance and other attributes that are relevant to its underwriting process. BBD also obtains acquisition trends, including, but not limited to, volumes, demographics and approval rates. The objective of this exercise is to confirm BBD’s expectations of the credit approval rates and credit line assignments against the results it is provided. By analyzing the information provided to it, BBD determines whether the credit card portfolio it is considering for acquisition was underwritten in a manner similar to and consistent with the way BBD underwrites its portfolio. Any differences in underwriting practices are indentified and addressed through the due diligence process described above, and BBD’s servicing and reporting systems post purchase are designed to address any remaining differences that require resolution. Hence, while the portfolios purchased by BBD may not have been subject to BBD’s underwriting process, purchased portfolios are subject to the same account management policies and procedures as BBD originated portfolios and therefore are expected to be underwritten to the same standards as BBD over a period of time. As of the date of this prospectus, BBD considers the Receivables in the issuing entity to be underwritten to its own standards and has no reason to believe that the Receivables in the issuing entity relating to acquired portfolios are materially different from the Receivables in the issuing entity relating to credit card portfolios originated and underwritten by BBD.

Each cardholder has a card agreement with BBD governing the terms and conditions of their account. Under each card agreement, BBD reserves the right to add or to change any terms and conditions through change-in-terms requirements in accordance with the applicable federal and Delaware state laws. Potential changes to the terms and conditions include, but are not limited to, increase or decrease of periodic finance charges, different kind of fees and other payment terms. Where applicable and in accordance with the relevant laws and regulations, cardholders may be permitted to reject increases to rates, fees and other charges.

Once a credit card account is opened and a credit line assigned, BBD monitors the account’s activity on an ongoing basis and updates the risk model on a continuous basis based on the observed behavior or updated bureau data. From time to time, BBD evaluates the credit line extended to the cardholder and takes appropriate actions to increase or decrease credit lines.

BBD also regularly reviews its credit card agreement forms to determine their compliance with applicable law and the suitability of their terms and conditions. If they need to be updated or amended, this will be done on a timetable consistent with the issues identified.

BBD uses a conservative approach to model development involving a rigorous model approval process and high frequency of validation requirements. All models are periodically validated for accuracy and modified to ensure continued performance.

Billing and Payments

BBD generally generates and mails monthly statements to cardholders unless the cardholder has opted to receive online statements only. These monthly statements detail summarized account activity.

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At each billing cycle, cardholders must pay at least the minimum payment due shown on the monthly statement by its payment due date. In general, the minimum payment is based on a percentage of the outstanding balance, past due amounts, finance charges and late fees assessed.

If BBD so elects, the minimum payment due may also include any amount that, at the time of billing, is past due and/or over the credit line. In certain instances, the minimum payment due may be less than the total fees and interest assessed during the applicable billing cycle. At any time the cardholder may pay more than the minimum payment due up to the full amount owed. However, cardholders cannot “pay ahead.” This means that if the cardholder pays more than the required minimum payment due in any billing cycle or if the customer makes more than one payment in a billing cycle, they will still need to pay the next month’s required minimum payment due by the next payment due date.

In order to calculate the balance subject to interest charges, BBD uses a method called “daily balance (including new purchases).” The daily balance subject to interest charges is determined for each of the different balance categories such as purchases, balance transfers and cash advances. These daily balances are generally determined by taking into account the beginning balance on the day in question and applying all transactions that occur during that day on that account. Such transactions include but are not limited to new purchases, balance transfer and cash advances where applicable and credit activity including payments received from the cardholder. For the purposes of calculating daily balances subject to interest charges, a credit balance is treated as a balance of zero. Once the daily balance subject to interest charges is calculated for each category, it is multiplied by the number of days in the billing period and the applicable Annual Percentage Rate (APR) adjusted for a daily calculation to yield interest assessed for that particular cardholder.

BBD may from time to time offer the “introductory,” “special” or “promotional” APR offers. If any are in effect on an account, BBD will separately identify the balances to which such offers apply on the monthly billing statement. These separate balances and the related interest will be calculated in the same manner as described above.

On purchase transactions, interest begins to accrue as of the transaction date. However, the cardholder may avoid paying interest on purchases in any given billing cycle if the cardholder pays the statement balance in full by the payment due date each month. For balance transfers, interest will accrue from the transaction date which generally will be the day BBD sends the balance transfer amount to the specified payee. For checks related transactions, interest will accrue from the transaction date which generally will be the day the payee accepts the check. For cash advance transactions, interest will accrue from the transaction date which generally will be the day the cardholder advances cash. If the cardholder is charged interest in a billing cycle, BBD will charge a minimum interest charge on the cardholder’s account if the interest charged in that billing cycle is less than the amount of the minimum interest charge that has been previously disclosed to the cardholder.

Collection Efforts

An account is considered delinquent if the minimum payment due is not received by the due date indicated on the cardholder’s statement.

Collection activity on such delinquent accounts will commence on the account based on multiple factors, including, but not limited to, the riskiness of the account, delinquency status, amount outstanding and past behavior among other attributes. BBD utilizes a strategic decision making process to determine the timing and the type of collection activity that will be performed on a delinquent account. During the initial stages of an account’s delinquency, BBD generally utilizes e-mail, text messages and automated interactive messaging to allow cardholders to make a payment through one of the self-service channels. Based on the risk profile of the cardholder, BBD generally employs an outbound contact treatment in certain stages of delinquency where collection agents attempt to secure payments from cardholders with a strong focus on rehabilitation and customer experience.

From time to time, some of the cardholders falling in the highest risk category may be eligible for reduced payment programs in an effort to find a solution for the cardholder prior to their financial situation deteriorating further. This could include options that waive billed fees and finance

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charges, temporarily reduce future payments and interest over a term up to 12 months or accept a proposal from a credit counseling agency to assist the cardholder in resolving their complete financial situation over a period of up to 5 years.

Cardholders in late state delinquency may receive different types of collection treatments where the focus is to minimize credit losses. BBD may deploy multiple treatment streams based on the specific situation of the cardholder including but not limited to redesigning their payment terms and settlements for less than the full balance outstanding.

BBD’s collection operations network is comprised of internal and external resources, located domestically, as well as internationally. Additionally, certain specialized functions are outsourced to unique agencies that deliver improved performance.

Accounts are contractually charged-off in BBD’s cardholder servicing system by the 2nd to last Business Day of the month in which the accounts are 180 days past due. An account may be charged-off earlier in certain circumstances; for example, accounts with confirmed bankruptcy are charged-off on the 60th day after the confirmation of bankruptcy and accounts of deceased cardholders are charged-off on the 30th day after the notification of the death of the cardholder.

After an account is charged-off in BBD’s cardholder servicing system, the account is generally passed to recovery agents. Recovery agents may take actions including, but not limited to, placements with the collection agencies and employment of legal strategies. Additionally, BBD may choose to sell a portion of the charged-off Receivables to debt collection agencies to maximize Recoveries.

The mix and sequence of the recovery strategy is based on a test and learn approach, utilizing analytics that are focused on maximizing the net present value of each account, while maintaining a diversified operational and strategic approach to deliver stable performance.

The risk evaluation, servicing, charge-off, collection and recovery processes of BBD may change over time in accordance with business practice and applicable law.

Interchange

Credit card issuers participating in the VISA, MasterCard and American Express associations receive certain fees called interchange as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing cardholders for a limited period prior to initial billing. Under the respective association rules and regulations, interchange in connection with cardholder charges for merchandise and services is collected by the VISA, MasterCard or American Express system and subsequently paid to the credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA, MasterCard and American Express may from time to time change the amount of interchange reimbursed. When Interchange is generated as a result of a cardholder using their card through any of these systems, BBD will be required, pursuant to the terms of the transfer agreement and the servicing agreement to transfer to the issuing entity for the benefit of the noteholders, the Interchange that is generated on accounts that are designated by it to the issuing entity. Interchange received by the issuing entity will be treated as Finance Charge Collections.

The Notes

The following discussion and the discussions under “Sources of Funds to Pay the Notes” and “The Indenture” in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture, the transfer agreement, the servicing agreement and the indenture supplements. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the transfer agreement, the servicing agreement and the indenture supplements.

The following summaries describe certain provisions common to each series of notes.

General

The prospectus supplement for a particular issuance of notes will specify the series and class. Each series of notes will be issued pursuant to the indenture and an indenture supplement. A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this

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prospectus is a part. Neither the indenture nor the indenture supplement limits the aggregate Stated Principal Amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of the issuing entity that will be in addition to the debt obligations of the issuing entity represented by any other series of notes. Each prospectus supplement will describe the provisions specific to the related series or class of notes. Holders of the notes of any outstanding series or class will not have the right to prior review of, or consent to, any subsequent issuance of notes. See “Risk Factors – Issuance of additional notes may affect your voting rights and the timing and amount of payments to you” and “The Notes – Issuances of New Series and Classes of Notes” in this prospectus.

It is expected that most series of notes will consist of two or more classes of notes. A class designation determines the relative seniority for receipt of cash flows and exposure to reductions in the Allocation Amount of the related series of notes. For example, subordinated notes of a series provide credit enhancement for senior notes of that series. See “– Subordination of Interest and Principal” in this prospectus.

The issuing entity may offer notes denominated in U.S. dollars or any foreign currency. The specific terms of any note denominated in a foreign currency will be described in the related prospectus supplement.

Each series will be allocated its share of Finance Charge Collections, the Default Amount and the servicing fee based on the Floating Allocation Percentage of that series, and will be allocated its share of Principal Collections based on the Principal Allocation Percentage of that series. The related prospectus supplement will specify the Floating Allocation Percentage and the Principal Allocation Percentage for each series. If a series offered by this prospectus and a related prospectus supplement includes more than one class, Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee allocated to that series may be further allocated among each class in that series as described in the related prospectus supplement.

If so specified in the related prospectus supplement, a series may be included in one or more groups of series for purposes of sharing excess Finance Charge Collections among the series in that Shared Excess Available Finance Charge Collections Group or sharing excess Principal Collections among the series in that Shared Excess Available Principal Collections Group. See “– Groups” in this prospectus.

If so specified in the related prospectus supplement, the notes of a particular series or class may have the benefit of a derivative agreement, including an interest rate swap or currency swap with various counterparties. The specific terms of each derivative agreement and a description of each derivative counterparty will be included in the related prospectus supplement. The notes of a particular series or class may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each applicable supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each enhancement provider or liquidity provider, as applicable, will be included in the related prospectus supplement. BBD or any of its affiliates may be counterparties to a derivative agreement or providers of a supplemental credit enhancement agreement or a supplemental liquidity agreement.

The issuing entity will pay principal of and interest on a series or class of notes solely from the portion of Finance Charge Collections and Principal Collections which are allocable to that series or class after giving effect to all allocations and reallocations, deposits and withdrawals of amounts in any issuing entity accounts, including any supplemental accounts, relating to that series or class, and amounts received under any derivative agreement, under any supplemental credit enhancement agreement, under any supplemental liquidity agreement relating to that series or class or, if applicable, any shared excess Finance Charge Collections or shared excess Principal Collections received. If those sources are not sufficient for payment of principal of and interest on that series or class, the noteholders will have no recourse to any other assets of the issuing entity or recourse to any other person or entity for the payment of principal of and interest on that series or class of notes.

A note is not a deposit and neither the notes nor are any underlying Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

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Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount

Each series or class of notes has a Stated Principal Amount, an Outstanding Dollar Principal Amount, an Adjusted Outstanding Dollar Principal Amount and an Allocation Amount.

Stated Principal Amount

The Stated Principal Amount of a series or class of notes is the amount that is stated on the face of the notes of that series or class to be payable to the holders of the notes of that series or class. It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

For a series or class of U.S. dollar notes, the Outstanding Dollar Principal Amount is the Initial Dollar Principal Amount of that series or class of notes, as described in the related prospectus supplement, less principal payments made to the noteholders of that series or class of notes. For a series or class of foreign currency notes, the Outstanding Dollar Principal Amount is the U.S. dollar equivalent of the Initial Dollar Principal Amount of that series or class of notes, as described in the related prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal for that series or class. For a series or class of discount notes, the Outstanding Dollar Principal Amount is an amount stated in, or determined by a formula described in, the related prospectus supplement. The Outstanding Dollar Principal Amount of a series or class of discount notes will increase over time as principal accretes on that series or class of notes. The Outstanding Dollar Principal Amount of any series or class of notes will decrease as a result of each payment of principal of that series or class of notes, and will increase as a result of any issuance of additional notes of that series or class.

Adjusted Outstanding Dollar Principal Amount

The Adjusted Outstanding Dollar Principal Amount of a series or class of notes is the Outstanding Dollar Principal Amount of that series or class, less any funds on deposit in the principal funding account for that series or class.

Allocation Amount

The Allocation Amount of a series or class of notes is a U.S. dollar amount based on the Initial Dollar Principal Amount of that series or class of notes minus some reductions – including reductions for (i) charge-offs resulting from any uncovered Default Amount allocated to that series or class, (ii) Reallocated Principal Collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee, and past due amounts thereon, and any other amounts specified in the related prospectus supplement, (iii) amounts on deposit in the principal funding account for that series or class and (iv) the amount of all payments of principal of such series or class of notes – plus some increases described below. Within a series, subordinated notes bear the risk before senior notes of a reduction in the Allocation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee, and past due amounts thereon, and any other amounts specified in the related prospectus supplement.

The Allocation Amount of a series or class of notes may be reduced as follows:

•	If Finance Charge Collections allocable to a series of notes are insufficient to fund the Default Amount allocable to that series, the uncovered Default Amount will result in a reduction in the Allocation Amount of that series.

•	If Principal Collections allocable to subordinated notes of a series of notes are reallocated to pay shortfalls in interest on senior notes or shortfalls in the servicing fee, and past due amounts thereon, and any other amounts specified in the related prospectus supplement, the Allocation Amount of that series will be reduced by the amount of the reallocations.

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The amount of Principal Collections which may be reallocated may be limited for a given series or class of notes. Such limitations will be specified in the related prospectus supplement.

•	The Allocation Amount of a series or class of notes will be reduced by the amount on deposit in the principal funding account for that series or class.

•	The Allocation Amount of a series or class of notes will be reduced by the amount of all payments of principal of that series or class.

•	Upon a sale of assets in the issuing entity following (i) an event of default and acceleration of a series or class of notes or (ii) the legal maturity date of a series or class of notes, the Allocation Amount of such series or class of notes will be reduced to zero. See “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus.

The Allocation Amount of a series or class of notes can be increased as follows:

•	For a series or class of discount notes, the Allocation Amount of that series or class will increase over time as principal accretes, to the extent that Finance Charge Collections allocated to the related series of notes are allocated for that purpose.

•	For all series of notes, the Allocation Amount of that series will increase if Finance Charge Collections allocable to that series are available to reimburse earlier reductions in the Allocation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee, and past due amounts thereon, and any other amounts specified in the related prospectus supplement. Within each series of notes, the increases will be allocated first to the senior-most notes with a deficiency in their Allocation Amounts and then, in succession, to the subordinated notes with a deficiency in their Allocation Amounts.

•	For all series or classes of notes, the Allocation Amount of a series or class of notes will increase by an amount equal to the principal amount of any additional notes of that series or class issued after the initial issuance of that series or class of notes, or if amounts on deposit in the principal funding account for that series or class are deposited into the principal funding account for another series or class of notes or paid to the issuing entity.

Finance Charge Collections allocated to a series of notes for each Monthly Period will be applied, as described in the related prospectus supplement, to cover the Default Amount allocated to that series. If Finance Charge Collections allocated to that series are sufficient to cover the Default Amount allocated to that series, the Allocation Amount of that series of notes will not be reduced. Finance Charge Collections allocated to a series of notes also will be applied, as described in the related prospectus supplement, to reimburse earlier reductions in the Allocation Amount of that series of notes due to charge-offs resulting from any uncovered Default Amount allocated to that series of notes or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee, and past due amounts thereon, and any other amounts specified in the related prospectus supplement.

In most circumstances, the Allocation Amount of a series or class of notes, together with any accumulated Principal Collections held in the related principal funding account, will be equal to the Outstanding Dollar Principal Amount of that series or class of notes. However, if there are reductions in the Allocation Amount of a series or class due to charge-offs resulting from any uncovered Default Amount allocated to that series or class or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee, and past due amounts thereon, and any other amounts specified in the related prospectus supplement, there will be a deficit in the Allocation Amount of that series or class. Unless that deficit is reimbursed through the application of Finance Charge Collections allocated to the applicable series, the Stated Principal Amount of that series or class of notes will not be paid in full. This will occur either because the amount of dollars allocated to pay them is less than the Outstanding Dollar Principal Amount of that series or class, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of the notes in full.

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The Allocation Amount of a series or class of notes may not be reduced below zero, and may not be increased above the Adjusted Outstanding Dollar Principal Amount of that series or class.

The cumulative amount of reductions in the Allocation Amount of any series or class of notes due to charge-offs resulting from any uncovered Default Amount allocated to that series or class of notes or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee, and past due amounts thereon, and any other amounts specified in the related prospectus supplement will be limited as described in the related prospectus supplement.

Allocations of charge-offs resulting from any uncovered Default Amount allocated to a series or class or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee, and past due amounts thereon, and any other amounts specified in the related prospectus supplement will reduce the Allocation Amount of outstanding series and classes of notes only and will not affect series or classes of notes that are issued after that time.

Upon a sale of assets in the issuing entity following (i) an event of default and acceleration of a series or class of notes or (ii) the legal maturity date of a series or class of notes, as described in the related prospectus supplement and in “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus, the Allocation Amount of that series or class of notes will be reduced to zero even if the proceeds of that sale, amounts on deposit in the issuing entity accounts for that series or class and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to that series or class of notes.

Interest

Interest will accrue on a series or class of notes, except on a series or class of discount notes, from the relevant issuance date at the applicable interest rate for that series or class, which may be a fixed, floating or other type of rate as specified in the related prospectus supplement. Interest on a series or class of notes will be due and payable on the dates specified in the related prospectus supplement, each referred to in this prospectus and the related prospectus supplement as an interest payment date or a payment date. Interest deposits or payments will be funded from Finance Charge Collections allocated to that series or class of notes during the preceding Monthly Period or Monthly Periods, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the related prospectus supplement.

For each issuance of a series or class of fixed rate notes, the fixed rate of interest at which interest will accrue for that series or class will be specified in the related prospectus supplement. For each issuance of a series or class of floating rate notes, the interest rate index or other formula on which the interest payment is based will be specified in the related prospectus supplement. In addition, the related prospectus supplement will specify if any series or class of notes receives any additional interest and how it is to be calculated.

A series or class of discount notes will be issued at a price lower than the Stated Principal Amount payable on the expected final payment date of that series or class of notes. Until the expected final payment date for a series or class of discount notes, accreted principal will be capitalized as part of the principal of that series or class of notes and reinvested in the assets of the issuing entity, so long as an early amortization event with respect to that series or class has not occurred. If applicable, the related prospectus supplement will specify the interest rate to be borne by a series or class of discount notes following an early amortization event or event of default or after its expected final payment date.

Each payment of interest on a series or class of notes will include all interest accrued from the preceding interest payment date – or, for the first interest period, from the issuance date – through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement.

If interest on a series or class of notes is not paid within 35 days after such interest is due and payable, an event of default will occur with respect to that series or class of notes. See “The Indenture – Events of Default” in this prospectus.

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Principal

The timing of payment of principal of a series or class of notes will be specified in the related prospectus supplement. Each date on which payment of principal is made is referred to in this prospectus and the related prospectus supplement as a payment date.

Certain series and classes of notes are anticipated to have principal paid on one date, referred to as the expected final payment date. Principal of a series or class of notes may be paid later than its expected final payment date if sufficient funds are not allocated and available.

It is not an event of default if the Stated Principal Amount of a series or class of notes is not paid on its expected final payment date. However, if the Stated Principal Amount of a series or class of notes is not paid in full on its expected final payment date, an early amortization event with respect to that series or class will occur. See “The Indenture – Early Amortization Events” in this prospectus.

If the Stated Principal Amount of a series or class of notes is not paid in full by its legal maturity date, an event of default will occur with respect to that series or class of notes. See “The Indenture – Events of Default” in this prospectus.

Principal of a series or class of notes may be paid earlier than its expected final payment date if an early amortization event or an optional or mandatory redemption occurs. See “The Indenture – Early Amortization Events” and “– Events of Default” and “The Notes – Redemption and Early Amortization of Notes” in this prospectus.

See “Risk Factors” in this prospectus for a discussion of factors that may affect the timing of principal payments on a series or class of notes.

Subordination of Interest and Principal

Interest and principal payments on subordinated notes of a series will be subordinated as described in the related prospectus supplement.

Finance Charge Collections allocated to a series of notes will be used to pay interest due on senior notes of that series before being available to pay interest due on subordinated notes of that series.

Within a series, subordinated notes bear the risk before senior notes of a reduction in the Allocation Amount of that series due to charge-offs resulting from any uncovered Default Amount allocated to that series or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee, and past due amounts thereon, and any other amounts specified in the related prospectus supplement. See “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount – Allocation Amount” in this prospectus.

In addition, Principal Collections allocated to a series of notes, after giving effect to any reallocations, used to fund targeted deposits into the principal funding account will first be used for the senior notes of that series before being applied to the subordinated notes of that series.

Groups

A series of notes may be included in one or more groups of series that share Principal Collections and/or Finance Charge Collections. The related prospectus supplement will identify whether your series has been included in one or more of the following groups.

Shared Excess Available Finance Charge Collections Group

If a series of notes is identified in the related prospectus supplement as included in a Shared Excess Available Finance Charge Collections Group, Finance Charge Collections for any Monthly Period allocated to that series in excess of the amount needed to make all required deposits and payments for that series will be applied to cover shortfalls in amounts payable from Finance Charge Collections allocated to other series of notes in that Shared Excess Available Finance Charge Collections Group. If these shortfalls exceed the total amount of excess Finance Charge Collections available from all series in the same Shared Excess Available Finance Charge Collections Group,

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referred to as Shared Excess Available Finance Charge Collections, for any Monthly Period, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series of notes in that Shared Excess Available Finance Charge Collections Group based on the relative amounts of those shortfalls.

To the extent Shared Excess Available Finance Charge Collections exceed shortfalls, the balance will be paid to the holder of the Transferor Interest.

While any series of notes may be included in a Shared Excess Available Finance Charge Collections Group, there can be no assurance that:

•	any other series will be included in such group, or

•	there will be any Shared Excess Available Finance Charge Collections for such group for any Monthly Period.

Shared Excess Available Principal Collections Group

If a series of notes is identified in the related prospectus supplement as being in a Shared Excess Available Principal Collections Group, Principal Collections for any Monthly Period allocated to that series in excess of the amount needed to make all required deposits and payments for that series will be applied to cover shortfalls in principal deposits or payments payable from Principal Collections allocated to other series of notes in that Shared Excess Available Principal Collections Group. If these shortfalls exceed the total amount of excess Principal Collections available from all series in the same Shared Excess Available Principal Collections Group, referred to as Shared Excess Available Principal Collections, for any Monthly Period, Shared Excess Available Principal Collections will be allocated pro rata among the applicable series of notes in that Shared Excess Available Principal Collections Group based on the relative amounts of those shortfalls.

To the extent that Shared Excess Available Principal Collections exceed principal shortfalls, the balance will be paid to the holder of the Transferor Interest, provided that:

•	such Shared Excess Available Principal Collections will be distributed to the holder of the Transferor Interest only to the extent that the Transferor Amount is equal to or greater than the Required Transferor Amount and the Pool Balance is equal to or greater than the Required Pool Balance; and

•	in certain circumstances described under “Sources of Funds to Pay the Notes – Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account,” such Shared Excess Available Principal Collections will be deposited into the excess funding account.

While any series of notes may be included in the same Shared Excess Available Principal Collections Group, there can be no assurance that any other series will be included in such group or that there will be any Shared Excess Available Principal Collections for such group for any Monthly Period.

If Principal Collections allocated to a series are shared with another series, the Allocation Amount for the series from which Principal Collections were shared will not be reduced.

Redemption and Early Amortization of Notes

Optional Redemption

The issuing entity or the transferor may, at its option, redeem any series or class of notes before its expected final payment date in whole but not in part at any time when the Outstanding Dollar Principal Amount of that series or class is less than 10% – or any other percentage that is specified in the related indenture supplement – of the highest Outstanding Dollar Principal Amount at any time of that series or class, but in no event shall such optional redemption occur if 25% or more of the Initial Dollar Principal Amount of the series notes is still outstanding. This redemption option is referred to as a clean-up call.

If the issuing entity redeems notes, it will notify the registered holders of those notes at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the

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Outstanding Dollar Principal Amount, plus accrued, past due and additional interest on those notes up to but excluding the date of redemption.

If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on those notes will thereafter be made until the earlier to occur: either (i) the principal of and accrued interest on those notes are paid in full or (ii) the legal maturity date occurs, whichever is earlier. Any funds in any supplemental issuing entity accounts allocable to those notes and the related principal funding account will be applied to make the principal and interest payments on those notes on the redemption date.

Mandatory Redemption

Each series or class of notes will be subject to mandatory redemption beginning on its expected final payment date, which generally will be 34 months before its legal maturity date but which may be a different date specified in the related prospectus supplement.

Also, if so indicated in the related prospectus supplement for certain such affected series, if Principal Receivables having an aggregate principal balance in an amount equal to or greater than 30% of the Pool Balance are designated for reassignment to the transferor, and the servicer determines that the Transferor Amount would be less than the Required Transferor Amount after giving effect to such reassignment, and giving effect to any scheduled payments on the notes and any account additions that are scheduled to occur on or prior to the removal date, then a mandatory “early redemption event” will be deemed to have occurred with respect to such series on the related removal date. If an early redemption event occurs, the issuing entity will apply all funds received from the transferor in connection with such reassignment on the first payment date following the Monthly Period in which such early redemption event occurred to redeem such notes on a pro rata basis among each such series and within each such series on a pro rata basis between each class of notes of such series, based on the respective Stated Principal Amounts of each such series and each such class of notes subject to early redemption.

In addition, if an early amortization event occurs with respect to any series or class of notes, the issuing entity will be required to repay each series or class of the affected notes before the expected final payment date of that series or class; however, if so indicated in the related prospectus supplement for certain such affected series or class of notes with the benefit of a derivative agreement or other type of arrangement, subject to certain exceptions, such repayment will not occur earlier than the expected final payment date of such series or class of notes. Following an early amortization event, repayment of principal prior to the expected final payment date will be made only to the extent funds are available for repayment after giving effect to all allocations and reallocations. The issuing entity will give notice to holders of the affected series or class of notes of the occurrence of an early amortization event. See “The Indenture – Early Amortization Events” in this prospectus for a description of the early amortization events and their consequences to noteholders.

Whenever the issuing entity redeems or repays a series or class of notes, it will do so only to the extent that Finance Charge Collections and Principal Collections – including any amounts received under any derivative agreement, any amounts received under any supplemental credit enhancement agreement, any amounts received under any supplemental liquidity agreement and any amounts in the issuing entity accounts not included in Finance Charge Collections and Principal Collections – allocated to that series or class of notes are sufficient to redeem or repay that series or class of notes in full. A noteholder will have no claim against the issuing entity if the issuing entity fails to make a required redemption or repayment of a series or class of notes before the legal maturity date because no funds are available for that purpose. The failure to redeem or repay before the legal maturity date under these circumstances will not be an event of default.

Final Payment of the Notes

Noteholders of a series or class generally will not receive payment of principal in excess of the Stated Principal Amount of that series or class, or in the case of a series or class of foreign currency notes, any amount received by the issuing entity under a derivative agreement with respect to principal of that series or class.

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Following (i) an event of default and acceleration or (ii) the legal maturity date of a series or class of notes, assets in the issuing entity will be sold generally in an aggregate amount not to exceed the Allocation Amount of that affected series or class as of the close of business on the day preceding such sale, plus any related Finance Charge Receivables. The proceeds of that sale and any other amounts available to such noteholders will be applied, first, to pay the Outstanding Dollar Principal Amount of that affected series or class and, second, to pay any accrued, past due and additional interest, if any, on that affected series or class of notes upon the sale.

A series or class of notes will be considered to be paid in full, the holders of that series or class of notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest on those notes, on the earliest to occur of:

•	the date of the payment in full of the Stated Principal Amount of, and any accrued, past due and additional interest on, that series or class of notes, as applicable;

•	the date on which a sale of assets in the issuing entity has taken place with respect to that series or class of notes, as described in “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus; and

•	the legal maturity date of such series or class of notes,

in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on such date.

Issuances of New Series and Classes of Notes

The issuing entity may issue a new series or class of notes or issue additional notes of an existing series or class only if the conditions of issuance are met (or waived as described below). These conditions include:

•	on or prior to the fifth Business Day before the new issuance is to occur, the issuing entity gives the indenture trustee and each hired nationally recognized statistical rating organization that has rated any outstanding series or class of notes, notice of the new issuance;

•	on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each hired nationally recognized statistical rating organization that has rated any outstanding series or class of notes a certificate to the effect that:

o	the issuing entity reasonably believes that the new issuance will not (i) cause an early amortization event or event of default with respect to any series or class of notes then outstanding, (ii) materially adversely affect the amount or timing of payments to be made to noteholders of any series or class of notes or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

o	all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the new notes;

o	the form and terms of the new notes have been established in conformity with the provisions of the indenture; and

o	the issuing entity shall have satisfied such other matters as the indenture trustee may reasonably request.

•	on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each hired nationally recognized statistical rating organization that has rated any outstanding series or class of notes an officer’s certificate of an authorized officer of the issuing entity to the effect that all laws and requirements with respect to the execution and delivery by the issuing entity of the new notes have been complied with, the issuing entity has the trust power and authority to issue the new notes, and the new notes have been duly authorized and delivered by the issuing entity, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding

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obligations of the issuing entity enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture equally and ratably with all other notes outstanding, if any, subject to the terms of the indenture and each related indenture supplement;

•	on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each hired nationally recognized statistical rating organization that has rated any outstanding series or class of notes an Issuer Tax Opinion;

•	on or prior to the date that the new issuance is to occur, the Note Rating Agency Condition is satisfied;

•	as of the date that the new issuance is to occur, (i) the Pool Balance after giving effect to the new issuance is equal to or greater than the Required Pool Balance after giving effect to the new issuance and (ii) the Transferor Amount after giving effect to the new issuance is equal to or greater than the Required Transferor Amount after giving effect to the new issuance;

•	on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee an indenture supplement relating to the applicable series or class of notes;

•	in the case of Bearer Notes described in section 163(f)(2)(A) of the Internal Revenue Code, if such notes are not in registered form (including by reason of a book entry system described in section 163(f)(3)), such notes shall be described in section 4701(b)(1)(B) of the Internal Revenue Code and such section shall apply to such notes;

•	in the case of foreign currency notes, the issuing entity will have appointed one or more paying agents in the appropriate countries; and

•	any other conditions specified in the related prospectus supplement are satisfied.

If the Note Rating Agency Condition has been satisfied, then any or all of the conditions described above may be waived or modified (other than the delivery of certain tax opinions, as described in the fourth bullet point above).

The issuing entity and the indenture trustee are not required to provide prior notice to, permit any prior review by or obtain the consent of, any noteholder of any outstanding series or class to issue any additional series or classes of notes or any additional notes of any outstanding series or class of notes.

The issuing entity may from time to time, without notice to or the consent of, the registered holders of a series or class of notes, create and issue additional notes equal in rank to the series or class of notes offered by the related prospectus supplement in all respects – or in all respects except for the payment of interest accruing prior to the issuance date of the further series or class of notes or the first payment of interest following the issuance date of the further series or class of notes. In addition, the transferor may retain notes of a series or class upon initial issuance or upon a reopening of a series or class of notes and may sell them on a subsequent date.

There are no restrictions on the timing or amount of any issuance of additional notes of an outstanding series or class of notes, so long as the conditions described above are met or waived. As of the date of any issuance of additional notes of an outstanding series or class of notes, the Stated Principal Amount, Outstanding Dollar Principal Amount and Allocation Amount of that class will be increased to reflect the principal amount of the additional notes. If the additional notes are part of a series or class of notes that has the benefit of a derivative agreement, the issuing entity will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are part of a series or class of notes that has the benefit of any supplemental credit enhancement agreement or any supplemental liquidity agreement, the issuing entity will enter into a similar supplemental credit enhancement agreement or supplemental liquidity agreement, as applicable, for the benefit of the additional notes.

When issued, the additional notes of a series or class will be identical in all respects to the other outstanding notes of that series or class equally and ratably entitled to the benefits of the indenture and the related indenture supplement as applicable to the previously issued notes of such series or class without preference, priority or distinction.

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Payments on Notes; Paying Agent

The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under “– Book-Entry Notes” in this prospectus unless the Stated Principal Amount of the notes is denominated in a foreign currency.

The issuing entity, the indenture trustee and any agent of the issuing entity or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The issuing entity will make payments on a note to (i) the registered holder of the note at the close of business on the record date established for the related payment date and (ii) the bearer of a note in bearer form upon presentation of that bearer note on the related payment date.

The issuing entity has designated the corporate trust office of U.S. Bank National Association, as indenture trustee, in St. Paul, Minnesota as its paying agent for the notes of each series. The issuing entity will identify any other entities appointed to serve as paying agents on a series or class of notes in the related prospectus supplement. The issuing entity may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuing entity will be required to maintain an office, agency or paying agent in each place of payment for a series or class of notes.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to the issuing entity. After funds are paid to the issuing entity, the holder of that note, as an unsecured general creditor, may look only to the issuing entity for payment of that principal or interest.

Denominations

The notes offered by this prospectus will be issued in denominations of $200,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes offered by this prospectus will be the last day of the calendar month immediately preceding the related payment date.

Governing Law

The laws of the State of New York will govern the notes and the indenture.

Form, Exchange and Registration and Transfer of Notes

The notes offered by this prospectus and the related prospectus supplement will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a book-entry note. For a description of the special provisions that apply to book-entry notes, see “– Book-Entry Notes” in this prospectus.

A holder of notes may exchange those notes for other notes of the same class of any authorized denominations and of the same aggregate Stated Principal Amount, expected final payment date and legal maturity date, and of like terms.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuing entity designates. Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes or other governmental charges described in the indenture (and any supplement thereto) before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will

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effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The issuing entity has appointed U.S. Bank National Association, as indenture trustee, as the note registrar and transfer agent for the notes. The issuing entity also may at any time designate additional transfer agents for any series or class of notes. The issuing entity may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuing entity will be required to maintain a transfer agent in each place of payment for a series or class of notes.

The related prospectus supplement may state that application will be made to list the related series or class of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Notes

The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form. This means that, except under the limited circumstances described below under “– Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all of the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be held by a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system – such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee – or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

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The issuing entity, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. The issuing entity, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

Until Definitive Notes are issued to the beneficial owners as described below under “– Definitive Notes,” all references to “holders” of notes means DTC. The issuing entity, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that the issuing entity will make all distributions of principal of and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture (and any supplement thereto), each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuing entity that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. A beneficial owner may also experience delays in receiving distributions on his or her notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is indirectly owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg

Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge

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with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.

Clearstream, Luxembourg’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an accountholder of Clearstream, Luxembourg.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (the “Terms and Conditions”). These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

The issuing entity will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuing agent’s paying agent, U.S. Bank National Association, as indenture trustee, at the office of the paying agent in St. Paul, Minnesota that the issuing entity designates for that purpose.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the Stated Principal Amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

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Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event Definitive Notes are issued, distributions of principal of and interest on Definitive Notes will be made directly to the holders of the Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for physical form or Definitive Notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the issuing entity is unable to find a qualified replacement for DTC;

•	the issuing entity, in its sole discretion, elects to terminate its participation in the book-entry system through DTC; or

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•	any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing more than 50% of the unpaid Outstanding Dollar Principal Amount of the notes of the related series or class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive Notes are available. The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate Stated Principal Amount, in specified denominations. Definitive Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the Definitive Notes will be recognized as the “holders” of the notes under the indenture (and any supplement thereto).

Replacement of Notes

The issuing entity will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. The issuing entity will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuing entity and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuing entity and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuing entity before a replacement note will be issued, and the issuing entity may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.

Sources of Funds to Pay the Notes

General

As of the date of this prospectus, the issuing entity’s primary assets consist of credit card Receivables which were or will be in credit card accounts owned or originated by BBD. These Receivables include Receivables which are in existence as of the Execution Date and Receivables which are created from time to time thereafter. The issuing entity has acquired and will acquire the Receivables from the transferor pursuant to the transfer agreement. The transferor has and will have acquired Receivables from BBD pursuant to a receivables purchase agreement between BBD and the transferor. See “Description of the Receivables Purchase Agreement” in this prospectus.

The issuing entity’s assets also may include issuing entity accounts or supplemental accounts established for a particular series or class of notes, the benefits of one or more derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements.

Payment of principal of and interest on each series or class of notes is secured by the issuing entity’s assets.

The composition of the issuing entity’s assets will change over time due to: changes in the composition and amount of the Receivables in the issuing entity as new Receivables are created, existing Receivables are paid off or charged off, Additional Accounts are designated to have their Receivables included in the issuing entity, removed accounts are designated to have their Receivables removed from the issuing entity and additional program portfolios are designated as an approved portfolio.

If accounts are designated to have their Receivables included in the issuing entity, all newly generated Receivables in those accounts will be transferred to the issuing entity. In addition, Additional Accounts may be designated to have their Receivables included in the issuing entity.

As indicated above, the composition of the issuing entity’s assets is expected to change over time. Additional Receivables may be transferred to the issuing entity without the payment of cash if the conditions to that transfer have been satisfied. New assets included in the issuing entity may have characteristics, terms and conditions that are different from those of the Receivables initially included in the issuing entity and may be of different credit quality due to differences in underwriting criteria

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and payment terms. The pertinent characteristics of the Receivables in the issuing entity are described in the related prospectus supplement.

See “Risk Factors – The composition of the issuing entity’s assets may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated” in this prospectus.

Deposit and Allocation of Funds in the Issuing Entity

The indenture trustee will, at the direction of the servicer, allocate to each series of notes the product of:

•	the Floating Allocation Percentage for that series, and

•	the amount of Finance Charge Collections.

The indenture trustee will also, at the direction of the servicer, allocate to each series of notes:

•	the product of the Principal Allocation Percentage for that series and the amount of Principal Collections,

•	the product of the Floating Allocation Percentage for that series and the Default Amount, and

•	the product of the Floating Allocation Percentage for that series and the servicing fee.

The Floating Allocation Percentage and the Principal Allocation Percentage for each series of notes will be described in the related prospectus supplement. Finance Charge Collections and Principal Collections allocated to the holders of notes of any series will be applied as described in the related prospectus supplement.

In the case of a series of notes having more than one class, Principal Collections, Finance Charge Collections, the Default Amount and the servicing fee allocated to that series of notes may be further allocated and applied, as applicable, to each class of notes in the manner and order of priority described in the related prospectus supplement.

Additional amounts may be allocated to a series or class of notes if the noteholders of that series or class have the benefit of a derivative agreement, a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of a derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, including how any payments made pursuant to any of these agreements will be applied, will be included in the related prospectus supplement for any series or class of notes that has the benefit of those agreements.

Upon a sale of assets in the issuing entity following (i) an event of default and acceleration of a series or class of notes or (ii) the legal maturity date of a series or class of notes, as described in the related prospectus supplement and in “– Sale of Assets” in this prospectus, the Allocation Amount of that series or class of notes will be reduced to zero. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to that series or class of notes.

The indenture trustee, at the direction of the servicer, will allocate and pay to the holder of the Transferor Interest, the Transferor Percentage of Finance Charge Collections and Principal Collections and will allocate the Transferor Percentage of the Default Amount to the Transferor Interest. The indenture trustee will, at the beginning of each Monthly Period, withhold from the Transferor Percentage of Finance Charge Collections the Transferor Percentage of the servicing fee and pay such amount to the servicer on the related payment date. If the Transferor Amount is, or as a result of the allocation and payment would become, less than the Required Transferor Amount or if the Pool Balance is, or as a result of the allocation and payment would become, less than the Required Pool Balance, Principal Collections will be deposited into the excess funding account before being paid to the holder of the Transferor Interest. Finance Charge Collections allocated to the holder of the Transferor Interest may be applied to cover certain shortfalls in the amount of investment earnings (net of losses and investment expenses) on investments of funds in certain bank accounts, such as the principal funding account, for the benefit of noteholders to the extent specified in the related prospectus supplement.

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Deposits in Collection Account

The servicer shall not commingle amounts received with respect to the financial assets with its own assets except for the time, not to exceed two Business Days, necessary to clear any payments received, and will deposit all such Collections into the Collection Account.

Any Principal Collections not distributed to the holder of the Transferor Interest on any day because the Transferor Amount does not exceed the Required Transferor Amount on such day or because the Pool Balance does not exceed the Required Pool Balance on such day (in each case, after giving effect to any Receivables transferred to the issuing entity on such day) will be deposited into the excess funding account on the second Business Day following such determination.

In the event of the insolvency or bankruptcy of the servicer, or if certain time periods were to pass, the issuing entity and the indenture trustee may lose any perfected security interest in any Finance Charge Collections or Principal Collections commingled with the funds of the servicer. See “Risk Factors – Some interests could have priority over the indenture trustee’s interest in the receivables, which could cause delayed or reduced payments to you” in this prospectus.

Required Transferor Amount

For any Date of Processing, the Transferor Amount equals the Pool Balance as of the close of business on such Date of Processing minus the aggregate Allocation Amount of all notes as of the close of business on such day. The Transferor Amount fluctuates due to changes in the amount of Principal Receivables included in the issuing entity, the amount on deposit in the excess funding account and the aggregate Allocation Amount of all notes. As a result, the Transferor Amount generally increases if there are reductions in the Allocation Amount of a series or class of notes due to payments of principal of that series or class of notes or a deposit into the principal funding account with respect to that series or class or an increase in the Pool Balance without a corresponding increase in the Allocation Amount of any series or classes of notes. The Transferor Amount generally decreases as a result of the issuance of a new series or class of notes, assuming that there is not a corresponding increase in the issuing entity’s assets. In addition, if the servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an accountholder, or such Receivable was created in respect of merchandise that was refused or returned by an accountholder, or if the servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, the Transferor Amount – and not the investors’ interest – will be reduced by the amount of the adjustment.

The Transferor Amount is required to be maintained at a certain minimum level, referred to as the Required Transferor Amount. For any Date of Processing, the Required Transferor Amount is a designated percentage, referred to as the Required Transferor Amount Percentage, of the amount of Principal Receivables included in the issuing entity as of the close of business on such Date of Processing. The Required Transferor Amount Percentage currently is 6%.

The transferor may designate a different Required Transferor Amount Percentage. Before reducing that percentage below 6%, however, the transferor must:

•	satisfy the Note Rating Agency Condition; and

•	provide the indenture trustee with an Issuer Tax Opinion.

If, at the end of any Date of Processing, the Transferor Amount for such Date of Processing is less than the Required Transferor Amount for each such Date of Processing, the transferor is required to transfer additional Receivables to the issuing entity. See “– Addition of Assets” in this prospectus.

If, when required to do so, the transferor fails to transfer additional Receivables to the issuing entity, an early amortization event will occur with respect to the notes. See “The Indenture – Early Amortization Events” in this prospectus.

The interest in the Transferor Amount, referred to as the Transferor Interest, will initially be held by the transferor, although that interest may be transferred by a holder thereof in whole or in part subject to certain limitations and conditions described in the trust agreement, the transfer

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agreement, the indenture and the related indenture supplement. The Transferor Amount may be evidenced either in certificated form or in uncertificated form. Any reference in this prospectus to the Transferor Interest means the interest of the transferor in the Transferor Amount as evidenced in either certificated or uncertificated form. Currently, the Transferor Interest is in uncertificated form. The Transferor Amount does not provide credit enhancement to the notes.

Required Pool Balance

For any Date of Processing, the Pool Balance equals the sum of (i) the amount of Principal Receivables included in the issuing entity at the end of such Date of Processing and (ii) the amount on deposit in the excess funding account at the end of such Date of Processing.

The issuing entity has a minimum Pool Balance requirement, referred to as the Required Pool Balance. For any Date of Processing, the Required Pool Balance is an amount equal to the sum of (i) for all notes in their revolving period, the sum of the Allocation Amounts of those notes as of the close of business on such Date of Processing and (ii) for all other notes, the sum of the Allocation Amounts of those notes on the last day of the most recent revolving period for each of those notes, excluding any notes which will be paid in full on the payment date for those notes immediately following such Date of Processing and any notes that will have a Allocation Amount of zero on the payment date for those notes immediately following such Date of Processing.

If, at the end of any Date of Processing, the Pool Balance is less than the Required Pool Balance for such Date of Processing, the transferor is required to transfer additional Receivables to the issuing entity as described in “– Addition of Assets” in this prospectus.

If, when required to do so, the transferor fails to transfer additional Receivables to the issuing entity, an early amortization event will occur with respect to the notes. See “The Indenture – Early Amortization Events” in this prospectus.

Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account

If, on any date when Principal Collections are to be paid to the holder of the Transferor Interest, (i) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount or (ii) the Pool Balance is, or as a result of a payment would become, less than the Required Pool Balance, the servicer will deposit into the excess funding account on the second Business Day following such determination the Principal Collections that otherwise would have been paid to the holder of the Transferor Interest. This deposit will be in an amount equal to the greater of the amount by which the Transferor Amount would be less than the Required Transferor Amount and the amount by which the Pool Balance would be less than the Required Pool Balance, each determined with respect to that day.

If no series of notes is in an accumulation period or an amortization period, amounts on deposit in the excess funding account will be released to the holder of the Transferor Interest to the extent that, after such release, the Transferor Amount is equal to or greater than the Required Transferor Amount and the Pool Balance is equal to or greater than the Required Pool Balance. If an accumulation period or amortization period has commenced and is continuing with respect to any series of notes, any funds on deposit in the excess funding account will be released, deposited into the Collection Account and treated as Principal Collections to the extent needed to make principal payments due to or for the benefit of the noteholders of such series. Any remaining amounts on deposit in the excess funding account in excess of the amount required to be treated as Principal Collections for any date of determination shall be released to the holder of the Transferor Interest, but only to the extent that such release would not cause the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Required Pool Balance.

Funds on deposit in the excess funding account may be invested by the indenture trustee, at the direction of the issuing entity, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the excess funding account during any Monthly Period will be withdrawn and treated as Finance Charge Collections for such Monthly Period.

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Addition of Assets

The transferor (without independent verification of its authority) will have the right, from time to time to designate Additional Accounts to be included in the Portfolio. Subject only to the requirements for Eligible Accounts and applicable regulatory guidelines, BBD has discretion to select any accounts in any approved portfolio for designation to the issuing entity’s Portfolio. Therefore, if Additional Accounts are to be designated, the transferor will, under the Dryrock Funding receivables purchase agreement, request that BBD designate accounts which qualify as Eligible Accounts to the transferor.

An Additional Account is an account that is designated to be included in the issuing entity’s Portfolio and the Receivables of which arise in additional Eligible Accounts from any approved portfolio of accounts owned by BBD that is described in the related prospectus supplement.

As of the date an Additional Account is selected to be included in the issuing entity’s Portfolio, such Additional Account must be an Eligible Account. Receivables arising in Additional Accounts, however, may not be of the same credit quality as the Receivables arising in accounts already included in the issuing entity’s Portfolio. Additional Accounts may have been originated by BBD using credit criteria different from those which were applied by BBD to the accounts already included in the issuing entity’s Portfolio. Consequently, the performance of such Additional Accounts may be better or worse than the performance of the accounts already included in the issuing entity’s Portfolio. See “Risk Factors – The composition of the issuing entity’s assets may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated” in this prospectus.

In addition to the permitted additions described above, the transferor will be required to transfer to the issuing entity Receivables arising in Additional Accounts if, at the end of any Date of Processing, (i) the Transferor Amount for that Date of Processing is less than the Required Transferor Amount for such Date of Processing, or (ii) the Pool Balance for such Date of Processing is less than the Required Pool Balance for such Date of Processing. In such event, the transferor will, on or before the first Business Day of the second succeeding calendar month after the Date of Processing when such deficiency occurred (unless the Transferor Amount exceeds the Required Transferor Amount and the Pool Balance exceeds the Required Pool Balance, in each case as of the end of any Business Day during the period between the Date of Processing when such deficiency occurred and such addition date), make an addition to the issuing entity in a sufficient amount so that, after giving effect to such addition or increase, the Transferor Amount is at least equal to the Required Transferor Amount and the Pool Balance is at least equal to the Required Pool Balance.

Under certain circumstances, the transferor may also be required to transfer to the issuing entity Receivables arising in Additional Accounts in such an amount as is required to ensure that the aggregate principal balance of Receivables from accounts relating to any non co-branded portfolio is not in excess of 10% of the aggregate principal balance of Receivables in the issuing entity.

When the transferor transfers Receivables in Additional Accounts to the issuing entity, it must satisfy several conditions, including, as applicable:

•	on or before the third Business Day prior to the date of designation of Additional Accounts, the transferor shall deliver notice of such addition to the owner trustee, indenture trustee and each hired nationally recognized statistical rating organization;

•	with respect to the designation of Additional Accounts to the issuing entity’s Portfolio, delivery to and acceptance by the owner trustee, indenture trustee and the servicer of a written assignment of Receivables in the Additional Accounts;

•	delivery on the required delivery date to the owner trustee, the indenture trustee and the servicer of a computer file with an accurate list of all Additional Accounts; and

•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

(i)	as of the date an Additional Account is selected for designation to the issuing entity Portfolio, such Additional Account is an Eligible Account;

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(ii)	the transferor has delivered copies of the financing statements, if necessary, to perfect the security interest of the issuing entity and the indenture trustee in the related Receivables;

(iii)	if daily deposits into the Collection Account are required as described in “– Deposits in Collection Account” in this prospectus, the transferor has deposited into the Collection Account all Collections with respect to such Additional Accounts since the applicable selection date;

(iv)	as of the addition date, the transferor is not insolvent and the transfer of the Receivables is not made in contemplation of insolvency;

(v)	in the transferor’s reasonable belief, transferring the Receivables in the Additional Accounts will not have a material adverse effect on the noteholders of any series or class of notes; and

(vi)	in the case of any designation of permitted additions, if the designation will cause the number or Principal Receivables of Additional Accounts to exceed the maximum addition limit, then the Note Rating Agency Condition shall must be satisfied with respect to such designation.

In addition to the conditions set forth above, unless the Note Rating Agency Condition is satisfied, the following limits apply to the amount of Principal Receivables and the number of accounts that may be designated as Additional Accounts during any three month period or any twelve month period, respectively:

An aggregate principal balance as of such Addition Date of Additional Accounts not in excess of the lesser of:

•	the result of (A) 7.5% of the aggregate Principal Receivables determined as of the first day of the third preceding Monthly Period minus (B) the aggregate Principal Receivables in all of the accounts that have been designated as Additional Accounts, excluding accounts the designation of which satisfied the Note Rating Agency Condition, since the first day of the third preceding Monthly Period (measured for each such Additional Account as of the applicable Addition Date); and

•	the result of (A) 15% of the aggregate Principal Receivables determined as of the first day of the calendar year in which such Addition Date occurs minus (B) the aggregate Principal Receivables in all of the accounts that have been designated as Additional Accounts, excluding accounts the designation of which satisfied the Note Rating Agency Condition, since the first day of such calendar year (measured, for each such Additional Account, as of the applicable Addition Date); and

A total number of Additional Accounts not in excess of the lesser of:

•	the result of (A) 7.5% of the total number of accounts determined as of the first day of the third preceding Monthly Period minus (B) the total number of accounts that have been designated as Additional Accounts, excluding Accounts the designation of which satisfied the Note Rating Agency Condition, since the first day of the third preceding Monthly Period; and

•	the result of (A) 15% of the total number of accounts determined as of the first day of the calendar year in which such Addition Date occurs minus (B) the total number of accounts that have been designated as Additional Accounts, excluding accounts the designation of which satisfied the Note Rating Agency Condition, since the first day of such calendar year.

Removal of Assets

The transferor (without independent verification of its authority) may, but will not be obligated to, designate accounts and the Receivables arising under those accounts for removal from the issuing entity. The removal could occur for a number of reasons, including a determination by the transferor that the issuing entity contains more Receivables than the transferor is obligated to retain in the issuing entity under the transfer agreement or a determination that the transferor does not desire to

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obtain additional financing through the issuing entity at such time. As long as the removal of accounts from the issuing entity satisfies the conditions listed below, the removed accounts may, individually or in the aggregate, be of a higher credit quality than the accounts that remain in the issuing entity. In connection with such a removal, the indenture trustee will be required to transfer all Receivables in those removed accounts back to the transferor, whether the Receivables already exist or arise after the designation.

The transferor’s rights to removal are subject to the satisfaction of several conditions listed in the transfer agreement, including:

•	notice is delivered to each hired nationally recognized statistical rating organization, the owner trustee, the indenture trustee and the servicer;

•	delivery to the owner trustee and the indenture trustee for execution of a written reassignment of Receivables in the removed accounts;

•	delivery to the indenture trustee of a computer file containing a true and complete list of all removed accounts;

•	satisfaction of the Note Rating Agency Condition with respect to such removal; and

•	delivery by the transferor to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor,

(i)	no selection procedure believed to be materially adverse to, or materially beneficial to, the interests of any noteholders was used in selecting the removed accounts from among any pool of accounts of a similar type; and

(ii)	such removal will not have a material adverse effect on any outstanding series or class of notes.

In any Monthly Period, there may be more than one removal of assets. In addition, the accounts designated to be removed from the issuing entity’s Portfolio need not be selected randomly by the transferor.

The transferor may designate removed accounts without being subject to the final two bullet points set forth above if the removed accounts are accounts originated or acquired under a specified private label agreement, merchant agreement, co-branded agreement or other program which is co-owned, operated or promoted; provided, that such agreement has terminated in accordance with its terms, or the accounts are being removed due to other circumstances caused by requirements of agreements in which the right to such removed accounts is determined by a party or parties to such agreements; and provided further, that in certain circumstances as a result of such removals, the transferor may need to accept from the issuing entity a reassignment of receivables from accounts relating to any non co-branded portfolio in such an amount as is required to ensure that the aggregate principal balance of Receivables from accounts relating to any non co-branded portfolio is not in excess of 10% of the aggregate principal balance of Receivables in the issuing entity.

In addition to the foregoing, on the date when any Receivable in an account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the indenture trustee and the issuing entity shall automatically and without further action or consideration transfer, set over and otherwise convey to the transferor, without recourse, representation or warranty, all right, title and interest of the indenture trustee and the issuing entity in, to and under the Defaulted Receivables (including any related Finance Charge Receivables) in such account, all monies due or to become due, all amounts received or receivable with respect thereto and all proceeds thereof.

Discount Option

The transferor shall have the option to designate at any time and from time to time a Discount Option Percentage, of all Principal Receivables existing in all or any specified portion of the accounts to be treated as Finance Charge Receivables on or after the discount option date. On or after such discount option date, the transferor shall also have the option of increasing, reducing or withdrawing the Discount Option Percentage, at any time and from time to time, without notice to or the consent of any noteholder. The transferor shall provide to the servicer, the owner trustee, the indenture trustee, and any hired nationally recognized statistical rating organization written notice no later than

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30 days prior to of the applicable discount option date notifying such party of any such designation or increase, reduction or withdrawal. Such designation, increase, reduction or withdrawal shall become effective on the discount option date specified in such notice upon satisfaction of the following conditions:

(i)	the transferor shall have delivered to the owner trustee and the indenture trustee an officer’s certificate of the transferor certifying that, in the reasonable belief of the transferor based on facts known to the transferor at such time, such designation, increase, reduction or withdrawal will not, at the time of its occurrence, cause an early amortization event or event of default with respect to any series or class of notes to occur or an event which, with notice or the lapse of time or both, would constitute an early amortization event or event of default with respect to any series or class of notes;

(ii)	the Note Rating Agency Condition shall have been satisfied with respect to such designation, increase, reduction or withdrawal; and

(iii)	the transferor shall have caused an Issuer Tax Opinion to be delivered to the owner trustee and the indenture trustee.

Following a change in the Discount Option Percentage, the transferor shall apply the new Discount Option Percentage to all or any specified portion of newly generated and existing Principal Receivables. After the discount option date, the discount option receivables collections shall be treated as Finance Charge Collections.

Issuing Entity Accounts

The issuing entity has established issuing entity trust accounts. The issuing entity has established a Collection Account for the purpose of receiving Collections on the Receivables included in the issuing entity and Collections on any other assets in the issuing entity.

In addition, the issuing entity has established an excess funding account for the purpose of holding Principal Collections that would otherwise be paid to the holder of the Transferor Interest at a time when (i) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount or (ii) the Pool Balance is, or as a result of a payment would become, less than the Required Pool Balance.

If so specified in the related prospectus supplement, the issuing entity may establish additional issuing entity accounts, referred to as supplemental accounts, for any series or class of notes.

The supplemental accounts described in this section are referred to as issuing entity accounts. Issuing entity accounts are Eligible Deposit Accounts and, if provided for in the applicable indenture supplement, amounts maintained in issuing entity accounts may only be invested by the indenture trustee at the written direction of the issuing entity, without independent verification of its authority, in Eligible Investments. Unless specified otherwise in the applicable indenture supplement, each issuing entity account currently is maintained at U.S. Bank National Association. If at any time (i) an issuing entity account ceases to be an Eligible Deposit Account, that issuing entity account must be moved so that it will again be qualified as an Eligible Deposit Account or (ii) the issuer determines for any reason that any issuing entity account should be held at a different Eligible Institution, then upon prior written notice to the indenture trustee the issuing entity may establish or cause to be established new issuing entity accounts that each qualify as an Eligible Deposit Account and shall transfer all funds or other property from such issuing entity accounts to such new issuing entity accounts.

Payments in respect of the Receivables will be deposited into the Collection Account on a daily basis and allocated to each series of notes and to the Transferor’s Interest. Collections allocated to series of notes will be applied as specified in the related prospectus supplement including, as applicable, to make deposits into the series principal funding account, the accumulation reserve account, and any other supplemental account, to make payments under any applicable derivative agreements and additionally as specified in the related prospectus supplement.

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Derivative Agreements

A series or class of notes may have the benefit of one or more derivative agreements, which would consist of a currency swap or interest rate swap, a cap (obligating a derivative counterparty to make payments if a reference rate is greater than a specified rate), a floor (obligating a derivative counterparty to make payments if a reference rate is less than a specified rate), or a collar (obligating a derivative counterparty to make payments if a reference rate is greater than a specified rate and entitling the derivative counterparty to receive payments if the same reference rate is less than a lower specified rate), with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. The specific terms of any derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement. BBD or any of its affiliates may be counterparties to a derivative agreement.

Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements

A series or class of notes may have the benefit of one or more additional forms of supplemental credit enhancement – referred to herein as supplemental credit enhancement agreements – such as a letter of credit or surety bond. In addition, a series or class of notes may have the benefit of one or more forms of supplemental liquidity agreements – referred to herein as supplemental liquidity agreements – such as a liquidity facility. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series or class of notes and a description of the related provider will be included in the related prospectus supplement. BBD or any of its affiliates may be providers of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Sale of Assets

Assets in the issuing entity may be sold following (i) an event of default and acceleration of a series or class of notes and (ii) the legal maturity date for a series or class of notes. See “The Indenture – Events of Default” in this prospectus.

If an event of default occurs and a series or class of notes is accelerated before its legal maturity date, the issuing entity may sell assets if the conditions described in “The Indenture – Events of Default” and “– Events of Default Remedies” in this prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of the notes of the affected series or class.

If the Allocation Amount of a series or class of notes is greater than zero on the legal maturity date of that series or class, after giving effect to any allocations, deposits and payments to be made on such date, the sale of assets in the issuing entity will take place no later than the legal maturity date of that series or class. Proceeds from the sale, amounts on deposit in the issuing entity accounts for that series or class and any other amounts available to such noteholders will be immediately paid to the noteholders of that series or class.

The principal amount of assets designated for sale will be an amount not to exceed the Allocation Amount of the related series or class of notes as of the close of business on the day preceding such sale, plus any related Finance Charge Receivables.

The Allocation Amount of that series or class of notes will be reduced to zero upon such sale even if the proceeds of that sale, amounts on deposit in issuing entity accounts for that series or class and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to that series or class of notes. The notes of that series or class will be considered to be paid in full and the holders of that series or class of notes will have no further right or claim and the issuing entity will have no further obligation or liability for principal of and interest on those notes. Noteholders of that series or class will receive the proceeds of the sale in an amount not to exceed the Outstanding Dollar Principal Amount of their notes, plus any accrued, past due and additional interest on such notes. The notes of that series or class will no longer be outstanding under the indenture (or any supplement thereto) once the sale occurs.

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After giving effect to a sale of assets in the issuing entity for a series or class of notes, the amount of proceeds and other amounts on deposit in the issuing entity accounts for that series or class may be less than the Outstanding Dollar Principal Amount of that series or class. This deficiency can arise due to unreimbursed reductions in the Allocation Amount of that series or class or if the sale price for the assets was less than the Outstanding Dollar Principal Amount of that series or class. These types of deficiencies will not be reimbursed.

Representations, Warranties and Reassignment of Assets

The transferor will make several representations and warranties to the issuing entity in the transfer agreement.

Regarding the Transferor

The transferor will make certain representations and warranties to the issuing entity in the transfer agreement to the effect that, among other things, as of each issuance date of a series or class of notes:

•	the transferor is validly existing, in good standing under the laws of its state of organization and has full power and authority to own its properties, conduct its business and perform its obligations under the documents; and

•	the execution and delivery of the transaction documents (including account assignments) by the transferor and the consummation of the transactions provided for in such documents have been duly authorized by the transferor.

Regarding Enforceability and Clear Title

The transferor will also make certain representations and warranties to the issuing entity in the transfer agreement with respect to the Receivables and other assets to the effect that, among other things:

•	as of (i) each issuance date of a series or class of notes and (ii) each date Additional Accounts are designated and their Receivables transferred to the issuing entity, the transfer agreement, the receivables purchase agreement and the servicing agreement constitutes a legal, valid and binding obligation of the transferor enforceable against the transferor; and

•	as of (i) each issuance date of a series or class of notes and (ii) each date Additional Accounts are designated and their Receivables transferred to the issuing entity, the applicable documents constitutes a valid transfer to the issuing entity of all right, title and interest of the transferor of the assets or constitutes a grant of a first priority security interest (as defined in the applicable UCC) in these Receivables which security interest is prior to all other liens.

Reassignment for Breach

In the event of a material breach of any of the representations and warranties described in the above paragraphs that has a material adverse effect on the Receivables or the availability of the proceeds thereof to the issuing entity, the indenture trustee or holders of notes evidencing more than 50% of the Outstanding Dollar Principal Amount of all notes, by written notice to the transferor, the administrator and the servicer (and to the owner trustee and the indenture trustee if given by such noteholders), may direct the transferor to accept the reassignment of the Receivables included in the issuing entity within 60 days of such notice, or within such longer period specified in such notice. The transferor will be obligated to accept the reassignment of such Receivables on the Note Transfer Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if on any day during such applicable period, the relevant representation and warranty shall then be true and correct in all material respects.

The price for such reassignment will be the Reassignment Amount. On the Note Transfer Date following the Monthly Period in which such reassignment obligation arises, the applicable transferor will deposit the portion of the Reassignment Amount attributable to the applicable notes in the Collection Account to be treated as Principal Collections or Finance Charge Collections. The payment of such Reassignment Amount in immediately available funds will be considered a payment

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in full of the noteholders’ interest and such funds will be distributed upon presentation and surrender of the related notes. If the indenture trustee or holders of notes give a notice as provided above, the obligation of the transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to those noteholders or the indenture trustee on behalf of those noteholders.

Marking of Transferor Records

In connection with each transfer of Receivables to the issuing entity, the computer records relating to such Receivables will be marked to indicate that those Receivables have been conveyed to the issuing entity. In addition, on the applicable date of designation the issuing entity and the indenture trustee will be provided with an account schedule containing a true and complete list showing for each account its account number and, within two Business Days of such designation, the indenture trustee and the issuing entity will be provided with a supplement to such account schedule showing for each account, as of the applicable date of designation, the aggregate amount of Receivables in such account. The transferor has filed and is required to file UCC financing statements for the transfer of the Receivables to the issuing entity meeting the requirements of applicable state law.

Representations Concerning Eligible Accounts and Eligible Receivables

In the transfer agreement, the transferor makes representations and warranties to the issuing entity to the effect that, among other things:

•	as of each applicable date on which an account is selected to be included in the issuing entity’s Portfolio, referred to in this prospectus and the related prospectus supplement as the selection date, each account was an Eligible Account;

•	as of each applicable selection date, each of the Receivables then existing in the accounts was an Eligible Receivable; and

•	as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable.

If the transferor materially breaches any representation and warranty described in the preceding paragraph, and such breach has a material adverse effect on any noteholders and remains uncured for 60 days (or such longer period, not in excess of 120 days, as to which the indenture trustee agrees) after the earlier to occur of the discovery of the breach by the transferor and receipt of written notice of the breach by the transferor, then all Receivables with respect to an affected account will be reassigned to the transferor on the terms and conditions set forth below. In such case, the Ineligible Receivable will no longer be included as part of the issuing entity’s assets and the account related to the Ineligible Receivable will no longer be included in the issuing entity’s Portfolio.

An Ineligible Receivable will be reassigned to the transferor on or before the first payment date following the Monthly Period in which such reassignment obligation arises by the servicer deducting the portion of such Ineligible Receivable that is a principal receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Amount and the Pool Balance. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount or the Pool Balance would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Required Pool Balance, the transferor will on the second Business Day following such determination make a deposit in the excess funding account in immediately available funds in an amount equal to the greater of the amount by which (x) the Transferor Amount would be reduced below the Required Transferor Amount or (y) the Pool Balance would be reduced below the Required Pool Balance.

The reassignment of any Ineligible Receivable to the transferor, and the obligation of the transferor to make deposits into the excess funding account as described in the preceding paragraph, is the sole remedy respecting any breach of the representations and warranties described in the first paragraph of this section with respect to such Receivable available to the holder of notes or the indenture trustee on behalf of those noteholders.

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Additional Representations and Warranties in the Prospectus Supplement

The accompanying prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. It is not required or anticipated that the indenture trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the transferor of its representations and warranties or for any other purpose. BBD and its affiliates, however, have performed such a review of the Receivables. See “Review of Pool Assets” in the prospectus supplement. In addition, it is not anticipated or required that the indenture trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the servicing agreement or for any other purpose. The servicer, however, will deliver to the indenture trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the indenture trustee in and to the Receivables and certain other assets of the issuing entity.

Certain Matters Regarding the Servicer and the Administrator of the Issuing Entity

BBD will service the Receivables arising in the credit card accounts owned by BBD, which are designated to the issuing entity’s Portfolio. As compensation for the performance of its obligations as servicer and as reimbursement for its expenses related thereto, BBD will be entitled to a servicing fee in the amounts and at the times specified in the related prospectus supplement.

The servicer may not resign from its obligations and duties under the servicing agreement except:

(i)	upon determination that the performance of such obligations and duties is no longer permissible under applicable law, or

(ii)	if such obligations and duties are assumed by an affiliate or by another entity if the Note Rating Agency Condition has been satisfied.

No such resignation will become effective until the indenture trustee or a successor to the servicer has assumed the servicer’s obligations and duties under the servicing agreement. Notwithstanding the foregoing, the servicer may assign part or all of its obligations and duties as servicer under servicing agreement to an affiliate so long as BBD guarantees the affiliate’s performance.

Any person into which, in accordance with the servicing agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the servicing agreement.

In addition, BBD or any of its affiliates will be the administrator of the issuing entity and will agree, to the extent provided in the servicing agreement, to provide notices and to perform on behalf of the issuing entity all administrative obligations required by the indenture and as described in the servicing agreement. As compensation for its performance of the administrator’s obligations under the servicing agreement, the administrator will be entitled to a monthly fee not to exceed $2,500, in addition to reimbursement for its liabilities and extra out-of-pocket expenses related to its performance of the administrator’s obligations, to be paid by the transferor.

Servicer Default

In the event of any Servicer Default, either the indenture trustee or noteholders evidencing more than 50% of the aggregate Outstanding Dollar Principal Amount of all affected notes, by written notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders) may terminate all of the rights and obligations of the servicer, as servicer, under the servicing agreement. The indenture trustee will appoint a new servicer. Any such termination and appointment is called a service transfer. If the only Servicer Default is bankruptcy-, insolvency-, receivership- or conservatorship-related, however, the bankruptcy trustee, the receiver or the conservator for the servicer or the servicer itself as debtor-in-possession may have the power to prevent the indenture

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trustee or noteholders from appointing a successor servicer. See “Risk Factors – Regulatory action could result in losses or delays in payment” in this prospectus.

The rights and interests of the transferor under the transfer agreement and the servicing agreement and in the Transferor Interest will not be affected by any termination notice or service transfer. If the indenture trustee within 60 days of receipt of a termination notice does not receive any bids from eligible servicers and the servicer delivers an officer’s certificate to the effect that the servicer cannot in good faith cure the Servicer Default that gave rise to the termination notice, then the indenture trustee shall assume the role of successor servicer.

The indenture trustee shall, as promptly as possible after a termination notice is delivered, appoint a successor servicer. The successor servicer may be the indenture trustee or an entity which, at the time of its appointment as successor servicer, (1) services a portfolio of credit accounts, (2) is legally qualified and has the capacity to service the issuing entity’s Portfolio, (3) has, in the sole determination of the transferor, demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (4) is qualified to use the software that is then being used to service the accounts or obtains the right to use or has its own software which is adequate to perform the duties of the servicer under the servicing agreement and other securitization agreements and (5) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

The successor servicer shall accept its appointment by written instrument acceptable to the indenture trustee and the transferor. The successor servicer is entitled to compensation out of Collections; however, that compensation will not be in excess of the servicing fee. See the related prospectus supplement for a discussion of the monthly servicing fee. Because BBD, as servicer, has significant responsibilities with respect to the servicing of the Receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to perform adequately the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the applicable indenture supplement. If no successor servicer has been appointed by the indenture trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the servicing agreement shall pass to and be vested in the indenture trustee. If U.S. Bank National Association is automatically appointed as successor servicer, it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the applicable indenture supplement may not be sufficient to cover its actual costs and expenses of servicing the Receivables. Prior to any appointment of a successor servicer, the indenture trustee will seek to obtain bids from potential servicers meeting the eligibility requirements set forth in the servicing agreement to serve as a successor servicer of servicing compensation not in excess of the servicing fee plus any amounts payable to the holder of the Transferor Interest pursuant to the transfer agreement. If the indenture trustee is legally unable to act as servicer, it will petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the servicing agreement. The indenture trustee will notify each hired nationally recognized statistical rating organization that has rated any outstanding series or class of notes, the owner trustee, the transferor and the administrator upon the removal of the servicer and upon the appointment of a successor servicer.

Evidence as to Compliance

The fiscal year for the issuing entity will end on December 31 of each year. The servicer will file with the SEC an annual report on Form 10-K on behalf of the issuing entity 90 days after the end of its fiscal year.

The servicer will deliver to the indenture trustee and, if required, file with the SEC as part of an annual report on Form 10-K filed on behalf of the issuing entity, the following documents:

•	a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

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•	with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

(i)	a review of the servicer’s activities during the reporting period and of its performance under the servicing agreement has been made under such officer’s supervision; and

(ii)	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer’s obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer.

Copies of all certificates and reports furnished to the indenture trustee may be obtained by a request in writing delivered to the indenture trustee. Except as described above or as described in this prospectus or the related prospectus supplement, there will not be any independent verification that any duty or obligation to be performed by any transaction party – including the servicer – has been performed by that party.

Indemnification

The servicing agreement provides that the servicer will indemnify the owner trustee and the indenture trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the servicer’s actions or omissions with respect to the issuing entity pursuant to the servicing agreement. The servicer will also indemnify the owner trustee and the indenture trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the administration of the issuing entity by the owner trustee pursuant to the servicing agreement. The servicer will not, however, indemnify such entities if the acts of omission were caused by the negligence or willful misconduct of each entity.

The servicer will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the servicer or any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

In addition, the servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of noteholders with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder.

Collection and Other Servicing Procedures

BBD has been servicing credit card accounts since BBD began offering such accounts in 2000. See “Transaction Parties – BBD” in this prospectus. BBD currently is the servicer of the issuing entity and, in the future, may be the servicer of other master trusts or other securitization special purpose entities.

Pursuant to the servicing agreement, the servicer, whether acting itself or through one or more subservicers, is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing similar credit card receivables.

Servicing activities to be performed by the servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, providing billing and tax records to accountholders and maintaining internal records with respect to each account. Managerial

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and custodial services performed by the servicer on behalf of the issuing entity include providing assistance in any inspections of the documents and records relating to the accounts and Receivables by the indenture trustee pursuant to the servicing agreement, maintaining the agreements, documents and files relating to the accounts and Receivables as custodian for the issuing entity and providing related data processing and reporting services for noteholders and on behalf of the indenture trustee.

If BBD were to become a debtor in a bankruptcy case, a Servicer Default would occur and BBD could be removed as servicer for the issuing entity and a successor servicer would be appointed. See “Sources of Funds to Pay the Notes – Servicer Default” in this prospectus for more information regarding the appointment of a successor servicer.

Outsourcing of Servicing

Pursuant to the servicing agreement, BBD, as servicer, has the right to delegate or outsource its duties as servicer to any person who agrees to conduct such duties in accordance with the servicing agreement, the applicable account guidelines and the applicable account agreements. While performing a majority of the servicing functions itself, BBD has outsourced certain of its servicing functions by contracting with affiliated and unaffiliated third parties.

Notwithstanding any such outsourcing, the servicer will continue to be liable for all of its obligations under the servicing agreement. In certain circumstances, however, BBD could be relieved of its duties as servicer upon the assumption of such duties by another entity.

BBD and its affiliates retain the right to change various terms and conditions of the agreements with the third party vendors, and retain the right to change the third party vendors without the consent of the noteholders or the indenture trustee. Accordingly, third party vendors who provide services to BBD, its affiliates and its customers may change from time to time, and noteholders will not be notified of any change. Similarly, to the extent that the terms and conditions are altered or agreements with third party vendors, noteholders will not be given notice of those changes.

If an affiliated or unaffiliated third party performing certain outsourced or delegated functions were to enter bankruptcy or become insolvent, then the servicing of the accounts in the issuing entity could be delayed and payments on your notes could be accelerated, delayed or reduced.

The following discussion provides certain information regarding BBPLC, an affiliate of BBD, and other unaffiliated third parties, each of which perform certain servicing functions on behalf of BBD and its affiliates.

Barclays Bank PLC

BBD has entered into a subservising agreement with BBPLC (which is an affiliate of BBD) to perform certain servicing activities, including (but not limited to), performing daily allocations, monthly waterfall calculations, preparation of periodic reports as required by the transaction documents and directing the indenture trustee to perform certain functions as described in this prospectus. BBPLC has been performing such services for over a decade. Unless otherwise terminated for cause, the subservicing agreement will be in effect until July 2013 and will automatically renew thereafter for one-year terms. However, for any of the services listed in the subservicing agreement, either party can terminate that service at any time upon prior notice to the other party. In the event of any termination, BBPLC, has agreed to provide conversion assistance to the new service provider.

Third Party Vendors

Functions that are performed by third party vendors include, but are not limited to, card production and fulfillment, card replacement, contacting of customers to collect delinquent and charged-off balances, responding to card holder service center inquiries, processing of card holder disputes, data entry and imaging and remittance processing. Third party vendors are required to follow detailed account management procedures and policies of BBD in connection with any decisions made with respect to accounts with respect to which they provide services. BBD and its affiliates regularly audit and assess the performance of third party vendors to measure vendor quality and compliance. All third party vendors are required to comply with the account originators’ security and information protection requirements. Decisions to retain a third party vendor are based on cost, the

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ability of third parties to provide greater flexibility to BBD and its affiliates, experience, financial stability and various other factors.

Wells Fargo & Company

BBD has entered into a remittance services agreement and an agreement for ACH services, with Wells Fargo & Company (“Wells Fargo”)(as successor to Wachovia Bank National Association) to perform certain paper check remittance (lockbox) processing and ACH services for its credit card portfolio. Wells Fargo with its principal place of business in the City and County of San Francisco, State of California is a diversified financial services company providing banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores and 12,198 ATMs and the internet across North America and internationally. Wells Fargo may contract with other partners to perform some of the services described above. Under the remittance services agreement Wells Fargo provides this lockbox service at one location in the United States for BBD. As a remittance processor, Wells Fargo is responsible for, among other services, transmitting payment information to the BBD accounts receivable system, which in turn updates its card holder records in Total System Services Inc. Under the agreement for ACH services Wells Fargo receives ACH origination requests from BBD and completes collection of funds through the ACH network on behalf of BBD. Wells Fargo is required to perform both services in accordance with service levels and procedures prescribed by BBD. Wells Fargo also provides a dedicated client services team for resolution of issues and inquiries. Wells Fargo has been providing such services to its clients for over a decade. Unless otherwise terminated for cause, these agreements will be in effect until 2013 and will automatically renew thereafter for one-year terms. However, for any of the services listed in such agreements, either party can terminate that service at any time upon prior notice to the other party. In the event of any termination, Wells Fargo, has agreed to continue to provide services at the levels stated in the agreements through the notice period and develop jointly a commercially reasonable exit plan for an orderly transition to the new service provider.

Merger or Consolidation of the Transferor or the Servicer

The transfer agreement provides that the transferor may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless:

(i)	the surviving entity is organized under the laws of the United States, any state thereof or the District of Columbia, and is a savings association, national banking association, bank or other entity which is not eligible to be a debtor in a case under the United States Bankruptcy Code or is a special purpose entity whose powers and activities are limited;

(ii)	in a supplement to the transfer agreement executed by transferor and surviving entity, the surviving entity expressly assumes the transferor’s obligations under the transfer agreement, the servicing agreement and each related securitization agreement;

(iii)	the transferor shall have delivered to the owner trustee and the indenture trustee an officer’s certificate and an opinion of counsel to the effect that such consolidation, merger, conveyance transfer or sale and the supplement to the transfer agreement comply with the transfer agreement, and that the assumption agreement is valid, binding and enforceable;

(iv)	all filings required to perfect or to continue the perfection and priority of the interest of the issuing entity’s interest in any Receivables to be conveyed by the surviving entity shall have been duly made and copies thereof shall have been delivered to the indenture trustee and the owner trustee;

(v)	the indenture trustee and the owner trustee shall have received an opinion of counsel with respect to clause (iv) above and certain other matters specified in the transfer agreement; and

(vi)	the Note Rating Agency Condition shall have been satisfied.

Under the servicing agreement, the servicer may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless, among other things:

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(i)	the surviving entity is, if the servicer is not the surviving entity, a corporation or a national banking association organized and existing under the laws of the United States or any state thereof or the District of Columbia;

(ii)	if the servicer is not the surviving entity, in a supplement to the servicing agreement, the surviving entity expressly assumes the servicer’s obligations under the servicing agreement;

(iii)	the servicer shall have delivered to the transferor, the owner trustee and the indenture trustee an officer’s certificate and on opinion of counsel to the effect that such consolidation, merger, conveyance transfer or sale comply with the servicing agreement;

(iv)	the servicer shall have delivered prompt notice of the consolidation, merger or transfer of assets to each hired nationally recognized statistical rating organization that has rated any outstanding series or class of notes; and

(v)	the surviving entity is an eligible servicer under the servicing agreement.

Assumption of the Transferor’s Obligations

The transfer agreement permits a transfer of all of the transferor’s right, title and interest in the Receivables which have been transferred to it and/or its interest in the Transferor’s Interest. This transfer may include all (but not less than all) of the transferor’s remaining interest in the Receivables and its interest in the issuing entity, together with all other obligations under the transfer agreement or relating to the transactions contemplated thereby, to another entity that may or may not be affiliated with the transferor. Pursuant to the transfer agreement, the transferor is permitted to assign, convey and transfer these assets and obligations to such other entity, without the consent or approval of the noteholders of any series or class of notes, if the following conditions, among others, are satisfied:

(i)	in a supplement to the transfer agreement, the assuming entity expressly assumes the transferor’s obligations under the transfer agreement and each related securitization agreement;

(ii)	the transferor shall have delivered to the indenture trustee and the owner trustee an officer’s certificate and an opinion of counsel each stating that such transfer and assumption comply with the transfer agreement and the assumption agreement is valid, binding and enforceable against the assuming entity;

(iii)	all filings required to perfect or to continue the perfection and priority of the interest of the issuing entity’s interest in any Receivables to be conveyed by the assuming entity shall have been duly made and copies thereof shall have been delivered to the indenture trustee and the owner trustee;

(iv)	if the assuming entity is not eligible to be a debtor under the United States Bankruptcy Code, the transferor shall have delivered notice of such transfer and assumption to each hired nationally recognized statistical rating organization that has rated any outstanding series or class of notes. If the assuming entity is eligible to be a debtor in a case under the United States Bankruptcy Code, the transferor shall have delivered copies of each such written notice of such transfer and assumption to the servicer, each other transferor, the owner trustee and the indenture trustee and the Note Rating Agency Condition shall have been satisfied;

(v)	the indenture trustee and the owner trustee shall have received an opinion of counsel with respect to clause (iii) above and certain other matters specified in the transfer agreement; and

(vi)	the indenture trustee and the owner trustee shall have received an Issuer Tax Opinion.

The transfer agreement provides that the transferor, the assuming entity, the issuing entity, the indenture trustee and the owner trustee may enter into amendments to the transfer agreement to permit the transfer and assumption described above without the consent of the noteholders of any series or class of notes. After any permitted transfer and assumption, the assuming entity will be considered a transferor for all purposes hereof, and the transferor will have no further liability or obligation under the transfer agreement or any related securitization agreement.

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The Indenture

The notes will be issued pursuant to the terms of the indenture and a related indenture supplement. The following discussion and the discussions under “The Notes” in this prospectus and certain sections in the prospectus summary summarize the material terms of the notes, the indenture and the related indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the related indenture supplement.

Indenture Trustee

U.S. Bank National Association, a national banking association, is the indenture trustee under the indenture for each series and class of notes. See “Transaction Parties – The Indenture Trustee” in this prospectus for a description of U.S. Bank National Association.

Under the terms of the indenture, the issuing entity has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to establish and maintain necessary issuing entity accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar;

•	to invest funds in the issuing entity accounts at the direction of the issuing entity;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the issuing entity, as applicable, in accordance with the terms of the indenture;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require the issuing entity to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the Receivables. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from Eligible Investments.

If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See “– Events of Default Remedies” in this prospectus. The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by the issuing entity of all principal of, and any accrued, past due and additional interest on, the notes;

•	protect the interests of the noteholders in the Receivables in a bankruptcy or insolvency proceeding;

•	prepare and send timely notice to noteholders of an event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

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•	rescind and annul a declaration of acceleration of the notes at the direction of the noteholders following an event of default; and

•	cause the issuing entity to sell assets (see “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus).

Following an event of default, the holders of more than 662 3 % of the Outstanding Dollar Principal Amount of any affected series or class of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of those holders only if it is advised by counsel and is provided with an opinion of counsel to the effect that: (i) the action so directed is unlawful or conflicts with the indenture, (ii) the action so directed would involve it in personal liability or (iii) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

If a Servicer Default occurs, in addition to the responsibilities described above, the indenture trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the servicing agreement. See “Sources of Funds to Pay the Notes – Servicer Default” in this prospectus.

The indenture trustee may resign at any time by giving written notice to the issuing entity. In addition the indenture trustee may be removed with respect to any series or class by action of the majority holders of that series or class. The issuing entity may also remove, or any noteholder who has been a bona fide holder of a note of such series or class for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture (and any supplement thereto), the indenture trustee fails to comply with the Trust Indenture Act of 1939, as amended, the indenture trustee becomes incapable of acting with respect to any series or class of notes, or if the indenture trustee becomes insolvent. In all such circumstances, the issuing entity is required promptly to appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. If an instrument of acceptance by a successor indenture trustee has not been delivered to the indenture trustee within 30 days of giving notice of resignation or removal, the indenture trustee may petition a court of competent jurisdiction to appoint a successor indenture trustee.

The issuing entity has agreed to pay the indenture trustee for all services rendered. The issuing entity will also indemnify the indenture trustee for any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the administration of the issuing entity. In certain instances, this indemnification will be higher in priority than payments to noteholders. See “The Indenture – Events of Default Remedies” in this prospectus. The indenture trustee may also be indemnified by the servicer pursuant to the terms of the indenture.

Any successor indenture trustee will execute and deliver to the issuing entity and its predecessor indenture trustee an instrument accepting such appointment. The successor indenture trustee must (i) be a bank or corporation organized and doing business under the laws of the United States of America or of any state or the District of Columbia, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000, and (iii) be subject to supervision or examination by federal or state authority. The issuing entity may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the issuing entity, serve as indenture trustee.

The issuing entity or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Securities Intermediary

Any securities intermediary shall be appointed in accordance with the indenture (and any supplement thereto). The initial securities intermediary is U.S. Bank National Association.

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Issuing Entity Covenants

The issuing entity will not, among other things:

•	claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law (including foreign withholding),

•	voluntarily dissolve or liquidate, or

•	permit (i) the validity or effectiveness of the indenture (or any supplement thereto) to be impaired, or permit the lien created by the indenture (or any supplement thereto) to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (ii) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the indenture trustee created by the indenture or any supplement thereto) to be created on or extend to or otherwise arise upon or burden the collateral transferred to the issuing entity or proceeds thereof or (iii) the lien in favor of the indenture trustee of the indenture or any supplement thereto not to constitute a valid first priority security interest in the collateral transferred to the issuing entity.

The issuing entity may not engage in any activity other than the activities set forth in the trust agreement, the material provisions of which are described in “The Issuing Entity” in this prospectus.

The issuing entity will also covenant that if:

•	the issuing entity defaults in the payment of interest on any series or class of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

•	the issuing entity defaults in the payment of the principal of any series or class of notes on its legal maturity date,

and that default continues beyond any specified grace period provided for that series or class of notes, the issuing entity will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series or class, the whole amount then due and payable on any such notes for principal and interest, after giving effect to any allocation and subordination requirements described in this prospectus and the related prospectus supplement, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest. In addition, the issuing entity will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the issuing entity fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

Early Amortization Events

The issuing entity will be required to redeem and pay, to the extent that funds are available for repayment after giving effect to all allocations and reallocations, each affected series or class of notes upon the occurrence of an early amortization event.

Early amortization events include the following:

•	the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the occurrence of a bankruptcy or insolvency event with respect to the transferor;

•	the occurrence of a bankruptcy or insolvency event with respect to BBD;

•	BBD becomes unable for any reason to transfer Receivables to the transferor or the transferor becomes unable for any reason to transfer Receivables to the issuing entity; and

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•	with respect to any series or class of notes, any additional early amortization event specified in the related prospectus supplement.

In the case of any event described in the first, second, third or fourth bullet points above (unless otherwise specified in the prospectus supplement relating to that series), an early amortization event shall occur with respect to all outstanding series of notes without any notice or other action on the part of the owner trustee, the indenture trustee or any noteholders immediately upon the occurrence of such event. In the case of any event described in the fifth bullet point above, an early amortization event shall occur at the time specified and after the occurrence of the events specified in the related prospectus supplement.

The amount repaid with respect to a series or class of notes will equal the Outstanding Dollar Principal Amount of that series or class, plus any accrued, past due and additional interest to but excluding the date of repayment. If the amount of Finance Charge Collections and Principal Collections allocable to the series or class of notes to be repaid, together with funds on deposit in the applicable issuing entity accounts and any amounts payable to the issuing entity under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are insufficient to repay such amount in full on the next payment date after giving effect to the subordination provisions and all allocations and reallocations, monthly payments on the notes will thereafter be made on each payment date until the Outstanding Dollar Principal Amount of the notes, plus any accrued, past due and additional interest, is paid in full, or the legal maturity date of the notes occurs, whichever is earlier. However, if so specified in the related prospectus supplement, subject to certain exceptions, any notes that have the benefit of a derivative agreement or other type of arrangement will not be repaid prior to such notes’ expected final payment date.

No Principal Collections will be allocated to a series or class of notes with an Allocation Amount of zero, even if the Stated Principal Amount of that series or class has not been paid in full. However, any funds previously deposited into the applicable issuing entity accounts and any amounts received from an applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement will still be available to pay principal of and interest on that series or class of notes. In addition, if Finance Charge Collections are available, they can be applied to reimburse reductions in the Allocation Amount of that series or class due to charge-offs resulting from any uncovered Default Amount allocated to that series or class or due to Reallocated Principal Collections used to pay shortfalls in interest on senior notes or shortfalls in the servicing fee, and past due amounts thereon, and any other amounts specified in the related prospectus supplement.

Payments on notes that are repaid as described above will be made in the priority described in the related prospectus supplement. The issuing entity will give notice to holders of the affected notes of the occurrence of an early amortization event.

Events of Default

Each of the following events is an event of default for any affected series or class of notes:

•	for any series or class of notes, as applicable, the issuing entity’s failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable;

•	for any series or class of notes, the issuing entity’s failure to pay the Stated Principal Amount of such series or class of notes on the applicable legal maturity date;

•	the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 90 days after the indenture trustee or the holders of at least 25% of the aggregate Outstanding Dollar Principal Amount of the outstanding notes of any affected series or class has provided written notice requesting remedy of that breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 90-day period;

•	the occurrence of certain events of bankruptcy or insolvency of the issuing entity; or

•	for any series or class of notes, any additional events of default specified in the prospectus supplement relating to that series or class.

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Failure to pay the full Stated Principal Amount of a note on its expected final payment date will not constitute an event of default. An event of default relating to one series or class of notes will not necessarily be an event of default relating to any other series or class of notes.

It is not an event of default if the issuing entity fails to redeem or repay a note prior to its legal maturity date because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for senior notes.

Events of Default Remedies

If an event of default involving (i) failure to pay interest, (ii) failure to pay principal on the legal maturity date, (iii) defaults with respect to other warranties or covenants which occur with respect to less than all series and classes or (iv) an event of default specified in a prospectus supplement and which applies with respect to less than all series and classes, then either the indenture trustee or the holders of more than 662 3 % of the Outstanding Dollar Principal Amount of the notes of the series or class then outstanding (with each such series or class acting as a separate class) may declare the Outstanding Dollar Principal Amount of all the notes of such series or class and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately.

If an event of default involving a default with respect to warranties and covenants (other than the covenant to pay principal and interest) or an event of default specified in a prospectus supplement occurs with respect to all series and classes of notes and is continuing, then unless the principal of all the notes shall have already become due and payable, either the indenture trustee or the holders of more than 662 3 % of the Outstanding Dollar Principal Amount of all the outstanding notes (treated as one class) may declare the Outstanding Dollar Principal Amount of all the notes then outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately.

If an event of default occurs as a result of the occurrence of an event of bankruptcy or insolvency of the issuing entity, then the notes of all series and classes will automatically be and become immediately due and payable.

Upon the occurrence of an event of default and acceleration of the notes, the assets may be sold if the conditions described under “Sources of Funds to Pay the Notes – Sale of Assets” in this prospectus are satisfied.

Upon the sale of assets in the issuing entity following (i) an event of default and acceleration of a series or class of notes or (ii) the legal maturity date of a series or class of notes, the Allocation Amount of that series or class of notes will be reduced to zero upon such sale even if the proceeds of that sale, amounts on deposit in issuing entity accounts for that series or class and any other amounts available to such noteholders are not enough to pay all remaining amounts due on those notes. After such sale, Principal Collections and Finance Charge Collections will no longer be allocated to that series or class of notes. The notes of that series or class will be considered to be paid in full and the holders of that series or class of notes will have no further right or claim and the issuing entity will have no further obligation or liability for principal of and interest on those notes. Noteholders of that series or class will receive the proceeds of the sale in an amount not to exceed the Outstanding Dollar Principal Amount of their notes, plus any accrued, past due and additional interest on such notes. The notes of that series or class will no longer be outstanding under the indenture (or any supplement thereto) once the sale occurs.

After giving effect to a sale of assets for a series or class of notes, the amount of proceeds and other amounts on deposit in the issuing entity accounts for that series or class may be less than the Outstanding Dollar Principal Amount of that series or class. This deficiency can arise due to unreimbursed reductions in the Allocation Amount of that series or class or if the sale price for the assets was less than the Outstanding Dollar Principal Amount of that series or class. These types of deficiencies will not be reimbursed.

Any money or other property collected by the indenture trustee in connection with a sale of assets following an event of default and acceleration for a series or class of notes will be applied in the following priority, at the date fixed by the indenture trustee:

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•	first, to (i) pay all compensation owed to the indenture trustee for services rendered in connection with the indenture (and any supplement thereto) and (ii) pay all indemnification amounts owed to the owner trustee in connection with the trust agreement, provided, that with respect to this Clause (ii) such amounts shall not exceed $100,000;

•	second, as specified in the related indenture supplement for application and payment in accordance with the related indenture supplement, the amounts due and payable on the notes for principal and interest, respectively, and other fees and expenses payable in connection therewith under the applicable indenture supplement; and

•	third, to pay any remaining amounts to the issuing entity.

If a sale of assets in the issuing entity does not take place following an event of default and acceleration of a series or class of notes, then:

•	The issuing entity will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture and the related indenture supplement.

•	Principal will be paid on the accelerated series or class of notes to the extent funds are received by the issuing entity and available to the accelerated series or class after giving effect to all allocations and reallocations.

•	On the legal maturity date of the accelerated notes, if the Allocation Amount of the accelerated notes is greater than zero, the indenture trustee will direct the sale of assets as provided in the related prospectus supplement.

The holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of any accelerated series or class of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the indenture trustee is advised by counsel and is provided with an opinion of counsel upon which it may conclusively rely to the effect that the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note, and such right will not be impaired without the consent of that noteholder; provided, however, that the obligation to pay principal of and interest on the notes or any other amount payable to any noteholder will be without recourse to the transferor, indenture trustee, owner trustee or any affiliate, or any officer, employee, member or director thereof, and the obligation of the issuing entity to pay principal of and interest on the notes or any other amount payable to any noteholder will be subject to the allocation and payment provisions in the transfer agreement and the applicable indenture supplement and limited to amounts available (after giving effect to such allocation and payment provisions) from the collateral pledged to secure the notes.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture (and any supplement thereto) unless the holders of affected notes offer the indenture trustee reasonable indemnity. Any money or other property collected by the indenture trustee with respect to a series or class of notes after the occurrence of an event of default and acceleration under the indenture, will be applied first to the payment of all amount due to the indenture trustee for fees and expenses before any amount if use to pay amount due on the notes.

The indenture trustee has agreed, and by accepting any note the noteholders will agree, that they will not at any time commence, or join in commencing, a bankruptcy case or other insolvency or similar proceedings under the laws of any jurisdiction against the issuing entity or the transferor.

Meetings

If a series or class of notes are issuable in whole or in part as bearer notes, a meeting of noteholders of the series or class of notes may be called at any time and from time to time pursuant to the indenture to make, give or take any action provided by the indenture.

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The indenture trustee will call a meeting upon request of the issuing entity or the holders of at least 10% in aggregate Outstanding Dollar Principal Amount of the outstanding notes of the series or class issuable in whole or in part as bearer notes. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture. The indenture trustee may call a meeting of the holders of a series or class of notes at any time for any purpose.

The quorum for a meeting is a majority of the holders of the Outstanding Dollar Principal Amount of the related series or class of notes, as the case may be, unless a different percentage is specified for approving action taken at the meeting, in which case the quorum is such percentage.

Voting

Any action or vote to be taken by the holders of more than 66 2/3%, or other specified percentage, of any series or class of notes may be adopted by the affirmative vote of the holders of more than 66 2/3%, or the applicable other specified percentage, of the aggregate Outstanding Dollar Principal Amount of the outstanding notes of that series or class, as the case may be. For a description of noteholders’ voting, see “Risk Factors – You may have limited or no ability to control actions under the indenture, the transfer agreement, the servicing agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected final payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal” in this prospectus.

Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series or class of notes, as the case may be.

Notes held by the issuing entity, the transferor or any of their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.

Amendments to the Indenture and the Indenture Supplements

The issuing entity and the indenture trustee may amend, supplement or otherwise modify the indenture or any indenture supplement without the consent of any noteholder upon delivery of an Issuer Tax Opinion as described under “– Tax Opinions for Amendments” below and upon delivery by the issuing entity to the indenture trustee of an officer’s certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early amortization event or event of default for any series or class of notes, (ii) materially adversely affect the amount of funds available to be distributed to the noteholders of any series or class of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes in the issuing entity. Such amendments to the indenture or any indenture supplement may:

•	evidence the succession of another entity to the issuing entity, and the assumption by such successor of the covenants of the issuing entity in the indenture and the notes;

•	add to the covenants of the issuing entity, or provide for the surrender of any of the issuing entities rights or powers under the indenture (or any supplement thereto), for the benefit of the noteholders of any or all series or classes;

•	cure any ambiguity, correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture (or any supplement thereto), or make any other provisions for matters or questions arising under the indenture;

•	add to the indenture certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

•	establish any form of note, and/or add to the rights of the holders of any series or class of notes;

•	provide for the acceptance of a successor indenture trustee under the indenture for one or more series or classes of notes and add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

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•	add any additional early amortization events or events of default relating to any or all series or classes of notes;

•	if one or more transferors are added to, or replaced under, the transfer agreement or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

•	add assets to the issuing entity;

•	provide for additional or alternative forms of credit enhancement for any series or class of notes;

•	to comply with any regulatory, accounting or tax laws; or

•	qualify for sale treatment under generally accepted accounting principles.

The indenture or any indenture supplement may also be amended to modify, eliminate, or add to the provisions of the indenture to (i) facilitate compliance with any amendment to, or any interpretive guidance by the FDIC or its staff with respect to, the FDIC Rule or any other change of law or regulation which applies to the issuing entity or the transactions governed by the transaction documents or (ii) cause the provisions of the indenture to conform to or be consistent with or in furtherance of the statements made herein with respect to the indenture; provided that the issuing entity shall deliver to the indenture trustee and the owner trustee (x) an officer’s certificate to the effect that (A) such amendment will not have a material adverse effect on the noteholders or (B) such amendment is required to remain in compliance with the FDIC Rule or any other change of law or regulation, or such amendment is required to cause the provisions of the indenture to conform or to be consistent with or in furtherance of the statements made herein with respect to the indenture, and (y) an Issuer Tax Opinion.

The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery to the owner trustee and the indenture trustee of an Issuer Tax Opinion as described under “– Tax Opinions for Amendments” below for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement; provided, however, that the issuing entity shall (i) deliver to the indenture trustee and the owner trustee an officer’s certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early amortization event or event of default for any series or class of notes, (b) materially adversely affect the amount of funds available to be distributed to the noteholders of any series or class of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes and (ii) satisfy the Note Rating Agency Condition.

Additionally, the indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery to the owner trustee and the indenture trustee of an Issuer Tax Opinion as described under “– Tax Opinions for Amendments” below, to provide for (i) the establishment of multiple asset pools and the designation of assets to be included as part of specific asset pools or (ii) those changes necessary for compliance with securities law requirements; provided, however, that the issuing entity shall (i) deliver to the indenture trustee and the owner trustee an officer’s certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early amortization event or event of default for any series or class of notes, (b) materially adversely affect the amount of funds available to be distributed to the noteholders of any series or class of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes and (ii) satisfy the Note Rating Agency Condition.

The indenture trustee may, but shall not be obligated to, enter into any amendment which adversely affects the indenture trustee’s rights, duties, benefits, protections, privileges or immunities under the indenture (or any supplement thereto).

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The issuing entity and the indenture trustee, upon delivery of an Issuer Tax Opinion as described under “– Tax Opinions for Amendments” below, may modify and amend the indenture or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each hired nationally recognized statistical rating organization that has rated any outstanding series or class of notes and the consent of the holders of more than 662 3 % of the Outstanding Dollar Principal Amount of each series or class of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series or class of notes affected by the modification or amendment:

•	a change in any date scheduled for the payment of interest on any note or the expected final payment date or legal maturity date of any note;

•	a reduction in the Stated Principal Amount of, or interest rate on, any note, or a change in the method of computing the Outstanding Dollar Principal Amount, the Adjusted Outstanding Dollar Principal Amount, or the Allocation Amount in a manner that is adverse to any noteholder;

•	a reduction in the amount of a discount note payable upon the occurrence of an early amortization event or other optional or mandatory redemption or upon the acceleration of its legal maturity date;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•	a reduction in the percentage in Outstanding Dollar Principal Amount of the notes of any outstanding series or class, the consent of whose holders is required for modification or amendment of the indenture, any indenture supplement or any related agreement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

•	a modification of any of the provisions governing the amendment of the indenture or any indenture supplement or the issuing entity’s covenants not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

•	permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien of the indenture;

•	a change in the city or political subdivision so designated with respect to any series or class of notes where any principal of, or interest on, any note is payable; or

•	a change in the method of computing the amount of principal of, or interest on, any note on any date.

The holders of more than 662 3 % of the aggregate Outstanding Dollar Principal Amount of the outstanding notes of an affected series or class may, on behalf of all holders of notes of that series or class, waive any past default under the indenture or the indenture supplement relating to that series or class of notes. However, the consent of the holders of all outstanding notes of a series or class is required to waive any past default in the payment of principal of, or interest on, any note of that series or class or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series or class.

Tax Opinions for Amendments

No amendment to the indenture or any indenture supplement will be effective unless the issuing entity has delivered to the indenture trustee and the owner trustee an Issuer Tax Opinion.

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Addresses for Notices

Notices to holders of notes will be given by mail, facsimile, or electronic transmission, or personally delivered to the holders of notes, and sent to the addresses of the holders as they appear in the note register.

Issuing Entity’s Annual Compliance Statement

The issuing entity will be required to furnish annually to the indenture trustee a statement under the indenture (or any supplement thereto) that a review of the activities of the issuing entity during the applicable calendar year and of the issuing entity’s performance under the indenture and under the terms of the notes during that period has been made, and based on such review the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout such calendar year, or if there has been a material default in the fulfillment of any such condition or covenant (without regard to any grace period or requirement of notice), the issuing entity will specify each such default and the nature and status thereof.

Indenture Trustee’s Annual Report

To the extent required by the Trust Indenture Act of 1939, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture (or any supplement thereto),

•	the amount, interest rate and maturity date or indebtedness owing by the issuing entity to it in the indenture trustee’s individual capacity,

•	the property and funds physically held by it as indenture trustee,

•	any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series or class, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuing entity for purposes of communicating with other noteholders concerning their rights under the indenture (or any supplement thereto) or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission to the extent required by the SEC. These reports will not be sent to noteholders. See “Where You Can Find More Information” in this prospectus for information as to how these reports may be accessed.

These reports, which will be prepared by BBD as servicer for each series, will include, among other things, the following information, to the extent applicable for the related month:

•	certain information regarding the activity in the issuing entity (e.g., beginning and end of month Principal Receivables, total Receivables added, total Receivables removed, end of month Pool Balance, end of month Required Pool Balance, gross Default Amount, end of month number of accounts, etc.);

•	certain delinquency and loss information, including the annualized net default rate;

•	certain information regarding Collections during the related month, including the principal payment rate and the trust portfolio yield;

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•	the Floating Allocation Percentage, shared excess Finance Charge Collections, the Principal Allocation Percentage, Reallocated Principal Collections and shared excess Principal Collections;

•	interest to be paid on the corresponding payment date;

•	principal to be paid on the corresponding payment date, if any; and

•	the Allocation Amount for the related series.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See “Federal Income Tax Consequences” in this prospectus.

Description of the Receivables Purchase Agreement

The following summarizes the material terms of the receivables purchase agreement between BBD and Dryrock Funding. A form of the receivables purchase agreement is filed as an exhibit to the registration statement, of which this prospectus is a part.

Sale of Receivables

BBD is the owner of the accounts which contain the Receivables that are purchased by the transferor pursuant to the receivables purchase agreement and then transferred by the transferor to the issuing entity. In connection with the sale of Receivables to the transferor, BBD has:

•	filed appropriate UCC financing statements to evidence the sale to the transferor and to perfect the right, title and interest of the transferor in those Receivables; and

•	indicated in its books and records (including any related computer files) that the Receivables have been sold by BBD to the transferor.

Pursuant to the receivables purchase agreement, BBD:

•	sold all of its right, title and interest, if any, in the Receivables existing in the initial accounts at the initial closing date and in the Receivables thereafter arising in those accounts, in each case including all insurance proceeds, Interchange, and Recoveries allocable to such Receivables, all monies due or to become due, all amounts received or receivable, all Collections and all proceeds, each as it relates to such Receivables; and

•	will, from time to time, at the request of the transferor, designate Additional Accounts and sell to the transferor all of its right, title and interest in the Receivables existing in the Additional Accounts on the addition date and in the Receivables arising thereafter in those accounts, in each case including insurance proceeds, Interchange, Recoveries, all monies due or to become due, all amounts received or receivable, all Collections and all proceeds, each as it relates to such Receivables.

Pursuant to the transfer agreement, the transferor has assigned all of its right, title and interest in the receivables purchase agreement, including its right to enforce the agreement against BBD, to the issuing entity.

Representations and Warranties

In the receivables purchase agreement, BBD represents and warrants to the transferor that, among other things:

•	it is validly existing in good standing under the applicable laws of the jurisdiction of its incorporation and has full power and authority to own its properties and conduct its business;

•	its execution and delivery of the receivables purchase agreement and its performance of the transactions contemplated by that agreement will not conflict with or result in any breach of any of the material terms of or constitute a material default under any agreement to which BBD is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to it; and

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•	all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by it in connection with its execution and delivery of, and its performance of the receivables purchase agreement, have been obtained.

Repurchase Obligations

In the receivables purchase agreement, BBD makes the following representations and warranties relating to the Receivables, among others:

•	the list of accounts and information concerning the accounts provided by it to the transferor is true and correct in all material respects;

•	each Receivable conveyed by it to the transferor has been conveyed free and clear of any lien or encumbrance, except liens permitted by the receivables purchase agreement;

•	all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by it in connection with the conveyance of Receivables to the transferor have been duly obtained, effected or given and are in full force and effect;

•	as of each applicable selection date, each account was an Eligible Account;

•	as of each applicable selection date, each of the Receivables then existing in the accounts was an Eligible Receivable;

•	as of the date of creation of any new Receivable, such receivable is an Eligible Receivable; and

•	no selection procedures believed by BBD to be materially adverse to the interest of the transferor or its transferees have been used in selecting the accounts.

The receivables purchase agreement provides that if BBD breaches any of the representations and warranties described above and, as a result, the transferor is required under the transfer agreement to accept a reassignment of the related Ineligible Receivables transferred to the issuing entity by the transferor, then BBD will accept reassignment of such Ineligible Receivables and pay to the transferor an amount equal to the unpaid principal balance of such Ineligible Receivables. See “– Representations and Warranties” in this prospectus.

Reassignment of Other Receivables

BBD also represents and warrants in the receivables purchase agreement that (i) the receivables purchase agreement and any supplemental conveyance each constitutes a legal, valid and binding obligation of BBD and (ii) the receivables purchase agreement and any supplemental conveyance constitute a valid sale to the transferor of all right, title and interest of BBD of the Receivables, including all Recoveries, all monies due or to become due, all amounts received or receivable, all Collections and all proceeds, each as it relates to such Receivables, and that the sale is perfected under the applicable UCC. As described above, BBD also represents and warrants that (x) it is validly existing and has all needed power and authority and (y) its execution and performance of the receivables purchase agreement has been duly authorized. If a representation described in the preceding sentences is not true and correct in any material respect and as a result of the breach the transferor is required under the transfer agreement to accept a reassignment of all of the Receivables previously sold by BBD pursuant to such receivables purchase agreement, BBD will accept a reassignment of those Receivables. See “– Representations and Warranties” in this prospectus. If BBD is required to accept such reassignment, BBD will pay to the transferor an amount equal to the unpaid principal balance of the reassigned Receivables.

Reassignment of Terminated Agreement Receivables

If a program agreement which is co-owned, operated or promoted by BBD for the benefit of a third party terminates in accordance with its terms, or the accounts must be removed due to other circumstances caused by requirements of an affinity program in which the right to require such accounts to be removed is determined by an affinity counterparty or its designee (other than BBD, the transferor or any affiliate or agent of BBD or the transferor), then BBD shall repurchase from

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the transferor all Receivables in the related accounts. The price at which BBD repurchases such Receivables shall be equal to the price at which BBD resells such Receivables to the affinity counterparty or its designee, so that BBD does not realize a gain or a loss as a result of such repurchase and sale.

Amendments

The receivables purchase agreement may be amended by BBD and the transferor without consent of any noteholders. Except as described below, no amendment, however, may be effective unless:

•	the Note Rating Agency Condition has been satisfied; and

•	BBD will deliver an officer’s certificate, dated the date of such action, stating that it reasonably believes that the amendment will not result in an early amortization event.

Amendments may be made to comply with the FDIC Rule or to comply with legal or regulatory changes upon delivery by BBD of an Officer’s Certificate to the effect that (x) BBD reasonably believes that such action will not result in an early amortization event or (y) such action is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to BBD, Dryrock Funding or the transactions governed by the receivables purchase agreement.

In addition, an amendment to cure an ambiguity or to correct or supplement any defective or inconsistent provision contained in this Agreement or in any amendment to this Agreement may be made upon delivery by BBD to the indenture trustee of an Officer’s Certificate to the effect that BBD reasonably believes that such action will not result in an early amortization event.

Termination

The receivable purchase agreement will continue until terminated by the mutual agreement of the parties thereto. In addition, if a receiver or conservator is appointed for BBD or certain other liquidation, bankruptcy, insolvency or other similar events occur, BBD will cease to transfer Receivables to the transferor and promptly give notice of that event to the transferor and the indenture trustee, unless the receiver or conservator instructs otherwise.

Consumer Protection Laws

The relationship between an accountholder and a credit or charge card lender is extensively regulated by federal, state and local consumer protection laws. With respect to credit card accounts owned by BBD, the most significant federal laws include the Truth in Lending Act, the Credit CARD Act, the Dodd-Frank Act, Equal Credit Opportunity, Fair Credit Reporting, FTC, Fair Debt Collection Practices Acts and the State of Delaware banking laws. These statutes impose pricing restrictions, prohibitions on certain unfair, deceptive or abusive acts or practices, disclosure requirements before and when an account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit or charging privileges, impose certain limitations on the type of account-related charges that may be issued, impose payment, billing and other process requirements and regulate collection practices. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The issuing entity may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the transferor with respect to obligations arising before transfer of the Receivables to the issuing entity or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of Receivables owing. See “Risk Factors” in this prospectus. All Receivables that were not created or serviced in compliance in all material respects with the requirements of such laws, subject to certain conditions described under “Sources of Funds to Pay the Notes – Representations, Warranties and Reassignment of Assets” in this prospectus, will be reassigned to the transferor. For a discussion of the issuing entity’s rights if the Receivables were not created in compliance in all material respects with applicable laws, see “Sources of Funds to Pay the Notes – Representations, Warranties and Reassignment of Assets” in this prospectus.

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The Servicemembers Civil Relief Act allows individuals on active duty in the military to cap the interest rate and fees on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future.

Application of federal and state bankruptcy and debtor relief laws would affect the interests of noteholders in the Receivables if such laws result in any Receivables being charged off as uncollectible when there are no funds available from supplemental credit enhancement or other sources.

Recent Litigation

BBD and several other credit card issuing banks along with Visa U.S.A., Inc. (“Visa”) and MasterCard International (“MasterCard”) are defendants in a number of U.S antitrust class actions brought by merchants and merchant associations, who claim to represent millions of other merchants throughout the U.S., concerning Visa and MasterCard interchange fees and network rules. There are over 60 interchange cases pending in various courts in the U.S. and most of these have now been consolidated into one action in New York.

The class plaintiffs allege that Visa and MasterCard, with their member banks have collectively conspired to fix interchange fees at anti-competitive levels, illegally bundled several separate and distinct services within the interchange fees (such as payment protection and transaction processing costs) and restrained merchants through various restrictions in the association rules (such as the no-surcharge and non-discrimination rules).

Visa, MasterCard and the credit card issuing banks, including BBD, have taken the lead in defending the proceedings. All discovery is complete, and the parties have filed and argued motions to dismiss and for class certification and summary judgment. Decisions on all motions are being held pending the outcome of an ongoing mediation between the various parties.

On July 13, 2012, the parties filed a proposed settlement agreement to resolve the claims under which the defendants agreed to pay the class plaintiffs $6.05 billion, and to make changes to the association rules and give other relief. On the same day, the defendants announced that they had reached an agreement in principle to settle with a group of non-class (individual) plaintiffs. The class settlement also provides that Visa and MasterCard will reduce the default interchange rate of 10 basis points for eight months following court approval of the settlement by withholding 10 bps in interchange from issuing banks and paying the resultant fund to the class. Finally, Visa and MasterCard agree in the settlement to change rules restricting U.S. merchants from surcharging Visa and MasterCard credit cards to permit such surcharging subject to certain caps and a level playing field with competitive credit cards. The settlement is subject to approval by the court. In the course of the court approval process, there is likely to be a number of large merchants who “opt out” of the settlement and seek separate relief. Although the class settlement fund will be reduced to account for opt-outs, opt-out settlements may be higher than the amount of that reduction and, if so, BBD will be liable for a share of the residual under the terms of a judgment-sharing agreement with the defense group.

Other Litigation

A number of lawsuits have been filed in both state and federal courts against BBD. These lawsuits challenge certain policies and practices of BBD’s credit card business. BBD has defended itself against claims in the past and intends to continue to do so in the future. While it is impossible to predict the outcome of any of these lawsuits, BBD believes that any liability that might result from any of these lawsuits will not have a material adverse effect on the Receivables.

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Federal Income Tax Consequences

General

The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of an interest in the notes. Additional federal income tax considerations relevant to a particular series or class may be set forth in the related prospectus supplement. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the issuing entity (“Special Tax Counsel”). The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of an interest in the notes, deals only with interests in notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding interests in notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding interests in the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of equity interests in a holder of an interest in a note. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Further, note owners should be aware that this summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. Accordingly, it is suggested that persons considering the purchase of an interest in notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in an interest in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Description of Opinions

As more fully described in this “Federal Income Tax Consequences” section, Special Tax Counsel is of the opinion generally to the effect that the issuing entity will not be subject to federal income tax, and further that the notes will be characterized as debt for United States federal income tax purposes. Additionally, Special Tax Counsel is of the opinion generally to the effect that the statements set forth in this section, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

Special Tax Counsel has not been asked to opine on any other federal income tax matter, and the balance of this discussion does not purport to set forth any opinion of Special Tax Counsel concerning any other particular federal income tax matter. For example, the discussion of original issue discount below is a general discussion of federal income tax consequences relating to an investment in notes that are treated as having original issue discount, which discussion Special Tax Counsel opines is correct in all material respects as described above; however, that discussion does not set forth any opinion as to whether any particular series of notes will be treated as having original issue discount. Additionally, those matters as to which Special Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.

Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “– State and Local Tax Consequences” below.

This description of the substance of the opinions rendered by Special Tax Counsel is not intended as a substitute for an investor’s review of the remainder of this discussion of income tax consequences, or for consultation with its own advisors or tax return preparer.

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Tax Characterization of the Issuing Entity and the Notes

Treatment of the Issuing Entity as an Entity Not Subject to Tax

Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the issuing entity will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, Special Tax Counsel is of the opinion that the issuing entity will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

The precise tax characterization of the issuing entity for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, it could be viewed as one or more separate entities for tax purposes issuing the notes. This distinction, however, should not have a significant tax effect on holders of interests in notes except as stated below under
“– Possible Alternative Characterizations.”

Treatment of the Notes as Debt

Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the issuing entity will agree by entering into the indenture, and the holders of interests in notes will agree by their purchase and holding of an interest in notes, to treat the notes as debt secured by the Receivables and other assets of the issuing entity for United States federal income tax purposes.

Possible Alternative Characterizations

If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuing entity or some other entity for such purposes. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes. If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership’s income, gain, loss, deductions and credits attributable to the partnership’s ownership of the Receivables and other assets and liabilities of the partnership without regard to whether there were actual distributions of that income. As a result, the amount, timing, character and source of items of income and deduction of an investor could differ if its interest in notes were held to constitute a partnership interest rather than debt. Treatment of a holder of an interest in notes as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income to foreign persons would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that the issuing entity is permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes. Any such partnership would be classified as a publicly traded partnership and could be taxable as a corporation if its equity interests were traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The transferor intends to take measures designed to reduce the risk that the issuing entity could be classified as a publicly traded partnership; although the transferor expects that such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as “readily tradable” on a “secondary market” or its “substantial equivalent” are not fully within the control of the transferor. As a result, there can be no assurance that the measures the transferor intends to take will in all circumstances be sufficient to prevent the issuing entity from being classified as a publicly traded partnership. If the issuing entity were treated in whole or in part as one or more publicly traded partnerships taxable as

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a corporation, corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes. Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related holder of an interest in notes or other security holders were treated as payments of interest thereon. Further, distributions to a holder of an interest in notes not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction). Prospective investors should consult their own tax advisors with regard to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and the issuing entity as an entity not subject to federal income tax is correct.

Consequences to Holders of an Interest in the Offered Notes

Interest and Original Issue Discount

Subject to the discussion in the immediately following paragraph, stated interest on a note will be includible in gross income as it accrues or is received in accordance with the usual method of tax accounting of a holder of an interest in notes. If the notes are issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of an interest in such a note (including a cash basis holder) would be required to include the original issue discount on an interest in a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. Subject to the discussion below, an interest in a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds a “de minimis” amount equal to 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of interests in the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on an interest in a note is “unconditionally payable” and hence that all of such interest should be included in its stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective investors should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuing entity intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.

Market Discount

A holder of an interest in a note who purchases its interest at a discount that exceeds any original issue discount not previously includible in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

Market Premium

A holder of an interest in a note who purchases its interest at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.

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Disposition of an Interest in the Notes

Subject to exceptions such as in the case of “wash sales,” upon the sale, exchange or retirement of an interest in a note, the holder of such interest will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder’s adjusted tax basis in its interest in the note. A holder of an interest in a note may also recognize taxable gain or loss as a result of any resetting of the interest rate payable on a retained note by the issuing entity. The holder’s adjusted tax basis in its interest in the note generally will equal the cost of the interest in the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder with respect to such note. Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the interest in the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

Foreign Holders

Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the issuing entity to a holder of an interest in a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a “foreign person”) will be considered “portfolio interest” and will not be subject to United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a “10 percent shareholder” of the transferor, the issuing entity or any relevant master trust, (b) a “controlled foreign corporation” with respect to which the transferor, the issuing entity or any relevant master trust is a “related person” within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the interest in the note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an interest in a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

The U.S. Treasury Department has issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Holders of interests in notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

Backup Withholding and Information Reporting

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of an interest in a note, may be subject to “backup withholding” tax under Section 3406 of the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against

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such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of interests in the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

Recent Investor Disclosure and Withholding Legislation

The recently enacted Hiring Incentives to Restore Employment Act (the “Act”) imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Failure to comply with additional certification, information reporting and other specified requirements imposed pursuant to the Act could result in withholding tax being imposed on payments of interest (including original issue discount) and sales proceeds to holders of securities who are U.S. persons who own securities through foreign accounts or foreign intermediaries and to certain holders of securities who are non-U.S. persons. The Act may result in changes to some of the general rules discussed above relating to certification requirements, information reporting and withholding.

Although the foregoing rules as enacted would generally apply to payments made after December 31, 2012, in proposed regulations the IRS generally would defer the imposition of withholding to payments of interest after December 31, 2013 and sales proceeds after December 31, 2014, and would expand the scope of certain transition relief contained in the Act to exclude from this withholding regime “obligations outstanding” on January 1, 2013. These proposed regulations would make many other changes (including providing for additional deferred effective dates with respect to withholding and reporting obligations under the Act) to various provisions of the Act; prospective investors should consult their own tax advisers regarding the proposed regulations and the Act and any effect on them.

The United States federal income tax discussion set forth above may not be applicable depending upon the particular tax situation of a holder of an interest in the notes, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. Accordingly, it is suggested that prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of an interest in the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

The discussion above does not address the taxation of the issuing entity or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. It is suggested that each investor should consult its own tax advisor regarding state and local tax consequences.

Benefit Plan Investors

Benefit Plans are required to comply with restrictions under ERISA, and/or section 4975 of the Internal Revenue Code. The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a Benefit Plan – referred to as plan assets. A Benefit Plan fiduciary should consider whether an investment by the Benefit Plan in notes complies with these requirements.

Plans maintained by governmental employers, most plans maintained by religious organizations and plans maintained by non-U.S. employers for the benefit of employees employed outside the United States are not Benefit Plans for these purposes but may be subject to Similar Law. A fund or other entity – including an insurance company general account – considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of Benefit Plan investors under these rules.

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Prohibited Transactions

ERISA and Section 4975 of the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions with persons that are “parties in interest” under ERISA (or “disqualified persons” under the Internal Revenue Code) with respect to such Benefit Plans. A violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

Potential Prohibited Transactions from Investment in Notes

There are two categories of prohibited transactions that might arise from a Benefit Plan’s investment in notes. Fiduciaries of Benefit Plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Benefit Plan and a Party in Interest

The first category of prohibited transaction could arise on the grounds that the Benefit Plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of the transferor and the transferor is a party in interest as to the Benefit Plan. A prohibited transaction could also arise if BBD, the transferor, the indenture trustee, the servicer or another party with an economic relationship to the issuing entity either:

•	is involved in the investment decision for the Benefit Plan to purchase notes; or

•	is otherwise a party in interest as to the Benefit Plan.

If a prohibited transaction might result from the Benefit Plan’s purchase of notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The exemptions that are potentially available include the following prohibited transaction class exemptions:

•	prohibited transaction class exemption (“PTCE”) 96-23, available to “in-house asset managers”;

•	PTCE 95-60, available to insurance company general accounts;

•	PTCE 91-38, available to bank collective investment funds;

•	PTCE 90-1, available to insurance company pooled separate accounts; and

•	PTCE 84-14, available to “qualified professional asset managers.”

Further, exemptive relief may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which provide an exemption for certain transactions between a Benefit Plan and persons who are parties in interest solely by reason of providing services to the Benefit Plan or being affiliated with such service providers.

However, even if the Benefit Plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the Benefit Plan that might be a prohibited transaction.

Prohibited Transactions between the Issuing Entity and a Party in Interest

The second category of prohibited transactions could arise if:

•	a Benefit Plan acquires notes, and

•	under the “look-through” rules of the U.S. Department of Labor plan asset regulation (located at 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA and referred to in this prospectus and the related prospectus supplement as the plan asset regulation), assets of the issuing entity are treated as if they were plan assets of the Benefit Plan.

In this case, every transaction by the issuing entity would be treated as a transaction by the Benefit Plan using its plan assets.

If assets of the issuing entity are treated as plan assets of a Benefit Plan, a prohibited transaction could result if the issuing entity itself engages in a transaction with a party in interest as

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to the Benefit Plan. For example, if the issuing entity’s assets are treated as assets of the Benefit Plan and the issuing entity holds a credit or charge receivable that is an obligation of a participant in that same Benefit Plan, then there would be a prohibited extension of credit between the Benefit Plan and a party in interest, the plan participant.

As a result, if assets of the issuing entity are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of the issuing entity from the prohibited transaction rules. In addition, because all the assets of the issuing entity would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

Under an exemption in the plan asset regulation, assets of the issuing entity would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a Benefit Plan purchases a note that:

•	is treated as indebtedness under local law, and

•	has no “substantial equity features.”

The issuing entity expects that all notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, the issuing entity believes that the notes should not be considered to have substantial equity features. As a result, the plan asset regulation should not apply to cause assets of the issuing entity to be treated as plan assets. This expectation that the notes will be indebtedness is based in part on the assignment of an “investment grade” rating to the likelihood of payment of the Stated Principal Amount and interest on the notes at the time of issuance. The debt treatment of notes for ERISA purposes could change subsequent to their issuance if the issuing entity incurs losses. In the event of a withdrawal or downgrade to below investment grade of the rating of the notes, the subsequent acquisition of the notes (or interest therein) by Benefit Plans is prohibited.

Investment by Benefit Plan Investors

For the reasons described in the preceding sections, and subject to the limitations referred to therein, Benefit Plans can purchase notes. However, the Benefit Plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the Benefit Plan’s investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code. By acquiring a note each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the note (or interest therein) with the assets of a Benefit Plan or a governmental, non-U.S. or church plan that is subject to Similar Law; or (ii)(a) the note is rated at least investment grade or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer, and (b) the acquisition, holding and disposition of the note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of Similar Law.

Tax Consequences to Benefit Plans

In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to Benefit Plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt- financed property” because of borrowings by the Benefit Plan itself. However, if, contrary to the opinion of Special Tax Counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the Benefit Plan as “debt-financed income.” Benefit Plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Plan of Distribution

The issuing entity may offer and sell the notes in any of three ways:

•	directly to one or more purchasers;

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•	through agents; or

•	through underwriters.

Any underwriter or agent that offers the notes may be an affiliate of the issuing entity, and offers and sales of notes may include secondary market transactions by affiliates of the issuing entity. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

The issuing entity will specify in a prospectus supplement the terms of each offering, which may include:

•	the name or names of any underwriters or agents,

•	the public offering or purchase price,

•	the net proceeds to the issuing entity from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers,

•	any commissions allowed or paid to agents, and

•	the securities exchanges, if any, on which the notes will be listed.

Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuing entity, directly or through agents, solicits offers to purchase notes, the issuing entity reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

The issuing entity may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the issuing entity will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuing entity pursuant to delayed delivery contracts providing for payment and delivery at a future date.

Any of BBD, Dryrock Funding or any of their affiliates may retain notes of a series or class upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by any of the banks, BBD, Dryrock Funding or any of their affiliates and sales may be made by any of the banks, BBD, Dryrock Funding or any of their affiliates to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

The transferor, BBD and the issuing entity may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the issuing entity’s notes.

Underwriters and agents participating in the distribution of the notes, and their controlling persons, may engage in transactions with and perform services for the banks, BBD, the transferor, the issuing entity or their respective affiliates in the ordinary course of business.

Legal Matters

Certain legal matters relating to the issuance of the notes will be passed upon for BBD, the transferor and the issuing entity by Clinton Walker, General Counsel and CAO. In addition, an opinion regarding the legality of the notes being offered has been provided by Orrick, Herrington & Sutcliffe LLP and filed as an exhibit to the registration statement relating to the notes. Certain other legal matters will be passed upon for the transferor and the issuing entity by Orrick, Herrington & Sutcliffe LLP. Certain legal matters will be passed upon for any underwriters, agents or dealers by Mayer Brown LLP. Certain federal income tax matters will be passed upon for the transferor by

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Orrick, Herrington & Sutcliffe LLP. In addition, an opinion relating to federal income tax matters with respect to the issuance of the notes has been provided by Orrick, Herrington & Sutcliffe LLP and filed as an exhibit to the registration statement relating to the notes.

Where You Can Find More Information

We filed a registration statement relating to the notes with the Securities and Exchange Commission (SEC). This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet Web site (http://www.sec.gov). Our SEC filings may be located by using the SEC Central Index Key (CIK) for Dryrock Issuance Trust, 0001552111. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only.

Reports that are filed with the SEC by the servicer pursuant to the Securities Exchange Act of 1934, as amended, may be accessed by any investor, free of charge, through an Internet Web site at [Website Address]. In the event this Internet Web site is temporarily unavailable, BBD will provide to investors electronic or paper copies of such reports free of charge upon request. For purposes of any electronic version of this prospectus, the URL in this paragraph is an inactive textual reference only.

We “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the issuing entity until we terminate our offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Barclays Bank Delaware, 125 South West Street, Wilmington, DE 19801, attention: Clint Walker, (302) 255-8100.

In addition, the indenture trustee shall make each monthly statement available to the noteholders via the indenture trustee’s internet website at http://www.usbank.com/abs. Holders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

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Glossary of Defined Terms

“Additional Accounts” means each credit card account in any approved portfolio established pursuant to an account agreement between BBD and any person, which account is an Eligible Account designated to be included in the Portfolio of the issuing entity and whose Receivables are transferred to the issuing entity as described in “Sources of Funds to Pay the Notes – Addition of Assets” in this prospectus.

“Adjusted Outstanding Dollar Principal Amount” means, at any time for any series or class of notes, the Outstanding Dollar Principal Amount of all outstanding notes of such series or class at that time, less any funds then on deposit with respect to principal in any issuing entity account for such series or class.

“Allocation Amount” has the meaning described in “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount – Allocation Amount” in this prospectus.

“BBPLC” has the meaning specified in “Transaction Parties – BBD” in this prospectus.

“Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code, or an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in the entity.

“Business Day” means (i) a day in which dealings in deposits in United States dollars are transacted in the London interbank market and (ii) any day other than: (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of Delaware, the State of New York or any other state in which the principal executive office of BBD or the principal office of the indenture trustee at which at any particular time it’s corporate trust business shall be administered are authorized or obligated by law, executive order or governmental decree to be closed and (c) for purposes of any particular series or class of notes, any other day specified in the indenture supplement, and (iii) with respect to the determination of LIBOR, a London Business Day.

“CFPB” has the meaning specified in “Risk Factors – Regulatory action could result in losses or delays in payment” in this prospectus.

“Collections” means, for any Date of Processing, all payments (including insurance proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with the related account agreement and all other amounts specified by the transfer agreement, the servicing agreement, the indenture or the indenture supplement as constituting Collections. With respect to any Date of Processing, all Interchange received with respect to the preceding Date of Processing and all Recoveries with respect to Receivables previously charged-off as uncollectible will be treated as Collections of Finance Charge Receivables.

“Collection Account” means, an Eligible Deposit Account, in which funds and other property credited thereto are held for the benefit of the indenture trustee and the noteholders.

“Credit CARD Act” has the meaning specified in “Risk Factors – Changes to consumer protection laws may impede origination or collection efforts, change account holder use patterns, or reduce collections, any of which may result in acceleration of or reduction in payment on your notes” in this prospectus.

“Date of Processing” means, for any transaction or receipt of Collections, the Business Day on which the Collections are first identified in written form as Principal Collections and Finance Charge Collections under the servicer’s customary and usual servicing practices (regardless of the effective date of recording).

“Default Amount” means, for any Monthly Period, with respect to Receivables included as part of the issuing entity, an amount (which shall not be less than zero) equal to: (a) the aggregate amount of Principal Receivables other than Ineligible Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables that the transferor or servicer became obligated to accept reassignment or assignment as described under

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“Sources of Funds to Pay the Notes – Representations and Warranties” and “– Servicer Covenants” in this prospectus; provided that, in the event of certain insolvency or bankruptcy events with respect to the transferor or the servicer, the amount of Defaulted Receivables subject to reassignment to the transferor or assignment to the servicer, as the case may be, will not be added to the sum so subtracted in clause (b) above.

“Defaulted Receivables” means, for any Date of Processing, all Principal Receivables that were charged off as uncollectible on the Servicer’s computer file of accounts on such Date of Processing in accordance with the account guidelines and the servicer’s customary and usual servicing procedures for servicing Receivables comparable to the Receivables in the Portfolio.

“Definitive Notes” means notes in definitive, fully registered form.

“Discount Option Percentage” means a percentage or percentages, designated at the option of the transferor from time to time, which may be a fixed percentage or a variable percentage based on a formula of all Principal Receivables existing in all or any specified portion of the accounts to be treated as Finance Charge Receivables on or after the discount option date.

“Dodd-Frank Act” has the meaning specified in “Risk Factors – The conservatorship, receivership, bankruptcy, or insolvency of BBD or Dryrock Funding could result in accelerated, delayed, or reduced payments to you” in this prospectus.

“Eligible Account” means a credit card account in any approved portfolio established pursuant to an account agreement and owned by BBD and its successors and permitted assigns which, as of the respective selection date:

•	is a credit card account in existence and maintained by BBD or such successors or assigns;

•	is payable in United States dollars;

•	has an accountholder who has not been identified by BBD in its computer files as being involved in a bankruptcy or insolvency proceeding;

•	has an accountholder who has provided as his or her most recent billing address an address located in the United States, its territories or possessions or a United States military address;

•	has not been identified as an account with respect to which the related card has been lost or stolen;

•	has not been sold or in which a security interest has not been granted by BBD to any other party;

•	does not have Receivables which have been sold or pledged by BBD to any other party other than the transferor; and

•	does not have Receivables that are Defaulted Receivables and does not have any Receivables that have been identified by BBD as having been incurred as a result of fraudulent use of any related credit card.

Eligible Accounts may include accounts, the Receivables of which are Defaulted Receivables, or which have been identified by BBD in its computer files as cancelled due to a related accountholder’s bankruptcy or insolvency, in each case as of the applicable selection date; provided that:

•	the balance of all Receivables included in such accounts is reflected on the books and records of BBD (and is treated for purposes of the transfer agreement) as “zero,” and

•	borrowing and charging privileges with respect to all such accounts have been cancelled in accordance with the account guidelines and will not be reinstated by BBD or the servicer.

“Eligible Deposit Account” means either:

•	a segregated account with an Eligible Institution, or

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•	a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the rating of any of the unsecured or unguaranteed senior debt securities of such depository institution satisfies the publicly published, controlling and applicable ratings criteria established by each hired nationally recognized statistical rating organization.

“Eligible Institution” means a depository institution (which may be the indenture trustee, the owner trustee or any affiliate thereof) organized under the laws of the United States, any one of the states thereof (including the District of Columbia) or any domestic branch of a foreign bank, so long as such depository institution’s a long-term unsecured debt rating or its certificate of deposit rating satisfies the publicly published, controlling and applicable ratings criteria established by each hired nationally recognized statistical rating organization. Notwithstanding the previous sentence, any institution the appointment of which satisfies the Note Rating Agency Condition shall be considered an Eligible Institution. If so qualified, the Servicer may be considered an Eligible Institution for the purposes of this definition.

“Eligible Investments” means negotiable instruments, investment property or deposit accounts which are:

•	direct obligations of, or obligations fully guaranteed by, the United States,

•	demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies (including an affiliate of the indenture trustee) organized under the laws of the United States or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the issuer’s investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company are rated by each of Standard & Poor’s and Moody’s in its highest rating category (or any other rating from any hired nationally recognized statistical rating organization acceptable to such hired nationally recognized statistical rating organization),

•	commercial paper (having original or remaining maturities of no more than 30 days) that, at the time of the issuer’s investment or contractual commitment to invest therein, shall be rated by each of Standard & Poor’s and Moody’s in its highest rating category (or any other rating from any hired nationally recognized statistical rating organization acceptable to such hired nationally recognized statistical rating organization),

•	demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC,

•	bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in the second clause above,

•	time deposits, other than as referred to in the second clause above (having maturities not later than the Note Transfer Date), with an entity the commercial paper of which shall be rated by each of Standard & Poor’s and Moody’s in its highest rating category (or any other rating from any hired nationally recognized statistical rating organization, upon satisfaction of the Note Rating Agency Condition), or

•	only to the extent permitted by Rule 3a-7 under the Investment Company Act of 1940, as amended, (a) money market funds that, at the time of the issuer’s investment or contractual commitment to invest therein, are rated by each of Standard & Poor’s and Moody’s in its highest rating category (or any other rating from any hired nationally recognized statistical rating organization, upon satisfaction of the Note Rating Agency Condition) (including any such fund for which the indenture trustee

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or any affiliate of the indenture trustee is investment manager or advisor) or (b) any other investment of a type or rating so long as the Note Rating Agency Condition is satisfied.

“Eligible Receivable” means each receivable:

•	which has arisen in an Eligible Account;

•	which was created in compliance in all material respects with all requirements of law applicable to BBD and pursuant to an account agreement that complies in all material respects with all requirements of law applicable to BBD, the failure to comply with which would have a material adverse effect on noteholders of a series or class;

•	with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery and performance by BBD of its obligations under the applicable account agreement to which such Receivable was created, have been duly obtained or given and are in full force and effect;

•	as to which, immediately prior to the transfer to the issuing entity, the transferor has good and marketable title, free and clear of all liens (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the transferor or BBD is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books and records adequate reserves with respect thereto);

•	which has been the subject of either: (a) a valid transfer and assignment from the transferor to the issuing entity of all its right, title and interest therein (including any proceeds thereof), or (b) the grant of a first-priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the issuing entity;

•	which is the legal, valid and binding payment obligation of an obligor thereof, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy and equity-related exceptions);

•	which, at the time of its transfer to the issuing entity, has not been waived or modified except as permitted in accordance with the account guidelines and which waiver or modification is reflected in the servicer’s computer file of accounts;

•	which, at the time of its transfer to the issuing entity, is not subject to any right of rescission, setoff, counterclaim or other defense of an obligor (including the defense of usury), other than certain bankruptcy and equity-related defenses;

•	as to which, at the time of its transfer to the issuing entity, the transferor has satisfied all obligations on its part to be satisfied under the account agreement;

•	as to which, at the time of its transfer to the issuing entity, neither the transferor nor BBD, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, in any material respect the rights of the issuing entity or noteholders of any series or class therein; and

•	which constitutes an “account” as defined in Article 9 of the Uniform Commercial Code, as amended, as in effect in the relevant jurisdiction.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Execution Date” means the opening of business on [Month] [Day], 2012.

“FDIC” has the meaning specified in “Risk Factors – The conservatorship, receivership, bankruptcy, or insolvency of BBD or Dryrock Funding could result in accelerated, delayed, or reduced payments to you” in this prospctus.

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“FDIC Rule” means 12 C.F.R. §360.6, as it may be amended from time to time and subject to such clarifications and interpretations as may be provided by the FDIC or the FDIC’s staff from time to time, and any successor thereto.

“Finance Charge Collections” means, for any Date of Processing, the sum of:

•	with respect to Receivables included in the issuing entity, Collections of Finance Charge Receivables received by the servicer on behalf of the issuing entity;

•	any amounts received by the issuer to be treated as Finance Charge Collections with respect to such series or class as described in the related prospectus supplement, which shall include all Recoveries with respect to Receivables previously charged off as uncollectible and the Interchange received, in each instance for such Date of Processing; and

•	the amount of investment earnings (net of losses and investment expenses), if any, on amounts in deposit in the Collection Account and the excess funding account on such Date of Processing.

“Finance Charge Receivables” means all amounts billed to the obligors or any account in respect of

•	all periodic rate finance charges;

•	cash advance fees;

•	annual membership fees and annual service charges,

•	late fees,

•	overlimit fees,

•	discount option receivables, if any, and

•	any other incidental and miscellaneous fees and charges with respect to the accounts designated by the transferor at any time and from time to time to be included as Finance Charge Receivables.

“Floating Allocation Percentage” for any series of notes will be determined as set forth in the related prospectus supplement.

“Ineligible Receivables” means all Receivables with respect to an affected account that have been reassigned to the transferor as a result of the transferor’s breach of certain representations, warranties and covenants described in “Sources of Funds to Pay the Notes – Representations, Warranties and Reassignment of Assets” in this prospectus.

“Initial Dollar Principal Amount” means, (a) unless otherwise specified in the related prospectus supplement, with respect to a series or class of U.S. dollar denominated notes, the aggregate initial principal amount of the outstanding notes of such series or class plus the aggregate initial principal amount of any additional notes of such series or class, and (b) with respect to a series or class of discount notes or foreign currency notes, the amount specified in the related prospectus supplement.

“Interchange” means all interchange fees or issuer rate fees payable to BBD, in its capacity as credit card issuer, through VISA USA, Inc.®, MasterCard International Incorporated®, American Express Company® or any similar entity in connection with cardholder charges for goods or services.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Issuer Tax Opinion,” means, with respect to any action, an opinion of counsel that, for United States federal income tax purposes, (1) such action will not cause any outstanding series or class of notes that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of the notes and (3) such action will not cause the issuing entity to be treated as an association, or publicly traded partnership, taxable as a corporation.

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“London Business Day” means any day on which dealings in deposits in United States Dollars are transacted in the London interbank market, other than public holidays in the United States established by Federal law (5 U.S.C. 6103).

“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of such calendar month.

“Note Rating Agency Condition” means unless otherwise specified in the related indenture supplement for any Series or Class of Notes, with respect to any action subject to such condition, (i) that each hired nationally recognized statistical rating organization shall have notified the issuing entity or BBD in writing that the proposed action will not result in a reduction or withdrawal of its ratings on any outstanding Notes of any Series or (ii) if at such time the hired nationally recognized statistical rating organization has informed the issuing entity or BBD that such hired nationally recognized statistical rating organization does not provide such written notifications for transactions of this type, then as to such hired nationally recognized statistical rating organization the issuing entity shall deliver written notice of the proposed action to such hired nationally recognized statistical rating organization or hired nationally recognized statistical rating organizations at least 10 Business Days prior to the effective date of such action (or such shorter notice period if specified in the applicable indenture supplement with respect to any specific action, or if 10 Business Days prior notice is impractical, such advance notice as is practicable).

“Note Transfer Date” means the Business Day prior to a payment date for a series or class of notes.

“Outstanding Dollar Principal Amount” has the meaning specified in “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount – Outstanding Dollar Principal Amount” in this prospectus.

“Pool Balance” has the meaning described in “Sources of Funds to Pay the Notes – Required Pool Balance” in this prospectus.

“Portfolio” means, with respect to the issuing entity, certain accounts selected from any approved portfolio of accounts owned by BBD and included in the issuing entity based on the eligibility criteria specified in the transfer agreement.

“Principal Allocation Percentage” for any series of notes will be determined as set forth in the related prospectus supplement.

“Principal Collections” means, with respect to any Date of Processing, the sum of:

•	with respect to Receivables, all Collections other than those designated as Finance Charge Collections for such Date of Processing; and

•	the amount of funds withdrawn from the excess funding account on such Date of Processing which are required to be deposited into the Collection Account and treated as Principal Collections during an accumulation period or an amortization period pursuant to the indenture.

“Principal Receivables” means all Receivables other than Finance Charge Receivables or Defaulted Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the accounts on such day.

“PTCE” has the meaning described in “Benefit Plan Investors – Prohibited Transactions between the Benefit Plan and a Party in Interest” in this prospectus

“Reallocated Principal Collections” means Principal Collections allocable to subordinated notes of a series that are reallocated and used to pay shortfalls in interest on senior notes of that series or shortfalls in the servicing fee, and past due amounts thereon, and any other amounts specified in the related prospectus supplement.

“Reassignment Amount” means, with respect to the Receivables, subject to reassignment as described under “Sources of Funds to Pay the Notes – Representations and Warranties” in this prospectus, for any Note Transfer Date, the sum of (i) an amount equal to the outstanding principal balance of such Receivables as of the last day of the prior Monthly Period plus (ii) any accrued, past

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due and additional interest through the related payment date on notes with an Outstanding Dollar Principal Amount equal to the applicable amount specified in clause (i), which interest shall be determined based on the applicable note interest rates of each series or class of notes through the related payment date of such series or class.

“Receivables” means all amounts shown on the servicer’s records as amounts payable by an obligor on any account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables that become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables. For purposes of the FDIC Rule and GAAP, Receivables are financial assets.

“Recoveries” means all amounts received with respect to Receivables which have previously been charged off.

“Required Pool Balance” has the meaning specified in “Sources of Funds to Pay the Notes – Required Pool Balance” in this prospectus.

“Required Transferor Amount” has the meaning specified in “Sources of Funds to Pay the Notes – Required Transferor Amount” in this prospectus.

“Required Transferor Amount Percentage” has the meaning specified in “Sources of Funds to Pay the Notes – Required Transferor Amount” in this prospectus.

“Servicer Default” means any of the following events with respect to the issuing entity:

(i)	failure by the servicer to make any payment, transfer or deposit, or to give notice or instructions to the indenture trustee to make such payment, transfer or deposit, on or before the date the servicer is required to do so under the servicing agreement or the indenture (including any supplement thereto), or within the applicable grace period, which will not exceed 5 Business Days; provided, however, that any failure caused by a non-willful act of the servicer will not constitute a Servicer Default if the servicer promptly remedies the failure within 5 Business Days after receiving notice of such failure or otherwise becoming aware of the failure;

(ii)	failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the servicing agreement which has a material adverse effect on the noteholders of any series or class and which continues unremedied for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the owner trustee and the indenture trustee, or the servicer assigns or delegates its duties under the servicing agreement, except as specifically permitted thereunder;

(iii)	any representation, warranty or certification made by the servicer in the servicing agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made, which has a material adverse effect on the rights of the noteholders of any series or class, and which material adverse effect continues for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the owner trustee and the indenture trustee; or

(iv)	the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer; and

(v)	any other Servicer Default described in the related prospectus supplement.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 Business Days after the applicable grace period or referred to under clause (ii) or (iii) above for a period of 60 days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

“Shared Excess Available Finance Charge Collections” has the meaning described under “The Notes – Groups – Shared Excess Available Finance Charge Collections Group” in this prospectus.

“Shared Excess Available Finance Charge Collections Group” means any series of notes that, as specified in the related prospectus supplement, is entitled to receive Shared Excess Available Finance

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Charge Collections as more fully described under “The Notes – Groups – Shared Excess Available Finance Charge Collections Group” in this prospectus.

“Shared Excess Available Principal Collections” has the meaning described under “The Notes – Groups – Shared Excess Available Principal Collections Group” in this prospectus.

“Shared Excess Available Principal Collections Group” means any series of notes that, as specified in the related prospectus supplement, is entitled to receive Shared Excess Available Principal Collections as more fully described under “The Notes – Groups – Shared Excess Available Principal Collections Group” in this prospectus.

“Similar Law” means state, local or other laws that have similar restrictions to Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

“Special Tax Counsel” has the meaning specified in “Federal Income Tax Consequences – General” in this prospectus.

“Stated Principal Amount” has the meaning specified in “The Notes – Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Allocation Amount – Stated Principal Amount” in this prospectus.

“Transferor Amount” means, for any asset, for any Date of Processing, an amount equal to (i) the Pool Balance for such Date of Processing, minus (ii) the aggregate Allocation Amount of all series and classes of notes on such Date of Processing.

“Transferor Interest” means an interest having such rights as set forth in the transaction documents, including the right to receive amounts specified in the transaction documents to be distributed to the holder of the transferor interest.

“Transferor Percentage” means, for any date of determination, 100% minus (a) the sum of the aggregate Principal Allocation Percentages or (b) the sum of the aggregate Floating Allocation Percentages, as applicable, of all series of notes outstanding with respect to Principal Collections, Finance Charge Collections, the Servicing Fee or the Default Amount.

“U.S. Bank” has the meaning specified in “Transaction Parties – The Indenture Trustee” in this prospectus.

“Wells Fargo” has the meaning specified in “Sources of Funds to Pay the Notes – Outsourcing of Servicing” in this prospectus.

“WTNA” has the meaning specified in “Transaction Parties – The Owner Trustee” in this prospectus.

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Dryrock Issuance Trust
Issuing Entity

Dryrock Funding LLC
Depositor and Transferor

Barclays Bank Delaware
Sponsor, Originator and Servicer

Series [•]
$[•] Class A [Fixed][Floating] Rate Asset Backed Notes

PROSPECTUS SUPPLEMENT

Underwriters of the Class A Notes

[•]
[•]
[•]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.